Filed Pursuant to Rule 424(b)(3)
Registration No. 333-268759

PROSPECTUS

 CARDIO DIAGNOSTICS HOLDINGS, INC.

Primary Offering of

3,486,686 Shares of Common Stock Issuable Upon Exercise of Warrants

Secondary Offering of

11,883,256 Shares of Common Stock

236,686 Warrants to Purchase Shares of Common Stock

This prospectus relates to the issuance by us of up to an aggregate of 3,486,686 shares of our Common Stock (as defined below) consisting of (i) up to 236,686 shares of Common Stock that are issuable upon the exercise of 236,686 Sponsor Warrants (as defined below) originally issued to the Sponsor in a private placement in connection with the IPO (as defined below), and (ii) up to 3,250,000 shares of Common Stock that are issuable upon the exercise of 3,250,000 Public Warrants (as defined below) originally issued in the IPO, and collectively with the Sponsor Warrants, the “Mana Warrants.”

This prospectus also relates to the resale by certain of the Selling Securityholders named in this prospectus or their pledgees, donees, transferees, assignees, successors (the “Selling Securityholders”) of: (i)  up to 11,883,256 shares of Common Stock including: (A) 3,493,296 Business Combination Shares (as defined below); (B) 944,428 Founder Shares (as defined below); (C) 1,754,219 shares of Common Stock issuable upon the exercise of Legacy Cardio Options (as defined below); and (D) 5,691,313 shares of Common Stock that may be issued upon exercise of outstanding warrants, including the following: (1) 3,250,000 Public Warrant shares; (2) 236,686 Sponsor Warrant shares; and (3) 2,204,627 Legacy Cardio Warrant shares; and (ii) up to 236,686 Sponsor Warrants.

On October 25, 2022, Cardio Diagnostics Holdings, Inc., a Delaware corporation (formerly known as Mana Capital Acquisition Corp. (“Mana”) (the “Company” or “we,” “us,” “our” or similar terms), consummated its previously announced business combination (the “Business Combination”) pursuant to that certain Merger Agreement (the “Merger Agreement”), dated as of May 27, 2022 and amended on September 15, 2022, by and among Mana, Mana Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Mana (“Merger Sub”), Cardio Diagnostics, Inc. (“Legacy Cardio”) and Meeshanthini Dogan, Ph.D., as representative of the Legacy Cardio Stockholders. As contemplated by the Merger Agreement, Merger Sub merged with and into Legacy Cardio, with Legacy Cardio surviving the Merger as a wholly owned subsidiary of Mana. As a result of the Merger, and upon the consummation of the Merger and the other transactions contemplated by the Merger Agreement, the securityholders of Legacy Cardio became securityholders of Mana and received shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a deemed price of $10.00 per share, and Mana was renamed “Cardio Diagnostics Holdings, Inc.”

See “Selected Definitions” below for certain defined terms used in this prospectus.

We are registering certain of the shares of Common Stock and Warrants for resale pursuant to the Registration Rights Agreement (as defined below) and the Warrant Agreement (as defined below). We have also agreed to register certain other shares of Common Stock for certain other stockholders, including the securities purchased in private placements by certain Legacy Cardio Stockholders prior to the Business Combination and shares owned by or issuable upon exercise of outstanding options granted to our affiliates whose shares are subject to Rule 144 as control shares, despite having been registered on Form S-4 in connection with the Business Combination or that will be covered under the Form S-8 registration statement we intend to file in the near future. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants.

Subject to the terms of the applicable agreements, the Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Common Stock or Warrants in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale or other disposition of our Common Stock or Warrants by the Selling Securityholders.

We will receive approximately $50.7 million if all of the 5,691,313 Warrants included in this prospectus are exercised for cash, at exercise prices ranging between $3.90 and $11.50 per share, whether cash exercised by the Selling Securityholders or by public holders after the resale of the Warrants hereunder, and we will receive approximately $6.8 million in proceeds from the exercise of Options to the extent holder(s) thereof exercise such stock options for cash. We expect to use the proceeds received from the cash exercise of the Warrants and Options, if any, for working capital and other general corporate purposes. See the section of this prospectus titled “Use of Proceeds.” As of the date of this prospectus, all of the Warrants and Options are “out-of-the money,” which means that the trading price of the shares of our Common Stock underlying our Warrants is below the respective exercise prices (subject to adjustment as described herein) of the Warrants. We would not expect warrantholders to exercise their Warrants or Options and, therefore, we will not receive cash proceeds from any such exercise so long as the Warrants or Options remain out of the money.

In connection with the Business Combination, prior to Closing (as defined below), Mana’s public stockholders exercised their right to redeem 6,465,452 shares of Common Stock, which constituted approximately 99.5% of the shares with redemption rights, for cash at a redemption price of approximately $10.10 per share, for an aggregate redemption amount of $65,310,892. The shares of Common Stock being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 46.6% of shares outstanding as of January 12, 2023 (assuming no exercise of outstanding Warrants and Options). Given the substantial number of shares of Common Stock being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of shares intend to sell shares, could increase the volatility of the market price of our Common Stock or result in a significant decline in the public trading price of our Common Stock. Even if our trading price is significantly below $10.00, which was the offering price for the units offered in Mana’s IPO, certain of the Selling Securityholders, including the Sponsor and certain Legacy Cardio Stockholders may still have an incentive to sell shares of our Common Stock because they purchased the shares at prices lower than the public investors or the current trading price of our Common Stock. While the Sponsor, other holders of the Founder Shares and certain Legacy Cardio Stockholders may experience a positive rate of return on their investment in our Common Stock, the public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the trading price. For example, based on the last reported sales price of our Common Stock of $1.36 on Jauary 12, 2023, the holders of the Founder Shares would experience a potential profit of up to approximately $2,184,975 in the aggregate.

Selling Securityholder	Number of Offered Securities		Original Issuance Price per Offered Security
Mana Initial Stockholders
Founder Shares	944,428		$0.0154
Sponsor Warrants	236,686		$1.00
Shares Issuable upon Exercise of Sponsor Warrants	236,686		$11.50

Mana Public Warrant Holders
Shares Issuable upon Exercise of Public Warrants	3,250,000	(1)	$11.50

Legacy Cardio Securityholders
Shares Issuable Upon Exercise of Legacy Cardio Private Placement Warrants (2021-2022)(2)	1,354,861	(3)	$3.90
Shares Issuable Upon Exercise of Placement Agent Warrants (2022)(2)	849,766	(3)	$6.21
Shares Issued in the Business Combination to Legacy Cardio Officers, Directors and Their Affiliated Entities	3,493,296	(4)	$10.00	(5)
Shares Issuable Upon Exercise of Options of Legacy Cardio Officers and Directors Assumed in the Business Combination	1,754,219		$3.90

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(1)	Issued as a component of Units in Mana’s IPO, each Unit consisting of one share of Common Stock, one-half of one Public Warrant and one-seventh of one Right, which were sold in the IPO at $10.00 per Unit. The price at which existing paid for the Public Warrants, if purchased in the open market, depends on the trading price of the Public Warrants at the time of purchase.
(2)	Units sold by Legacy Cardio in its private placements consisted of one share of Legacy Common Stock and one-half of one warrant. These securities were exchanged in the Business Combination for shares of our Common Stock and Private Placement Warrants, based on the exchange ratio of 3.427259.
(3)	Includes 423,596 warrants issued to the placement agent as partial compensation in connection with the 2021-2022 Legacy Cardio Private Placement.
(4)	Includes 250,606 warrants issued to the placement agent as partial compensation in connection with the 2022 Legacy Cardio Private Placement.
(5)	Assumed value in the Business Combination.

The Selling Securityholders may sell any, all or none of the securities, and we do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the date of this prospectus. The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell their securities in the section titled “Plan of Distribution.”

Of the shares of Common Stock that may be offered or sold by Selling Securityholders identified in this prospectus, 6,184,991 of those shares are subject to certain lock-up restrictions, which lockup agreements were entered into in connection with the Business Combination and the Mana IPO (the “Lock-Up Shares”). At the Closing, certain Legacy Cardio affiliate stockholders, including our executive officers, their spouses and our non-executive chairman, entered into a Lock-Up Agreement. Pursuant to the terms of the Lock-Up Agreement, the Lock-Up Shares held by the aforementioned parties will be locked-up for a period ending on the date that is six months after the date of the Closing of the Business Combination, or April 25, 2023. Similarly, pursuant to a letter agreement dated November 22, 2021, the Founder Shares are subject to a lockup period that prohibits the transfer of such shares until the earlier of (A) six months after the consummation of the initial Business Combination or (B) subsequent to the Business Combination, (x) the date on which the closing price of the Company’s shares of common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders, but we will receive the proceeds from the exercise for cash of the Warrants and the Legacy Cardio Options (or “Options”), which were exchanged for Options under the 2022 Equity Incentive Plan (as defined below). We believe the likelihood that Warrant holders and Option holders will exercise their respective Warrants and Options, and therefore the amount of cash proceeds we would receive, is dependent upon the trading price of our Common Stock. If the trading price of our Common Stock is less than the exercise prices per share of the Warrants or the Options, we expect that holders of those securities will not elect to exercise. We expect to use the proceeds received from the cash exercise of the Warrants and Options, if any, for working capital and other general corporate purposes. See the section of this prospectus titled “Use of Proceeds” appearing elsewhere in this prospectus.

We will bear all costs, fees and expenses incurred in effecting the registration of these securities other than any underwriting discounts and commissions and expenses incurred by the Selling Securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

This prospectus also covers any additional shares of Common Stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Warrants by reason of stock splits, stock dividends, and other events described therein.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CDIO,” and the Public Warrants are listed on Nasdaq under the symbol “CDIOW.” On January 12, 2023, the last reported sales prices of our Common Stock and our Public Warrants, as reported on Nasdaq, were $1.36 per share and $0.0535 per Public Warrant, respectively.

 We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning of page 7 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 24, 2023.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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INTRODUCTORY NOTE REGARDING THE BUSINESS COMBINATION

On October 25, 2022 (the “Closing”), Cardio Diagnostics Holdings, Inc. (the “Company”), f/k/a Mana Capital Acquisition Corp., our legal predecessor and a special purpose acquisition company (“Mana”) sponsored by Mana Capital, LLC, consummated the previously announced Merger with Cardio Diagnostics, Inc. (“Legacy Cardio”), and Mana Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Mana pursuant to a Merger Agreement and Plan of Reorganization dated as of May 27, 2022, as amended on September 15, 2022 (the “Business Combination Agreement”). Pursuant to the Merger, Merger Sub merged with and into Legacy Cardio, the separate corporate existence of Merger Sub ceased, and Legacy Cardio continued as the surviving corporation in the Merger and as a wholly owned subsidiary of Mana. The Merger was approved by Mana’s stockholders at a meeting held on October 25, 2022. On the Closing, the Company changed its name from Mana Capital Acquisition Corp. to Cardio Diagnostics Holdings, Inc.

As of the opening of trading on October 26, 2022, the Company’s Common Stock (the “Common Stock”) and public warrants (the “Public Warrants”), formerly those of Mana, began trading on The Nasdaq Capital Market (“Nasdaq”) under the symbols “CDIO” and “CDIOW,” respectively.

At the Closing and subject to the conditions of the Business Combination Agreement, all shares of Common Stock of Legacy Cardio were cancelled and converted into the right to receive a number of shares of the Company’s Common Stock equal to 3.427259 (the “Exchange Ratio”) per Legacy Cardio share and a pro rata portion of up to 43,334 shares of the Company’s Common Stock issuable upon conversion of certain promissory notes aggregating $433,334 issued to Legacy Cardio in consideration of loans made to us to extend our corporate existence through October 26, 2022 (the “Extension Notes”). In addition, each outstanding option and warrant to purchase shares of Legacy Cardio Common Stock was converted into an option or warrant, as the case may be, to purchase shares of the Company’s Common Stock with the same terms except for the number of shares exercisable and the exercise price, using the Exchange Ratio.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of such Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” and “Cardio” refer to the consolidated operations of Cardio Diagnostics Holdings, Inc., a Delaware corporation, and its consolidated subsidiary following the Business Combination. References to “Mana” refer to the Company prior to the consummation of the Business Combination and references to “Legacy Cardio” refer to Cardio Diagnostics, Inc. prior to the consummation of the Business Combination.

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MARKET, RANKING AND OTHER INDUSTRY DATA

Certain information contained in this document relates to or is based on studies, publications, surveys, and other data obtained from third-party sources and Rubicon’s own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this prospectus, we have not independently verified the market and industry data contained in this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. These estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

TRADEMARKS

This prospectus may contain references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SELECTED DEFINITIONS

Unless stated in this prospectus or the context otherwise requires, references to:

•	“Business Combination” means the transactions contemplated by the Merger Agreement, including the Merger.
•	“Business Combination Shares” means the shares of Common Stock issued in the Business Combination to Legacy Cardio officers, directors and their affiliates that are registered for resale on the registration statement of which this prospectus is a part.
•	“Cardio” means Cardio Diagnostics Holdings, Inc., a Delaware corporation (which, prior to the Closing, was known as Mana Capital Acquisition Corp.).
•	“Cardio Board” means our board of directors following the Business Combination.
•	“Charter” means our Certificate of Incorporation as currently amended.
•	“Closing” means the closing of the Business Combination.
•	“Closing Date” means October 25, 2022, the date on which the Closing occurred.
•	“Code” means the Internal Revenue Code of 1986, as amended.
•	“DGCL” means the General Corporation Law of the State of Delaware.
•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
•	“Effective Time” means the effective time of the Merger.
•	“Equity Incentive Plan” means the Cardio Diagnostics Holdings, Inc. 2022 Equity Incentive Plan, effective as of the Closing of the Business Combination.
•	“FASB” means the Financial Accounting Standards Board.
•	“Founder Shares” means the aggregate of 1,625,000 shares of Mana Common Stock purchased by the Sponsor in exchange for a capital contribution of $25,000, or approximately $0.0154 per share.
•	“GAAP” means United States generally accepted accounting principles.
•	“IPO” means Mana’s initial public offering of the sale of 6,500,000 Mana units, including 300,000 units issued upon partial exercise of the underwriter’s over-allotment option, at $10.00 per unit.
•	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
•	“Legacy Cardio Common Stock” means the Common Stock, par value $0.001 per share, of Legacy Cardio.
•	“Legacy Cardio Incentive Plan” means the Cardio Diagnostics, Inc. 2022 Equity Incentive Plan.
•	“Legacy Cardio Options” means the options granted by Legacy Cardio prior to the Business Combination, all of which were exchanged for options under the 2022 Equity Incentive Plan in connection with the Business Combination.
•	“Legacy Cardio Stockholder” means each holder of Legacy Cardio capital stock or securities exercisable for or convertible into Legacy Cardio capital stock prior to the Closing.
•	“Mana” means Mana Capital Acquisition Corp., a Delaware corporation (which, after the Closing is known as Cardio Diagnostics Holdings Inc.).
•	“Mana Common Stock” means the shares of Common Stock, par value $0.00001 per share, of Mana.
•	“Mana Warrants” means the Sponsor Warrants and Public Warrants of Mana, each exercisable for one share of Mana Common Stock, at an initial exercise price of $11.50 per share, subject to adjustment in accordance with its terms.

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•	“Merger” means the merger of Merger Sub with and into Legacy Cardio.
•	“Merger Agreement” means that Agreement and Plan of Merger, dated as of May 27, 2022, as amended on September 15, 2022, by and among Mana, Merger Sub, Legacy Cardio and Meeshanthini Dogan, as representative of the Legacy Cardio Stockholders.
•	“Merger Sub” means Mana Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Mana prior to the consummation of the Business Combination.
•	“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind.
•	“Private Placement Units” means the units purchased by Legacy Cardio investors in two private placements conducted prior to the Business Combination, each unit consisting of one share of Legacy Cardio Common Stock and one-half of one Legacy Cardio Warrant.
•	“Private Placement Warrants” means the Legacy Cardio warrants included in the Private Placement Units, each of which is exercisable for one share of Common Stock, 931,265 of which are exercisable at $3.90 per share and 1,273,362 of which are exercisable at $6.21 per share, all of which are subject to adjustment, in accordance with their terms.
•	“Public Warrants” means the Mana warrants included in the Mana units issued in the IPO, each of which is exercisable for one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment, in accordance with its terms.
•	“Registration Rights Agreement” means the Registration Rights Agreement, dated November 22, 2021, by and among Mana, the Sponsor, Jonathan Intrater, Allan Hui Liu and Loren Mortman.
•	“Sponsor” means Mana Capital, LLC, a Delaware limited liability company.
•	“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than 50% of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.
•	“Transfer Agent” means Continental Stock Transfer & Trust Company.
•	“Trust Account” means the Trust Account of Mana that held the proceeds from the IPO and the sale of the Sponsor Warrants.
•	“Trustee” means Continental Stock Transfer & Trust Company.
•	“Warrants” means the Public Warrants, the Sponsor Warrants and Private Placement Warrants.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot provide assurance that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Investors should read statements that contain these words carefully because they:

•	discuss future expectations;
•	contain projections of future results of operations or financial condition; or;
•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our securityholders. However, there may be events in the future that management is not able to predict accurately or over which we have no control. The risk factors and cautionary language contained in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in such forward-looking statements, including among other things:

•	0ur ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, our ability to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain our key employees;
•	there may arise events, changes or other circumstances that could give rise to a claim under the Business Combination Agreement;
•	the possibility that we may be adversely impacted by economic, business, and/or competitive factors;
•	our limited operating history makes it difficult to evaluate our business and prospects;
•	the success, cost and timing of our product development and commercialization activities, including the degree to which Epi+Gen CHD™, our initial test, is accepted and adopted by patients, healthcare professionals and other participants in other key channels may not meet our current expectations;
•	changes in applicable laws or regulations could negatively our current business plans;
•	we may be unable to obtain and maintain regulatory clearance or approval for our tests, and any related restrictions and limitations of any cleared or approved product could negatively impact our financial condition;
•	the pricing of our products and services and reimbursement for medical tests conducted using our products and services may not be sufficient to achieve our financial goals;
•	we may be unable to successfully compete with other companies currently marketing or engaged in the development of products and services that could serve the same or similar functions as our products and services;
•	the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others may not meet our current expectations;
•	we may be unable to maintain our existing or future licenses, or manufacturing, supply and distribution agreements;

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•	we may be unable to identify, in-license or acquire additional technology needed to develop new products or services;
•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing may not be accurate;
•	we may be unable to raise needed financing in the future on acceptable terms, if at all;
•	we may be unable to maintain our listing on The Nasdaq Stock Market;
•	the ongoing COVID-19 pandemic has caused a global health crisis that has caused significant economic and social disruption, and its impact on our business is uncertain; and
•	there are other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC by us that could materially alter our current expectations.

These forward-looking statements are based on information available as of the date of this prospectus, and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and you should not place undue reliance on these forward-looking statements. Cardio does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Before you invest in our securities, you should be aware that the occurrence of one or more of the events described in the “Risk Factors” section and elsewhere in this prospectus may adversely affect us.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our Company

According to the CDC, epigenetics is the study of how a person’s behaviors and environment can cause changes that affect the way a person’s genes work. Unlike genetic changes, epigenetic changes are reversible and do not change one’s DNA sequence, but they can change how a person’s body reads a DNA sequence.

Our company was formed to further develop and commercialize a series of products for major types of cardiovascular disease and associated co-morbidities including coronary heart disease (CHD), stroke, heart failure and diabetes, by leveraging our proprietary Artificial Intelligence (AI)-driven Integrated Genetic-Epigenetic Engine™. We aim to become one of the leading medical technology companies for enabling improved prevention, early detection and treatment of cardiovascular disease. Our goal is to transform the approach to cardiovascular disease from reactive to proactive and hope to accelerate the adoption of Precision Medicine for all.

We believe we are the first company to develop and commercialize epigenetics-based clinical tests for cardiovascular disease that have clear value propositions for multiple stakeholders including (i) patients, (ii) clinicians, (iii) hospitals/health systems, (iv) employers and (v) payors.

Our first test, Epi+Gen CHD™, which was introduced for market testing in 2021, is a three-year symptomatic CHD risk assessment test, targeting CHD events, including heart attacks. We believe our Epi+Gen CHD™ test is categorized as a laboratory-developed test, or “LDT,” which, under current FDA policy, does not require premarket authorization or other FDA clearance or approval. As such, we believe that the Epi+Gen CHD™ does not require FDA premarket evaluation of our performance claims or marketing authorization, and such premarket review and authorization has not been obtained. Although submissions that are pending before the FDA or that have been denied are not publicly available, to the best of our knowledge, no epigenetic-based clinical test for cardiovascular disease has to date been cleared or approved by the FDA.

To date, we have sold our Epi+Gen CHD™ test to multiple customers who are patients through a telemedicine provider platform. Since inception, we have earned only $901 in revenue, all of which was earned in 2021. Rather than using its resources to actively pursue this initial sales channel, Cardio has focused its efforts on establishing relationships with potential customers, a process that can take many months and up to as much as a year or more to finalize, depending on the sales channel. For example, hospitals routinely take a year or longer to make purchasing decisions. While these relationships take considerable time to establish, we believe that they provide far greater revenue potential for its existing and future tests. Future revenue from this product will be generated through the recurring sale of this test and through licensing agreements.

As a company in the early stages of its development, we continuously reevaluate our business, the market in which we operate and potential new opportunities. We may seek other alternatives within the healthcare field in order to grow our business and increase revenues. Such alternatives may include, but not be limited to, combinations or strategic partnerships with other laboratory companies or with medical practices such as hospitalists or behavioral health.

Corporate Information

Mana Capital Acquisition Corp. was formed on May 19, 2021 under the laws of the State of Delaware as a blank check company for the purpose of engaging in a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses or entities. Legacy Cardio was formed in January 2017 as an Iowa limited liability company (Cardio Diagnostics, LLC) and was subsequently incorporated as a Delaware C-Corp (Cardio Diagnostics, Inc.) on September 6, 2019. Upon completion of the Business Combination on October 25, 2022, we changed our name to Cardio Diagnostics Holdings, Inc.

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Our corporate headquarters is located at 400 N. Aberdeen St., Suite 900, Chicago IL 60642. Our telephone number is (855) 226-9991 and our website address is cardiodiagnosticsinc.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and does not form a part of this prospectus. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this registration statement.

Emerging Growth Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended the “Exchange Act”), are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates equaled or exceeded $250 million as of the end of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30th.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability realize the anticipated benefits of the Business Combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:

Risks Related to Our Business, Industry and Business Operations

•	We have a limited operating history that makes it impossible to reliably predict future growth and operating results.
•	We have an unproven business model, have not generated significant revenues and can provide no assurance of generating significant revenues or operating profit.
•	The market for epigenetic tests is fairly new and unproven, and it may decline or experience limited growth, which would adversely affect our ability to fully realize the potential of our business plan.
•	The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

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•	If we are not able to enhance or introduce new products that achieve market acceptance and keep pace with technological developments, our business, results of operations and financial condition could be harmed.
•	The success of our business depends on our ability to expand into new vertical markets and attract new customers in a cost-effective manner.
•	Our growth strategy may not prove viable and expected growth and value may not be realized.
•	Our future growth could be harmed if we lose the services of our key personnel.
•	We may face intense competition, which could limit our ability to maintain or expand market share within our industry, and if we do not maintain or expand our market share, our business and operating results will be harmed.
•	Our business depends on customers increasing their use of our existing and future tests, and we may experience loss of customers or a decline in their use of our solutions.
•	We rely on a limited number of suppliers, contract manufacturers, and logistics providers, and our test is performed by a single contract high complexity Clinical Laboratory Improvement Amendments (CLIA) laboratory.
•	We may be unable to scale our operations successfully.
•	We may be unable to manage our growth.
•	Our success depends upon our ability to adapt to a changing market and our continued development of additional tests and services.
•	Our Board of Directors may change our strategies, policies, and procedures without stockholder approval.
•	We may need to seek alternative business opportunities and change the nature of our business.
•	We are subject to general litigation that may materially adversely affect us and our operations.

Risks Related to Our Intellectual Property

•	Certain of our core technology is licensed, and that license may be terminated if we were to breach our obligations under the license.
•	Our license agreement with University of Iowa Research Foundation (UIRF) includes a non-exclusive license of “technical information” that potentially could grant unaffiliated third parties access to materials and information considered derivative work made by us, which could be used by such licensees to develop competitive products.

Risks Related to Government Regulation

•	We conduct business in a heavily regulated industry, and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, financial condition, and results of operations.
•	If the FDA were to begin actively regulating our tests, we could incur substantial costs and delays associated with trying to obtain premarket clearance or approval and incur costs associated with complying with post-market controls.
•	If our products do not receive adequate coverage and reimbursement from third-party payors, our ability to expand access to our tests beyond our initial sales channels will be limited and our overall commercial success will be limited.

Risks Related to the Business Combination and being a Public Company

•	Going public through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to our completion of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could negatively affect our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
•	Our management will be required to devote substantial time to maintaining and improving its internal controls over financial reporting and the requirements of being a public company which may, among other things, strain our resources, divert management’s attention and affect our ability to accurately report our financial results and prevent fraud.

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•	We will need to grow the size of our organization and may experience difficulties in managing this growth.
•	Because substantially all of the shares eligible for redemption in connection with the Business Combination were redeemed, our stock may become less liquid following the Business Combination.
•	Because substantially all of the shares eligible for redemption in connection with the Business Combination were redeemed, the trust account that held proceeds from the Mana IPO was nearly exhausted paying the redemption amount, leaving very little cash for funding future operations and opening the possibility that we will need to raise additional capital sooner than we had anticipated prior to the Business Combination.
•	Our stockholders prior to the Business Combination (“Mana Stockholders”) will experience immediate dilution as a consequence of the issuance of new shares to the Legacy Cardio stockholders and equity rights holder as consideration in the Business Combination. Having a minority share position may reduce the influence that Mana Stockholders have on the management of our company.

Risks Related to Our Common Stock and Organizational Structure

•	The price of our Common Stock likely will be volatile like the stocks of other early-stage companies.
•	Because nearly 50% of our currently outstanding shares of Common Stock are registered for resale in the registration statement of which this prospectus is a part, we may have difficulty raising additional capital when and if needed.
•	A significant number of shares of our Common Stock are subject to issuance upon exercise of outstanding warrants and options, which upon such exercise may result in dilution to our security holders.
•	We have never paid dividends on our Common Stock, and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.
•	Sales of a substantial number of shares of our Common Stock in the public market by our existing stockholders could cause our stock price to decline.
•	Insiders will continue to have substantial influence over the Company after the Business Combination, which could limit investors’ ability to affect the outcome of key transactions, including a change of control.

THE OFFERING

Issuer	Cardio Diagnostics Holdings, Inc. (f/k/a Mana Capital Acquisition Corp.)

Issuance of Common Stock (Primary Offering):

Shares of Common Stock offered by us	Up to 3,486,686 shares of our Common Stock, consisting of (i) 3,250,000 shares of Common Stock issuable upon the exercise of the Public Warrants, and (ii) 236,686 shares of Common Stock issuable upon the exercise of the Sponsor Warrants.
Shares of Common Stock outstanding prior to the exercise of any Warrants	9,514,743 shares of Common Stock
Shares of Common Stock outstanding assuming the exercise of all Warrants included in this prospectus	15,476,056 shares of Common Stock
Terms of the Warrants
Exercise price of the Warrants	$11.50 per share for the Public Warrants and Sponsor Warrants, subject to adjustment for stock splits, reverse stock splits and other similar events of recapitalization.
Expiration of the Warrants	The Public Warrants and Sponsor Warrants expire five years from the Closing of the Business Combination (October 25, 2027), unless earlier redeemed.

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Redemption	We may call the outstanding Public Warrants and Sponsor Warrants for redemption, in whole and not in part at any time while such warrants are exercisable, upon not less than 30 days’ prior written notice of redemption to each warrant holder, if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption. The redemption price equals $0.01 per warrant.
Use of proceeds

We will receive up to an aggregate of approximately $50.7 million from the exercise of the Warrants included in this prospectus, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We believe the likelihood that warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, will be highly dependent upon the trading price of our Common Stock, the last reported sales price for which was $1.36 per share on January 12, 2023. If the trading price for our Common Stock is less than $11.50 per share, we believe holders of our Public Warrants and Sponsor Warrants will be unlikely to exercise their Warrants. Similarly, if the trading price for our Common Stock is less than $6.21 with respect to certain Legacy Cardio Private Warrants and $3.90 with respect to the balance of Legacy Cardio Private Warrants, it is unlikely that these warrants will be exercised. See “Use of Proceeds.” As of January 12, 2023, none of the Warrants are in-the-money.

Resale of Common Stock and Warrants:

Shares of Common Stock offered by the Selling Securityholders	Up to 11,883,256 shares of Common Stock, consisting of (i) 944,428 Founder Shares, (ii) 236,686 shares of Common Stock issuable upon the exercise of the Sponsor Warrants; (iii) 2,204,627 shares of Common Stock issuable upon exercise of Private Placement Warrants; and (iv) 5,247,515 shares of Common Stock issued or issuable to certain Company directors, officers and affiliates, including up to 1,754,219 shares issuable upon exercise of outstanding options held by such affiliates that will be included in a registration statement on Form S-8 that we will file covering our 2022 Equity Incentive Plan.
Warrants offered by the Selling Securityholders	236,686 Sponsor Warrants, exercisable at $11.50 per share, subject to adjustment.
Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the shares of Common Stock and Warrants registered for resale under this prospectus.
Use of proceeds	We will not receive any proceeds from the sale of the securities offered by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants offered hereby (to the extent such Warrants are exercised for cash). We intend to use any such proceeds for general corporate purposes.
Lock-up restrictions

Certain Selling Securityholders who are existing or former executive officers and directors are subject to certain restrictions on transfer until the termination of the applicable lock-up period. A total of 6,857,916 outstanding shares registered for resale pursuant to the registration statement of which this prospectus is a part are locked up until at least April 25, 2023, which lockup agreements were entered into in connection with the Business Combination and the Mana IPO.

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Nasdaq Stock Market symbols	Our Common Stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “CDIO” and “CDIOW,” respectively.
Risk factors	See the section entitled “Risk Factors” beginning on page 7 and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Unless otherwise noted, the number of our shares of Common Stock outstanding is based on 9,514,743 shares of Common Stock outstanding as of December 6, 2022, and excludes:

•	1,759,600 shares of our Common Stock issuable upon the exercise of options assumed from Legacy Cardio as a result of the Business Combination, all of which are exercisable at $3.90 per share, subject to adjustment for stock splits, reverse stock splits and other similar events of recapitalization;
•	5,750,000 shares of our Common Stock issuable upon the exercise of Public Warrants and Sponsor Warrants, each with an exercise price of $11.50 per share, subject to adjustment for stock splits, reverse stock splits and other similar events of recapitalization;
•	2,204,627 shares of our Common Stock issuable upon the exercise of Private Placement Warrants assumed from Legacy Cardio as a result of the Business Combination with exercise prices of $3.90 per share (as to 1,814,877 warrants and $6.21 per share (as to 1,002,091 warrants), both subject to adjustment for stock splits, reverse stock splits and other similar recapitalization events; and
•	3,265,516 shares of our Common Stock reserved for future issuance under our 2022 Equity Incentive Plan.

Unless the context otherwise requires, all numbers in this prospectus assume no exercise of any options and warrants.

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RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to Our Limited Operating History and Early Stage of Growth

We are a medical diagnostic testing company with a limited operating history and have not yet generated significant revenue from product sales. We have incurred operating losses since our inception and may never achieve or maintain profitability.

We have generated only nominal revenue in 2021 and 2022, including no revenue generated in 2022 through September 30, 2022. Our net losses totaled $620,448 and $2,282,928 for the year ended December 31, 2021 and the nine months ended September 30, 2022, respectively, and we have an accumulated deficit of $3,613,489 at September 30, 2022. We expect losses to continue as a result of our ongoing activities to commercially launch our first diagnostic assessment test, to gain market recognition and acceptance of that initial product, to expand our marketing channels and otherwise position ourselves to grow our revenue opportunities, all of which will require hiring additional employees as well as other significant expenses. We are unable to predict when we will become profitable, and it is possible that we may never become profitable. We may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our business. The size of our future net losses will depend, in part, on the rate of future growth of our expenses, which we expect to increase substantially as a public company, and on our ability to generate revenue. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. If additional capital is not available when required, if at all, or is not available on acceptable terms, we could be forced to modify or abandon our current business plan.

We believe our long-term value as a company will be greater if we focus on growth, which may negatively impact our results of operations in the near term.

We believe our long-term value as a company will be greater if we focus on longer-term growth over short-term results. As a result, our results of operations may be negatively impacted in the near term relative to a strategy focused on maximizing short-term profitability. Significant expenditures on marketing efforts, potential acquisitions and other expansion efforts may not ultimately grow our business or lead to expected long-term results.

Our business and the markets in which we operate are new and rapidly evolving, which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

Our business and the markets in which we operate are new and rapidly evolving, which make it difficult to evaluate and assess the success of our business to date, our future prospects and the risks and challenges that we may encounter. These risks and challenges include our ability to:

•	attract new users of our tests through patient awareness as well as through key channel participants;
•	gain market acceptance of our initial and future tests and services with key constituencies and maintain and expand such relationships;
•	comply with existing and new laws and regulations applicable to our business and in our industry;
•	anticipate and respond to changes in payor reimbursement rates and the markets in which we operate;

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•	react to challenges from existing and new competitors
•	maintain and enhance our reputation and brand;
•	effectively manage our growth and business operations, including new geographies;
•	accurately forecast our revenue and budget for, and manage, our expenses, including capital expenditures; and
•	hire and retain talented individuals at all levels of our organization;

If we fail to understand fully or adequately address the challenges that we are currently encountering or that we may encounter in the future, including those challenges described here and elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely affected. If the risks and uncertainties that we plan for when operating our business are incorrect or change, or if we fail to manage these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

Our limited operating history make it difficult to evaluate our future prospects and the risks and challenges we may encounter.

We were established in 2017 and we are continuing to grow our marketing and management capabilities. Consequently, predictions about our future success or viability may not be as accurate as they could be if we had a longer operating history. The evolving nature of the medical diagnostics industry increases these uncertainties. If our growth strategy is not successful, we may not be able to continue to grow our revenue or operations. Our limited operating history, evolving business and growth make it difficult to evaluate our future prospects and the risks and challenges we may encounter.

In addition, as a business with a limited operating history, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown challenges. We are transitioning to a company capable of supporting commercialization, sales and marketing. We may not be successful in such a transition and, as a result, our business may be adversely affected.

Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our results of operations and key metrics discussed elsewhere in this registration statement may vary significantly in the future and period-to-period comparisons of our operating results and key metrics may not provide a full picture of our performance. Accordingly, the results of any one quarter or year should not be relied upon as an indication of future performance. Our quarterly financial results and metrics may fluctuate as a result of a variety of factors, many of which are outside of our control, and as a result they may not fully reflect the underlying performance of our business. These quarterly fluctuations may negatively affect the value of our securities. Factors that may cause these fluctuations include, without limitation:

•	the level of demand for our tests and services, which may vary significantly from period to period;
•	our ability to attract new customers, whether patients or strategic channel partners;
•	the timing of recognition of revenues;
•	the amount and timing of operating expenses;
•	general economic, industry and market conditions, both domestically and internationally, including any economic downturns and adverse impacts resulting from the COVID-19 pandemic and/or the military conflict between Russia and Ukraine;
•	the timing of our billing and collections;
•	adoption rates by participants in our key channels;

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•	increases or decreases in the number of patients that use our tests or pricing changes upon any signing and renewals of agreements with healthcare sub-vertical channel participants;
•	changes in our pricing policies or those of our competitors;
•	the timing and success of new offerings by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors, practitioners, clinics or outsourcing facilities;
•	extraordinary expenses such as litigation or other dispute-related expenses or settlement payments;
•	sales tax and other tax determinations by authorities in the jurisdictions in which we conduct business;
•	the impact of new accounting pronouncements and the adoption thereof;
•	fluctuations in stock-based compensation expenses;
•	expenses in connection with mergers, acquisitions or other strategic transactions;
•	changes in regulatory and licensing requirements;
•	the amount and timing of expenses related to our expansion to markets outside the United States; and
•	the timing of expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill or intangibles from acquired companies.

Further, in any future period, our revenue growth could slow or our revenues could decline for a number of reasons, including slowing demand for our tests and services, increasing competition, a decrease in the growth of our overall market, or our failure, for any reason, to continue to capitalize on growth opportunities. In addition, our growth rate may slow in the future as our market penetration rates increase. As a result, our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis and revenue growth rates may not be sustainable and may decline in the future, and we may not be able to achieve or sustain profitability in future periods, which could harm our business and cause the market price of our Common Stock to decline.

We received less proceeds from the Business Combination than we initially expected. This could prevent us from executing on our business plan and may result in our results of operation and financial condition being worse than we previously projected.

We rely on the availability of capital to grow our business. The projections that we prepared in June 2022 in connection with the Business Combination assumed that we would receive at least an aggregate of $15 million in capital from the Business Combination and the Legacy Cardio private placements conducted in 2022 prior to the Business Combination. This base amount anticipated at least $5.0 million in proceeds remaining in the Trust Account following payment of the requested redemptions. At Closing, we received no funds from the Trust Account due to higher than expected redemptions by Mana public stockholders and higher than expected expenses in connection with the Business Combination. Accordingly, we have less cash available to pursue our anticipated growth strategies and new initiatives than we projected. This has caused and may continue to cause significant delays in, or limit the scope of, our planned acquisition strategy and our planned product expansion timeline.

We currently expect our actual 2022 results to differ materially from the projections for several reasons, including, among other things: (i) the actual level of redemptions by Mana public stockholders being higher than anticipated redemption levels; (ii) the merger transaction costs and deferred IPO costs substantially exceeding the remainder of the funds in the Trust Account after the redemption amount was paid; and (iii)  general and administrative expenses for 2022 are expected to be higher than projected as a result of higher than expected costs associated with investing in growth initiatives and positioning Cardio to operate with a strong corporate governance structure and higher costs related to being a public company, including those related to directors’ and officers’ liability insurance. As a result of these and other factors, we have earned no revenue in 2022 compared to the revenue projection of $784,250 included in the projections Legacy Cardio provided to Mana in connection with its consideration of the Business Combination transaction.

Additionally, we currently expect our actual 2023 results to differ materially from our projections for several reasons, including, among other things: (i) the continued and cumulative effects of the factors described in the immediately preceding paragraph, including less than anticipated transaction proceeds and increased costs of

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revenue; (ii) higher than projected general and administrative expenses as a result of the impact of employee and executive hires and public company expenses, including directors’ and officers’ liability insurance; and (iii) lower than projected revenues as a result of a having less capital to carry out the business plan on which our projections were based.

Given the dynamic nature of the markets we operate in, and the current status of our business, although we lack the visibility to reasonably quantify, the results for the future periods beyond 2023 may also materially differ from our projections.

Because we experienced high redemptions by Mana public stockholders in connection with the Business Combination and high transaction costs, we have no Trust Account proceeds available to pursue our anticipated growth strategies and new initiatives, including our acquisition strategy, which could have a material impact on our projected estimates and assumptions and actual results of operations and financial condition. The estimates and assumptions used in building our projections required the exercise of judgment and were and continue to be subject to various economic, business, competitive, regulatory, legislative, political and other factors. There can be no assurance that the projected results will be realized even after accounting for the differences discussed herein, or that actual results will not be significantly higher or lower than estimated. Our failure to achieve our projected results could harm the trading price of our securities and our financial position, and adversely affect our future profitability and cash flows.

We may need to raise additional capital to fund our existing operations or develop and commercialize new services or expand our operations.

Due to the extremely high percentage of redemptions requested in connection with the Business Combination, substantially all of the funds in the Trust Account that was established as the depository of the IPO net proceeds and proceeds from the private placement sale of the Sponsor Warrants, we may need additional capital sooner than we previously anticipated. In connection with the Closing of the Business Combination, we incurred approximately $2.6 million in transaction costs relating to the Business Combination, consisting of banking, legal and other professional fees, including deferred IPO expenses. After payment of such expenses, all funds in the Trust Account at the time of the Business Combination were used to pay expenses.

We expect to spend significant amounts to expand our existing operations, including expansion into new geographies, to make additional key hires, to expand our sales channels and constituencies and to develop new tests and services. Based upon our current operating plan, we believe that our existing cash, cash equivalents and restricted cash will be sufficient to fund our operating and capital needs for at least the next 12 months, although we may need to delay the timing of, or scale back, certain aspects of our business plan. This estimate and our expectation regarding the sufficiency of funds are based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Until such time, if ever, as we can generate sufficient revenues, we may finance our cash needs through a combination of equity offerings and debt financings or other sources. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans.

Our present and future funding requirements will depend on many factors, including:

•	our ability to achieve revenue growth;
•	our ability to effectively manage medical expense amounts;
•	the cost of expanding our operations, including our geographic scope, and our offerings, including our marketing efforts;
•	our rate of progress in launching, commercializing and establishing adoption of our services; and
•	the effect of competing technological and market developments.

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To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a securityholder. In addition, debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, intellectual property, or future revenue streams or grant licenses on terms that may not be favorable to us. Furthermore, any capital raising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to advance development activities. If we need additional capital and cannot raise it on acceptable terms, or at all, we may not be able to, among other things:

•	invest in our business and continue to grow our brand and expand our customer and patient bases;
•	hire and retain employees, including scientists and medical professionals, operations personnel, financial and accounting staff, and sales and marketing staff;
•	respond to competitive pressures or unanticipated working capital requirements; or
•	pursue opportunities for acquisitions of, investments in, or strategic alliances and joint ventures with complementary businesses.

We may invest in or acquire other businesses, and our business may suffer if we are unable to successfully integrate an acquired business into our company or otherwise manage the growth associated with multiple acquisitions.

From time to time, we may acquire, make investments in, or enter into strategic alliances and joint ventures with, complementary businesses. These transactions may involve significant risks and uncertainties, including:

In the case of an acquisition:

•	The potential for the acquired business to underperform relative to our expectations and the acquisition price;
•	The potential for the acquired business to cause our financial results to differ from expectations in any given period, or over the longer-term;
•	Unexpected tax consequences from the acquisition, or the tax treatment of the acquired business’s operations going forward, giving rise to incremental tax liabilities that are difficult to predict;
•	Difficulty in integrating the acquired business, its operations, and its employees in an efficient and effective manner;
•	Any unknown liabilities or internal control deficiencies assumed as part of the acquisition; and
•	The potential loss of key employees of the acquired businesses.

In the case of an investment, alliance, joint venture, or other partnership:

•	Our ability to cooperate with our co-venturer;
•	Our co-venturer having economic, business, or legal interests or goals that are inconsistent with ours; and
•	The potential that our co-venturer may be unable to meet is economic or other obligations, which may require us to fulfill those obligations alone or find a suitable replacement.

Any such transaction may involve the risk that our senior management’s attention will be excessively diverted from our other operations, the risk that our industry does not evolve as anticipate, and that any intellectual property or personnel skills acquired do not prove to be those needed for our future success, and the risk that our strategic objectives, cost savings or other anticipate benefits are otherwise not achieved.

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We may experience difficulties in managing our growth and expanding our operations.

We expect to experience significant growth in the scope of our operations. Our ability to manage our operations and future growth will require us to continue to improve our operational, financial and management controls, compliance programs and reporting systems. We may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on our business, reputation and financial results. Additionally, rapid growth in our business may place a strain on our human and capital resources.

Risks Related to our Business and Industry

We have an unproven business model with no assurance of significant revenues or operating profit.

Our current business model is unproven and the profit potential, if any, is unknown at this time. We are subject to all of the risks inherent in the creation of a new business. Our ability to achieve profitability is dependent, among other things, on our initial marketing and accompanying product acceptance to generate sufficient operating cash flow to fund future expansion. There can be no assurance that our results of operations or business strategy will achieve significant revenue or profitability.

The market for epigenetic tests is fairly new and unproven, and it may decline or experience limited growth, which would adversely affect our ability to fully realize the potential of our platform.

Epigenetics is at the heart of our technology, products and services. According to the CDC, epigenetics is the study of how a person’s behaviors and environment can cause changes that affect the way a person’s genes work. Unlike genetic changes, epigenetic changes are reversible and do not change one’s DNA sequence, but they can change how a person’s body reads a DNA sequence. The market for epigenetic tests is relatively new and evaluating the size and scope of the market is subject to a number of risks and uncertainties. We believe that our future success will depend in large part on the growth of this market. The utilization of our solution is still relatively new, and customers may not recognize the need for, or benefits of, our tests and services, which may prompt them to cease use of our tests and services or decide to adopt alternative products and services to satisfy their healthcare requirements. In order to expand our business and extend our market position, we intend to focus our marketing and sales efforts on educating customers about the benefits and technological capabilities of our tests and services and the application of our tests and services to specific needs of customers in different market verticals. Our ability to access and expand the market that our tests and services are designed to address depends upon a number of factors, including the cost, performance and perceived value of the tests and services. Market opportunity estimates are subject to significant uncertainty and are based on assumptions and estimates. Assessing the market for our solutions in each of the vertical markets we are competing in, or planning to compete in, is particularly difficult due to a number of factors, including limited available information and rapid evolution of the market. The market for our tests and services may fail to grow significantly or be unable to meet the level of growth we expect. As a result, we may experience lower-than-expected demand for our products and services due to lack of customer acceptance, technological challenges, competing products and services, decreases in expenditures by current and prospective customers, weakening economic conditions and other causes. If our market share does not experience significant growth, or if demand for our solution does not increase, then our business, results of operations and financial condition will be adversely affected.

The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The estimates and forecasts in this prospectus relating to the size and expected growth of the cardiovascular diagnostics market may prove to be inaccurate. Even if the market in which we compete meets our size estimates and forecasted growth, our business could fail to grow at similar rates, if at all.

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If we are not able to enhance or introduce new products that achieve market acceptance and keep pace with technological developments, our business, results of operations and financial condition could be harmed.

Our ability to attract new customers and increase revenue from existing customers depends in part on our ability to enhance and improve its solutions, increase adoption and usage of its products and introduce new products and features. The success of any enhancements or new products depends on several factors, including timely completion, adequate quality testing, actual performance quality, market-accepted pricing levels and overall market acceptance and demand. Enhancements and new products that we develop may not be introduced in a timely or cost-effective manner, may contain defects, may have interoperability difficulties with our solutions, or may not achieve the market acceptance necessary to generate significant revenue. If we are unable to successfully enhance our existing solutions and capabilities to meet evolving customer requirements, increase adoption and usage of our solutions, develop new products, or if our efforts to increase the usage of our products are more expensive than we expects, then our business, results of operations and financial condition could be harmed.

The success of our business depends on our ability to expand into new vertical markets and attract new customers in a cost-effective manner.

In order to grow our business, we plan to drive greater awareness and adoption of our tests and services from enterprises across new vertical markets. We intend to increase our investment in sales and marketing, as well as in technological development, to meet evolving customer needs in these and other markets. There is no guarantee, however, that we will be successful in gaining new customers from existing and new markets. We have limited experience in marketing and selling our products and services generally, and in particular in new markets, which may present unique and unexpected challenges and difficulties. Furthermore, we may incur additional costs to modify our current solutions to conform to the customer’s requirements, and we may not be able to generate sufficient revenue to offset these costs. We may also be required to comply with certain regulations required by government customers, which will require us to incur costs, devote management time and modify our current solutions and operations. If we are unable to comply with those regulations effectively and in a cost-effective manner, our financial results could be adversely affected.

If the costs of the new marketing channels we use or plan to pursue increase dramatically, then we may choose to use alternative and less expensive channels, which may not be as effective as the channels we currently use or have plans to use. As we add to or change the mix of our marketing strategies, we may need to expand into more expensive channels than those we are currently in, which could adversely affect our business, results of operations and financial condition. In addition, we have limited experience marketing our products and services and we may not be successful in selecting the marketing channels that will provide us with exposure to customers in a cost-effective manner. As part of our strategy to penetrate the new vertical markets, we expect to incur marketing expenses before we are able to recognize any revenue in such markets, and these expenses may not result in increased revenue or brand awareness. We expect to make significant expenditures and investments in new marketing activities, and these investments may not lead to the cost-effective acquisition of additional customers. If we are unable to maintain effective marketing programs, then our ability to attract new customers or enter into new vertical markets could be adversely affected.

Consolidation in the health care industry could have a material adverse effect on our business, financial condition and results of operations.

Many health care industry participants and payers are consolidating to create larger and more integrated health care delivery systems with greater market power. We expect regulatory and economic conditions to result in additional consolidation in the health care industry in the future. As consolidation accelerates, the economies of scale of our customers’ organizations may grow. If a customer experiences sizable growth following consolidation, that customer may determine that it no longer needs to rely on us and may reduce its demand for our products and services. In addition, as health care providers consolidate to create larger and more integrated health care delivery systems with greater market power, these providers may try to use their market power to negotiate fee reductions for our products and services. Finally, consolidation may also result in the acquisition or future development by our customers of products and services that compete with our products and services. Any of these potential results of consolidation could have a material adverse effect on our business, financial condition and results of operations.

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If we are not able to compete effectively, our business and operating results will be harmed.

The market for our tests and services is increasingly competitive, rapidly evolving and fragmented, and is subject to changing technology and shifting customer needs. Although we believe that the solutions that we offer are unique, many companies develop and market products and services that compete to varying extents with our offerings, and we expect competition in our market to continue to intensify. Moreover, industry consolidation may increase competition.

While the clinical epigenetics market is still fairly new, we face competition from various sources, including large, well-capitalized technology companies such as Exact Sciences and Prevencio. These competitors may have better brand name recognition, greater financial and engineering resources and larger sales teams than we have. As a result, our competitors may be able to develop and introduce competing solutions and technologies that may have greater capabilities than our solutions or that are able to achieve greater customer acceptance, and they may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. In addition, we may also compete with smaller companies, who may develop their own platforms that perform similar services as our platform. We expect that competition will increase and intensify as we continue to expand our serviceable markets and improve our tests and services. If we are unable to provide our tests and services on terms attractive to the customer, the prospective customer may be unwilling to utilize our solutions. If our competitors’ products, services or technologies become more accepted than our solutions, if they are successful in bringing their products or services to market earlier than we do, or if their products or services are more technologically capable than ours, then our revenue could be adversely affected. In addition, increased competition may result in pricing pressures and require us to incur additional sales and marketing expenses, which could negatively impact our sales, profitability and market share.

Our business depends on customers increasing their use of our solutions, and we may experience loss of customers or decline in their use of our solutions.

Our ability to grow and generate revenue depends, in part, on our ability to maintain and grow our relationships with existing customers and convince them to increase their usage of our tests and services. If our customers do not increase their use of our tests and services, then our revenue may not grow, and our results of operations may be harmed. It is difficult to accurately predict customers’ usage levels and the loss of customers or reductions in their usage levels may have a negative impact on our business, results of operations and financial condition. If a significant number of customers cease using, or reduce their usage of, our tests and services, then we may be required to expend significantly more on sales and marketing than we currently plan to expend in order to maintain or increase revenue from customers. These additional expenditures could adversely affect our business, results of operations and financial condition.

Interruptions or performance problems associated with our technology and infrastructure may adversely affect our business and operating results.

Our continued growth depends in part on the ability of customers to access its tests and services at any time and within an acceptable amount of time. Cardio may in the future experience, disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, introductions of new applications and functionality, software errors and defects, capacity constraints due to an increasing number of customers or security related incidents. In addition, from time-to-time, Cardio or its vendors may experience limited periods of equipment downtime, server downtime due to server failure or other technical difficulties (as well as maintenance requirements). It may become increasingly difficult to maintain and improve our performance, especially during high volume times and as its solution becomes more complex and its customer traffic increases. If our solution is unavailable or if our customers are unable to access our solutions within a reasonable amount of time or at all, our business would be adversely affected, and its brand could be harmed. In the event of any of the factors described above, or certain other failures of our infrastructure, customer or patient data may be permanently lost. To the extent that Cardio does not effectively address capacity constraints, upgrade its systems, as needed, and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, customers may cease to use our solutions and our business and operating results may be adversely affected.

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We rely on a limited number of suppliers, contract manufacturers, and logistics providers, and our test is performed by a single contract high complexity Clinical Laboratory Improvement Amendments (CLIA) laboratory.

For our Epi+Gen CHD™ test, we and our vendors rely on a limited number of suppliers for laboratory reagents and sampling kit supplies, contract manufacturers, and logistics providers. For example, certain proprietary reagents are manufactured under Good Manufacturing Practice (GMP) by a single contract manufacturer located in Michigan; the sample collection kits are assembled and fulfilled by one fulfillment center located in Iowa; and the Epi+Gen CHD™ test is performed in one high complexity CLIA laboratory located in Missouri. The reliance on a limited number of suppliers and a sole contract manufacturer, fulfillment center and laboratory present various risks. These include the risk that in the event of an interruption from any part of our supply chain for any reason, such as a natural catastrophe, labor dispute, or system interruption. We may not be able to develop an alternate source without incurring material additional costs and substantial delays. For example, during 2021, the Coronavirus pandemic impacted the ability to conduct in-person training of personnel at the laboratory, which delayed launch of Epi+Gen CHD™ by approximately two and a half months. As a public company, the delay of a product launch by a nearly a fiscal quarter could cause our reported results of operations to fail to meet market expectations, which, in turn, and could negatively impact our stock price.

The security of our solutions, networks or computer systems may be breached, and any unauthorized access to our customer data will have an adverse effect on its business and reputation.

The use of our solutions involves the storage, transmission and processing of our customers’ private data, and this data may contain confidential and proprietary information of our customers or their customers’ patients, employees, business partners or other persons (“customer personnel”) or other personal or identifying information regarding our customers and customer personnel. Individuals or entities may attempt to penetrate our network or platform security, or that of our third-party hosting and storage providers, and could gain access to our customer and customer personnel private data, which could result in the destruction, disclosure or misappropriation of proprietary or confidential information of our customers and customer personnel. If any of our customers’ or customer personnel’s private data is leaked, obtained by others or destroyed without authorization, it could harm our reputation, we could be exposed to civil and criminal liability, and we may lose our ability to access private data, which will adversely affect the quality and performance of our solutions.

In addition, our services may be subject to computer malware, viruses and computer hacking, fraudulent use attempts and phishing attacks, all of which have become more prevalent in our industry. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, they may include the theft or destruction of data owned by Cardio or our customers or customer personnel, and/or damage to our platform. Any failure to maintain the performance, reliability, security and availability of our products and technical infrastructure to the satisfaction of our customers may harm our reputation and our ability to retain existing customers and attract new customers.

While we have implemented and is continuing to implement procedures and safeguards that are designed to prevent security breaches and cyber attacks, they may not be able to protect against all attempts to breach our systems, and we may not become aware in a timely manner of any such security breach. Unauthorized access to or security breaches of its platform, network or computer systems, or those of our technology service providers, could result in the loss of business, reputational damage, regulatory investigations and orders, litigation, indemnity obligations, damages for contract breach, civil and criminal penalties for violation of applicable laws, regulations or contractual obligations, and significant costs, fees and other monetary payments for remediation. If customers believe that our platform does not provide adequate security for the storage of sensitive information or its transmission over the Internet, our business will be harmed. Customers’ concerns about security or privacy may deter them from using our solutions for activities that involve personal or other sensitive information.

Any failure to offer high-quality customer support may adversely affect our relationships with our customers.

Our ability to retain existing customers and attract new customers depends in part on its ability to maintain a consistently high level of customer service and technical support. our current and future customers depend on its customer support team to assist them in utilizing our tests and services effectively and to help them to resolve issues quickly and to provide ongoing support. If we are unable to hire and train sufficient support resources or are

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otherwise unsuccessful in assisting our customers effectively, it could adversely affect our ability to retain existing customers and could prevent prospective customers from adopting our solutions. We may be unable to respond quickly enough to accommodate short-term increases in demand for customer support. We also may be unable to modify the nature, scope and delivery of our customer support to compete with changes in the support services provided by our competitors. Increased demand for customer support, without corresponding revenue, could increase our costs and adversely affect our business, results of operations and financial condition. our sales are and will be highly dependent on its business reputation and on positive recommendations from customers. Any failure to maintain high-quality customer support, or a market perception that we do not maintain high-quality customer support, could adversely affect our reputation, business, results of operations and financial condition.

The information that we provide to our customers could be inaccurate or incomplete, which could harm our business reputation, financial condition, and results of operations.

We aggregate, process, and analyze customers’/patients’ healthcare-related data and information for use by our customers. Because data in the healthcare industry is fragmented in origin, inconsistent in format, and often incomplete, the overall quality of data received or accessed in the healthcare industry is often poor, the degree or amount of data which is knowingly or unknowingly absent or omitted can be material. If the test results that we provide to our customers are based on incorrect or incomplete data or if we make mistakes in the capture, input, or analysis of these data, our reputation may suffer, and our ability to attract and retain customers may be materially harmed.

In addition, in the future, we may assist our customers with the management and submission of data to governmental entities, including CMS. These processes and submissions are governed by complex data processing and validation policies and regulations. If we fail to abide by such policies or submits incorrect or incomplete data, we may be exposed to liability to a client, court, or government agency that concludes that its storage, handling, submission, delivery, or display of health information or other data was wrongful or erroneous.

Our proprietary applications may not operate properly, which could damage our reputation, give rise to a variety of claims against us, or divert our resources from other purposes, any of which could harm our business and operating results.

Proprietary software, product and application development is time-consuming, expensive, and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we discover additional problems that prevent our proprietary solutions from operating properly. If our solutions and services do not function reliably or fail to achieve customer expectations in terms of performance, customers could assert liability claims against us and attempt to cancel their contracts with us. Moreover, material performance problems, defects, or errors in our existing or new solutions may arise in the future and may result from, among other things, the lack of interoperability of our applications with systems and data that we did not develop and the function of which is outside of our control or undetected in our testing. Defects or errors in our solutions might discourage existing or potential customers from purchasing products and services from us. Correction of defects or errors could prove to be time consuming, costly, impossible, or impracticable. The existence of errors or defects in our solutions and the correction of such errors could divert our resources from other matters relating to its business, damage our reputation, increase our costs, and have a material adverse effect on our business, financial condition, and results of operations.

If we do not keep pace with technological changes, our solutions may become less competitive, and our business may suffer.

The clinical epigenetic testing and cardiovascular diagnostics markets are undergoing rapid technological change, frequent product and service innovation and evolving industry standards. If we are unable to provide enhancements and new features for our existing tests and services or additional tests and services that achieve market acceptance or that keep pace with these technological developments, our business could be adversely affected. The success of enhancements, new tests and services depends on several factors, including the timely completion, introduction and market acceptance of the innovations. Failure in this regard may significantly impair our revenue growth. In addition, because our solutions are designed to operate on existing cloud software and technologies, we will need to continuously modify and enhance our solutions to keep pace with changes in internet-related

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hardware, software, communication, browser and database technologies, alongside changes in laboratory technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new diagnostic tests, network platforms or technologies, including laboratory technologies, or modifications to existing tests, platforms or technologies, could increase our research and development expenses. Any failure of our solutions to keep pace with technological changes or operate effectively with future network platforms and technologies, including laboratory technologies, could reduce the demand for our solutions, result in customer dissatisfaction and adversely affect our business.

Our growth strategy may not prove viable and expected growth and value may not be realized.

While our overall sales and marketing initiatives will span the gamut across traditional, print and digital mediums, our primary sales and marketing strategy consists of the branding, collaboration, co-marketing, and co-sales opportunities involved in strategic channel partnerships. By prioritizing strategic channel partnerships, we believe we can accelerate our market penetration into the key healthcare sub-verticals we intend to prioritize for our growth. The key to our efforts is a well-defined and executed channel partnership integration strategy that we believe will serve to accelerate the sales cycle. Although there is no assurance, we believe such strategic channel partnerships will generate revenue in a myriad of ways, including larger contracts for our Epi+Gen CHDTM test and bundling our solutions alongside other synergistic technologies, services, and products. There can be no assurance that we will be successful in acquiring customers through these and other strategies.

Insiders will continue to have substantial influence over the Company after the Business Combination, which could limit investors’ ability to affect the outcome of key transactions, including a change of control.

Following the Business Combination, our executive officers and directors beneficially own approximately 36.7% of our outstanding Common Stock. As a result, these stockholders, if they act together, will be able to influence our management and affairs and most matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. They may also have interests that differ from other investors and may vote in a way with which other investors disagree and which may be adverse to other investors’ interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our Company and might affect the market price of our Common Stock.

Market and economic conditions may negatively impact our business, financial condition and stock price.

Concerns over inflation, energy costs, geopolitical issues, including the ongoing conflict between Russian and Ukraine, unstable global credit markets and financial conditions, and volatile oil prices could lead to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward. For example, in March 2022, the U.S. Consumer Price Index (“CPI”), which measures a wide-ranging basket of goods and services, rose 8.5% from the same month a year ago, which represents the largest CPI increase since December of 1981. Our general business strategy may be adversely affected by any such inflationary fluctuations, economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. Additionally, rising costs of goods and services purchased by us, including raw materials used in manufacturing our tests, may have an adverse effect on our gross margins and profitability in future periods. If economic and market conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly and more dilutive to our stockholders. Failure to secure any necessary financing in a timely manner or on favorable terms could have a material adverse effect on our financial performance and stock price or could require us to delay or abandon development other business plans. In addition, there is a risk that one or more of our current and future service providers, manufacturers, suppliers, other partners could be negatively affected by such difficult economic factors, which could adversely affect our ability to attain our operating goals on schedule and on budget or meet our business and financial objectives.

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Our success depends upon our ability to adapt to a changing market and our continued development of additional tests and services.

Although we believe that we will provide a competitive range of tests and services, there can be no assurance of acceptance by the marketplace. The procurement of new contracts by us may be dependent upon the continuing results achieved with current and future customers, upon pricing and operational considerations, as well as the potential need for continuing improvement to existing products and services. Moreover, the markets for such services may not develop as expected nor can there be any assurance that we will be successful in our marketing of any such products and services.

Compliance with changing regulation of corporate governance and public disclosure will result in significant additional expenses.

Changing laws, regulations, and standards relating to corporate governance and public disclosure for public companies, including the Sarbanes-Oxley Act of 2002 and various rules and regulations adopted by the SEC, are creating uncertainty for public companies. Our new management following the Business Combination will need to invest significant time and financial resources to comply with both existing and evolving requirements for public companies, which will lead, among other things, to significantly increased general and administrative expenses and a certain diversion of management time and attention from revenue generating activities to compliance activities.

Risks Related to our Business Operations

We could experience losses or liability not covered by insurance.

Our business exposes us to risks that are inherent in the provision of testing services that assist clinical decision-making. If customers or customer personnel assert liability claims against us, any ensuing litigation, regardless of outcome, could result in a substantial cost to the Company, divert management’s attention from operations, and decrease market acceptance of our toolsets. The limitations of liability set forth in any contracts we may enter into now or in the future may not be enforceable or may not otherwise protect us from liability for damages. Additionally, we may be subject to claims that are not explicitly covered by contract. We also maintain general liability coverage; however, this coverage may not continue to be available on acceptable terms, may not be available in sufficient amounts to cover one or more large claims against us, and may include larger self-insured retentions or exclusions for certain products. In addition, the insurer might disclaim coverage as to any future claim. A successful claim not fully covered by our insurance could have a material adverse impact on our liquidity, financial condition, and results of operations.

Our future growth could be harmed if we lose the services of our key personnel.

We are highly dependent upon the talents and services of a number of key employees, specifically Meeshanthini Dogan, PhD and Robert Philibert, MD PhD and other senior technical and management personnel, including our other executive officers, all of whom would be difficult to replace. We have entered into employment agreements with each of our executive officers and a consulting agreement with our non-executive chairman, which became effective upon Closing of the Business Combination, other than the agreement with Khullani Abdullahi, whose agreement was effective as of May 19, 2022. The loss of the services of one or more of these key employees would disrupt our business and harm its results of operations. As competition is intense for the type of highly skilled scientific and medical professionals our business requires, we may not be able to successfully attract and retain senior leadership necessary to grow our business.

If we are unable to hire, retain and motivate qualified personnel, our business will suffer.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. we believe that there is, and will continue to be, intense competition for highly skilled management, medical, engineering, data science, sales and other personnel with experience in our industry. We must provide competitive compensation packages and a high-quality work environment to hire, retain and motivate employees. If we are unable to retain and motivate our existing employees and attract qualified personnel to fill key positions, we may be

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unable to manage our business effectively, including the development, marketing and sale of our products, which could adversely affect our business, results of operations and financial condition. To the extent we hire personnel from competitors, we also may be subject to allegations that they have been improperly solicited or that they have divulged proprietary or other confidential information. If we are unable to retain our employees, our business, results of operations and financial condition could be adversely affected.

If we cannot maintain our corporate culture as it grows, we could lose the innovation, teamwork, passion and focus on execution that it believes contribute to its success, and its business may be harmed.

We believe that our corporate culture is a critical component to our success. We have and will continue to invest substantial time and resources in building our team. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain our corporate culture. Any failure to preserve our culture could negatively affect our future success, including our ability to retain and recruit personnel and effectively focus on and pursue our corporate objectives.

We may be unable to manage our growth.

Currently, we have less than 10 full and part-time employees. Our ability to manage our growth effectively will require us to continue to improve our operational, financial and management controls and information systems to accurately forecast sales demand, to manage our operating costs, manage our marketing programs in conjunction with an emerging market, and attract, train, motivate and manage our employees effectively. Our growth strategy will place significant demands on our management team and our financial, administrative and other resources. Operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve its financial, administrative and other resources. If management fails to manage the expected growth, our results of operations, financial condition, business and prospects could be adversely affected. In addition, our growth strategy may depend on effectively integrating future entities, which requires cooperative efforts from the managers and employees of the respective business entities. If we are unable to respond to and manage changing business conditions, or the scale of our operations, then the quality of our products and services, our ability to retain key personnel, and our business could be harmed, which in turn, could adversely affect our results of operations, financial condition, business and prospects.

Our Board of Directors may change its strategies, policies, and procedures without stockholder approval, and we may become highly leveraged, which may increase our risk of default under our existing or future obligations.

Our investment, financing, leverage, and dividend policies, and our policies with respect to all other activities, including growth, capitalization, and operations, are determined exclusively by our board of directors, and may be amended or revised at any time by our board of directors without notice to or a vote of our stockholders. This could result in the Company conducting operational matters, making investments, or pursuing different business or growth strategies than those contemplated in this prospectus. Further, our charter and bylaws do not limit the amount or percentage of indebtedness, funded or otherwise, that we may incur. High leverage also increases the risk of default on our obligations. In addition, a change in our investment policies, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk and liquidity risk. Changes to our policies with regards to the foregoing could materially adversely affect our financial condition, results of operations, and cash flow.

Our business is subject to the risks of earthquakes, fire, floods, pandemics and other natural catastrophic events, and to interruption by man-made problems, such as power disruptions, computer viruses, data security breaches or terrorism.

A significant natural disaster, such as a tornado, hurricane or a flood, occurring at our headquarters or where a business partner is located could adversely affect our business, results of operations and financial condition. Further, if a natural disaster or man-made problem were to affect our network service providers or Internet service providers, this could adversely affect the ability of our customers to use its products and platform. In addition, natural disasters and acts of terrorism could cause disruptions in our business, or the businesses of our customers or service providers. We also rely, and will continue to rely, on our network and third-party infrastructure and enterprise applications and internal technology systems for our engineering, sales and marketing and operations

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activities. Further, if a natural disaster, health epidemics or pandemic, or man-made problem were to affect our network service providers or Internet service providers, this could adversely affect the ability of our customers to use our products and platform. In addition, health epidemics or pandemics, natural disasters and acts of terrorism could cause disruptions in our business, or the businesses of its customers or service providers. In the event of a major disruption caused by a health epidemic or pandemic, natural disaster or man-made problem, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in our development activities, lengthy interruptions in service, breaches of data security and loss of critical data, any of which could adversely affect our business, results of operations and financial condition.

We may need to seek alternative business opportunities and change the nature of our business.

As a company in the early stages of its development, we continuously reevaluate our business, the market in which we operate and potential new opportunities. We may seek other alternatives within the healthcare field in order to grow our business and increase revenues. Such alternatives may include, but not be limited to, combinations or strategic partnerships with laboratory companies or with medical practices such as hospitalists or behavioral health. Pursuing alternative business opportunities could increase our expenses, may require us to obtain additional financing, which may not be available on favorable terms or at all, and result in potentially dilutive issuances of our equity securities or the incurrence of debt that may be burdensome to service, any of which could have a material adverse effect on our business and operations. In addition, pursuing alternative business opportunities may never be successful and may divert significant management time and attention. Moreover, accomplishing and integrating any business opportunity that is pursued by us may disrupt the existing business and may be a complex, risky and costly endeavor and could have a material adverse effect on our business, results of operations, financial condition and prospects.

Any legal proceedings or claims against us could be costly and time-consuming to defend and could harm our reputation regardless of the outcome.

We may in the future become subject to legal proceedings and claims that arise in the ordinary course of business, including intellectual property, collaboration, licensing agreement, product liability, employment, class action, whistleblower and other litigation claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability, or require us to change our business practices. In addition, the expense of litigation and the timing of this expense from period to period are difficult to estimate, subject to change, and could adversely affect our financial condition and results of operations. Because of the potential risks, expenses, and uncertainties of litigation, we may, from time to time, settle disputes, even where we have meritorious claims or defenses, by agreeing to settlement agreements. Any of the foregoing could adversely affect our business, financial condition, and results of operations.

Risks Related to our Intellectual Property

Our license agreement with the University of Iowa Research Foundation includes a non-exclusive license of “technical information” that potentially could grant unaffiliated third parties access to materials and information considered derivative work made by us, which could be used by such licensees to develop competitive products.

The University of Iowa Research Foundation, or UIRF, license agreement grants to us a worldwide, exclusive, non-transferable license under the Patent Rights, as defined in the agreement, to make, have made, use, sell, offer for sale and import the Licensed Products(s) and/or Licensed Processes, as defined in the agreement, in the field of research tools and clinical diagnostics for cardiovascular disease, stroke, congestive heart failure and diabetes in humans. However, the agreement also confers a non-exclusive license as to Technical Information. Technical Information is defined as certain research and development information, materials, confidential information, technical data, unpatented inventions, know-how and supportive information owned and controlled by the licensor that was not in the public domain as of May 2, 2017 and that describes the Invention, as defined in the agreement, its manufacture and/or use and selected by the licensor to provide to us for use in or with the development, manufacture or use of the Licensed Products and/or Licensed Processes. Technical Information further includes materials, all progeny and derivatives of the materials made by us or our sublicensees, as well as software or other copyrightable work, all derivatives of such software and other copyrightable work made by us and our

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sublicensees. The ability of UIRF to grant non-exclusive licenses to third parties in and to this broad definition of Technical Information raises the possibility that unaffiliated third parties could use such Technical Information, including Technical Information developed by the Company, to make, use, sell, offer to sell and import products and/or processes that compete with the Company’s exclusively-licensed products and/or processes or are positioned in markets that the Company may enter in the future. Increased competition could result in reduced demand for the Company’s products and/or processes, slow its growth and materially adversely affect its business, operating results and financial condition.

We could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect or defend our intellectual property could adversely affect our business, results of operations and financial condition.

Our success depends, in part, on our ability to protect our brand and the proprietary methods and technologies that we develop under patent and other intellectual property laws of the United States and foreign jurisdictions so that we can prevent others from using our inventions and proprietary information. Any patents that have been issued or that may be issued in the future may not provide significant protection for our intellectual property. If we fail to protect our intellectual property rights adequately, our competitors might gain access to our technology and our business, results of operations and financial condition may be adversely affected.

The particular forms of intellectual property protection that we seek, or our business decisions about when to file patent applications and trademark applications, may not be adequate to protect our business. We could be required to expend significant resources to monitor and protect our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights, determine the validity and scope of our proprietary rights or those of others, or defend against claims of infringement or invalidity. Such litigation could be costly, time-consuming and distracting to management, result in a diversion of significant resources, lead to the narrowing or invalidation of portions of our intellectual property and have an adverse effect on our business, results of operations and financial condition. Our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights or alleging that we infringe the counterclaimant’s own intellectual property. Any of our patents, copyrights, trademarks or other intellectual property rights could be challenged by others or invalidated through administrative process or litigation.

We also rely, in part, on confidentiality agreements with our business partners, employees, consultants, advisors, customers and others in our efforts to protect our proprietary technology, processes and methods. These agreements may not effectively prevent disclosure of our confidential information, and it may be possible for unauthorized parties to copy our software or other proprietary technology or information, or to develop similar technology independently without our having an adequate remedy for unauthorized use or disclosure of our confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in these cases, we would not be able to assert any trade secret rights against those parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and the failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

In addition, the laws of some countries do not protect intellectual property and other proprietary rights to the same extent as the laws of the United States. To the extent we expand into international activities, our exposure to unauthorized copying, transfer and use of our proprietary technology or information may increase.

Our means of protecting our intellectual property and proprietary rights may not be adequate or our competitors could independently develop similar technology. If we fail to meaningfully protect our intellectual property and proprietary rights, our business, results of operations and financial condition could be adversely affected.

Assertions by third parties of infringement or other violations by us of its intellectual property rights could result in significant costs and harm our business and operating results.

Our success depends upon our ability to refrain from infringing upon the intellectual property rights of others. Some companies, including some of our competitors, own large numbers of patents, copyrights and trademarks, which they may use to assert claims against us. As we grow and enter new markets, we will face a

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growing number of competitors. As the number of competitors in our industry grows and the functionality of products in different industry segments overlaps, we expect that software and other solutions in our industry may be subject to such claims by third parties. Third parties may in the future assert claims of infringement, misappropriation or other violations of intellectual property rights against us. We cannot assure investors that infringement claims will not be asserted against us in the future, or that, if asserted, any infringement claim will be successfully defended. A successful claim against us could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our products and services, or require that we comply with other unfavorable terms. We may also be obligated to indemnify our customers or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

Certain of our core technology is licensed, and that license may be terminated if we were to breach our obligations under the license.

The initial work on our core technology is derived from work done by our founders while at the University of Iowa, around which there is currently a family of patent applications, the rights of which are owned by the University of Iowa Research Foundation (UIRF) and exclusively licensed to us. In addition, follow-on work on our core technology also is derived from work done by our founders while at the University of Iowa but was furthered by our founders. Therefore, the follow-on work is co-owned by UIRF and us, and exclusively licensed to us under the license agreement with UIRF. That license agreement and those licenses granted under the license agreement terminate on the expiration of the patent rights licensed under the license agreement, unless certain proprietary, non-patented technical information is still being used by us, in which case the license agreement will not terminate until the date of termination of such use. The licenses under the license agreement could terminate prior to the expiration of the licensed patent rights if we materially breach our obligations under the license agreement, including failing to pay the applicable license fees and any interest on such fees, and if we fail to fully remedy such breach within the period specified in the license agreement, or if we enter liquidation, have a receiver or administrator appointed over any assets related to the license agreement, or cease to carry on business, or file for bankruptcy or if an involuntary bankruptcy petition is filed against us. The license agreement can also be terminated by UIRF as a result of our failure to timely achieve certain performance goals, including minimum requirements for commercial sales of our cardiac test, provided that URIF first provides written notice to us of such failure and if such failure is not remedied within 90 days following any such notice.

Some of our technologies incorporate “open-source” software or other similar licensed technologies, which could become unavailable or subject us to increased costs, delays in production or assessment or litigation.

In order to provide our products, we currently use a variety of technologies including, for example, genotyping, digital methylation assessment and data processing technologies owned by third parties. The terms of these agreements, and any other “open source” software agreements we may rely upon in the future, are subject to change without notice and may increase our costs. Moreover, our failure to comply with the terms of one or more of these agreements could expose us to business disruption because the license may be terminated automatically due to non-compliance.

The use and distribution of open-source software may also entail greater risks than the use of third-party commercial software, as open-source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Many of the risks associated with use of open-source software cannot be eliminated and could negatively affect our business.

In addition, the wide availability of open-source code used in our current and future products could expose us to security vulnerabilities. From time to time, we may face claims from third parties asserting ownership of, or demanding release of, the open-source software or derivative works that we developed using such software (which could include our proprietary source code), or otherwise seeking to enforce the terms of the applicable open-source license. These claims could result in litigation that could be costly to defend, have a negative effect on our operating results and financial condition or require us to devote additional research and development resources to change our existing or future proprietary source code. Responding to any infringement or noncompliance claim by an

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open-source vendor, regardless of its validity, discovering certain open-source software code in our products, or a finding that we have breached the terms of an open-source software license, could harm our business, results of operations and financial condition. In each case, we would be required to either seek licenses to software or services from other parties and redesign our products to function with such other parties’ software or services or develop these components internally, which would result in increased costs and could result in delays to product launches. Furthermore, we might be forced to limit the features available in our current or future solutions. If these delays and feature limitations occur, our business, results of operations and financial condition could be adversely affected.

Risks Related to Government Regulation

We conduct business in a heavily regulated industry, and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, financial condition, and results of operations.

The healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payors, our contractual relationships with our providers, vendors and customers, our marketing activities and other aspects of our operations. Of particular importance are:

•	the federal physician self-referral law, commonly referred to as the Stark Law;
•	the federal Anti-Kickback Act;
•	the criminal healthcare fraud provisions of HIPAA;
•	the federal False Claims Act;
•	reassignment of payment rules that prohibit certain types of billing and collection;
•	similar state law provisions pertaining to anti-kickback, self-referral and false claims issues;
•	state laws that prohibit general business corporations, such as us, from practicing medicine; and
•	laws that regulate debt collection practices as applied to our debt collection practices.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. Achieving and sustaining compliance with these laws may prove costly. Failure to comply with these laws and other laws can result in civil and criminal penalties such as fines, damages, overpayment recoupment loss of enrollment status and exclusion from the Medicare and Medicaid programs. The risk of us being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Our failure to accurately anticipate the application of these laws and regulations to our business or any other failure to comply with regulatory requirements could create liability for us and negatively affect our business. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses, divert management’s attention from the operation of our business and result in adverse publicity.

To enforce compliance with the federal laws, the U.S. Department of Justice and the Office of the Inspector General (OIG) have recently increased their scrutiny of healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Dealing with investigations can be time- and resource-consuming and can divert management’s attention from the business. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business. In addition, because of the potential for large monetary exposure under the federal False Claims Act, which provides for treble damages and mandatory minimum penalties of $5,500 to $11,000 per false claim or statement, healthcare providers often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages that may be awarded in litigation proceedings. Such settlements often contain additional compliance and reporting requirements as part of a consent decree, settlement agreement or corporate integrity agreement. Given the

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significant size of actual and potential settlements, it is expected that the government will continue to devote substantial resources to investigating healthcare providers’ compliance with the healthcare reimbursement rules and fraud and abuse laws.

The laws, regulations and standards governing the provision of healthcare services may change significantly in the future. We cannot assure investors that any new or changed healthcare laws, regulations or standards will not materially adversely affect our business. We cannot assure investors that a review of our business by judicial, law enforcement, regulatory or accreditation authorities will not result in a determination that could adversely affect our operations.

If the U. S. Food and Drug Administration (the “FDA”) were to begin actively regulating our tests, we could incur substantial costs and delays associated with trying to obtain premarket clearance or approval and incur costs associated with complying with post-market controls.

We believe the test that we currently offers is a laboratory-developed test, or “LDT.” The FDA generally considers an LDT to be a test that is developed, validated and performed within a single laboratory. The FDA sometimes determines that a test that is being offered by a laboratory as an LDT is not an LDT under the FDA’s interpretation of that term but is an in vitro diagnostic (“IVD”) medical device in commercial distribution, and therefore must comply with the regulations that apply to IVDs, including the need for successfully completing the FDA review process. If the FDA were to conclude that our test is not an LDT, we would be subject to extensive regulation as a medical device.

Moreover, even for tests that are deemed to be LDTs, the FDA has historically taken the position that it has the authority to regulate such tests as IVDs under the Federal Food, Drug, and Cosmetic Act, or FDC Act, although it has generally exercised enforcement discretion with regard to LDTs. This means that even though the FDA believes it can impose regulatory requirements on LDTs, such as requirements to obtain premarket approval, de novo authorization or clearance of LDTs, it has generally chosen not to enforce those requirements. The regulatory environment for LDTs has changed over time. For example, in 2020, the Department of Health and Human Services, or HHS, directed the FDA to stop regulating LDTs, but in 2021, HHS reversed its policy. Thereafter, the FDA resumed requiring submission of emergency use authorization, or EUA, requests, for COVID-19 LDTs, but has not indicated an intent to change its policy of enforcement discretion with respect to other, non-COVID, LDTs. Various bills have been introduced in Congress seeking to substantially revamp the regulation of both LDTs and IVDs. For example, the VALID Act, introduced in June 2021, would clarify and enhance the FDA’s authority to regulate LDTs, while the VITAL Act, introduced in May 2021, would assign oversight of LDTs exclusively to the Centers for Medicare and Medicaid Services, or CMS.

Neither the VALID Act nor the VITAL Act has been enacted into law as of the date of this prospectus. Although the VALID Act was favorably voted upon in June 2022 by the Senate Health, Education, Labor and Pensions Committee as part of the FDA Safety and Landmark Advancements bill, it was not included in the version of that legislation that was enacted by Congress and signed into law. Congress may, through the enactment of other legislation during the current session of Congress or the subsequent Congress, enact VALID or establish new regulatory requirements for LDTs through other legislation.

In the meantime, the regulation by the FDA of LDTs remains uncertain. The FDA may, if Congress does not enact new legislation, seek to establish new requirements for LDTs. If the FDA premarket clearance, approval or authorization is required by FDA for any of our existing or future tests, or for any components or materials we use in our tests, such as the component used to collect samples from patients, we may be forced to stop selling our tests or we may be required to modify claims for or make other changes to our tests while we work to obtain FDA clearance, approval or de novo authorization. Our business would be adversely affected while such review is ongoing and if we are ultimately unable to obtain premarket clearance, approval or de novo authorization. For example, the regulatory premarket clearance, approval or de novo authorization process may involve, among other things, successfully completing analytical, pre-clinical and/or clinical studies beyond the studies we have already performed or plans to perform for our LDT. These studies may be extensive and costly and may take a substantial period of time to complete. Any such studies may fail to generate data that meets the FDA’s requirements. The studies may also not be conducted in a manner that meets the FDA’s requirements, and therefore could not be used in support of the marketing application. We would also need to submit a premarket notification, or 510(k), a request for de novo

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authorization, or a PMA application to the FDA and to include information (e.g., clinical and other data) supporting our LDT. Completing such studies requires the expenditure of time, attention and financial and other resources, and may not yield the desired results, which may delay, limit or prevent regulatory clearances, approvals or de novo authorizations. There can be no assurance that the submission of such an application will result in a timely response by the FDA or a favorable outcome that will allow the test to be marketed.

Certain types of standalone diagnostics software are subject to FDA regulation as a medical device (specifically, software as a medical device or “SaMD”). Some types of SaMD are subject to premarket authorization requirements. If the FDA were to conclude that Cardio or our licensee is required to obtain premarket authorization for the software used in Epi+Gen CHD™, our ability to offer the test as an LDT could be delayed or prevented, which would adversely affect our business.

In addition, we may require cooperation in our filings for FDA clearance, approval or de novo authorization from third-party manufacturers of the components of our tests.

We cannot assure investors that any of our tests for which we decide to pursue or are required to obtain premarket clearance, approval or de novo authorization by the FDA will be cleared, approved or authorized on a timely basis, if at all. In addition, if a test has been cleared, approved or authorized, certain kinds of changes that we may make, e.g., to improve the test, or because of issues with suppliers of the components of the test or modification by a supplier to a component upon which our test approval relies, may result in the need for the test to obtain new clearance, approval or authorization from the FDA before we can implement them, which could increase the time and expense involved in implementing such changes commercially. Ongoing compliance with FDA regulations, such as the Quality System Regulation, labeling requirements, Medical Device Reports, and recall reporting, would increase the cost of conducting our business and subject us to heightened regulation by the FDA. We will be subject to periodic inspection by the FDA to ascertain whether our facility does comply with applicable requirements. The penalties for failure to comply with these and other requirements may include Warning Letters, product seizure, injunctions, civil penalties, criminal penalties, mandatory customer notification, and recalls, any of which may adversely impact our business and results of operations.

Furthermore, the FDA or the Federal Trade Commission (“FTC”), as well as state consumer protection agencies and competitors, may object to the materials and methods we use to promote the use of our current tests or other LDTs we may develop in the future, including with respect to the product claims in our promotional materials, and may initiate enforcement actions against us. Enforcement actions by these agencies may include, among others, injunctions, civil penalties, and equitable monetary relief.

If our products do not receive adequate coverage and reimbursement from third-party payors, our ability to expand access to our tests beyond the initial sales channels will be limited and our overall commercial success will be limited.

We currently do not have broad-based coverage and reimbursement for the Epi+Gen CHD™ test. However, our strategy is to expand access to our tests by pursuing coverage and reimbursement by third-party payors, including government payors. Coverage and reimbursement by third-party payors, including managed care organizations, private health insurers, and government healthcare programs, such as Medicare and Medicaid in the United States and similar programs in other countries, for the types of early detection tests we perform can be limited and uncertain. Healthcare providers may not order our products unless third-party payors cover and provide adequate reimbursement for a substantial portion of the price of the products. If we are not able to obtain adequate coverage and an acceptable level of reimbursement for our products from third-party payors, there could be a greater co-insurance or co-payment obligation for any individual for whom a test is ordered. The individual may be forced to pay the entire cost of a test out-of-pocket, which could dissuade physicians from ordering our products and, if ordered, could result in delay in or decreased likelihood of collection of payment.

Medicare is the single largest U.S. payor and a particularly important payor for many cardiac-related laboratory services, given the demographics of the Medicare population. Generally, traditional Medicare fee-for-service will not cover screening tests that are performed in the absence of signs, symptoms, complaints, personal history of disease, or injury except when there is a statutory provision that explicitly covers the test. Epi+Gen CHD™ could be considered a screening test under Medicare and, accordingly, may not be eligible for traditional

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Medicare fee-for-service coverage and reimbursement unless we pursue substantial additional measures, which would require significant investments, and may ultimately be unsuccessful or may take several years to achieve.

If eligible for reimbursement, laboratory tests such as ours generally are classified for reimbursement purposes under CMS’s Healthcare Common Procedure Coding System (HCPCS) and the American Medical Association’s (AMA) Current Procedural Terminology (CPT) coding systems. we and payors must use those coding systems to bill and pay for our diagnostic tests, respectively. These HCPCS and CPT codes are associated with the particular product or service that is provided to the individual. Accordingly, without a HCPCS or CPT code applicable to our products, the submission of claims could be a significant challenge. Once CMS creates an HCPCS code or the AMA establishes a CPT code, CMS establishes payment rates and coverage rules under traditional Medicare, and private payors establish rates and coverage rules independently. Under Medicare, payment for laboratory tests is generally made under the Clinical Laboratory Fee Schedule (CLFS) with payment amounts assigned to specific HCPCS and CPT codes. In addition, effective January 1, 2018, a new Medicare payment methodology went into effect for clinical laboratory tests, under which laboratory-reported private payor rates are used to establish Medicare payment rates for tests reimbursed via the CLFS. The new methodology implements Section 216 of the Protecting Access to Medicare Act of 2014 (PAMA) and requires laboratories that meet certain requirements related to volume and type of Medicare revenues to report to CMS their private payor payment rates for each test they perform, the volume of tests paid at each rate, and the HCPCS code associated with the test. CMS uses the reported information to set the Medicare payment rate for each test at the weighted median private payor rate. The full impact of the PAMA rate-setting methodology and its applicability to our products remains uncertain at this time.

Coverage and reimbursement by a third-party payor may depend on a number of factors, including a payor’s determination that a product is appropriate, medically necessary, and cost-effective. Each payor will make its own decision as to whether to establish a policy or enter into a contract to cover our products and the amount it will reimburse for such products. Obtaining approvals from third-party payors to cover our products and establishing adequate coding recognition and reimbursement levels is an unpredictable, challenging, time-consuming, and costly process, and we may never be successful. If third-party payors do not provide adequate coverage and reimbursement for our products, our ability to succeed commercially will be limited.

Even if we establish relationships with payors to provide its products at negotiated rates, such agreements would not obligate any healthcare providers to order our products or guarantee that we would receive reimbursement for our products from these or any other payors at adequate levels. Thus, these payor relationships, or any similar relationships, may not result in acceptable levels of coverage and reimbursement for our products or meaningful increases in the number of billable tests we sell to healthcare providers. We believe it may take at least several years to achieve coverage and adequate reimbursement with a majority of third-party payors, including with those payors offering negotiated rates. In addition, we cannot predict whether, under what circumstances, or at what payment levels payors will cover and reimburse for our products. We do not expect Epi+Gen CHD™ to have Medicare or other third-party coverage or reimbursement in the near term. However, if we fail to establish and maintain broad-based coverage and reimbursement for our products, our ability to expand access to our products, generate increased revenue, and grow our test volume and customer base will be limited, and our overall commercial success will be limited.

Our products may fail to achieve the degree of market acceptance necessary for commercial success.

The failure of our products, once introduced, to be listed in physician guidelines or of our studies to produce favorable results or to be published in peer-reviewed journals could limit the adoption of our products. In addition, healthcare providers and third-party payors, including Medicare, may rely on physician guidelines issued by industry groups, medical societies, and other key organizations, before utilizing or reimbursing the cost of any diagnostic or screening test. Although we have published a study showing the test is associated with cost saving, Epi+Gen CHD™ is not yet, and may never be, listed in any such guidelines.

Further, if our products or the technology underlying them do not receive sufficient favorable exposure in peer-reviewed publications, the rate of physician and market acceptance of our products and positive reimbursement coverage decisions for our products could be negatively affected. The publication of clinical data in peer-reviewed journals is an important step in commercializing and obtaining reimbursement for products, such as Epi+Gen CHD™, and our inability to control when, if ever, results are published may delay or limit our ability to derive sufficient revenues from any product that is developed using data from a clinical study.

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Failure to achieve broad market acceptance of our products, including Epi+Gen CHD™, would materially harm our business, financial condition, and results of operations.

Risks Related to Customer Privacy, Cybersecurity and Data

Our use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, a material adverse effect on our customer base and revenue.

Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability and integrity of Personally Identifiable Information (“PII”), including protected health information. These laws and regulations include the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). HIPAA establishes a set of basic national privacy and security standards for the protection of protected health information, (“PHI”), by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services, which includes Cardio.

HIPAA requires healthcare providers like Cardio to develop and maintain policies and procedures with respect to PHI that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA also implemented the use of standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including activities associated with the billing and collection of healthcare claims.

HIPAA imposes mandatory penalties for certain violations. Penalties for violations of HIPAA and its implementing regulations start at $100 per violation and are not to exceed $50,000 per violation, subject to a cap of $1.5 million for violations of the same standard in a single calendar year. However, a single breach incident can result in violations of multiple standards. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts will be able to award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

In addition, HIPAA mandates that the Secretary of Health and Human Services, or HHS, conduct periodic compliance audits of HIPAA-covered entities or business associates for compliance with the HIPAA Privacy and Security Standards. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator.

HIPAA further requires that patients be notified of any unauthorized acquisition, access, use or disclosure of their unsecured PHI that compromises the privacy or security of such information, with certain exceptions related to unintentional or inadvertent use or disclosure by employees or authorized individuals. HIPAA specifies that such notifications must be made “without unreasonable delay and in no case later than 60 calendar days after discovery of the breach.” If a breach affects 500 patients or more, it must be reported to HHS without unreasonable delay, and HHS will post the name of the breaching entity on its public web site. Breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS at least annually.

Numerous other federal and state laws protect the confidentiality, privacy, availability, integrity and security of personally identifiable information, or PII, including PHI. These laws in many cases are more restrictive than, and may not be preempted by, the HIPAA rules and may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for us, and our customers and potentially exposing us to additional expense, adverse publicity and liability.

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New health information standards, whether implemented pursuant to HIPAA, congressional action or otherwise, could have a significant effect on the manner in which we must handle healthcare related data, and the cost of complying with standards could be significant. If we do not comply with existing or new laws and regulations related to PHI, it could be subject to criminal or civil sanctions.

Because of the extreme sensitivity of the PII that we store and transmit, the security features of our technology platform are very important. If our security measures, some of which are managed by third parties, are breached or fail, unauthorized persons may be able to obtain access to sensitive client and patient data, including HIPAA-regulated PHI. As a result, our reputation could be severely damaged, adversely affecting client and patient confidence. Members may curtail their use of or stop using our services or our customer base could decrease, which would cause our business to suffer. In addition, we could face litigation, damages for contract breach, penalties and regulatory actions for violation of HIPAA and other applicable laws or regulations and significant costs for remediation, notification to individuals and for measures to prevent future occurrences. Any potential security breach could also result in increased costs associated with liability for stolen assets or information, repairing system damage that may have been caused by such breaches, incentives offered to customers or other business partners in an effort to maintain our business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants. While we maintain insurance covering certain security and privacy damages and claims expenses in the amount of at least $2.0 million, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.

We outsource important aspects of the storage and transmission of customer and customer personnel information, and thus rely on third parties to manage functions that have material cyber-security risks. We attempt to address these risks by requiring outsourcing subcontractors who handle customer and customer personnel information to sign business associate agreements contractually requiring those subcontractors to adequately safeguard personal health data to the same extent that applies to us and in some cases by requiring such outsourcing subcontractors to undergo third-party security examinations. In addition, we periodically hire third-party security experts to assess and test our security posture. However, we cannot assure investors that these contractual measures and other safeguards will adequately protect us from the risks associated with the storage and transmission of client and patient’s proprietary and protected health information.

In addition, U.S. states are adopting new laws or amending existing laws and regulations, requiring attention to frequently changing regulatory requirements applicable to data related to individuals. For example, California has enacted the California Consumer Privacy Act (“CCPA”). The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used by requiring covered companies to provide new disclosures to California consumers (as that term is broadly defined and which can include any of our current or future employees who may be California residents or any other California residents whose data we collect or process) and provide such residents new ways to opt out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. As we expand our operations and customer base, the CCPA may increase our compliance costs and potential liability. Additionally, a new privacy law, the California Privacy Rights Act (“CPRA”), was approved by California voters in the election in November 2020. The CPRA created obligations relating to consumer data beginning on January 1, 2022, with implementing regulations originally required to be adopted by July 1, 2022, but which remain in proposed format as of December 6, 2022. Enforcement is to begin July 1, 2023, unless that deadline is extended due to the delay in the adoption of the final regulations. The CPRA modifies the CCPA significantly, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply. Additionally, other U.S. states continue to propose, and in certain cases adopt, privacy-focused legislation such as Colorado, Virginia, Utah and Connecticut. Aspects of these state laws remain unclear, resulting in further uncertainty and potentially requiring us to modify our data practices and policies and to incur substantial additional costs and expenses in an effort to comply.

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Privacy and data security laws and regulations could require we to make changes to our business, impose additional costs on us and reduce the demand for our tests and services.

Our business model contemplates that we will store, process and transmit both public data and our customers’ and customer personnel’s private data. Our customers may store and/or transmit a significant amount of personal or identifying information through our platform. Privacy and data security have become significant issues in the United States and in other jurisdictions where we may offer our software solutions. The regulatory framework relating to privacy and data security issues worldwide is evolving rapidly and is likely to remain uncertain for the foreseeable future. Federal, state and foreign government bodies and agencies have in the past adopted, or may in the future adopt, laws and regulations regarding the collection, use, processing, storage and disclosure of personal or identifying information obtained from customers and other individuals. In addition to government regulation, privacy advocates and industry groups may propose various self-regulatory standards that may legally or contractually apply to our business. Because the interpretation and application of many privacy and data security laws, regulations and applicable industry standards are uncertain, it is possible that these laws, regulations and standards may be interpreted and applied in a manner inconsistent with our existing privacy and data management practices. As we expand into new jurisdictions or verticals, we will need to understand and comply with various new requirements applicable in those jurisdictions or verticals.

To the extent applicable to our business or the businesses of our customers, these laws, regulations and industry standards could have negative effects on our business, including by increasing our costs and operating expenses, and delaying or impeding our deployment of new core functionality and products. Compliance with these laws, regulations and industry standards requires significant management time and attention, and failure to comply could result in negative publicity, subject us to fines or penalties or result in demands that we modify or cease existing business practices. In addition, the costs of compliance with, and other burdens imposed by, such laws, regulations and industry standards may adversely affect our customers’ ability or desire to collect, use, process and store personal information using our software solutions, which could reduce overall demand for them. Even the perception of privacy and data security concerns, whether or not valid, may inhibit market acceptance of our software solutions in certain verticals. Furthermore, privacy and data security concerns may cause our customers’ customers, vendors, employees and other industry participants to resist providing the personal information necessary to allow our customers to use our applications effectively. Any of these outcomes could adversely affect our business and operating results.

General Risks Affecting Our Company

A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, including the outbreak of the novel strain of coronavirus disease, COVID-19, could adversely affect our business.

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States or worldwide, our business may be adversely affected. The severity, magnitude and duration of the current COVID-19 pandemic is uncertain and rapidly changing. As of the date of this prospectus, the extent to which the COVID-19 pandemic may impact our business, results of operations and financial condition remains uncertain.

Numerous state and local jurisdictions, have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Such orders or restrictions have resulted in largely remote operations at our place of business, work stoppages among some vendors and suppliers, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby significantly and negatively impacting its operations. Other disruptions or potential disruptions include restrictions on the ability of our personnel to travel; inability of its suppliers to manufacture goods and to deliver these to us on a timely basis, or at all; inventory shortages or obsolescence; delays in actions of regulatory bodies; diversion of or limitations on employee resources that would otherwise be focused on the operations of its business, including because of sickness of employees or their families or the desire of employees to avoid contact with groups of people; business adjustments or disruptions of certain third parties; and additional government requirements or other incremental mitigation efforts. The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity and spread of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.

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It is not currently possible to reliably project the direct impact of COVID-19 on our operating revenues and expenses. Key factors include the duration and extent of the outbreak in our service areas as well as societal and governmental responses. If the COVID-19 pandemic worsens, especially in regions where we have offices or operations, our business activities originating from affected areas could be adversely affected. Disruptive activities could include business closures in impacted areas, further restrictions on our employees’ and service providers’ ability to travel, impacts to productivity if our employees or their family members experience health issues, and potential delays in hiring and onboarding of new employees. We may take further actions that alter our business operations as may be required by local, state, or federal authorities or that we determine are in the best interests of our employees. Such measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity, or customer retention, any of which could harm our financial condition and business operations.

The extent and continued impact of the COVID-19 pandemic on our business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic; the impact on our customers and its sales cycles; the impact on customer, industry, or employee events; and the effect on our partners and supply chains, all of which are uncertain and cannot be predicted. Because of our business model, the full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to those relating to cyber-attacks and security vulnerabilities, interruptions or delays due to third-parties, or our ability to raise additional capital or generate sufficient cash flows necessary to expand our operations.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results or financial condition.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, allowance for doubtful accounts, content asset amortization policy, valuation of our Common Stock, stock-based compensation expense and income taxes, are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change or increase volatility of our reported or expected financial performance or financial condition. Refer to Note 2, “Summary of Significant Accounting Policies” to the Audited Financial Statements included elsewhere in this prospectus for a description of recent accounting pronouncements.

Risks Related to Our Securities

We are an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, (a) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (b) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (c) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of shares of Common Stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2026, which is the last day of the fiscal year following the fifth anniversary of the date of the first

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sale of Common Stock in Mana’s initial public offering. We cannot predict whether investors will find our securities less attractive because it will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we will be a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We expect that we will remain a smaller reporting company until the last day of any fiscal year for so long as either (a) the market value of our Common Stock held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (b) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates did not equal or exceed $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Our stock price may be volatile and may decline regardless of our operating performance.

The market price of our Common Stock may fluctuate significantly in response to numerous factors and may continue to fluctuate for these and other reasons, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and results of operations;
•	failure of securities analysts to maintain coverage of the Company, changes in financial estimates or ratings by any securities analysts who follow us or our failure to meet these estimates or the expectations of investors;
•	announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;
•	changes in operating performance and stock market valuations of other healthcare-related companies generally, or those in the medical diagnostics industry in particular;
•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
•	trading volume of our Common Stock;
•	the inclusion, exclusion or removal of our Common Stock from any indices;
•	changes in the Board or management;
•	transactions in our Common Stock by directors, officers, affiliates and other major investors;
•	lawsuits threatened or filed against us;
•	changes in laws or regulations applicable to our business;

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•	changes in our capital structure, such as future issuances of debt or equity securities;
•	short sales, hedging and other derivative transactions involving our capital stock;
•	general economic conditions in the United States;
•	pandemics or other public health crises, including, but not limited to, the COVID-19 pandemic (including additional variants such as the Omicron variant);
•	other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and
•	the other factors described in this “Risk Factors” section.

The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources, and harm its business, financial condition, and results of operations.

An active trading market for our Common Stock may not be sustained.

We have listed our Common Stock and Warrants on Nasdaq under the symbols “CDIO” and “CDIOW,” respectively. We cannot assure you that an active trading market for its Common Stock will be created or sustained. Accordingly, we cannot assure you of the liquidity of any trading market, your ability to sell your shares of our Common Stock when desired or the prices that you may obtain for your shares.

The sale of all of the securities registered for resale hereunder and future sales of substantial amounts of our securities in the public market (including the shares of Common Stock issuable upon exercise of our Warrants), or the perception that such sales may occur, could cause our stock price to decline.

The shares of Common Stock offered for resale by the Selling Securityholders in this prospectus represents approximately 46.6% percent of our Common Stock outstanding as of January 12, 2023 (assuming no exercise of any of our Warrants or Options). The sale of all of these securities in the public market, or the perception that holders of a large number of securities intend to sell their securities, could reduce the market price of our Common Stock and Public Warrants.

Of the shares registered for resale hereunder, 6,184,991 shares of Common Stock are subject to certain restrictions on transfer until the termination of applicable lock-up periods, which lockup agreements were entered into in connection with the Business Combination and the Mana IPO. However, once such resale restrictions end and such shares are vested, the market price of our Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Furthermore, as previously disclosed, the Sponsor paid the nominal price of $0.0154 per share for the Founder Shares. The Founder Shares represent approximately 17% of the total outstanding shares of our Common Stock. Given the differential in the purchase price that the Sponsor paid for the Founder Shares as compared to the last reported sales price of the Common Stock on January 12, 2023, which was $1.36 per share, the holders of the Founder Shares may earn a positive rate of return on their investment even if other holders of Common Stock experience a negative rate of return. The Legacy Cardio securityholders hold shares of Common Stock valued at $10.00 per share in connection with the Business Combination. The Sponsor or its transferees and the Legacy Cardio securityholders may earn a positive rate of return on their investment even if other holders of Common Stock experience a negative rate of return. As a result, the holders of the Founder Shares and Legacy Cardio holders may be incentivized to sell such securities when others are not.

If our existing stockholders sell or indicate an intention to sell substantial amounts of our Common Stock in the public market, the trading price of our Common Stock could decline. In addition, shares underlying any outstanding options will become eligible for sale if exercised, and to the extent permitted by the provisions of various vesting agreements and Rule 144 of the Securities Act. All the shares of Common Stock subject to stock

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options outstanding and reserved for issuance under our equity incentive plan are expected to be registered on Form S-8 under the Securities Act, when such form becomes available, and such shares are eligible for sale in the public market. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our Common Stock could decline.

If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business, or our market, or if they change their recommendations regarding our Common Stock adversely, the trading price or trading volume of our Common Stock could decline.

The trading market for our Common Stock is influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market, or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our Common Stock, provide a more favorable recommendation about our competitors, or publish inaccurate or unfavorable research about our business, the trading price of our Common Stock would likely decline. In addition, we currently expect that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Our stock price may decline if our actual results do not match the projections of these securities research analysts. Furthermore, if no analysts commence coverage of our Company, the trading price and volume for our Common Stock could be adversely affected. If any analyst who may cover us were to cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our Common Stock to decline.

Delaware law and provisions in our Charter and Bylaws could make a merger, tender offer, or proxy contest difficult, thereby depressing the trading price of its Common Stock.

Our Charter and Bylaws contain provisions that could depress the trading price of our Common Stock by acting to discourage, delay, or prevent a change of control of the Company or changes in our management that our stockholders may deem advantageous. These provisions include the following:

•	the right of the board of directors to establish the number of directors and fill any vacancies and newly created directorships;
•	director removal solely for cause;
•	“blank check” preferred stock that the Board could use to implement a stockholder rights plan;
•	the right of the Board to issue our authorized but unissued Common Stock and preferred stock without stockholder approval;
•	no ability of our stockholders to call special meetings of stockholders;
•	no right of our stockholders to act by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;
•	limitations on the liability of, and the provision of indemnification to, our director and officers;
•	the right of the board of directors to make, alter, or repeal the Bylaws; and
•	advance notice requirements for nominations for election to the Board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

Any provision of the Charter or Bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock, and could also affect the price that some investors are willing to pay for our Common Stock.

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Our Bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between the Company and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or our directors, officers or employees.

The Bylaws provide that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the DGCL, the Charter or Bylaws or any action asserting a claim against us that is governed by the internal affairs doctrine. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees and may discourage these types of lawsuits. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The Bylaws provide further that, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, Section 22 of the Securities Act provides that federal and state courts have concurrent jurisdiction over lawsuits brought under the Securities Act or the rules and regulations thereunder. To the extent the exclusive forum provision restricts the courts in which claims arising under the Securities Act may be brought, there is uncertainty as to whether a court would enforce such a provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find the exclusive-forum provision contained in the Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of its business and we do not expect to declare or pay any dividends in the foreseeable future. Moreover, the terms of any revolving credit facility into which we or any of our subsidiaries enters may restrict our ability to pay dividends, and any additional debt we or any of our subsidiaries may incur in the future may include similar restrictions. As a result, stockholders must rely on sales of their Common Stock after price appreciation as the only way to realize any future gains on their investment.

We may issue additional shares of our Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Common Stock.

We have Warrants outstanding to purchase 7,954,627 shares of our Common Stock. We will also have the ability to initially issue an aggregate of 3,216,516 shares of our Common Stock under the Cardio Incentive Plan, of which 1,759,600 options have been granted and are currently exercisable.

We may issue additional shares of our Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

Our issuance of additional shares of Common Stock or other equity securities of equal or senior rank would have the following effects:

•	our existing stockholders’ proportionate ownership interest in the Company will decrease;
•	the amount of cash available per share, including for payment of dividends (if any) in the future, may decrease;
•	the relative voting strength of each previously outstanding share of Common Stock may be diminished; and
•	the market price of our shares of Common Stock may decline.

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We may redeem the Public Warrants and the Sponsor Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants or Sponsor Warrants worthless.

We have the ability to redeem outstanding Public Warrants and Sponsor Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. Trading prices of our Common Stock have not historically exceeded the $18.00 per share redemption threshold. If and when the Public Warrants and Sponsor Warrants become redeemable, we may not exercise our redemption right unless there is a current registration statement in effect with respect to the shares of Common Stock underlying the Warrants. While we are registering the Common Stock issuable upon the exercise of the Public Warrants and Sponsor Warrants in this prospectus, there can be no assurance that the registration statement of which this prospectus forms a part will remain effective at the time that we intend to exercise our redemption rights.

In the event we have determined to redeem the Public Warrants and the Sponsor Warrants, holders would be notified of such redemption as described in the Warrant Agreement. Specifically, we would be required to fix a date for the redemption (the “Redemption Date”). Notice of redemption would be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the Redemption Date to the registered holders of the Public Warrants and the Sponsor Warrants to be redeemed at their last addresses as they appear on the registration books. In addition, beneficial owners of the redeemable Public Warrants and the Sponsor Warrants will be notified of such redemption via the Company’s posting of the redemption notice to DTC. Redemption of the Public Warrants and the Sponsor Warrants could force you (i) to exercise your Public Warrants and the Sponsor Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants and the Sponsor Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants and the Sponsor Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants and the Sponsor Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants and the Sponsor Warrants. None of the Private Placement Warrants will be redeemable.

Warrants to purchase our Common Stock recently became exercisable, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of the Closing of the Business Combination, there were 7,954,627 Warrants outstanding, all of which are currently exercisable. To the extent Warrants are exercised, additional shares of Common Stock could be issued, which will result in dilution to our then existing stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress the market price of our Common Stock.

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The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our Company.

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in Warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrantholder in any such enforcement action by service upon such warrantholder’s counsel in the foreign action as agent for such warrantholder.

This choice-of-forum provision may limit a warrantholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Our management will be required to devote substantial time to maintaining and improving its internal controls over financial reporting and the requirements of being a public company which may, among other things, strain our resources, divert management’s attention and affect our ability to accurately report our financial results and prevent fraud.

As a privately held company, Legacy Cardio was not required to comply with certain corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, we will incur significant legal, accounting and other expenses that we were not required to incur in the recent past, particularly after we are no longer an “emerging growth company” as defined under the JOBS Act. We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules of the Nasdaq Stock Market. The Sarbanes-Oxley Act requires, among other things, that a company maintain effective disclosure controls and procedures (“DCP”) and internal controls over financial reporting (“ICFR”). Our management and other personnel have limited experience operating as a public company, which may result in operational inefficiencies or errors, or a failure to improve or maintain effective ICFR and DCP necessary to ensure timely and accurate reporting of operational and financial results. Our existing management team will need to devote a substantial amount of time to these compliance initiatives and may need to add personnel in areas such as accounting, financial reporting, investor relations and legal in connection with operations as a public company. Ensuring that we have adequate internal financial and accounting controls and procedures in place is a costly and time-consuming effort that needs to be re-evaluated frequently. Our compliance with existing and evolving regulatory requirements will result in increased administrative expenses and a diversion of management’s time and attention.

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Pursuant to Sections 302 and 404 of the Sarbanes-Oxley Act (“Section 404”), we are required to furnish certain certifications and reports by management on our ICFR, which, after we are no longer an emerging growth company and if we become an accelerated or large accelerated filer under SEC rules, must be accompanied by an attestation report on ICFR issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be required to document and evaluate our ICFR, which is both costly and challenging. Implementing any appropriate changes to our internal controls may require specific compliance training for our directors, officers and employees, entail substantial costs to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our ICFR, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. Moreover, effective internal controls are necessary for us to produce reliable and timely financial reports and are important to help prevent fraud. Any failure by us to file our periodic reports in a timely manner may cause investors to lose confidence in our reported financial information and may lead to a decline in the price of our Common Stock.

In accordance with Nasdaq Stock Market rules, the majority of the directors of a company that has securities quoted on Nasdaq must be directors that are “independent” under those rules. The various rules and regulations applicable to public companies make it more difficult and more expensive to maintain directors’ and officers’ liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If we are unable to maintain adequate directors’ and officers’ insurance, our ability to recruit and retain qualified officers and directors will be significantly curtailed.

We will need to grow the size of our organization and may experience difficulties in managing this growth.

As our expansion plans and strategies develop, and as it transitions into operating as part of a public company, it expects it will need additional managerial, operational, sales, marketing, financial and other personnel. Future growth would impose significant added responsibilities on members of management, including:

•        identifying, recruiting, compensating, integrating, maintaining and motivating additional employees;

•        coping with demands on Management related to the increased size of its business;

•        assimilating different corporate cultures and business practices;

•        converting other entities’ books and records and conforming their practices to ours;

•        integrating operating, accounting and information technology systems of other entities with ours and in maintaining uniform procedures, policies and standards, such as internal accounting controls; and

•        improving our operational, financial and management controls, reporting systems and procedures.

Our future financial performance and our ability to expand our business will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

If we are not able to effectively expand our organization by hiring new employees and expanding our groups of consultants and contractors, we may not be able to successfully implement the tasks necessary to further develop and commercialize our product candidates and, accordingly, may not achieve our research, development and commercialization goals.

We are an “emerging growth company,” and we cannot be certain that the reduced disclosure requirements applicable to “emerging growth companies” will not make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined under the JOBS Act and will continue to be after the Business Combination is completed. For so long as we are an emerging growth company, we intend to take advantage of certain exemptions from reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our

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periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We could be an emerging growth company for up to five years from the end of our most recently completed fiscal year, although we may lose such status earlier, depending on the occurrence of certain events, including when we have generated total annual gross revenue of at least $1.07 billion or when we are deemed to be a “large accelerated filer” under the Exchange Act, which means that the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of December 31st of the prior year, or when we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

We cannot predict if investors will not find our Common Stock less attractive or our company less comparable to certain other public companies because we rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock , and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

As a “smaller reporting company” we are permitted to provide less disclosure than larger public companies which may make our Common Stock less attractive to investors.

We are currently a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act and will continue to be one immediately after the Business Combination. As a smaller reporting company, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects which may result in less investor confidence. Investors may find our Common Stock less attractive as a result of our smaller reporting company status. If some investors find our Common Stock less attractive, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

If Nasdaq delists our shares or Public Warrants from trading on its exchange for failure to meet the listing standards, we and our securityholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of our common stock;

•	a limited amount of analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Risks Related to Our Common Stock and Organizational Structure

The price of our Common Stock likely will be volatile like the stocks of other early-stage companies.

The stock markets in general and the markets for early-stage stocks have experienced extreme volatility. The market for the Common Stock of smaller companies such as ours is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will be more volatile than the shares of such larger, more established companies for the indefinite future.

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In addition to the factors discussed in this “Risk Factors” section, price declines in our Common Stock could also result from general market and economic conditions and a variety of other factors, including:

•        adverse actions taken by regulatory agencies with respect to our products;

•        announcements of technological innovations, patents or new products by our competitors;

•        regulatory developments in the United States and foreign countries;

•        any lawsuit involving us or our product candidates;

•        announcements concerning our competitors, or the industry in which we compete in general;

•        developments concerning any strategic alliances or acquisitions we may enter into;

•        actual or anticipated variations in our operating results;

•        changes in recommendations by securities analysts or lack of analyst coverage;

•        deviations in our operating results from the estimates of analysts;

•        our inability, or the perception by investors that we will be unable, to continue to meet all applicable requirements for continued listing of our Common Stock on the Nasdaq Global Market, and the possible delisting of our Common Stock ;

•        sales of our Common Stock by our executive officers, directors and principal stockholders or sales of substantial amounts of Common Stock ; and

•        loss of any of our key Management personnel.

In the past, following periods of volatility in the market price of a particular company’s securities, litigation has often been brought against that company. Any such lawsuit could consume resources and Management time and attention, which could adversely affect our business.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for our securities. Accordingly, the valuation ascribed to our common shares in the Business Combination may not be indicative of the actual price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline, which could have a material adverse effect on your investment in our securities.

Factors affecting the trading price of the post-combination company’s securities following the Business Combination may include:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

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•        changes in the market’s expectations about our operating results;

•        the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•        speculation in the press or investment community;

•        success of competitors;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to the post-combination company;

•        our ability to market new and enhanced products on a timely basis;

•        changes in laws and regulations affecting our business;

•        commencement of, or involvement in, litigation involving the post-combination company;

•        changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of our Common Stock available for public sale;

•        any major change in our Board or Management;

•        sales of substantial amounts of Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the company. Because the Business Combination will result in Cardio being acquired by a special purpose acquisition company (“SPAC”), research coverage from industry analysts may be limited. If no securities or industry analysts commence coverage of our company, our stock price and trading volume could be negatively impacted.

If any of the analysts who may cover the company change their recommendation regarding our stock adversely, provide more favorable relative recommendations about our competitors or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If any analyst who may cover us ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

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Furthermore, if one or more of the analysts who do cover us downgrade our securities stock, its price would likely decline. If one or more of these analysts cease coverage of us, we could lose market visibility, which in turn could cause the price of our securities to decline.

We may fail to realize any or all of the anticipated benefits of the Business Combination.

The success of the Business Combination will depend, in part, on our ability to successfully manage and deploy the cash received upon the consummation of the Business Combination. Although we intend to use the cash received upon the consummation of the Business Combination for the continued development of our product candidates, there can be no assurance that we will be able to achieve our intended objectives.

We have broad discretion in the use of our existing cash, cash equivalents and the net proceeds from the Business Combination and may not use them effectively.

Our Management will have broad discretion in the application of our existing cash, cash equivalents and the net proceeds from the Business Combination, and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents and the net proceeds from the Business Combination, their ultimate use may vary substantially from their currently intended use. Our Management might not apply our cash resources in ways that ultimately increase the value of your investment. The failure by our Management to apply these funds effectively could harm our business. Pending their use, we may invest our cash resources in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

A significant number of shares of our Common Stock are subject to issuance upon exercise of outstanding warrants and options, which upon such exercise may result in dilution to our security holders.

Upon completion of the Business Transaction, we have outstanding:

•        3,250,000 public warrants, exercisable at a price of $11.50 per share, subject to adjustment and subject to Mana having an effective registration on file with the SEC which allows for the exercise for cash of the Public Warrants;

•        2,500,000 warrants issued to the Sponsor, exercisable at a price of $11.50 per share;

•        1,759,600 Exchanged Options that were issued in exchange for Legacy Cardio options with an exercise price of $3.90per share; and

•        2,204,627 Legacy Cardio Private Placement Warrants that were issued in exchange for outstanding Cardio warrants, with exercise prices ranging between $3.90 and $6.31 per share.

Warrants and options may be exercised only for a whole number of shares of Mana’s Common Stock. To the extent such warrants and options are exercised, additional shares of our Common Stock will be issued, which will result in dilution to the then existing holders of Common Stock of Mana and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.

Exercise of our Warrants is dependent upon the trading price of our Common Stock. Because of the disparity between the current stock price and the respective Warrant exercise prices, the Warrants may never be in the money and may expire worthless.

The exercise prices of our currently outstanding Warrants range from a high of $11.50 to a low of $3.90 per share. We believe the likelihood that warrantholders will exercise the Warrants, and therefore, the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock, the last reported sales price for which was $1.36 per share on January 12, 2023. If the trading price for our Common Stock is less than the applicable exercise price of our Warrants, we believe holders of those Warrants will be unlikely to exercise their Warrants. There is no guarantee that the Warrants will be in the money prior to their expiration, and, as such, the Warrants may expire worthless, and we may receive no proceeds from the exercise of the Warrants.

We have never paid dividends on our Common Stock, and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

We have never declared or paid cash dividends on our Common Stock. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our Common Stock will be our stockholders’ sole source of gain for the foreseeable future.

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Sales of a substantial number of shares of our Common Stock in the public market by our existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our Common Stock in the public market or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock.

Our Amended and Restated Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by the Company’s stockholders, which could limit the Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or our directors, officers and employees.

Our Amended and Restated Certificate of Incorporation will require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933 or the Securities Exchange Act of 1934. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and employees. Alternatively, if a court were to find these provisions of the Amended and Restated Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our Management and board of directors.

This provision would not apply to any action brought to enforce a duty or liability created by the Exchange Act and inclusive of rules and regulations thereunder. Section 22 of the Securities Act establishes concurrent jurisdiction for federal and state courts over Securities Act claims. Accordingly, both state and federal courts have jurisdiction to hear such claims.

Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in any of the Company’s securities shall be deemed to have notice of and consented to the foregoing bylaw provisions. Although we believe these exclusive forum provisions benefit the Company by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or the Company’s current or former directors, officers, stockholders or other employees, which may discourage such lawsuits against the Company and its current and former directors, officers, stockholders and other employees. In addition, a stockholder that is unable to bring a claim in the judicial forum of its choosing may be required to incur additional costs in the pursuit of actions which are subject to the exclusive forum provisions described above. The Company’s stockholders will not be deemed to have waived its compliance with the federal securities laws and the rules and regulations thereunder as a result of the Company’s exclusive forum provisions.

Further, the enforceability of similar exclusive forum provisions in other companies’ organizational documents has been challenged in legal proceedings and it is possible that a court of law could rule that these types of provisions are inapplicable or unenforceable if they are challenged in a proceeding or otherwise. If a court were to find either exclusive forum provision contained in the Company’s bylaws to be inapplicable or unenforceable in an

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action, the Company may incur significant additional costs associated with resolving such action in other jurisdictions, all of which could harm the Company’s results of operations.

The Company’s anti-takeover provisions could prevent or delay a change in control of the company, even if such change in control would be beneficial to its stockholders.

Provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as provisions of Delaware law could discourage, delay or prevent a merger, acquisition or other change in control of the company, even if such change in control would be beneficial to its stockholders. These provisions include:

•        the authority to issue “blank check” preferred stock that could be issued by the Board of Directors to increase the number of outstanding shares and thwart a takeover attempt;

•        prohibiting the use of cumulative voting for the election of directors;

•        requiring all stockholder actions to be taken at a meeting of its stockholders; and

•        advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause the Company to take other corporate actions you desire. In addition, because the Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

In addition, the Delaware General Corporation Law (the “DGCL”), to which the post-combination Company is subject, prohibits it, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets or business combinations with any stockholder or group of stockholders who owns at least 15% of its Common Stock.

USE OF PROCEEDS

All of the Securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

With respect to the registration of all shares of Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus, the Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm.

Assuming the cash exercise of all Warrants included in this prospectus, we will receive an aggregate of approximately $50.7 million. We expect to use the net proceeds from the exercise of the Warrants, if any, for working capital and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. The exercise price of our Public Warrants and Sponsor Warrants is $11.50 per Warrant and the exercise prices of the Private Placement Warrants is $3.90 and $6.21. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is highly dependent upon the trading price of our Common Stock, the last reported sales price for which was $1.36 per share on January 12, 2023. If the trading price for our Common Stock is less than the exercise price of the Warrants, we believe holders of our Warrants will be unlikely to exercise their Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

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We also have registered the resale of shares of Common Stock issuable upon exercise of Legacy Cardio Options held by certain of our executive officers and our non-executive chairman of the board, which options were granted under our 2022 Equity Incentive Plan and will be registered on a Form S-8 registration statement that we will file when eligible to do so or soon thereafter. These options are exercisable at $3.90 and are exercisable until May 2032. If all of the Legacy Cardio Options are exercised on a cash basis, we would receive approximately $6.85 million. Any such proceeds will be used for working capital and general corporate purposes. However, as with the Warrants discussed above, we believe it is unlikely that the Options will be exercised unless the trading price of our Common Stock is above the exercise price of the Options, and, to the extent that any Options are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of Options will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock issuable upon exercise of the Warrants offered hereby is determined by reference to the exercise price of the Warrants, which varies between $3.90 and $11.50 per share. The Public Warrants are listed on the Nasdaq under the symbol “CDIOW.”

We cannot currently determine the price or prices at which shares of our Common Stock or Warrants may be resold by the Selling Securityholders under this prospectus.

MARKET PRICE, TICKER SYMBOLS AND DIVIDEND INFORMATION

Ticker Symbols

Our Common Stock and Public Warrants are currently traded on The Nasdaq Capital Market under the symbols “CDIO” and “CDIOW,” respectively.

Prior to the consummation of the Business Combination on October 25, 2022, the Mana units, Mana common stock, Mana warrants and Mana rights were historically quoted on Nasdaq Global Market under the symbols “MANAU,” “MANA,” “MANAW” and “MANAR,” respectively. The Mana units and Mana rights were delisted from The Nasdaq Stock Market on October 26, 2022.

Market Information

On January 12, 2023, the last reported sales prices of our Common Stock and our Public Warrants were $1.36 per share and $0.0535 per Public Warrant, respectively.

Holders of our securities should obtain current market quotations for their securities. The market price of our securities could vary at any time.

Holders

As of December 23, 2022, there were 112 holders of record of our Common Stock and 82 holders of record of our Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Common Stock and Warrants are held of record by banks, brokers and other financial institutions.

Dividend Policy

The Company has not paid any cash dividends on the Common Stock to date and does not intend to pay cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings (if any), capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, all references to (i) the “Combined Company” refer to the entity formerly known as Mana Capital Acquisition Corp., which is now named Cardio Diagnostics Holdings, Inc. after giving effect to the Business Combination and accompanying redemptions of shares of Common Stock that were initially purchased in the Mana IPO; (ii) “Legacy Cardio” refers to the entity formerly known as Cardio Diagnostics, Inc., which is now named Cardio Diagnostics Holdings, Inc. after giving effect to the Business Combination; and (iii) “Mana” refers to Mana Capital Acquisition Corp. prior to giving effect to the Business Combination.

The Combined Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Merger and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Mana and Legacy Cardio, adjusted to give effect to the Merger. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”).

The unaudited pro forma condensed combined financial statements give effect to the Merger and other events contemplated by the Business Combination Agreement as described in this Form 8-K. The unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical unaudited condensed balance sheet of Legacy Cardio with the historical unaudited condensed balance sheet of Mana on a pro forma basis as if the Merger and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on September 30, 2022. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 combines the historical unaudited condensed statement of operations of Legacy Cardio for the nine months ended September 30, 2022 and the historical unaudited condensed statement of operations of Mana for the nine months ended September 30, 2022, giving effect to the transaction as if the Merger and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical audited statement of operations of Mana for the year ended December 31, 2021, with the historical audited statement of operations of Legacy Cardio for the year ended December 31, 2021, giving effect to the transaction as if the Merger and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what the Combined Company’s condensed financial position or results of operations actually would have been had the Business Combination been consummated prior to September 30, 2022, nor are they necessarily indicative of future results of operations. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the Combined Company.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•	audited historical financial statements of Mana for the year ended December 31, 2021 included in the registration statement of which this prospectus is a part (the “Registration Statement”);
•	unaudited historical condensed financial statements of Mana as of and for the nine months ended September 30, 2022 included in the Registration Statement;
•	audited historical financial statements of Legacy Cardio for the year ended December 31, 2021 included in Registration Statement;
•	Unaudited historical condensed financial statements of Legacy Cardio as of and for the nine months ended September 30, 2022 included in the registration statement of which this prospectus is a part; and

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•	other information relating to Mana and Cardio included in the Registration Statement, including the Business Combination Agreement and the description of certain terms thereof and the financial and operational condition of Mana and Cardio (see “Proposal No. 1—The Business Combination Agreement,” “Mana Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Cardio Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

Description of the Merger

Pursuant to the Business Combination Agreement, Merger Sub merged with and into Legacy Cardio, with Legacy Cardio surviving the Merger and thereby becoming a wholly owned subsidiary of Mana. In connection with the Merger, Mana was renamed as “Cardio Diagnostics Holdings, Inc.” (hereafter referred to as Cardio). The Merger consideration paid to the Legacy Cardio equity holders at the Closing pursuant to the Business Combination Agreement has deemed to have a value of approximately $108.4 million, assuming a deemed value of $10.00 per Mana common share. Upon the consummation of the Merger, each share of Legacy Cardio capital stock was converted into the right to receive shares of Combined Company common stock.

Pursuant to the Business Combination Agreement the Company issued the following securities:

•	holders of conversion rights issued as a component of units in Mana’s initial public offering (the “Public Rights”) were issued an aggregate of 928,571 shares of the Company’s common stock, $0.00001 par value (“Common Stock”);
•	holders of existing shares of common stock of Legacy Cardio and the holder of equity rights of Legacy Cardio (together, the “Legacy Cardio Stockholders”) received an aggregate of 6,883,306 shares of the Company’s Common Stock, calculated based on the exchange ratio of 3.427259 pursuant to the Merger Agreement (the “Exchange Ratio”) for each share of Legacy Cardio Common Stock held or, in the case of the equity rights holder, that number of shares of the Company’s Common Stock equal to 1% of the Aggregate Closing Merger Consideration, as defined in the Merger Agreement;
•	the Legacy Cardio Stockholders received, in addition, an aggregate of 43,334 shares of the Company’s Common Stock (“Conversion Shares”) upon conversion of an aggregate of $433,334 in principal amount of promissory notes issued by Mana to Legacy Cardio in connection with its loan of such amount in order to extend Mana’s duration through October 26, 2022 (the “Extension Notes”), which Conversion Shares were distributed to the Legacy Cardio Stockholders in proportion to their respective interest in Legacy Cardio;
•	each Legacy Cardio option that was outstanding immediately prior to the effective time of the Merger (the “Effective Time”), each of which was unvested prior to the Closing (the “Legacy Cardio Stock Options”), was assumed by the Company and converted into an option to purchase that number of shares of the Company’s Common Stock calculated based on the Exchange Ratio; accordingly, holders of Legacy Cardio Options received options to acquire 1,759,600 shares of the Company’s Common Stock, all of which vested and became immediately exercisable upon Closing; and
•	each Legacy Cardio warrant that was outstanding immediately prior to the Effective Time (the “Legacy Cardio Warrants”) was assumed by the Company and converted into a warrant to purchase that number of shares of the Company’s Common Stock calculated based on the Exchange Ratio; accordingly, holders of Legacy Cardio Warrants received warrants to acquire 2,204,627 shares of the Company’s Common Stock pursuant to the Exchange Ratio.

Following the Merger, 2,588,119 shares of Common Stock held by Mana stockholders prior to the Closing remain issued and outstanding, including 1,625,000 shares of Common Stock originally purchased by the Sponsor but that have been transferred to permitted transferees as of the date of this prospectus.

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The following transactions constituting the Merger took place as contemplated by the Business Combination Agreement:

•	the Merger of Merger Sub, the wholly owned subsidiary of Mana, with and into Legacy Cardio, with Legacy Cardio as the surviving company;
•	the cancellation of each issued and outstanding share of Legacy Cardio’s capital stock and the conversion into the right to receive a number of shares of Combined Company common stock based on the Exchange Ratio;
•	the exchange of outstanding Legacy Cardio Warrants into warrants exercisable for shares of Combined Company common stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio; and
•	the exchange of all outstanding Legacy Cardio Options (whether vested or unvested) into Combined Company Options exercisable for shares of Combined Company common stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio; all such options became immediately exercisable.

Other Related Events in Connection with the Merger

Mana Redemptions and Conversion of Rights

In connection with the Mana stockholder vote on the Business Combination, Mana stockholders redeemed an aggregate of 6,465,452 shares of Common Stock for total redemption consideration of $65,310,892 which amount was paid out of the Investment Management Trust established in connection with Mana’s initial public offering in November 2021 (the “Trust Account”). At the Closing of the Business Combination, all outstanding Public Rights automatically converted into one-seventh of a share of Common Stock, or 928,571 shares of Common Stock. The separate trading of Units and Public Rights of Mana was terminated upon the closing of the Business Combination.

Other related events that are contemplated to take place in connection with the Merger are summarized below:

•	Mana Stockholder Redemptions: On October 25, 2022, Mana held a special meeting of its stockholders to approve the Business Combination. In connection with the Special Meeting and the Business Combination, the holders of 6,465,452 shares of Mana common stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.10 per share, for an aggregate redemption amount of $65,310,892. These redemptions have been reflected below.
•	Extension Notes: In August and September 2022, Mana issued to Legacy Cardio non-interest bearing promissory notes aggregating $433,334 in connection with Legacy Cardio’s loans of such amount ($216,667 in each month) in order to extend Mana’s corporate existence through October 26, 2022 (the “Extension Notes”). The Extension Notes were converted into a total of 433,334 shares of the Combined Company based on a conversion rate of $10 per share (the “Conversion Shares), which Conversion Shares were distributed to the Legacy Cardio Stockholders in proportion to their respective interest in Legacy Cardio.
•	Mana Conversion Rights: At the Closing of the Business Combination, all outstanding Public Rights that were issued as a component of the units sold in Mana’s initial public offering automatically converted into one-seventh of a share of Common Stock, or 928,571 shares of Common Stock. The Public Rights ceased trading upon Closing and were delisted from Nasdaq as of October 26, 2022.

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Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Combined Company upon consummation of the Merger in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated. Any net cash proceeds remaining after the consummation of the Merger and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Combined Company following the completion of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. MANA and Legacy Cardio did not have any historical relationship prior to the discussion of the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Pursuant to its certificate of incorporation and as contemplated by the Business Combination Agreement, MANA provided the holders of MANA Common Stock the opportunity to redeem the outstanding shares of MANA Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the transactions (including interest earned on the funds held in the Trust Account, net of taxes). The per share redemption amount was approximately $10.10 in the Closing Redemption.

The following table presents the selected pro forma information after giving effect to the Merger and other events contemplated by the Business Combination Agreement and the Closing Redemption. This scenario includes the Closing Redemption, following which 2,588,119 shares of MANA Common Stock remain outstanding after the completion of the Merger.

The following summarizes the pro forma fully diluted shares of the Combined Company common stock issued and outstanding immediately after the Merger:

	Fully Diluted Shares	Percent
Mana Public Stockholders (1)	34,548	0.26%
Sponsor (2)	1,625,000	12.09%
Mana Conversion rights holders (3)	928,571	6.91%
Legacy Cardio equity holders (4)	10,847,531	80.74%
Combined Company common stock outstanding at Merger Closing (fully diluted)	13,435,650	100.00%
(1)	Amount reflects the Closing Redemption. Amount excludes 5,750,000 outstanding Public Warrants and Sponsor Warrants issued in connection with the Mana IPO.
(2)	The Sponsor originally held 1,625,000 shares of Mana Common Stock, comprised of Founder Shares, all of which have been transferred to permitted transferees. This amount excludes Sponsor Warrants.
(3)	At the Closing of the Business Combination, all outstanding Public Rights that were issued as a component of the units sold in Mana’s initial public offering automatically converted into one-seventh of a share of Common Stock, or 928,571 shares of Common Stock. The Public Rights ceased trading upon Closing and were delisted from Nasdaq as of October 26, 2022.

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Expected Accounting Treatment for the Merger

The Merger is accounted for as a reverse recapitalization in accordance with GAAP because Legacy Cardio has been determined to be the accounting acquirer. Under this method of accounting, Mana, which is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Legacy Cardio, which is the legal acquiree, is treated as the accounting acquirer. Accordingly, the consolidated assets, liabilities and results of operations of Legacy Cardio have become the historical financial statements of the Combined Company, and Mana’s assets, liabilities and results of operations have been consolidated with Legacy Cardio’s beginning on the acquisition date. For accounting purposes, the financial statements of the Combined Company represent a continuation of the financial statements of Legacy Cardio with the Merger being treated as the equivalent of Legacy Cardio issuing stock for the net assets of Mana, accompanied by a recapitalization. The net assets of Mana are stated at historical costs and no goodwill or other intangible assets have been recorded. Operations prior to the Merger will be presented as those of Cardio in future reports of the Combined Company.

Legacy Cardio was determined to be the accounting acquirer presented based on evaluation of the following facts and circumstances:

•	Legacy Cardio stockholders comprise a majority of approximately 80% of the voting power of the Combined Company;
•	Legacy Cardio had the ability to nominate a majority of the members of the board of directors of the Combined Company;
•	Legacy Cardio’s operations prior to the acquisition comprise the only ongoing operations of Combined Company;
•	Legacy Cardio’s senior management comprise the senior management of Combined Company;
•	The Combined Company has assumed the Cardio name;
•	The ongoing operations of Legacy Cardio have become the operations of the Combined Company; and
•	Legacy Cardio’s headquarters have become the Combined Company’s headquarters.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Combined Company following the completion of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

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UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2022

	MANA SPAC	Cardio Diagnostics Inc.	Transaction Adjustments		Pro Forma Combined
	(as reported)	(as reported)	( Actual Redemption)		(Actual Redemption)

Current Assets
Cash and cash equivalents	$177,681	$8,964,008	-		$9,141,689
Notes reeceivable	-	433,334	-		433,334
Prepaid expenses and other current assets	50,371	79,408	-		129,779
Total current assets	$228,052	$9,476,750	$0		$9,704,802

Long-term assets
Investments held in Trust Account	65,573,383	-	(65,310,892)	(A)	262,491
Intangible assets, net	-	41,333	-		41,333
Deposits	-	4,950	-		4,950
Patent costs	-	314,775	-		314,775
Total assets	$65,801,435	$9,837,808	$(65,310,892)		$10,328,351

Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$1,980	$265,194	-		$267,174
Promissory Note	433,334	-	-		433,334
Franchise tax liability	196,434	-	-		196,434
Total Liabilities	$631,748	$265,194	-		$896,942

Commitments and Contingencies
Common sock subject to possible redemption
6,500,000 shares at conversion value of $10.10 per share	65,523,383		(65,000,000)	(A)	523,383

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Stockholder's equity
Preferred stock $.00001 par value, 100,000,000 authorized;
none issued and outstanding
Common stock $0.00001 par value, 300,000,000 shares
1,625,000 issued and outstanding as of September 30, 2022
and December 31, 2021 (excluding 6,500,000 shares
subject to possible redemption)	16				141
Common stock $0.0001 par value, 2,300,000 shares authorized
and 1,976,749 and 1,232,324 shares issued and outstanding
as of September 30, 2022 and December 31, 2021, respectively		198	(190)	(C)
			108	(D)

			9	(E)
APIC	394,219	13,185,905	(108)	(D)	12,409,154
			190	(C)
			(310,892)	(A)
			(860,151)	(B)
			(9)	(E)
Accumulated deficit	(747,931)	(3,613,489)	860,151	(B)	(3,501,269)
Total stockholders' equity	(353,696)	9,572,614	(310,892)		8,908,026

Total liabilities and stockholders' equity	$65,801,435	$9,837,808	$(65,310,892)		$10,328,351

See accompanying notes to the unaudited pro forma condensed consolidated financial information

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UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2022

	MANA SPAC	Cardio Diagnostics Inc.		Transaction Adjustments	Pro Forma Combined
	(as reported)	(as reported)		(Actual Redemption)	(Actual Redemption)

Revenue	$-	$-		$-	$-

Operating expenses
Operating costs	740,962	-		-	740,962
Franchise	150,000	-		-	150,000
Sales and marketing	-	65,573		-	65,573
Research and development	-	9,361		-	9,361
General and administrative expenses	-	2,083,460		-	2,083,460
Amortization	-	12,000		-	12,000

Total operating expenses	890,962	2,170,394		-	3,061,356

Income (loss) from operations	(890,962)	(2,170,394)		-	(3,061,356)

Other income (expenses)
Acquisition related expense	-	(112,534)		-	(112,534)
Interest income	280	-		-	280
Investment income on investment held in trust account	377,637	-		-	377,637

Total other income (expenses)	377,917	(112,534)		-	265,383

Net income (loss) from operations before provision for income tax	(513,045)	(2,282,928)		-	(2,795,973)

Provision for income tax	-	-		-	-

Net loss from operations	$(513,045)	$(2,282,928)		$-	$(2,795,973)

Basic and fully diluted loss per common share:
Basic and diluted weighted average shares outstanding, common
stock subject to possible redemption	6,500,000	-
Basic and diluted net loss per share, common stock	$(0.06)	$(1.45)	$		$(0.33)
Basic and diluted net loss per share, common stock subject to possible redemption	$(0.06)	$(1.45)	$	(aa)	$(0.33)	(aa)

Weighted average common shares outstanding	1,625,000	1,574,724			8,476,875

See accompanying notes to the unaudited pro forma condensed consolidated financial information

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UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021

	MANA SPAC	Cardio Diagnostics Inc.		Transaction Adjustments	Pro Forma Combined
	(as reported)	(as reported)		(Actual Redemption)	(Actual Redemption)

Revenue	$-	$901		$-	$901

Operating expenses
Formation and operating costs	20,887	-		-	20,887
Franchise	124,434	-		-	124,434
Sales and marketing	-	103,318		-	103,318
Research and development	-	31,468		-	31,468
General and administrative expenses	-	470,563		-	470,563
Amortization	-	16,000		-	16,000

Total operating expenses	145,321	621,349		-	766,670

Income (loss) from operations	(145,321)	(620,448)		-	(765,769)

Other income (expenses)
Interest income	-	-		-	-
Investment income on investment held in a trust account	484	-		-	484

Total other income (expenses)	484	-		-	484

Net income (loss) from operations before provision for income tax	(144,837)	(620,448)		-	(765,285)

Provision for income tax	-	-		-	-

Net loss from operations	$(144,837)	$(620,448)		$-	$(765,285)

Basic and fully diluted loss per common share:
Basic and diluted weighted average shares outstanding,
common stock subject to possible redemption	1,001,427	-
Basic and diluted net loss per share, common stock	$(0.14)	$(0.53)	$		$(0.06)
Basic and diluted net loss per share, common stock subject to possible redemption	$(0.09)	$(0.53)	$	(aa)	$(0.11)	(aa)

Weighted average common shares outstanding	1,560,288	1,163,222			13,435,650

See accompanying notes to the unaudited pro forma condensed consolidated financial information

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Mana, which is the legal acquirer, has been treated as the accounting acquiree for financial reporting purposes and Legacy Cardio, which is the legal acquiree, has been treated as the accounting acquirer.

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X, as amended January 1, 2021. The historical financial information of Mana and Legacy Cardio is presented in accordance with U.S. GAAP. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The unaudited pro forma adjustments represent management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the completion of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available. Therefore, it is possible that the actual adjustments will differ from the pro forma adjustments and that the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of Mana and Legacy Cardio.

2.	Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2022

(A)	Reflects the Closing Redemption, of 6,465,452 shares of Combined Company common stock for $65,310,892 million, allocated to the Combined Company common stock and additional paid-in-capital using par value of $0.00001 per share at the redemption price of approximately $10.10 per share.

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(B)	Reflects the elimination of Mana’s historical retained losses of $860,150 with a corresponding adjustment to additional paid-in capital for the Combined Company in connection with the reverse recapitalization at the closing.
(C)	Reflect the cancellation of Legacy Cardio equity holders 1.9 million shares of Common Stock issued and outstanding immediately prior to the merger.
(D)	Represents issuance of 10,847,531 shares of Combined Company Common Stock to existing Cardio equity holders.
(E)	Represents the issuance of 928,571 shares of Parent Common Stock to Mana conversion rights holders.

Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2022, and for the year ended December 31, 2021, and are related to the Merger:

(aa) Pro forma basic earnings per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average shares of Common stock outstanding during the period.

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BUSINESS COMBINATION

On October 25, 2022, Cardio Diagnostics Holdings, Inc. (formerly known as Mana Capital Acquisition Corp.) consummated its previously announced Business Combination pursuant to the Merger Agreement. As contemplated by the Merger Agreement, Merger Sub merged with and into Legacy Cardio, with Legacy Cardio surviving the Merger as a wholly owned subsidiary of Mana. As a result of the Merger, and upon the consummation of the Merger and the other transactions contemplated by the Merger Agreement, the securityholders of Legacy Cardio became securityholders of Mana, and Mana was renamed “Cardio Diagnostics Holdings, Inc.”

On October 25, 2022, the Company’s stockholders, at a special meeting of the Company, approved and adopted the Merger Agreement, and approved the Business Combination proposal and the other related proposals presented in the proxy statement/prospectus filed declared effective by the SEC on October 7, 2022. In connection with the closing of the Business Combination, holders of an aggregate of 6,465,452 shares of Mana common stock exercised their right to redeem such shares for a pro rata portion of the funds in Mana’s Trust Account for cash at a redemption price of approximately $10.10 per share, resulting in an aggregate redemption amount of $65,310,892.

Following the redemption payments, there remained $348,987 in the Trust Account, all of which was used to pay a portion of the transaction expenses. Legacy Cardio paid the balance of the transaction expenses, including deferred Mana IPO expenses, totaling $2,270,929.

At the Effective Time, the shares of Legacy Cardio common stock that were issued and outstanding immediately prior to the Effective Time were cancelled and converted into the right to receive a portion of the Aggregate Merger Consideration (as defined above) equal to the Exchange Ratio and a future entitlement to a portion of the Aggregate Earnout Consideration equal to the Earnout Exchange Ratio (the “Per Share Merger Consideration”), if specified targets are satisfied, and a pro rata share of the shares issued upon conversion of the Extension Notes (as defined above). In addition, the Legacy Cardio Private Placement Warrants issued by Legacy Cardio in private placements in 2021 and 2022 and Legacy Cardio Options that were granted under Legacy Cardio’s Incentive Plan were cancelled, and the holders thereof were issued Private Placement Warrants and Options based on the Exchange Ratio. The terms of such Private Placement Warrants and Options remained unchanged other than the adjustments thereto to the exercise prices and the number of shares of Common Stock underlying such securities. All of the newly-issued Options are immediately exercisable. However, shares of Common Stock and Options issued to certain of our executive officers and our non-executive chairman of the board are subject to a six-month lockup restriction and therefore cannot be sold or otherwise transferred (with certain customary exceptions) until April 25, 2023. Also issued at the Closing was an aggregate of 43,334 shares of Common Stock, distributed pro rata to the Legacy Cardio Stockholders and one holder of equity rights, which shares were issued upon conversion of promissory notes payable to Legacy Cardio in connection with loans made to extend Mana’s corporate existence through October 26, 2022. Finally, at the Closing of the Business Combination, all outstanding Public Rights automatically converted into one-seventh of a share of Common Stock, or 928,571 shares of Common Stock. The separate trading of Units and Public Rights of Mana was terminated upon the closing of the Business Combination.

After giving effect to the Business Combination and the redemptions related thereto, we have 9,514,743 shares of Common Stock issued and outstanding, 7,954,627 Warrants to purchase Common Stock issued and outstanding and 1,759,600 Options to purchase Common Stock issued and outstanding as of the date of this prospectus.

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BUSINESS

Unless otherwise noted or the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Cardio Diagnostics Holdings, Inc. and its consolidated subsidiaries following the Business Combination, other than certain historical information which refers to the business of Cardio and its subsidiary prior to the consummation of the Business Combination.

Company Overview

Cardio Diagnostics, Inc. (“Legacy Cardio”) was founded in 2017 in Coralville, Iowa by Meeshanthini (Meesha) Dogan, PhD, and Robert (Rob) Philibert, MD PhD. It was formed in January 2017 as an Iowa LLC and was subsequently incorporated as a Delaware C-Corp in September 2019. Cardio Diagnostics, LLC (“CD LLC”) is a wholly owned subsidiary of Legacy Cardio.

Cardio was formed to further develop and commercialize a series of products for major types of cardiovascular disease and associated co-morbidities, including coronary heart disease (CHD), stroke, heart failure and diabetes, by leveraging our Artificial Intelligence (“AI”)-driven Integrated Genetic-Epigenetic Engine™. As a company, we aspire to give every American adult insight into their unique risk for various cardiovascular diseases. Cardio aims to become one of the leading medical technology companies for enabling improved prevention, early detection and treatment of cardiovascular disease. Cardio is transforming the approach to cardiovascular disease from reactive to proactive and hope to accelerate the adoption of Precision Medicine for all. We believe that incorporating our solutions into routine practice in primary care and prevention efforts can help alter the trajectory that nearly one in two Americans is expected to develop some form of cardiovascular disease by 2035.

According to the CDC, epigenetics is the study of how a person’s behaviors and environment can cause changes that affect the way a person’s genes work. Unlike genetic changes, epigenetic changes are reversible and do not change one’s DNA sequence, but they can change how a person’s body reads a DNA sequence. We believe that we are the first company to develop and commercialize epigenetics-based clinical tests for cardiovascular disease that have clear value propositions for multiple stakeholders including (i) patients, (ii) clinicians, (iii) hospitals/health systems, (iv) employers and (v) payors.

An estimated 80% of cardiovascular disease (“CVD”) is preventable, yet, it is responsible for one in every four deaths and remains the number one killer in the United States for both men and women. Coronary heart disease is the most common type of CVD and the major cause of heart attacks. The enormous number of unnecessary heart attacks and deaths associated with CHD is attributable to the failure of current primary prevention approaches in clinical practice to effectively detect, reduce and monitor risk for CHD prior to life altering and costly health complications. Several reasons for this failure include (i) the current in-person risk screening approach is incompatible with busy everyday life as demonstrated by the COVID-19 associated decrease in primary care visits for preventive screening; (ii) even if the current risk screening tests are taken, they only identify 44% and 32% of men and women at high risk, respectively; and (iii) the lack of patient care plan personalization. A highly accessible, personalized and precise solution for CHD prevention is not currently available.

Furthermore, with the ongoing COVID-19 pandemic, preventable illnesses such as CHD are expected to spike. Therefore, now more than ever, there is an urgent need for a highly sensitive, scalable, at-home risk screening tool that can help physicians better direct care and allow patients to receive the help they need sooner.

Our first test, Epi+Gen CHD™, which was introduced for market testing in 2021, is a three-year symptomatic CHD risk assessment test targeting CHD events, including heart attacks. Since inception, the Company has earned only $901 in revenue, all of which was earned in 2021 through a telemedicine platform. Rather than using its resources to actively pursue this sales channel, we have focused our efforts on establishing relationships with potential customers, a process that can take many months and up to as much as a year or more to finalize, depending on the sales channel. For example, hospitals routinely take a year or longer to make purchasing decisions. While these relationships take considerable time to establish, we believe that they provide far greater revenue potential for our existing and future tests.

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We believe that our Epi+Gen CHD™ test is categorized as a laboratory-developed test, or “LDT,” which, under current FDA policy, does not require premarket authorization or other FDA clearance or approval. As such, we believe that the Epi+Gen CHD™ does not require FDA premarket evaluation of our performance claims or marketing authorization, and such premarket review and authorization has not been obtained. Although submissions that are pending before the FDA or that have been denied are not publicly available, to the best of our knowledge, no epigenetic-based clinical test for cardiovascular disease has, to date, been cleared or approved by the FDA.

Industry Background

According to the American Heart Association (AHA), even though an estimated 80% of cardiovascular disease (CVD) is preventable, it remains the leading cause of death in the United States and globally. The AHA also reported that over 650,000 deaths in the United States each year are attributable to heart disease, which amounts to one in every four deaths. The Centers for Disease Control and Prevention (CDC) estimates that in the United States, one person dies every 36 seconds from CVD. Unfortunately, the incidence of CVD is expected to continue to rise with the AHA projecting that by 2035, nearly half of Americans will have some form of CVD.

CVD represents conditions that affect the heart and blood vessels such as coronary heart disease (CHD), stroke, and congestive heart failure (CHF). CHD is the most common type of heart disease and according to the CDC, was responsible for nearly 370,000 deaths in 2019. The National Center for Health Statistics reported that the prevalence of CHD is approximately 6.7%, and according to the AHA, over 20 million adults aged 20 or older in the United States have CHD. CHD is also the major cause of heart attacks. According to the AHA, every 40 seconds, someone in the United States has a heart attack, with over 800,000 Americans having a heart attack each year. The CDC reported that in 2020, stroke was responsible for one in six CVD-related deaths. The AHA estimates that every year, nearly 800,000 Americans have a stroke which is the leading cause of major long-term disability, with a stroke-related death occurring every 3.5 minutes. According to the AHA, over six million adults have heart failure and nearly 380,000 deaths in 2018 were attributable to heart failure. There are numerous risk factors that could increase an individual’s risk for CVD. Several key risk factors include diabetes, high blood cholesterol, and high blood pressure. For example, according to the CDC, over 34 million adults have diabetes and according to Johns Hopkins Medicine, those with diabetes are two to four times more likely to develop CVD. Alongside genetics, age, sex, and ethnicity, lifestyle factors such as smoking, unhealthy diet, physical inactivity, and being overweight can also increase the risk for CVD.

In addition to the enormous morbidity and mortality associated with CVD, the economic burden of CVD is also staggering as depicted in the figure below from the Cardiovascular Disease: A Costly Burden For America, Projections Through 2035 report by the AHA. CVD is the costliest disease in the United States and the economic burden associated with CVD is expected to continue to soar. According to the CDC Foundation, every year, one in six United States healthcare dollars is expended on CVD.

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The AHA reports that in 2016, the cost of CVD was $555 billion and is expected to rise to over $1 trillion by 2035. Of the $555 billion, $318 billion was associated with medical costs, and the remaining $237 billion with indirect costs such as lost productivity. By 2035, the medical costs associated with CVD are expected to increase 135% to $749 billion, while the indirect costs are expected to rise by 55% to $368 billion. Currently, among the various types of CVD, the medical costs of CHD are the highest at $89 billion and are expected to rise to $215 billion by 2035 as depicted in the figure below from the Cardiovascular Disease: A Costly Burden For America, Projections Through 2035 report by the AHA.

To address this expected significant rise in human health and economic burdens, the United States healthcare market is seeking more efficient and effective methods to better prevent CVD. This same trend is playing out across developed nations around the globe as the burden of CVD continues to grow due to a rise in major risk factors such as obesity, poor diet and Type 2 diabetes. This is consistent with the cardiovascular diagnostic testing market trends reported by Research and Markets in their Outlook on the Cardiovascular Diagnostic Testing Global Market to 2027 - Increasing Number of Insurance Providers Presents Opportunities press release published on July 4, 2022. They estimate that the Global Cardiovascular Diagnostic Testing Market is estimated to grow from $8.47 billion in 2022 to $12.41 billion by 2027, with a CAGR of 7.94%.

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There are several healthcare tailwinds that are driving this expected growth and are expected to support the large-scale adoption of our solutions:

●	The aging population: According to the Population Reference Bureau, by 2060, the number of Americans aged 65 and over is projected to more than double from 46 million to over 98 million. This demographic shift will result in increased demand for healthcare services in general and for CVD specifically because the risk for CVD increases with age. According to the AHA, the risk for CVD at age 24 is about 20% and more than doubles to 50% by age 45, with 90% of those over the age of 80 having some form of CVD.
●	The rise of chronic diseases: Chronic diseases such as heart disease, cancer, and diabetes are rising in the United States. The rise of these conditions is further driven by less-than-ideal lifestyle choices such as smoking, an unhealthy diet, and sedentary behavior. As a result, better predictive and diagnostic tools are needed to get ahead of these conditions alongside the need for improved treatment and management of these conditions.
●	The shift to value-based care: The shift to value-based care drives healthcare providers to focus on quality rather than quantity of care. The shift to value-based care is a crucial driver of growth for Cardio because it incentivizes health care providers to focus on providing quality care rather than simply providing more care. Cardio believes providers can tackle the costliest and deadliest disease category with its solutions while reducing costs.
●	The growth of telemedicine: Driven largely by the COVID-19 pandemic, telemedicine is a growing trend in healthcare, as it allows patients to receive care from providers remotely. Remote, telemedicine-based preventative programs and tests can serve those who are already undergoing routine screening, but more importantly, expand reach to most Americans who currently are not receiving preventative healthcare, including rural and underserved populations. our evidence-based solutions can be deployed remotely, which is expected to further drive adoption by patients and clinicians.
●	The adoption of Artificial Intelligence (AI): AI is increasingly incorporated into many aspects of healthcare, including administrative tasks, diagnosis and treatment. AI has the potential to improve the quality of care while reducing costs. Machine learning, which is a type of AI, is instrumental to our cutting-edge solutions, powering their clinical performance and differentiating them from other technologies for CVD.
●	The rise of patient engagement: Thanks to technology, patients are becoming more engaged in their healthcare. They use online tools to research their conditions and treatments and are more likely to participate in their care. This includes demanding cutting-edge clinical tests that can help them better prevent chronic diseases such as CVD while improving the length and quality of life. As a result, healthcare providers and organizations that offer such services including our solutions are likely to have an edge over those who do not.

Our Strategy

●	Building compelling evidence. Our AI-driven Integrated Genetic-Epigenetic Engine™ enables rapid design, development, and launch of diagnostic solutions resulting from a decade of research studies. Our solutions that result from this technology, including our Epi+Gen CHD™ test for coronary heart disease risk assessment, were and are being developed through rigorous studies that are peer-reviewed and published in collaboration with leading healthcare and research institutions. In addition to the superior sensitivity of the Epi+Gen CHD™ test, the evidence bases for this test also include an economic case to drive a more holistic and compelling argument for adoption. We plan to continue such studies.
●	Engaging experts and key stakeholders. At Cardio, we understand that engaging experts and key healthcare stakeholders is critical to realizing our solutions’ full potential and ensuring that these solutions reach as many people as possible.
●	Prioritizing and executing strategic acquisitions. Our expertise at several intersections across biology, machine learning, lab assay development, and cardiovascular disease, provide an array of strategic acquisition opportunities to better serve the cardiovascular disease market by horizontally and vertically integrating the cardiac care continuum.

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●	Prioritizing payor coverage. We believe that to continue to grow the market traction of our solutions, it would require pursuing additional payor coverage. We are engaging the appropriate experts, building necessary evidence, and have a roadmap in place for this. As part of this priority, we are pursuing pilots and strategic collaborations. We expect that it will take six to twelve months to engage additional payors.
●	Evaluating FDA pathway. The Epi+Gen CHD test is currently offered as a Laboratory Developed Test (LDT) and does not currently require premarket authorization. Cardio is evaluating an FDA regulatory pathway to enable broader access to this test.
●	Targeting multiple revenue channels. To ensure that our revenue stream is diversified, Cardio has and will continue to target multiple revenue channels for which our solutions have compelling value propositions. This strategy includes, but is not limited to providers, health systems, and employers.
●	Launching synergistic products. To more fully address cardiovascular health, Cardio is leveraging our AI-driven Integrated Genetic-Epigenetic Engine™ to develop a series of clinical tests for major types of cardiovascular disease, including coronary heart disease, stroke and congestive heart failure.

Our Technology

At the core of Cardio is our proprietary AI-driven Integrated Genetic-Epigenetic Engine™, an engine invented and built by three key employees/officers over the past decade. Our technology enables rapid design, development and launch of new diagnostic solutions through the identification of robust integrated genetic-epigenetic biomarkers and their translation into clinical tests for cardiovascular disease. This engine consists of multiple layers. It begins with genome-wide genetic (single nucleotide polymorphisms or SNPs), genome-wide epigenetic (DNA methylation) and clinical data points. Using high-performance computing, ML/AI techniques and deep domain expertise in medicine, molecular biology and engineering, a panel of SNP-DNA methylation biomarkers and mined, modeled and translated into standalone laboratory assays.

As a result, our products, which are clinical tests, consist of two components. The first is a laboratory component, which involves the use of proprietary laboratory testing assays to profile the panel of genetic and

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epigenetic DNA biomarkers. Genetic biomarkers (SNPs) represent an individual’s inherited risk for the disease, have been reported to drive less than 20% of the risk for cardiovascular disease (Hou, K et al, Aug 2019, Nature Genetics) and do not change with intervention (i.e., static). Epigenetic biomarkers (DNA methylation) represent an individual’s acquired risk for the disease that is influenced by lifestyle and environment which is a larger driver for cardiovascular risk compared to genetics, is largely confounded by genetics and has been shown to change over time with intervention or changes in one’s lifestyle and environment (i.e., dynamic). The second is an analytical component, which involves applying a proprietary interpretive predictive machine learning model to predict risk and provide personalized insights to assist physicians in tailoring a prevention and care plan. The combination of biomarkers and predictive machine learning model is unique to each clinical test we develop.

Our Products and Services

We have and will continue to leverage our AI-driven Integrated Genetic-Epigenetic Engine™ to develop a series of clinical tests for cardiovascular disease. We believe that our first product, Epi+Gen CHD™, is the first epigenetics-based clinical test capable of assessing near-term (three-year) risk for coronary heart disease (CHD).

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Clinicians’ Current Approach to Cardiovascular Disease

Currently, a patient’s risk for CVD is generally assessed using two common lipid-based clinical tests known as Framingham Risk Score (FRS) and ASCVD Pooled Cohort Equation (PCE). FRS and PCE are 10-year CVD risk calculators that aggregate common clinical variables such as cholesterol and diabetes, demographics and subjective, self-reported information such as smoking status. These tests have several limitations and are less effective for several reasons:

•	In a peer-reviewed published study by Cardio in collaboration with Intermountain Healthcare (Dogan, Meeshanthini & Knight, Stacey & Dogan, Timur & Knowlton, Kirk & Philibert, Robert. (2021). External validation of integrated genetic-epigenetic biomarkers for predicting incident coronary heart disease. Epigenomics. 13. 10.2217/epi-2021-0123), we found that for three-year coronary heart disease risk assessment, the average sensitivity of FRS and PCE was 44% in men and 32% in women. This means that for every 100 men and 100 women deemed “at-risk” for a coronary heart disease event, the test only correctly identifies 44 men and 32 women.
•	The fasting requirement of this test could be cumbersome for patients to comply, and the lack of fasting could affect test results.
•	The patient care plan that results from these tests generally lack personalization.
•	These tests depend on self-reported, subjective information such as smoking status from patients, and inaccurate information could affect the accuracy of test results.
•	Undergoing these tests requires an in-person clinic visit to collect blood samples and other necessary data points such as blood pressure, which may delay or prevent access to primary prevention, e.g., for those who are unable to make time for the visit, have transportation issues or live in rural areas are likely to delay primary prevention altogether.
•	These tests were also developed predominantly using data from men and therefore, may be less effective for women.

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Epi+Gen CHD™ is the Only Epigenetics-based Clinical Test for Coronary Heart Disease

Epi+Gen CHD™ is a scientifically backed clinical test that is based on an individual’s objective genetic and epigenetic DNA biomarkers. In a peer-reviewed study done in collaboration with Intermountain Healthcare (Dogan, Meeshanthini & Knight, Stacey & Dogan, Timur & Knowlton, Kirk & Philibert, Robert. (2021). External validation of integrated genetic-epigenetic biomarkers for predicting incident coronary heart disease. Epigenomics. 13. 10.2217/epi-2021-0123), this test demonstrated a 76% and 78% sensitivity for men and women, respectively, for three-year CHD risk. This means that for every 100 men and 100 women deemed “at-risk” for a coronary heart disease event, the test correctly identifies 76 men and 78 women. In comparison, the average sensitivity of the Framingham Risk Score and the ASCVD Pooled Cohort Equation was found to be 44% and 32% for men and women, respectively. The performance of the test in this study was evaluated across two cohorts that were independent of each other. One cohort was used for the development of this test and the other was used to independently validate the performance of the test, showing Epi+Gen CHD™ to be approximately 1.7 times and 2.4 times more sensitive than the current lipid-based clinical risk estimators in men and women, respectively. In another peer-reviewed study focusing on the cost utility of Epi+Gen CHD™ (Jung, Younsoo & Frisvold, David & Dogan, Timur & Dogan, Meeshanthini & Philibert, Robert. (2021). Cost-utility analysis of an integrated genetic/epigenetic test for assessing risk for coronary heart disease. Epigenomics. 13. 10.2217/epi-2021-0021), this test was associated with up to $42,000 in cost savings per quality adjusted life year and improved survival compared to the ASCVD Pooled Cohort Equation.

The blood-based version of this test was introduced for market testing in 2021 and the saliva-based version is anticipated to be launching in 2023. The current charge to perform the test is $350, which can be paid for either out-of-pocket or via HSA/FSA. The price of the test and revenue streams could change in the future depending on market forces and payor requirements, as well as on the customer and the region in which the test is being sold. We are building additional clinical and health economics evidence to pursue payor coverage. To date, we have sold our Epi+Gen CHD™ test to multiple customers who are patients through a telemedicine provider platform.

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We believe that the Epi+Gen CHD™ test empowers patients to prevent CHD with actionable information about their near-term risk for CHD-related events, including a heart attack. We believe that our Company’s initial product will enable clinicians to identify patients in need of clinical attention and gaps in cardiovascular care for their patients so they can bridge the gap in care and proactively manage them. In addition, we believe that our products can enable healthcare organizations and payors to reduce the cost of care.

We have a worldwide exclusive license agreement with the University of Iowa Research Foundation (UIRF) relating to our patent and patent-pending technology. Under the terms of that license agreement, Cardio is required to pay each of: (i) 2% of annual net sales, and (ii) 15% of non-royalty fees paid to the Company if it enters into one or more sublicensing agreements. UIRF elected to participate in the Business Combination as provided in the license agreement, as amended and currently in effect. As a result, UIRF received its share of the Merger Consideration equal to 1% of the Aggregate Merger Consideration and its pro rata share of the Extension Note Shares (and trailing consideration, if any).

In addition to that licensed technology, we have other patent applications pending relating to improvements to and bolstering our technology, which are potentially valuable and of possible strategic importance to the Company. Under UIRF’s Inventions Policy, inventors are generally entitled to 25% of income from earnings from their inventions. Consequently, Meeshanthini Dogan and Robert Philibert, our Chief Executive Officer and Chief Medical Officer, who are co-inventors of the technology along with UIRF, will benefit from this policy.

Cardio intends to accelerate the adoption of Epi+Gen CHD™ by:

•	developing strategic clinical partnerships to reach as many patients as possible;
•	leveraging industry organizations to engage and educate providers;
•	launching a piloting program to for innovative providers and key strategic partners; and
•	developing a customized customer portal to reduce transaction friction.

Cardio foresees potential opportunities to increase the gross margin of the Epi+Gen CHD™ by:

•	acquiring a laboratory to potentially reduce cost associated with processing samples;
•	integrating sample collection kit assembly and fulfillment internally;
•	processing patient samples in the laboratory in larger batches;
•	shipping sample collection kits in larger batches; and

•	increasing the level of automation to reduce manual processing.

FDA Pathway

The Epi+Gen CHD™ test is currently being offered as an LDT that does not require FDA premarket authorization. However, we are evaluating an FDA regulatory pathway to enable broader access to the test. We are currently determining the appropriate FDA pathway and are assembling the necessary FDA pre-submission materials to obtain feedback from the FDA. We have engaged regulatory experts and attorneys for this process.

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Product Pipeline

We intend to launch our second clinical test for CHD detection in December 2022 or in the first quarter of 2023. In addition to this test, we have several other tests in our product pipeline at various stages for congestive heart failure (expected launch in 2023), stroke (expected launch in 2023) and diabetes (expected launch in 2024).

However, as a company in the early stages of its development, we continuously reevaluate our business, the market in which we operate and potential new opportunities. We may modify our product pipeline, seek other alternatives within the healthcare field in order to grow the Company’s business and increase revenues. Such alternatives may include, but not be limited to, combinations or strategic partnerships with other laboratory companies or with medical practices such as hospitalists or behavioral health.

Our Market Opportunity

Cardiovascular disease (CVD) is the leading cause of death in the United States, accounting for one in four deaths. Despite being largely preventable, the American Heart Association projects that by 2035, nearly 45% of Americans will have some form of CVD. One of the key ways to address the prevalence of CVD is to shift the approach for CVD from reactive treatment to proactive prevention and early detection. As such, technologies that can more precisely assess the risk for and detect CVD before symptoms emerge or a catastrophic cardiac event occurs becomes even more critical.

According to Research and Markets in their Outlook on the Cardiovascular Diagnostic Testing Global Market to 2027 - Increasing Number of Insurance Providers Presents Opportunities press release published on July 4, 2022, the Global Cardiovascular Diagnostic Testing Market is estimated to grow from $8.47 billion in 2022 to $12.41 billion by 2027, with a CAGR of 7.94%. The increasing prevalence of cardiovascular diseases, technological advancements in cardiovascular disease diagnostics, and the growing number of initiatives to promote cardiovascular disease testing are the major factors driving the growth of this market.

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Our principal mission is to enable better detection of the presence and risk of major cardiovascular diseases through a series of clinical tests coupled with/in conjunction with our proprietary AI-driven Integrated Genetic-Epigenetic Engine™. Our flagship product, Epi+Gen CHD™, is a highly sensitive and accessible clinical test for three-year coronary heart disease (CHD) risk assessment.

Using data from the US Census Bureau, Cardio estimates that 146 million adults would potentially benefit from our Epi+Gen CHD™ test, 157 million adults for the CHD detection test, 152 million adults for the congestive heart failure test, 153 million adults for the stroke test and 140 million adults for the diabetes test. Assuming $350 per test, the US addressable market equates to $51 billion for Epi+Gen CHD, $55 billion for CHD detection, $53 billion for congestive heart failure, $53 billion for stroke and $49 billion for diabetes for a total US addressable market of $261 billion. This total addressable market evaluation also assumes that one patient could be tested with multiple tests, and each test is administered to each patient a single time in a year although some patients may benefit from being re-tested in less than a year.

Go-To-Market Strategy for Epi+Gen CHD™

Since the launch of Epi+Gen CHD™ in 2021 via telemedicine, the predominant initial go-to-market (GTM) strategy was bottom-up consumer-led sales focused on directly acquiring and retaining savvy and health-conscious consumers interested in using the latest technologies to address their cardiovascular disease risk concerns. Our sales and marketing efforts were largely limited due to constraints in resources and predominantly leveraged digital marketing channels. Sales were handled through our telemedicine partner to multiple customers. Moving forward, with additional resources and a growing team, in addition to this bottom-up GTM motion, we have adopted a product-led innovation growth strategy that emphasizes enterprise-wide adoption across key healthcare sub-verticals with a particular emphasis on deeply centralized key opinion and health trend leaders like innovative providers, health systems, and employers.

Healthcare Sub-Vertical Priorities for Epi+Gen CHD™

By assessing the risk for CHD early and potentially averting a heart attack, we believe that the clinical and economic utility of Epi+Gen CHD™ will support its commercial adoption. We believe that Epi+Gen CHD™ can address a significant addressable market opportunity even before it is covered by insurance and eligible for approval for reimbursement. While we believe that such coverage and reimbursement would be necessary to gain widespread adoption, obtaining such coverage and reimbursement from federal and private payors is expected to take several years, if it is obtained at all. Our focus for Epi+Gen CHD™ is on individuals between the ages of 35-75 in the United States who have not been diagnosed with CHD (estimated total addressable US market of 146 million adults) through the following key channels:

•	Innovative Health Systems

As innovative health systems diversify their business models and care delivery pathways, there is a renewed emphasis on using precision medical technologies to better manage expensive and chronic conditions, including CHD. By assessing the risk for CHD before a cardiac event, Epi+Gen CHD™ has the potential to improve population health. We believe that the improved performance of our test compared to other risk calculators, coupled with evidence of cost savings and enhanced survival, will drive the adoption of Epi+Gen CHD™ by health systems to continue improving the health of their patients.

•	Physician-Directed Channels, Including Concierge Practices

Early adoption is driven by practices committed to innovation in medicine for patients who are more focused on preventive health and wellness and have the financial means to pay out-of-pocket for concierge subscription services. There is a convergence in innovative providers, health-conscious consumers, and best-in-class tests and technologies in concierge medicine practices to provide on-demand elite personalized and readily accessible healthcare. With an estimated 2,000 to 5,000 concierge practices in the United States, there is robust growth in high-end healthcare services with an equal demand for innovative diagnostic tools. Additionally, concierge practices are not price-sensitive, so reimbursement is not a top priority.

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•	Employers

Early adoption in the employer space will be driven by remote-first companies looking to provide employee perks relevant to health. We believe the two reasons for this are replacing in-office amenities and acknowledging that health is top of mind for most employees in a post-pandemic world. Health equity is top-of-mind for many employers to ensure that their employees are healthy and productive. Employers view healthcare investments as another investment in the business. Employers leveraging innovative diagnostic solutions can connect better health for employees to drive overall business objectives and have a competitive advantage in attracting and retaining talent.

•	Telemedicine and Marketplaces

Many Americans are concerned about being proactive with their health needs. Understanding their personalized risk with tests at the forefront of medicine is crucial for those with financial resources. According to the U.S. Census Bureau based on the 2020 census, there are nearly 44 million households that earn $100,000 or more annually. Because the Epi+Gen CHD™ test is currently out-of-pocket, we expect high-earning Americans who are proactive about their health to constitute the initial attainable market. Additionally, many have discretionary flexible spending account (“FSA”) or health savings account (“HSA”) funds. A strategic partner will be health and wellness marketplaces that aggregate FSA and HSA-eligible items for those who wish to tackle their health using their pre-tax dollars. According to the Global Wellness Institute, Americans spend more than $275 billion annually on out-of-pocket wellness and health initiatives.

Sales and Marketing for Epi+Gen CHD™ with a Focus on Strategic Channel Partnerships

While our overall sales and marketing initiatives will span the gamut across traditional, print, and digital media, our primary sales and marketing strategy consists of the branding, collaboration, co-marketing, and co-sales opportunities involved in strategic channel partnerships. By prioritizing strategic channel partnerships, we believe we can accelerate our market penetration into the key healthcare sub-verticals we intend to prioritize for our growth. The key to our efforts is a well-defined and executed channel partnership integration strategy that will serve to accelerate the sales cycles for each of our distribution channels. The sales cycles are generally defined as the period in which such distribution channel will turn over its inventory of our tests, which may vary for each distribution channel. Utilizing and developing such strategic channel partnerships, we believe, will generate revenue in a myriad of ways including larger contracts for our Epi+Gen CHD™ test and bundling our solutions alongside other synergistic technologies, services, and products. We are targeting accelerating the sales cycles for distribution channels for telemedicine, concierge practices, innovative health systems and employers to cycles of four to six weeks, one to nine months, nine to twelve months and six to nine months, respectively.

Strategic channel partnerships are key for the growth of our solutions. There are several key revenue and strategy benefits to developing a robust channel partnership strategy, including:

•	Defensibility and Displacement

Strategic channel partners would have exclusivity agreements for Epi+Gen CHD™, which forecloses distribution channels to potential competitors.

•	Distribution and Network Effects

Channel partners under consideration for Epi+Gen CHD™ strategic partnerships have large, related healthcare and life science networks that we expect to leverage as part of the relationship.

•	Bi-Directional Value

The cardiovascular disease space is of paramount concern to stakeholders across the healthcare continuum; the scale of the disease across the population and the associated costs ensures that addressing cardiovascular disease from a payment, cost, patient outcome, and prevention standpoint for stakeholders across the spectrum.

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•	Pricing Differentiation

The economics of each channel partnership can be crafted independently to offer each strategic partner a per-unit cost relevant to the size of their network.

•	Complementary Goods

Bundling Epi+Gen CHD™ and future Cardio solutions alongside complementary clinical, analytics, treatment pathways, and services-consulting for primary prevention optimization with key partners expands the ROI of the investment in our solutions.

Hiring and Talent to Accelerate Growth

Our growth strategy will require investment in internal and external healthcare enterprise sales, marketing and deep customer insights. By combining best-in-class revenue operations technologies with seasoned healthcare sales and marketing experts, we believe we can quickly scale the selling approaches we have outlined and validated to transform the cardiovascular healthcare experience, driving revenue and increased margins. New hires will be targeting the entire continuum of revenue needs, including opportunity identification, campaign design, and execution.

Manufacture/Supply Chain

For our Epi+Gen CHD™ sample collections kits, we rely on third-party suppliers for kit contents required to collect and transport a blood sample to the lab for processing. These are commonly used supplies that are and can be sourced from multiple distributors. Upon sourcing these contents, they are assembled into lancet-based and vacutainer-based sample collection kits and fulfilled by a vendor under contract with us. We intend to maintain an inventory of fully assembled kits to meet expected demand for at least six months. However, since there are no particular or unique assembly protocols, the lead time to assemble additional sample collection kits would be minimal after the contents are sourced. Over time, we intend to integrate assembly and fulfillment capabilities of sample collection kits internally.

Proprietary genetic and DNA methylation components are sourced from large manufacturers and manufactured under good manufacturing practices (“cGMP”). There are alternative manufacturers for each of these components, and no additional lead time is expected. Laboratory assays that are manufactured under cGMP to specifications are expected to be available to meet anticipated demand for at least six months.

Our Epi+Gen CHD™ test is currently offered as a Laboratory Developed Test (LDT) through an experienced laboratory with the appropriate Clinical Laboratory Improvement Amendments of 1988 (“CLIA”) certification and state licensure. However, we intend to acquire a laboratory that would become the only LDT site where the Epi+Gen CHD™ test is offered. We are currently evaluating potential lab candidates for acquisition.

Our Competitive Strengths

Innovation is the key to success. In the rapidly moving cardiac diagnostics space, we believe that we have the team, differentiated technology, and deep technical and business expertise to deliver a market differentiating suite of products for our customers to address unmet clinical needs in the cardiovascular space and help us dominate our market.

The pillar of our strategy has been innovation, from the onset with our technology development and intellectual property that account for future growth, to our commercialization and partnership efforts that bring together key healthcare stakeholders.

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We believe that, among other reasons, the future belongs to Cardio based on the following competitive strengths:

•	Technology and products are strongly backed by science.

Our technology and products stem from over a decade of rigorous scientific research by the Founders in collaboration with other clinical and research experts from leading organizations. Our founders are experts in machine learning approaches in healthcare and in epigenetics with highly-cited peer-reviewed publications. The technology and products are developed and validated with extensive clinical data. The key findings have been published after undergoing stringent independent third-party peer review.

•	Broad intellectual property portfolio protects our current and future products and their applications.

As of December 2022, our patent portfolio includes three patent families, one issued U.S. patent, seven patent applications pending worldwide, one issued EU patent, and two pending PCT International applications, generally directed to biomarkers associated with cardiovascular disease and diabetes for diagnosis and other applications. In addition, we have extensive trade secrets and know-how, including algorithms and assay designs, that that are critical for the continued development and improvement of our current and future products.

•	Big data and artificial intelligence (machine learning) expertise drive future product development.

Our expertise in processing billions of clinical genotypic, epigenetic and phenotypic data points to generate critical insights allows us to continue to develop innovative products.

•	Proprietary cutting-edge AI-driven Integrated Genetic-Epigenetic Engine™ accelerates product development.

We have built a proprietary AI-driven Integrated Genetic-Epigenetic Engine™ that is made up of layers of big data, our algorithms informed by biology and its expert domain knowledge that was designed and built over the past decade and can be leveraged to enable rapid design, development and launch of new diagnostic solutions.

•	Multiple potential product offerings with strong value propositions for key healthcare stakeholders.

We have built a robust product pipeline for various types of cardiovascular disease and other indications that leverage our AI-driven Integrated Genetic-Epigenetic Engine™ to continue to build market traction. We believe that our current and future products have strong value propositions for various key stakeholders in healthcare. As a result, we believe that our customers will adopt and champion our products.

•	Products that can potentially drive value in multiple ways.

We believe that our tests are the first epigenetics-based clinical tests for heart disease. Unlike genetic biomarkers that are static, the DNA methylation (epigenetic) biomarkers included in our products are generally dynamic. Therefore, DNA methylation biomarkers can change over time and as a result, in addition to initial assessment, our products could potentially be used to personalize interventions and help monitor the effectiveness of these interventions.

•	Commercial processes that are inherently scalable to meet demand.

Our commercial pipeline is inherently scalable. Our laboratory testing kits consist of easy to synthesize oligonucleotide products, readily available PCR reagents, and can be kitted months in advance. Our lancet and vacutainer-based sampling kits incorporate readily available components that can be sourced from several vendors. Our propriety algorithms can be scaled and automated to process data from thousands of samples. In addition, the laboratory processes can be automated and scaled by adding existing commercial equipment.

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•	A leadership team of seasoned healthcare professionals and executives that is led by a visionary founder.

Cardio is led by a management team with experience in inventing innovative technologies, developing and commercializing clinical products, and building high growth companies.

Competition

Even though we believe that our solutions provide significant advantages over solutions that are currently available from other sources, we expect continued intense competition. This includes companies that are entering the cardiovascular diagnostics market or existing companies that are looking to capitalize on the same or similar opportunities as Cardio is in the clinical and non-clinical spaces. Some of our potential and current competitors have longer operating histories and have, or will have, substantially greater financial, technical, research, and other resources than we do, along with larger, more established marketing, sales, distribution, and service organizations. This could enable our competitors to respond more quickly or efficiently than it can to capture a larger market share, respond to changes in the regulatory landscape or adapt to meet new trends in the market. Having access to more resources, these competitors may undertake more extensive research and development efforts, substantially reduce the time to introducing new technologies, accelerate key hires to drive adoption of their technologies, deploy more far-reaching marketing campaigns and implement a more aggressive pricing policy to build larger customer bases than we have. In some cases, we are competing for the same resources our customers allocate for purchasing cardiovascular diagnostics products or for establishing strategic partnerships. We expect new competitors to emerge and the intensity of competition to increase. There is a likelihood that our competitors may develop solutions that are similar ours and ones that could achieve greater market acceptance than ours. This could attract customers away from our solutions and reduce our market share. To compete effectively, we must scale our organization and infrastructure appropriately and demonstrate that our products have superior value propositions, cost savings, and clinical performance.

The clinical cardiovascular diagnostic space is perhaps the most intensely competitive market space in clinical medicine. Even though we believe our solutions offer significant advantages to existing methods, we expect alternative biomarker assessment approaches to continue to exist and to be developed. With respect to coronary heart disease (CHD) risk assessment, our competitors use a variety of technologies including genetic, serum lipid-based, imaging, proteomic and “people tracking” approaches.

Genetic testing, both whole genome and more focused panel modalities, is the first type of biomarker assessment and is used by many clinicians to assess lifetime risk for CHD. However, whereas the scientific tenets for this approach are generally accepted, it does not identify when the CHD might develop, and we believe that the relative power of this method for predicting CHD as compared to its Epi+Gen CHD™ test is limited. In addition, whereas the use of this test may divert revenues for testing, this approach is in some respects complementary, and it is conceivable that some clinicians may elect to get both forms of testing to have a more holistic assessment of both short term and lifetime risk.

The best-known biomarker approach is that embodied by the American Heart Association/American College of Cardiology Atherosclerotic Cardiovascular Risk Calculator (referred to ASCVD risk calculator or Pooled Cohort Equation). This method integrates laboratory assessment of serum lipids, blood pressure and self-reported health variables to impute 10-year risk for all forms of atherosclerotic cardiovascular disease (mainly CHD, but also stroke and peripheral artery disease) using a standard algebraic equation. This is the most commonly used method of assessing CHD risk and enjoys general acceptance by the medical community. It is perhaps the most direct competitor for our Epi+Gen CHD™ test. We believe that our test has superior performance, does not require overnight fasting and will eventually provide greater information to the clinician than this current market standard. In addition, we note that our test assesses risk over a three-year window rather than a 10-year window which it believes is a more relevant period of time for patient management.

Imaging modalities are also used to assess risk for CHD. Perhaps the most commonly used imaging method for predicting risk for CHD is Coronary Artery Calcium (CAC) screening. In this method, a low intensity computed tomography (CT) scan is taken of the heart. Then using this data, the amount of calcium laden plaque is determined

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and the result used to assess 10-year risk for CHD. Strengths of this approach include the general acceptance of the medical community. Weaknesses include the necessity of exposing patients to x-ray radiation and the inability of the CAC test to monitor patient response. In many ways, this test competes with our test. At the same time, we note that this test is not yet recommended as a primary method for screening low risk individuals, uses a longer risk assessment window, and could actually be used as secondary testing to evaluate patients who are not found to be at low risk using Epi+Gen CHD™.

Proteomic methods, as exemplified by serologic assessments of individual proteins such as c-reactive protein or of entire protein panels, such as that for the HART CADhs or CVE tests from Prevencio are another risk assessment tool. The CADhs test is a good example of a proteomic competitor and predicts the one-year risk for having ≥70% stenosis in a major coronary artery while another Prevencio test HART CVE, predicts one year risk for individuals at risk for developing a major adverse cardiovascular event. Important differences between our tests and their offerings include the window of prediction (three-year vs one-year), the type of technology employed (AI-guided interpretation of genotype and methylation sensitive digital PCR results compared to algorithm interpretation of results from Luminex bead immunoassays). Because we believe that digital PCR based methods are more scalable testing solutions than Luminex bead platforms, we believe that our approach has an advantage.

Finally, researchers have described methods to use wearable devices, such as the Huami wrist device, to predict risk for cardiovascular disease. Although people doubtlessly use these and similar methods derived from wearable devices to assess risk, their exact clinical market penetrance is currently low, and whether they would pose as a direct competitor for our test remains uncertain.

However, the aforementioned is only a snapshot of the current market space in which we currently compete and which we intend to compete in the future. Our intellectual property claims include methods to develop tests for coronary heart disease, as well as incident and prevalent heart failure, stroke and diabetes. The test for prevalent coronary heart disease, whose basis was published in 2018, is well underway, and we expect this test to become a strong competitor for other methods of establishing current CHD, such as exercise treadmill testing, and for monitoring response to CHD treatment.

In summary, the cardiovascular diagnostic space is extremely competitive and fast moving. We believe that the serum lipid, proteomic and to a certain extent, imaging-based modalities are direct competitors for customers and enjoy both large existing market share and substantial financial backing. In addition, it is clear that these existing alternative assessment strategies have significant degrees of scientific literature supporting their use, enjoy backing from key medical constituencies for their use in certain circumstances, and have established strategies for obtaining third party reimbursement. As the population ages, this competition is likely to increase. At the same time, we believe that there are important differences between the current tests offered and our solutions with respect to clinical performance, window of clinical assessment, scalability, capacity for assisting with interventions and response monitoring. However, the other technologies are not static, and we expect refinements and/or combination of existing approaches to vigorously compete for customers in our business space. We will need to scale our efforts, orient our organization appropriately and demonstrate that our products provide better value for our customers.

Intellectual Property

We have made broad pending intellectual property (“IP”) claims with respect to the use of epigenetic and gene-methylation interactions for the assessment and monitoring of cardiovascular disease, specifically coronary heart disease, congestive heart failure and stroke, as well as diabetes. Our portfolio falls into three patent families. These patent applications have been filed in the United States and foreign jurisdictions, including the European Union, Japan, Canada and China. In the European Union a patent has already been granted. In the U.S., Patent No. 11,414,704, titled COMPOSITIONS AND METHODS FOR DETECTING PREDISPOSITION TO CARDIOVASCULAR DISEASE, was recently issued to the University of Iowa Research Foundation (UIRF), the co-inventors of which are Dr. Dogan and Dr. Philibert, our Chief Executive Officer and Chief Medical Officer, respectively. This patent is exclusively licensed to Cardio under our license agreement with UIRF. Our issued and pending patents cover general methods as well as key technological steps that enable these core approaches while

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facilitating the continued patenting of material included in the patent applications. We expect to continue to file new patent applications to protect additional products and methodologies as they emerge.

The initial work on our AI-driven Integrated Genetic-Epigenetic Engine™ is derived from work done by our founders while at the University of Iowa, around which there is currently a family of patent and patent applications. Follow-on work on our core technology also is derived from work done by our founders while at the University of Iowa but was furthered by our founders independent of the University of Iowa. The follow-on work is described in the second and third families of patent applications.

The initial work is described in the first family of patents and patent applications and is generally directed to a number of single nucleotide polymorphism (SNP) biomarkers and a number of methylation site biomarkers that are highly associated, at a statistically significant level, with the presence or the early onset of a number of cardiovascular diseases. The first family of patents and patent applications is owned solely by the University of Iowa Research Foundation (UIRF) and is exclusively licensed by Cardio. As of December 2022, this family includes six granted patents, one soon-to-be issued patent, and seven pending patent applications. Any and all patents issuing in this family will be solely owned by UIRF and, barring any changes to the UIRF exclusive license agreement, will fall under the exclusive license to Cardio.

The first family includes a granted patent in Europe, an allowed application in the U.S., and pending applications in Australia, Canada, China, Europe, India, Japan and the U.S. The issued claims in the EP patent are directed to compositions (e.g., a kit) for determining the methylation status of at least one CpG dinucleotide and a genotype of at least one SNP that includes at least one primer that detects the presence or absence of methylation in a particular region of the genome (referred to as cg26910465) and at least one primer that detects a first SNP in a particular region of the genome (referred to as rs10275666) or another SNP in linkage disequilibrium with the first SNP. The European patent is validated in six European countries including France, Germany, Italy, Ireland, Switzerland, and United Kingdom. The allowed claims in the U.S. are directed to methods for determining the presence of a biomarker associated with coronary heart disease (CHD) that includes performing a genotyping assay on a nucleic acid sample to detect the presence of a SNP in a particular region of the genome (referred to as rs11597065), bisulfite converting a nucleic acid sample and performing a methylation assay to detect the presence or absence of methylation in a particular region of the genome (referred to as cg12586707), and inputting the data from the genotyping assay and the methylation assay into a basic, non-specific algorithm. The original algorithm developed during the initial work is not disclosed in the first family of patents and patent applications. This family of patents is in-licensed under our exclusive license agreement with UIRF and is expected to expire in 2037, absent any applicable patent term adjustments or extensions.

The second family, which is follow-on work conducted by Cardio, is generally directed to a number of SNP biomarkers and a number of methylation site biomarkers that are highly associated, at a statistically significant level, with diabetes. This family includes a pending PCT International application, with claims directed to compositions (e.g., a kit) that include at least one primer for determining the methylation status of at least one CpG dinucleotide from a group of five different methylation sites, or a different CpG dinucleotide in linkage disequilibrium with one of the listed CpG dinucleotides, and at least one primer for determining the genotype of at least one SNP from a group of five different SNPs, or a different SNP in linkage disequilibrium with one of the listed SNPs. The PCT application also includes claims to methods of determining the presence of biomarkers associated with diabetes, claims to a computer-readable medium for performing such methods, and claims to a system for determining the methylation status of at least one CpG dinucleotide and the genotype of at least one SNP. The specific algorithm developed for the association of biomarkers with diabetes, which includes an Artificial Intelligence (AI) component, is not a part of the disclosure of the second family of patent applications, and Cardio presently intends to maintain this aspect as a trade secret. Patents issuing from the second family are expected to expire in 2041, absent any applicable patent term adjustments or extensions.

The second family of patent applications is co-owned by UIRF and Cardio, since Cardio expanded on and further refined some of the original research that was done at the University of Iowa. As of December 2022, this family includes one International PCT application. The ownership of any and all patents that ultimately issue in this family will depend on the specific subject matter that is claimed in each issued patent; ownership could lie solely

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with UIRF or Cardio, or ownership could be shared between UIRF and us. For example, depending upon the specific biomarkers claimed and when those biomarkers were identified (e.g., during the initial work at the University of Iowa or during the follow-on work at Cardio), ownership could lie solely with UIRF or Cardio, or ownership could be shared between UIRF and Cardio (e.g., if a claimed biomarker was initially identified at the University of Iowa and its significance with respect to diabetes was further refined by Cardio; or if one of the claimed biomarkers was identified at the University of Iowa and another one of the claimed biomarkers was identified at Cardio).

The third family of patent applications, also considered follow-on work of Cardio, is generally directed to a number of SNP biomarkers and a number of methylation site biomarkers that are highly associated, at a statistically significant level, with the three-year incidence of cardiovascular disease. This family includes one pending PCT International application and a pending U.S. application, with claims directed to compositions (e.g., a kit) that include at least one primer for determining the methylation status of at least one CpG dinucleotide from a group of three different methylation sites, or a different CpG dinucleotide in linkage disequilibrium with one of the listed CpG dinucleotides, and at least one primer for determining the genotype of at least one SNP from a group of five different SNPs, or a different SNP in linkage disequilibrium with one of the listed SNPs. The PCT application also includes claims to methods of determining the presence of biomarkers associated with three-year incidence of cardiovascular disease, claims to a computer-readable medium for performing such methods, and claims to a system for determining the methylation status of at least one CpG dinucleotide and the genotype of a SNP. The specific algorithm developed for the association of biomarkers with three-year incidence of cardiovascular disease, which includes an Artificial Intelligence (AI) component, is not a part of the disclosure of the third family of patent applications, and Cardio presently intends to maintain this aspect as a trade secret. This family of patents is owned exclusively by Cardio. As of December 2022, this family includes one International PCT application as well as a one U.S. utility application. Any and all patents issuing in this family will be solely owned by Cardio. Patents issuing from the third family are expected to expire in 2041, absent any applicable patent term adjustments or extensions.

The Exclusive License Agreement entered into with UIRF and those licenses granted under that license agreement terminate on the expiration of the patent rights licensed under the license agreement, unless certain proprietary, non-patented technical information is still being used by us, in which case the license agreement will not terminate until the date of termination of such use. The licenses under the license agreement could terminate prior to the expiration of the licensed patent rights if we materially breach our obligations under the license agreement, including failing to pay the applicable license fees and any interest on such fees, and failing to fully remedy such breach within the period specified in the license agreement, or if we enter liquidation, have a receiver or administrator appointed over any assets related to the license agreement, or cease to carry on business, or file for bankruptcy or if an involuntary bankruptcy petition is filed against the Cardio.

Additionally, we have considerable IP in the form of trade secrets, including bioinformatics and high-performance computing techniques and machine learning algorithms used to identify genetic and epigenetic biomarkers for various products and to interpret genetic and epigenetic data from patient samples to generate clinically actionable information, as well as the methods to develop new methylation sensitive assays. We protect our proprietary information, which includes, but is not limited to, trade secrets, know-how, trademarks and copyrights. Our future success depends on protecting that knowledge, obtaining trademarks on our products, copyright on key materials, and avoiding infringing on the IP rights of others. Where appropriate, we will assess the operating space and acquire licenses for critical technologies that we do not possess or cannot create. We continue to invest in technological innovation and will seek mutualistic and symbiotic licensing opportunities to promote and maintain our competitive position.

In order to provide our products, we currently use a variety of third party technologies including, for example, genotyping, digital methylation assessment and data processing technologies. The terms of these agreements for the non-exclusive use of these technologies are subject to change without notice and could affect our ability to deliver our solutions. In addition, from time to time, we may face claims from third parties asserting ownership of, or demanding release of, the open-source software or derivative works that we developed using such software (which could include our proprietary source code), or otherwise seeking to enforce the terms of the

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applicable open-source license. These claims could result in litigation that could be costly to defend, have a negative effect on our operating results and financial condition or require us to devote additional research and development resources to change our existing or future solutions. Responding to any infringement or noncompliance claim by an open-source vendor, regardless of its validity, discovering certain open-source software code in our products, or a finding that we have breached the terms of an open-source software license, could harm our business, results of operations and financial condition. In each case, we would be required to either seek licenses to software or services from other parties and redesign our products to function with such other parties’ software or services or develop these components internally, which would result in increased costs and could result in delays to product launches. Furthermore, we might be forced to limit the features available in our current or future solutions.

Government Regulation

The laboratory testing and healthcare industry and the practice of medicine are extensively regulated at both the state and federal levels, and additionally, the practice of medicine is similarly extensively regulated by the various states. our ability to operate profitably will depend in part upon its ability, and that of its vendor partners, to maintain all necessary licenses and to operate in compliance with applicable laws and rules. Those laws and rules continue to evolve, and therefore we devote significant resources to monitoring relevant developments in FDA, CLIA, healthcare and medical practice regulation. Those laws and rules include, but are not limited to, ones that govern the regulation of clinical laboratories in general and the regulation of laboratory-developed tests (“LDTs”) in particular. As discussed below, legislation has been introduced in Congress that would substantially alter federal regulation of diagnostic tests, including LDTs. As the applicable laws and rules change, we are likely to make conforming modifications in our business processes from time to time. In many jurisdictions where we operate, neither our current nor our anticipated business model has been the subject of judicial or administrative interpretation. We cannot be assured that a review of our business by courts or regulatory authorities will not result in determinations that could adversely affect our operations or that the laboratory and healthcare regulatory environment will not change in a way that restricts our operations.

State and Federal Regulatory Issues

Clinical Laboratory Improvement Amendments of 1988 and State Regulation

Clinical laboratories are required to hold certain federal and state licenses, certifications and permits to conduct our business. As to federal certifications, in 1988, Congress passed the Clinical Laboratory Improvement Amendments of 1988, or CLIA, establishing more rigorous quality standards for all commercial laboratories that perform testing on human specimens for the purpose of providing information for the diagnosis, prevention, or treatment of disease or the assessment of the health of human beings. CLIA requires such laboratories to be certified by the federal government and mandates compliance with various operational, personnel, facilities administration, validation, quality and proficiency testing requirements intended to ensure the accuracy, reliability and timeliness of patient test results. CLIA certification is also a prerequisite to be eligible to bill state and federal healthcare programs, as well as many commercial third-party payers, for laboratory testing services.

Laboratories must comply with all applicable CLIA requirements. If a clinical laboratory is found not to comply with CLIA standards, the government may impose sanctions, limit or revoke the laboratory’s CLIA certificate (and prohibit the owner, operator or laboratory director from owning, operating, or directing a laboratory for two years following license revocation), subject the laboratory to a directed plan of correction, on-site monitoring, civil monetary penalties, civil actions for injunctive relief, criminal penalties, or suspension or exclusion from the Medicare and Medicaid programs.

CLIA provides that a state may adopt laboratory licensure requirements and regulations that are more stringent than those under federal law and requires compliance with such laws and regulations. New York State in particular, has implemented its own more stringent laboratory regulatory requirements. State laws may require the laboratory to obtain state licensure and/or laboratory personnel to meet certain qualifications, specify certain quality control procedures or facility requirements, or prescribe record maintenance requirements. Moreover, several states impose the same or similar state requirements on out-of-state laboratory testing specimens collected or received

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from, or test results reported back to, residents within that state. Therefore, the laboratory is required to meet certain laboratory licensing requirements for those states in which we offer services or from which we accept specimens and that have adopted regulations beyond CLIA. For more information on state licensing requirements, see “— California Laboratory Licensing,” “— New York Laboratory Licensing” and “— Other State Laboratory Licensing Laws.”

The laboratory running the test has also been accredited by the College of American Pathologists, or CAP, which means that it has been certified as following CAP standards and guidelines in operating the laboratory facility and in performing tests that ensure the quality of the test results. CAP is a deemed accrediting body for CMS, meaning that successful inspection by CAP satisfies a laboratory’s CLIA requirements, and results in the issuance of a Certificate of Accreditation by CMS.

California Laboratory Licensing

In addition to federal certification requirements for laboratories under CLIA, the laboratory is required under California law to maintain a California state license and comply with California state laboratory laws and regulations. Similar to the federal CLIA regulations, the California state laboratory laws and regulations establish standards for the operation of a clinical laboratory and performance of test services, including the education and experience requirements of the laboratory director and personnel (including requirements for documentation of competency), equipment validations, and quality Management practices. All testing personnel must maintain a California state license or be supervised by licensed personnel.

Clinical laboratories are subject to both routine and complaint-initiated on-site inspections by the state. If a clinical laboratory is found to be out of compliance with California laboratory standards, the California Department of Public Health, or CDPH, may suspend, restrict or revoke the California state laboratory license to operate the clinical laboratory (and exclude persons or entities from owning, operating, or directing a laboratory for two years following license revocation), assess civil money penalties, and/or impose specific corrective action plans, among other sanctions. Clinical laboratories must also provide notice to CDPH of any changes in the ownership, directorship, name or location of the laboratory. Failure to provide such notification may result in revocation of the state license and sanctions under the CLIA program. Any revocation of a CLIA certificate or exclusion from participation in Medicare or Medicaid programs may result in suspension of the California state laboratory license.

New York Laboratory Licensing

We currently do not conduct tests on specimens originating from New York State. In order to test specimens originating from, and return results to New York State, a clinical laboratory is required to obtain a New York state laboratory permit and comply with New York state laboratory laws and regulations. The New York state laboratory laws, regulations and rules are equal to or more stringent than the CLIA regulations and establish standards for the operation of a clinical laboratory and performance of test services, including education and experience requirements of a laboratory director and personnel, physical requirements of a laboratory facility, equipment validations, and quality Management practices. The laboratory director(s) must maintain a Certificate of Qualification issued by the New York State Department of Health, or NYS DOH, in the permitted test categories.

A clinical laboratory conducting tests on specimens originating in New York is subject to proficiency testing and on-site survey inspections conducted by the Clinical Laboratory Evaluation Program, or CLEP, under the NYS DOH. If a laboratory is found to be out of compliance with New York’s CLEP standards, the NYS DOH, may suspend, limit, revoke or annul the New York laboratory permit, censure the holder of the license or assess civil money penalties. Statutory or regulatory noncompliance may result in a laboratory’s operator, owners and/or laboratory director being found guilty of a misdemeanor under New York law. Clinical laboratories must also provide notice to CLEP of any changes in ownership, directorship, name or location of the laboratory. Failure to provide such notification may result in revocation of the state license and sanctions under the CLIA program. Any revocation of a CLIA certificate or exclusion from participation in the Medicare or Medicaid programs may result in suspension of the New York laboratory permit.

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The NYS DOH also must approve each LDT before that test is offered to patients located in New York.

Other State Laboratory Licensing Laws

In addition to New York and California, certain other states require licensing of out-of-state laboratories under certain circumstances. We have obtained licenses in the states that we believe require us to do so and believe we are in compliance with applicable state laboratory licensing laws, including Maryland and Pennsylvania.

Potential sanctions for violation of state statutes and regulations can include significant monetary fines, the rejection of license applications, the suspension or loss of various licenses, certificates and authorizations, and in some cases criminal penalties, which could harm our business. CLIA does not preempt state laws that have established laboratory quality standards that are more stringent than federal law.

Laboratory-Developed Tests

The FDA generally considers a laboratory-developed test, or LDT, to be a test that is developed, validated, used and performed within a single laboratory.

The FDA has historically taken the position that it has the authority to regulate LDTs as in vitro diagnostic, or IVD medical devices under the Federal Food, Drug and Cosmetic Act, or FDC Act, but it has generally exercised enforcement discretion with regard to LDTs. This means that even though the FDA believes it can impose regulatory requirements on LDTs, such as requirements to obtain premarket approval, de novo authorization, or 510(k) clearance of LDTs, it has generally chosen not to enforce those requirements to date. However, there have been situations in which FDA, because of safety, public health, or other concerns, has required companies offering LDTs to comply with FDA regulations applicable to other IVDs, including the requirement for premarket review and authorization.

Separately, the Centers for Medicare and Medicaid Services, or CMS, oversees clinical laboratory operations through the CLIA program.

The regulatory environment for LDTs has changed over time. For example, in 2020, the Department of Health and Human Services, or HHS, directed the FDA to stop regulating LDTs, but in 2021, HHS reversed its policy. Thereafter, the FDA resumed requiring submission of emergency use authorization, or EUA, requests, for COVID-19 LDTs, but has not indicated an intent to change its policy of enforcement discretion with respect to other, non-COVID, LDTs.

Various bills have been introduced in Congress seeking to substantially change the regulation of both LDTs and IVDs:

The VALID Act

In March 2020, the Verifying Accurate Leading-edge IVCT Development, or VALID, Act was introduced in the Senate, and proposed a common regulatory framework for in vitro clinical tests, or IVCTs, which would comprise both IVDs and LDTs, and would require premarket approval for some tests currently offered as LDTs. The VALID Act was reintroduced in June 2021 and would similarly clarify and enhance the FDA’s authority to regulate LDTs. The VALID Act was included in the FDA Safety and Landmark Advancements, or FDASLA, legislation, which was favorably voted upon by the Senate Health, Education, Labor and Pensions (HELP) Committee in June 2022. The FDASLA will now be considered by the full Senate. In May 2022, the House Energy and Commerce Committee approved a version of the FDASLA that does not include the VALID Act, and which will now be considered by the full House. If the Senate and the House pass their respective versions of the FDASLA, a Senate-House conference committee will be convened to reconcile the differences in the legislation, including any differences relating to the VALID Act.

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If enacted, VALID will foreseeably have a significant impact on the clinical laboratory sector, and many LDTs will be required to undergo FDA premarket review and authorization at some point. The particular impact on our LDTs is difficult to predict at this time. Depending on the final version of the legislation, some tests already on the market as of the date of enactment may be “grandfathered” and may not require premarket authorization, at least initially. Other LDTs may not be required to obtain premarket authorization at all. Additionally, the FDA will need to undertake rulemaking or develop guidance to implement the new law, a process that would likely take months or years. It is therefore not possible to predict the specific impact of VALID on our operations. If premarket authorization is required, it could lead to a substantial increase in the time and cost to bring the tests to market or require significant resources to obtain FDA authorization to allow continued marketing of tests. VALID may also result in ongoing FDA regulatory obligations even for tests that do not need to undergo FDA review.

The VITAL Act

In March 2020, the Verified Innovative Testing in American Laboratories, or VITAL, Act was introduced in the Senate, and would expressly shift the regulation of LDTs from the FDA to CMS. The VITAL Act was reintroduced in May 2021. Unlike the VALID Act, the VITAL Act has not been referred to the HELP Committee and has not been incorporated into FDASLA, making its prospects of enactment in this session of Congress unlikely.

In addition to potential legislation affecting LDTs, the FDA or the Federal Trade Commission, or FTC, as well as state consumer protection agencies and competitors, regulate the materials and methods used in the promotion of LDTs, including with respect to the product claims in promotional materials. Enforcement actions by the FDA, FTC and/or state consumer protection agencies for objectionable claims may include, among others, injunctions, civil penalties, and equitable monetary relief.

Neither the VALID Act nor the VITAL Act has been enacted into law as of the date of this prospectus. Although, as mentioned above, the VALID Act was favorably voted upon in June 2022 by the Senate Health, Education, Labor and Pensions Committee as part of the FDA Safety and Landmark Advancements bill, it was not included in the version of that legislation that was enacted by Congress and signed into law. Congress may, through the enactment of other legislation during the current session of Congress or the subsequent Congress, enact VALID or establish new regulatory requirements for LDTs through other legislation.

Regulation by the U.S. Food and Drug Administration

Should the FDA decide not to exercise enforcement discretion for LDTs, LDTs would be subject to extensive regulation as medical devices under the FDC Act and its implementing regulations, which govern, among other things, medical device development, testing, labeling, storage, premarket clearance or approval, advertising and promotion and product sales and distribution. To be commercially distributed in the United States, medical devices, including collection devices used to collect samples for testing, and certain types of software must receive from the FDA prior to marketing, unless subject to an exemption, clearance of a premarket notification, or 510(k), premarket approval, or a PMA, or a de novo authorization.

In vitro diagnostics, or IVDs, are a type of medical device that can be used in the diagnosis or detection of diseases or conditions, including assessment of state of health, through collection, preparation and examination of specimens from the human body. IVDs can be used to detect the presence of certain chemicals, genetic information or other biomarkers related to health or disease. IVDs include tests for disease prediction, prognosis, diagnosis, and screening.

The FDC Act classifies medical devices into one of three categories based on the risks associated with the device and the level of control necessary to provide reasonable assurance of safety and effectiveness. Class I devices are deemed to be low risk and are subject to the fewest regulatory controls. Many Class I devices are exempt from FDA premarket review requirements. Class II devices, including some software products to the extent that they qualify as a device, are deemed to be moderate risk, and generally require clearance through the premarket notification, or 510(k) clearance, process. Class

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III devices are generally the highest risk devices and are subject to the highest level of regulatory control to provide reasonable assurance of the device's safety and effectiveness. Class III devices typically require a PMA by the FDA before they are marketed. A clinical trial is almost always required to support a PMA application or de novo authorization and is sometimes required for 510(k) clearance. All clinical studies of investigational devices must be conducted in compliance with any applicable FDA and Institutional Review Board requirements. Devices that are exempt from FDA premarket review requirements must nonetheless comply with post-market general controls as described below, unless the FDA has chosen otherwise.

510(k) clearance pathway. To obtain 510(k) clearance, a manufacturer must submit a premarket notification demonstrating to the FDA’s satisfaction that the proposed device is substantially equivalent to a previously 510(k)-cleared device or to a device that was in commercial distribution before May 28, 1976 for which the FDA has not called for submission of a PMA application. The previously cleared device is known as a predicate. The FDA’s 510(k) clearance pathway usually takes from three to 12 months from submission, but it can take longer, particularly for a novel type of product. In addition, the COVID-19 pandemic has resulted in significant workload increases within the Center for Devices and Radiological Health that could affect 510(k) review timelines.

PMA pathway. The PMA pathway requires proof of the safety and effectiveness of the device to the FDA’s satisfaction. The PMA pathway is costly, lengthy, and uncertain. A PMA application must provide extensive preclinical and clinical trial data as well as information about the device and its components regarding, among other things, device design, manufacturing, and labeling. As part of its PMA review process, the FDA will typically inspect the manufacturer’s facilities for compliance with QSR requirements, which impose extensive testing, control, documentation, and other quality assurance procedures. The PMA review process typically takes one to three years from submission but can take longer, including, as noted above, due to delays resulting from the COVID-19 pandemic.

De novo pathway. If no predicate device can be identified, a device is automatically classified as Class III, requiring a PMA application. However, the FDA can reclassify, either on its own initiative or in response to a request for de novo classification, for a device for which there was no predicate device if the device is low- or moderate-risk. If the device is reclassified as Class II, the FDA will identify special controls that the manufacturer must implement, which may include labeling, performance standards, or other requirements. Subsequent applicants can rely upon the de novo product as a predicate for a 510(k) clearance, unless the FDA exempts subsequent devices from the need for a 510(k). The de novo route is intended to be less burdensome than the PMA process. In October 2021, the FDA issued final regulations codifying FDA’s expectations for de novo requests, which went into effect in January 2022. In October 2021, the FDA also issued updated and final guidance on the de novo request and classification process, for the purpose of providing clarity and transparency regarding the de novo classification process. The de novo route has historically been used for many IVD products.

Post-market general controls. After a device, including a device exempt from FDA premarket review, is placed on the market, numerous regulatory requirements apply. These include: the QSR, labeling regulations, registration and listing, the Medical Device Reporting regulation (which requires that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur), and the Reports of Corrections and Removals regulation (which requires manufacturers to report to the FDA corrective actions made to products in the field, or removal of products once in the field if such actions were initiated to reduce a risk to health posed by the device or to remedy a violation of the FDC Act). Depending on the severity of the legal violation that led to correction or removal, the FDA may classify the manufacturer’s action as a recall.

The FDA enforces compliance with its requirements through inspection and market surveillance. If the FDA finds a violation, it can institute a wide variety of actions, ranging from an untitled or public warning letter to enforcement actions such as fines, injunctions, and civil penalties; recall or seizure of products; operating restrictions, partial suspension or total shutdown of production; refusing requests for 510(k) clearance or PMA approval of new products; withdrawal of PMAs already granted; and criminal prosecution.

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Corporate Practice of Medicine; Fee-Splitting

We contract with a healthcare telemedicine company to deliver services to our patients. This contractual relationship is subject to various state laws, including those of New York, Texas and California, that prohibit fee-splitting or the practice of medicine by lay entities or persons and are intended to prevent unlicensed persons from interfering with or influencing the physician’s professional judgment. In addition, various state laws also generally prohibit the sharing of professional services income with nonprofessional or business interests. Activities other than those directly related to the delivery of healthcare may be considered an element of the practice of medicine in many states. Under the corporate practice of medicine restrictions of certain states, decisions and activities such as scheduling, contracting, setting rates and the hiring and management of non-clinical personnel may implicate the restrictions on the corporate practice of medicine.

State corporate practice of medicine and fee-splitting laws vary from state to state and are not always consistent among states. In addition, these requirements are subject to broad powers of interpretation and enforcement by state regulators. Some of these requirements may apply to any telemedicine company we contract with. Failure to comply with regulations could lead to adverse judicial or administrative action against us and/or the telemedicine providers we work with, civil or criminal penalties, receipt of cease-and-desist orders from state regulators, loss of provider licenses, the need to make changes to the terms of engagement with any telemedicine company we contract with that interfere with our business and other materially adverse consequences.

Federal and State Fraud and Abuse Laws

Healthcare Laws Generally

The federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their implementing regulations, which is collectively referred to as HIPAA, established several separate criminal penalties for making false or fraudulent claims to insurance companies and other non-governmental payors of healthcare services. Under HIPAA, these two additional federal crimes are: “Healthcare Fraud” and “False Statements Relating to Healthcare Matters.” The Healthcare Fraud statute prohibits knowingly and recklessly executing a scheme or artifice to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government-sponsored programs. The False Statements Relating to Healthcare Matters statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact by any trick, scheme or device or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in fines or imprisonment. This statute could be used by the government to assert criminal liability if a healthcare provider knowingly fails to refund an overpayment. These provisions are intended to punish some of the same conduct in the submission of claims to private payors as the federal False Claims Act covers in connection with governmental health programs.

In addition, the Civil Monetary Penalties Law imposes civil administrative sanctions for, among other violations, inappropriate billing of services to federally funded healthcare programs and employing or contracting with individuals or entities who are excluded from participation in federally funded healthcare programs. Moreover, a person who offers or transfers to a Medicare or Medicaid beneficiary any remuneration, including waivers of co-payments and deductible amounts (or any part thereof), that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider, practitioner or supplier of Medicare or Medicaid payable items or services may be liable for civil monetary penalties of up to $10,000 for each wrongful act. Moreover, in certain cases, providers who routinely waive copayments and deductibles for Medicare and Medicaid beneficiaries can also be held liable under the Anti-Kickback Statute and civil False Claims Act, which can impose additional penalties associated with the wrongful act. One of the statutory exceptions to the prohibition is non-routine, unadvertised waivers of copayments or deductible amounts based on individualized determinations of financial need or exhaustion of reasonable collection efforts. The OIG emphasizes, however, that this exception should only be used occasionally to address special financial needs of a particular patient. Although this prohibition applies only to federal healthcare program beneficiaries, the routine waivers of copayments and deductibles offered to patients

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covered by commercial payers may implicate applicable state laws related to, among other things, unlawful schemes to defraud, excessive fees for services, tortious interference with patient contracts and statutory or common law fraud.

Federal Stark Law

We are subject to the federal self-referral prohibitions, commonly known as the Stark Law. Where applicable, this law prohibits a physician from referring Medicare patients to an entity providing “designated health services” if the physician or a member of such physician’s immediate family has a “financial relationship” with the entity, unless an exception applies. The penalties for violating the Stark Law include the denial of payment for services ordered in violation of the statute, mandatory refunds of any sums paid for such services, civil penalties of up to $15,000 for each violation and twice the dollar value of each such service and possible exclusion from future participation in the federally-funded healthcare programs. A person who engages in a scheme to circumvent the Stark Law’s prohibitions may be fined up to $100,000 for each applicable arrangement or scheme. The Stark Law is a strict liability statute, which means proof of specific intent to violate the law is not required. In addition, the government and some courts have taken the position that claims presented in violation of the various statutes, including the Stark Law can be considered a violation of the federal False Claims Act (described below) based on the contention that a provider impliedly certifies compliance with all applicable laws, regulations and other rules when submitting claims for reimbursement. A determination of liability under the Stark Law could have a material adverse effect on our business, financial condition and results of operations.

Federal Anti-Kickback Statute

We are also subject to the federal Anti-Kickback Statute. The Anti-Kickback Statute is broadly worded and prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (i) the referral of a person covered by Medicare, Medicaid or other governmental programs, (ii) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid or other governmental programs or (iii) the purchasing, leasing or ordering or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other governmental programs. Certain federal courts have held that the Anti-Kickback Statute can be violated if “one purpose” of a payment is to induce referrals. In addition, a person or entity does not need to have actual knowledge of this statute or specific intent to violate it to have committed a violation, making it easier for the government to prove that a defendant had the requisite state of mind or “scienter” required for a violation. Moreover, the government may assert that a claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act, as discussed below. Violations of the Anti-Kickback Statute can result in exclusion from Medicare, Medicaid or other governmental programs as well as civil and criminal penalties, including fines of $50,000 per violation and three times the amount of the unlawful remuneration. Imposition of any of these remedies could have a material adverse effect on our business, financial condition and results of operations. In addition to a few statutory exceptions, the U.S. Department of Health and Human Services Office of Inspector General, or OIG, has published safe-harbor regulations that outline categories of activities that are deemed protected from prosecution under the Anti-Kickback Statute provided all applicable criteria are met. The failure of a financial relationship to meet all of the applicable safe harbor criteria does not necessarily mean that the particular arrangement violates the Anti-Kickback Statute. However, conduct and business arrangements that do not fully satisfy each applicable safe harbor may result in increased scrutiny by government enforcement authorities, such as the OIG.

False Claims Act

Both federal and state government agencies have continued civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies and their executives and managers. Although there are a number of civil and criminal statutes that can be applied to healthcare providers, a significant number of these investigations involve the federal False Claims Act. These investigations can be initiated not only by the government but also by a private party asserting direct knowledge of fraud. These “qui tam” whistleblower lawsuits may be initiated against any person or entity alleging such person or entity has knowingly or recklessly presented, or caused

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to be presented, a false or fraudulent request for payment from the federal government or has made a false statement or used a false record to get a claim approved. In addition, the improper retention of an overpayment for 60 days or more is also a basis for a False Claim Act action, even if the claim was originally submitted appropriately. Penalties for False Claims Act violations include fines ranging from $5,500 to $11,000 for each false claim, plus up to three times the amount of damages sustained by the federal government. A False Claims Act violation may provide the basis for exclusion from the federally-funded healthcare programs. In addition, some states have adopted similar fraud, whistleblower and false claims provisions.

State Fraud and Abuse Laws

Several states in which we operate have also adopted similar fraud and abuse laws as described above. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Some state fraud and abuse laws apply to items or services reimbursed by any third-party payor, including commercial insurers, not just those reimbursed by a federally-funded healthcare program. A determination of liability under such state fraud and abuse laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

State and Federal Health Information Privacy and Security Laws

There are numerous U.S. federal and state laws and regulations related to the privacy and security of personally identifiable information, or PII, including health information. In particular, HIPAA establishes privacy and security standards that limit the use and disclosure of protected health information, or PHI, and require the implementation of administrative, physical, and technical safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form. Since the effective date of the HIPAA Omnibus Final Rule on September 23, 2013, HIPAA’s requirements are also directly applicable to the independent contractors, agents and other “business associates” of covered entities that create, receive, maintain or transmit PHI in connection with providing services to covered entities. Although Cardio is a covered entity under HIPAA, Cardio is also a business associate of other covered entities when Cardio is working on behalf of our affiliated medical groups.

Violations of HIPAA may result in civil and criminal penalties. The civil penalties range from $100 to $50,000 per violation, with a cap of $1.5 million per year for violations of the same standard during the same calendar year. However, a single breach incident can result in violations of multiple standards. Cardio must also comply with HIPAA’s breach notification rule. Under the breach notification rule, covered entities must notify affected individuals without unreasonable delay in the case of a breach of unsecured PHI, which may compromise the privacy, security or integrity of the PHI. In addition, notification must be provided to the HHS and the local media in cases where a breach affects more than 500 individuals. Breaches affecting fewer than 500 individuals must be reported to HHS on an annual basis. The regulations also require business associates of covered entities to notify the covered entity of breaches by the business associate.

State attorneys general also have the right to prosecute HIPAA violations committed against residents of their states. While HIPAA does not create a private right of action that would allow individuals to sue in civil court for a HIPAA violation, its standards have been used as the basis for the duty of care in state civil suits, such as those for negligence or recklessness in misusing personal information. In addition, HIPAA mandates that HHS conduct periodic compliance audits of HIPAA covered entities and their business associates for compliance. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator. In light of the HIPAA Omnibus Final Rule, recent enforcement activity, and statements from HHS, we expect increased federal and state HIPAA privacy and security enforcement efforts.

HIPAA also required HHS to adopt national standards establishing electronic transaction standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. On January 16, 2009, HHS released the final rule mandating that everyone covered by HIPAA must implement ICD-10 for medical coding on October 1, 2013, which was subsequently extended to October 1, 2015 and is now in effect.

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Many states in which we operate and in which our patients reside also have laws that protect the privacy and security of sensitive and personal information, including health information. These laws may be similar to or even more protective than HIPAA and other federal privacy laws. For example, the laws of the State of California, in which we operate, are more restrictive than HIPAA. Where state laws are more protective than HIPAA, we must comply with the state laws we are subject to, in addition to HIPAA. In certain cases, it may be necessary to modify our planned operations and procedures to comply with these more stringent state laws. Not only may some of these state laws impose fines and penalties upon violators, but also some, unlike HIPAA, may afford private rights of action to individuals who believe their personal information has been misused. In addition, state laws are changing rapidly, and there is discussion of a new federal privacy law or federal breach notification law, to which we may be subject.

In addition to HIPAA, state health information privacy and state health information privacy laws, we may be subject to other state and federal privacy laws, including laws that prohibit unfair privacy and security practices and deceptive statements about privacy and security and laws that place specific requirements on certain types of activities, such as data security and texting.

In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of PII and PHI. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials. In addition, under HIPAA and pursuant to the related contracts that we enter into with our business associates, we must report breaches of unsecured PHI to our contractual partners following discovery of the breach. Notification must also be made in certain circumstances to affected individuals, federal authorities and others.

State Privacy Laws

Various states have enacted laws governing the privacy of personal information collected and used by businesses online. For example, California adopted the California Consumer Privacy Act of 2018 (“CCPA”), which went into effect on January 1, 2020 and was recently amended by the California Privacy Rights Act of 2020 which significantly modified the CCPA in ways that affect businesses. This law, in part, requires that companies make certain disclosures to consumers via their privacy policies, or otherwise at the time the personal data is collected. We will have to determine what personal data it is collecting from individuals and for what purposes, and to update its privacy policy every 12 months to make the required disclosures, among other things.

Prior Relationships of Cardio with Boustead Securities, LLC

Cardio previously entered into a Placement Agent and Advisory Services Agreement (the “Placement Agent Agreement”), dated April 12, 2021, between Cardio and Boustead Securities, LLC (“Boustead Securities”). This agreement was terminated in April 2022, when Cardio terminated the underlying agreement and plan of merger and accompanying escrow agreement after efforts to complete the transaction failed, despite several extensions of the closing deadline.

Under the terminated Placement Agent Agreement, Cardio agreed to certain future rights in favor of Boustead Securities, including (i) a two-year tail period during which Boustead Securities would be entitled to compensation in the event Cardio were to close on a transaction (as defined in the Placement Agent Agreement) with any party that was introduced to Cardio by Boustead Securities; and (ii) a right of first refusal to act as our exclusive placement agent for 24-months from the end of the term of the Placement Agent Agreement (the “right of first refusal”). Cardio has taken the position that due to Boustead Securities’ failure to perform as contemplated by the Placement Agent Agreement, these provisions purporting to provide future rights are null and void.

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Boustead Securities responded to the termination of the Placement Agent Agreement by disputing our contention that it had not performed under the Placement Agent Agreement because, among other things, Boustead Securities had never sought out prospective investors. In its response, Boustead Securities included a list of funds that they had supposedly contacted on our behalf. While Boustead Securities’ contention appears to contradict earlier communications from Boustead Securities in which they indicated that they had not made any such contacts or introductions, Boustead Securities is currently contending that they are due success fees for two years following the termination of the Placement Agent Agreement on any transaction with any person on the list of supposed contacts or introductions. Cardio strongly disputes this position. Notwithstanding the foregoing, Cardio has not consummated any transaction, as defined, with any potential party that purportedly was a contact of Boustead Securities in connection with the Placement Agent Agreement and has no plans to do so at any time during the tail period. No legal proceedings have been instigated by either party, and Cardio believes that the final outcome will not have a material adverse impact on its financial condition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against Cardio or any members of its management in their capacity as such.

Facilities

Our corporate headquarters is located in Chicago, Illinois, which we rent as co-work space under an office service agreement for a monthly rental fee. We believe that these facilities are generally suitable to meet our current needs.

Employees

As of December 6, 2022, Cardio had four full-time employees and two part-time employees. In addition, Cardio also engages contractors and consultants as needed from time to time. None of our employees is represented by a labor union. We have not experienced any work stoppages. We believe that relations with our employees are good.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Unless the context requires otherwise, references to “Cardio,” “we,” “us,” “our” and “the Company” in this section are to the business and operations of Cardio Diagnostics Holdings, Inc. and our consolidated subsidiaries following the Business Combination. In connection with the Business Combination, Cardio was determined to be the accounting acquirer. The following discussion and analysis should be read in conjunction with our audited annual and unaudited interim condensed consolidated financial statements and related notes thereto included elsewhere in this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. You should read the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Cardio was formed to further develop and commercialize a series of products for major types of cardiovascular disease and associated co-morbidities, including coronary heart disease (CHD), stroke, heart failure and diabetes, by leveraging our Artificial Intelligence (“AI”)-driven Integrated Genetic-Epigenetic Engine™. As a company, we aspire to give every American adult insight into their unique risk for various cardiovascular diseases. Cardio aims to become one of the leading medical technology companies for enabling improved prevention, early detection and treatment of cardiovascular disease. Cardio is transforming the approach to cardiovascular disease from reactive to proactive and hope to accelerate the adoption of Precision Medicine for all. We believe that incorporating Cardio’s solutions into routine practice in primary care and prevention efforts can help alter the trajectory that nearly one in two Americans is expected to develop some form of cardiovascular disease by 2035.

Cardio believes it is the first company to develop and commercialize epigenetics-based clinical tests for cardiovascular disease that have clear value propositions for multiple stakeholders including (1) patients, (2) clinicians, (3) hospitals/health systems, (4) employers and (5) payors. According to the CDC, epigenetics is the study of how a person’s behaviors and environment can cause changes that affect the way a person’s genes work. Unlike genetic changes, epigenetic changes are reversible and do not change one’s DNA sequence, but they can change how a person’s body reads a DNA sequence.

Cardio’s ongoing strategy for expanding its business operations includes the following:

•	Develop blood-based and saliva-based products for stroke, congestive heart failure and diabetes;
•	Build out clinical and health economics evidence in order to obtain payer reimbursement for Cardio’s tests;
•	Expand its testing process outside of a single high complexity CLIA laboratory to multiple laboratories, including hospital laboratories;
•	Introduce the test across several additional key channels, including health systems and self-insured employers; and
•	Pursue the potential acquisition of one or more laboratories and/or synergistic companies in the telemedicine, AI or remote patient monitoring space.

Cardio was founded in 2017 in Coralville, Iowa, by Meeshanthini (Meesha) Dogan, PhD, and Robert (Rob) Philibert, MD PhD (the “Founders”). It was formed in January 2017 as an Iowa limited liability company and was subsequently incorporated as a Delaware C-Corp in September 2019.

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Recent Developments

The Business Combination

On October 25 2022, after the end of the period covered by this discussion and analysis, we consummated the Business Combination. Pursuant to the Business Combination Agreement, Merger Sub merged with and into Legacy Cardio, with Legacy Cardio surviving the merger and becoming a wholly-owned direct subsidiary of Mana. Thereafter, Merger Sub ceased to exist and Mana was renamed Cardio Diagnostics Holdings, Inc. Cardio is deemed the accounting acquirer, which means that Legacy Cardio’s financial statements for previous periods will be disclosed in our future periodic reports filed with the SEC.

The Business Combination is being accounted for as a reverse recapitalization. Under this method of accounting, Mana is treated as the acquired company for financial statement reporting purposes. See “Unaudited Pro Forma Condensed Combined Financial Information.”

As a result of becoming a publicly traded company, we will need to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees. We expect that we will need substantial additional funding to support our continuing operations and to pursue our long-term development strategy. We may seek additional funding through the issuance of Common Stock or other equity or debt financings, which could include PIPE and/or equity line of credit transactions, or from other sources. The amount and timing of our future funding requirements will depend on many factors, including the pace and results of our development efforts for our current pipeline of products and other research, development, manufacturing and commercial activities.

In connection with the Business Combination, prior to Closing, Mana’s public stockholders exercised their right to redeem 6,465,452 shares of Common Stock, which constituted approximately 99.5% of the shares with redemption rights, for cash at a redemption price of approximately $10.10 per share, for an aggregate redemption amount of $65,310,892. The shares of Common Stock being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 46.6% of shares outstanding as of January 12, 2023 (assuming no exercise of outstanding Warrants and Options). Given the substantial number of shares of Common Stock being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of shares intend to sell shares, could increase the volatility of the market price of our Common Stock or result in a significant decline in the public trading price of our Common Stock.

COVID-19 Impact

The global COVID-19 pandemic continues to evolve. The extent of the impact of the COVID-19 pandemic on Cardio’s business, operations and development timelines and plans remains uncertain and will depend on certain developments, including the duration and spread of the outbreak and its impact on Cardio’s development activities, third-party manufacturers, and other third parties with whom Cardio does business, as well as its impact on regulatory authorities and Cardio’s key scientific and management personnel.

The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. To the extent possible, Cardio is conducting business as usual, with necessary or advisable modifications to employee travel and with certain of its employees working remotely all or part of the time. Cardio will continue to actively monitor the evolving situation related to COVID-19 and may take further actions that alter our operations, including those that federal, state or local authorities may require, or that we determine in the best interests of our employees and other third parties with whom we do business. At this point, the extent to which the COVID-19pandemic may affect our future business, operations and development timelines and plans, including the resulting impact on Cardio’s expenditures and capital needs, remains uncertain.

Results of Operations

	Nine Months Ended September 30,
	2021	2022
Revenue
Revenue	$—	$—

Operating Expenses
Sales and marketing	44,825	16,369
Research and development	87,451	3,190
General and administrative expenses	57,475	1,127,316
Amortization	4,000	4,000
Total operating expenses	(193,751)	(1,150,575)
Other (expense) income	—	—
	(193,751)	$(1,150,875)

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Net Loss Attributable to CDI

Cardio’s net loss attributable for the three months ended September 30, 2022 was $1,150,875 as compared to $193,751 for the three months ended September 30, 2021, an increase of $957,124.

Sales and Marketing

Expenses related to sales and marketing for the three months ended September 30, 2022 were $16,369 as compared to $44,825 for the three months ended September 30, 2021, a decrease of $28,459. The overall decrease was due to a decrease in sales and marketing related to the launching of our first product, Epi+Gen CHD™ in January 2021.

Research and Development

Research and development expense for three months ended September 30, 2022, was $3,190 as compared to $87,451 for the three months ended September 30, 2021, a decrease of $84,261. The decrease was attributable to laboratory runs performed in the 2021 period, whereas less laboratory runs were performed in the corresponding period in 2022.

General and Administrative Expenses

General and administrative expenses for the three months ended September 30, 2022, were $1,127,316 as compared to $57,457 for the three months ended September 30, 2021, an increase of $1,069,859. The overall increase is primarily due to an increase in personnel and legal and accounting expenses related to financing and merger transactional activity.

Amortization

Amortization expense for the three months ended September 30, 2022 was $4,000 as compared to $4000 for the three months ended September 30, 2021. The total amortization expense includes the amortization of intangible assets.

Comparison of the Nine Month Periods Ended September 30, 2021 and September 30, 2022

The following table summarizes Cardio’s consolidated results of operations for the nine month periods ended September 30, 2021 and 2022, respectively:

	Nine Months Ended September 30,
	2021	2022
Revenue
Revenue	$—	$—

Operating Expenses
Sales and marketing	20,274	49,204
Research and development	—	6,171
General and administrative expenses	207,452	956,144
Amortization	8,000	8,000
Total operating expenses	(235,726)	1,019,519
Other (expense) income	—	(112,534)
Net loss	(235,7262)	$(1,132,053)

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Net Loss Attributable to CDI.

Cardio’s net loss attributable for the nine months ended September 30, 2022 was $2,282,928 as compared to $429,477 for the nine months ended September 30, 2021, an increase of $1,854,451.

Sales and Marketing

Expenses related to sales and marketing for the nine months ended September 30, 2022 were $ 65,573 as compared to $65,099 for the nine months ended September 30, 2021, a increase of $474. Sales and marketing expenses for the nine months ended September 30, 2021 related to the launching of our first product, Epi+Gen CHD™ in January 2021 whereas nine months ended September 30, 2022 relate to new sales and marketing initiatives.

Research and Development

Research and development expense for nine months ended September 30, 2022 was $9,361 as compared to $ 87,451 for the nine months ended September 30, 2021, a decrease of $78,090. The decrease was attributable to laboratory runs performed in the 2022 period, being less than laboratory runs were performed in the corresponding period in 2021.

General and Administrative Expenses

General and administrative expenses for the nine months ended September 30, 2022 were $2,083,460 as compared to $264,927 for the nine months ended September 30, 2021, an increase of $1,818,533. The overall increase is primarily due to an increase in personnel and legal and accounting expenses related to financing and merger transactional activity.

Amortization

Amortization expense for the nine months ended September 30, 2022 was $12,000 as compared to $12,000 for the nine months ended September 30, 2021. The total amortization expense includes the amortization of intangible assets.

Other Expenses

Other expense for the nine months ended September 30, 2022 was $112,534. This amount was attributable to financing and acquisition-related expenses incurred in 2022, while there was no activity in the corresponding 2021 period related to possible acquisitions.

Comparison of the Years Ended December 31, 2020 and December 31, 2021

The following table summarizes Cardio’s consolidated results of operations for the years ended December 31, 2020 and 2021, respectively:

	Years Ended December 31,
	2020	2021
Revenue
Revenue	$—	$901

Operating Expenses
Sales and marketing	5,476	103,318
Research and development	1,500	31,468
General and administrative expenses	591,521	470,563
Amortization	10,667	16,000
Total operating expenses	609,164	621,349
Loss from operations	(609,164)	(620,448)
Other income	4,000	—
Net loss	$(605,164)	$(620,448)

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Net Loss Attributable to Cardio

The net loss attributable to Cardio for the year ended December 31, 2021 was $620,448 as compared to $605,164 for the year ended December 31, 2020, an increase of $ 15,284.

Sales and Marketing

Expenses related to sales and marketing for the year ended December 31, 2021 were $103,318 as compared to $5,476 for the year ended December 31, 2020, an increase of $97,842. The overall increase was due to the sales and marketing related to the launching of our first product, Epi+Gen CHDTM in January 2021.

Research and Development

Research and development expense for the year ended December 31, 2021 was $31,468 as compared to $1,500 for the year ended December 31, 2020. The increase was attributable to laboratory runs performed.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2021, were $470,563 as compared to $591,521 for the year ended December 31, 2020, a decrease of $120,958. The overall decrease is primarily due to a shift in consulting expenses to sales and marketing and research and development.

Amortization

Amortization expense for the year ended December 31, 2021 was $16,000 as compared to $10,667 for the year ended December 31, 2020. The total amortization expense includes the amortization of intangible assets.

Liquidity and Capital Resources

Since Cardio’s inception, we have financed our operations almost exclusively with the proceeds from outside invested capital. The Company has had, and expects that it will continue to have, an ongoing need to raise additional cash from outside sources to fund its operations and expand its business. If we are unable to raise additional capital when desired, our business, financial condition and results of operations would be harmed. Successful transition to attaining profitable operations depends upon achieving a level of revenue adequate to support the combined companies.

We received less proceeds from the Business Combination than we initially expected. The projections that we prepared in June 2022 in connection with the Business Combination assumed that we would receive at least an aggregate of $15 million in capital from the Business Combination and the Legacy Cardio private placements conducted in 2022 prior to the Business Combination. This base amount anticipated at least $5.0 million in proceeds remaining in the Trust Account following payment of the requested redemptions. At Closing, we received no funds from the Trust Account due to higher than expected redemptions by Mana public stockholders and higher than expected expenses in connection with the Business Combination and residual Mana expenses. Accordingly, we have less cash available to pursue our anticipated growth strategies and new initiatives than we projected. This has caused, and may continue to cause, significant delays in, or limit the scope of, our planned acquisition strategy and our planned product expansion timeline. Our failure to achieve our projected results could harm the trading price of our securities and our financial position, and adversely affect our future profitability and cash flows.

Because of the extremely high rate of redemptions by Mana public stockholders in connection with the Business Combination and higher than anticipated transaction costs, we have no Trust Account proceeds available to pursue our anticipated growth strategies and new initiatives, including our acquisition strategy. This has had a material impact on our projected estimates and assumptions and actual results of operations and financial condition. We currently expect our actual 2022 results to differ materially from the projections Legacy Cardio provided to Mana in connection with its evaluation of the Business Combination. Specifically, we have recorded no revenue in 2022 compared to the $784,250 in projected revenue for 2022. It is likely that revenue in 2023 will also fall short of the projections. Nevertheless, we believe that the fundamental elements of our business strategy remain unchanged, although the scale and timing of specific initiatives have been temporarily negatively impacted as a result of having significantly less than anticipated capital on hand following the Business Combination.

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We expect that working capital requirements will continue to be funded through a combination of existing funds and further issuances of securities. Working capital requirements are expected to increase in line with the growth of the business. Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund operations over the next 12 months. Cardio has no lines of credit or other bank financing arrangements. We have financed operations to date through the proceeds of private placements of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business and (ii) marketing expenses. Cardio intends to finance these expenses with further issuances of securities and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our equity holders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing equity holders. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operating flexibility and also require us to incur interest expense.

We are currently in discussion with a third party regarding the feasibility of entering into an equity line of credit transaction. We can provide no assurance that this financing will be consummated, or that any other additional financing will be available upon acceptable terms, or at all. The substantial number of shares of our Common Stock registered for resale in the registration statement of which this prospectus is a part could impair our ability to obtain additional capital. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict business operations.

The exercise prices of our currently outstanding Warrants range from a high of $11.50 to a low of $3.90 per share of Common Stock. We believe the likelihood that warrantholders will exercise their Warrants and therefore the amount of cash proceeds that we might receive, is dependent upon the trading price of our Common Stock, the last reported sales price for which was $1.36 on January 12, 2023. If the trading price of our Common Stock is less than the respective exercise prices of our outstanding Warrants, we believe holders of our Public Warrants, Sponsor Warrants and Private Placement Warrants will be unlikely to exercise their Warrants. There is no guarantee that the Warrants will be in the money prior to their respective expiration dates, and as such, the Warrants may expire worthless and we may receive no proceeds from the exercise of Warrants. Given the current differential between the trading price of our Common Stock and the Warrant exercise prices, we are not making strategic business decisions based on an expectation that we will receive any cash from the exercise of Warrants. However, we will use any cash proceeds received from the exercise of Warrants for general corporate and working capital purposes, which would increase our liquidity. We will continue to evaluate the probability of Warrant exercises and the merit of including potential cash proceeds from the exercise of the Warrants in our future liquidity projections.

Nine Months Ended September 30, 2022

Cash at September 30, 2022 totaled $8,964,008 as compared to $512,767 at December 31, 2021, an increase of $8,451,241.

Cash used in operating activities for the nine months ended September 30, 2022, was $1,970,703, as compared to $373,545 for the nine months ended September 30, 2021. The cash used in operations during the nine months ended September 30, 2022, is a function of net loss of $2,282,928, adjusted for the following non-cash operating items: amortization of $12,000 and $112,534 in acquisition related expense, offset by a decrease in accounts receivable of $901, an increase in notes receivable of $433,334, an increase of $39,569 in prepaid expenses and other current assets, an increase in deposits of $4,950 and an increase of $231,309 in accounts payable and accrued expenses.

Cash used in investing activities for the nine months ended September 30, 2022, was $365,489 compared to $318,748 for the nine months ended September 30, 2021. The cash used in investing activities for the nine months ended September 30, 2022 was due to $137,466 repayment of deposit for acquisition, $433,3334 payments for notes receivable and $69,621 in patent costs incurred.

Cash provided by financing activities for the nine months ended September 30, 2022, was $10,787,433 as compared to $1,135,000 for the nine months ended September 30, 2021. This change was due to $11,986,037 in proceeds from the sale of common stock, offset by $1,198,604 in placement agent fees, during the nine months ended September 30, 2022.

Year Ended December 31, 2021

Cash at December 31, 2021 totaled $512,767 as compared to $237,087 at December 31, 2020, an increase of $275,680.

Cash used in operating activities for the year ended December 31, 2021 was $585,291, as compared to cash provided by operating activities of $25,859 for the year ended December 31, 2020. The cash used in operations during the year ended December 31, 2021 is a function of net loss of $620,448, adjusted for the following non-cash operating items: amortization of $16,000, stock based compensation of $60,000, offset by an increase of $31,009 in prepaid expenses and other current assets, and an increase of $901 in accounts receivable, and a decrease of $5,654 in accounts payable and accrued expenses.

Cash used in investing activities for the year ended December 31, 2021 was $364,029 as compared to $29,910 for the year ended December 31, 2020. This change was primarily due to $250,000 deposit for acquisition and $114,029 in patent costs incurred.

Cash provided by financing activities for the year ended December 31, 2021 was $1,225,000 as compared to $240,000 for the year ended December 31, 2020. This change was primarily due to $1,225,000 in proceeds from the sale of common stock.

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Going Concern and Management’s Plans

Year Ended December 31, 2021

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated significant revenue since inception and has an accumulated deficit of $1,330,561 at December 31, 2021. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for the next 12 months from the date that the financial statements are issued. Management’s plans and assessment of the probability that such plans will mitigate and alleviate any substantial doubt about the Company’s ability to continue as a going concern, is dependent upon the ability to attain funding to secure additional resources to generate sufficient revenues and increased margin, which without these represent the principal conditions that raise substantial doubt about our ability to continue as a going concern.

As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which are likely to negatively impact operations. Other financial impact could occur though such potential impact is unknown at this time. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event.

The Company expects that working capital requirements will continue to be funded through a combination of its existing funds and further issuances of securities. Working capital requirements are expected to increase in line with the growth of the business. Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund operations over the next 12 months. See “Cardio’s Business – Cardio’s Plans and Uses of Proceeds” for information on Cardio’s plans and goals and how it currently anticipates using the proceeds from its 2022 private placements and the Business Combination, assuming differing redemption scenarios.

The Company has no lines of credit or other bank financing arrangements. The Company has financed operations to date through the proceeds of a private placement of equity and debt instruments. In connection with the Company’s business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business and (ii) marketing expenses. The Company intends to finance these expenses with further issuances of securities, and debt issuances. Thereafter, the Company expects it will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to current stockholders. Further, such securities might have rights, preferences or privileges senior to common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict business operations.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Contractual Obligations and Commitments

The following summarizes Cardio’s contractual obligations as of September 30, 2022 and the effects that such obligations are expected to have on its liquidity and cash flows in future periods:

Deposit For Acquisition

On April 14, 2021, the Company deposited $250,000 with an escrow agent in connection with a planned business acquisition. The Company subsequently decided to terminate the acquisition and entered a settlement agreement with the counterparty. The Company recorded expenses of $112,534 in connection with the termination, and the balance of the amount held in escrow was returned to the Company.

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Related Party Transactions

The Company reimburses Behavioral Diagnostic, LLC (“BDLLC”), a company owned by its Chief Medical Officer for a portion of the salaries of the Company’s CEO and its Chief Technology Officer, who is the husband of the CEO. Payments to BDLLC for salaries totaled $83,767 and $0 for the nine months ended September 30, 2021 and 2022, respectively.

The following summarizes CDI’s contractual obligations as of December 31, 2021 and the effects that such obligations are expected to have on CDIs liquidity and cash flows in future periods:

Stock to Be Issued

Stock to be issued consists of Simple Agreements for Future Equity (“SAFE”) issued to accredited investors with balances of $0 and $346,471 at December 31, 2021 and 2020, respectively. Each SAFE is convertible upon the occurrence of certain events as follows:

Equity Financing: If there is an equity financing before the termination of the SAFE, on the initial closing of such equity financing, the SAFE will automatically convert into the number of SAFE preferred stock equal to the purchase amount divided by the discount price. The discount price is the lowest price per share of the standard preferred stock sold in the equity financing multiplied by the discount rate of 85%.

Liquidity Event: If a liquidity event occurs before the termination of the SAFE, the SAFE will automatically be entitled to receive a portion of the proceeds due and payable to the investor immediately prior to, or concurrent with the consummation of such liquidity event, equal to the greater of (i) the purchase amount (the “Cash-out Amount”) or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price (“the Conversion Amount”).

Dissolution Event: If there is a dissolution event before the termination of the SAFE, the investor will automatically be entitled to receive a portion of proceeds equal to the Cash-out Amount, due and payable to the investor immediately prior to the consummation of the dissolution event.

Each SAFE will automatically terminate immediately following the earliest of (i) the issuance of capital stock to the investor pursuant to the automatic conversion of the SAFE pursuant to an equity financing, or (ii) the payment, or setting aside for payment of amounts due the investor pursuant to a liquidity event or dissolution event.

Related Party Transactions

Included in convertible notes payable are notes payable due to related parties of $221,471 and $0 as of December 31, 2020 and 2021, respectively.

The Company reimburses Behavioral Diagnostic, LLC (“BDLLC”), a company owned by its Chief Medical Officer for salaries of the Company’s CEO and its senior data scientist, who is the husband of the CEO. Payments to BDLLC for salaries totaled $116,105 and $79,920 for the years ended December 31, 2020 and 2021, respectively.

Research and development laboratory runs are performed on a fee-for-service basis at the Chief Medical Officer’s academic laboratory at the University of Iowa. Payments for these services totaled $1,500 and $0 for the years ended December 31, 2020 and 2021, respectively.

Critical Accounting Policies and Significant Judgments and Estimates

Cardio’s consolidated financial statements are prepared in accordance with GAAP in the United States. The preparation of its consolidated financial statements and related disclosures requires it to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and the disclosure of

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contingent assets and liabilities in Cardio’s financial statements. Cardio bases its estimates on historical experience, known trends and events and various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. CDI evaluates its estimates and assumptions on an ongoing basis. Cardio’s actual results may differ from these estimates under different assumptions or conditions.

While Cardio’s significant accounting policies are described in more detail in Note 2 to its consolidated financial statements, Cardio believes that the following accounting policies are those most critical to the judgments and estimates used in the preparation of its consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned-subsidiary, Cardio Diagnostics, LLC. All intercompany accounts and transactions have been eliminated.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

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Revenue Recognition

The Company will host its product, Epi+Gen CHD™ on InTeleLab’s Elicity platform (the “Lab”). The Lab collects payments from patients upon completion of eligibility screening. Patients then send their samples to MOgene, a high complexity CLIA lab, which perform the biomarker assessments. Upon receipt of the raw biomarker data from MOgene, the Company performs all quality control, analytical assessments and report generation and shares test reports with the Elicity healthcare provider via the Elicity platform. Revenue is recognized upon receipt of payments from the Lab for each test at the end of each month.

The Company will account for revenue under (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”, using the modified retrospective method. The modified retrospective adoption used by the Company did not result in a material cumulative effect adjustment to the opening balance of accumulated deficit.

The Company determines the measurement of revenue and the timing of revenue recognition utilizing the following core principles:

1. Identifying the contract with a customer;

2. Identifying the performance obligations in the contract;

3. Determining the transaction price;

4. Allocating the transaction price to the performance obligations in the contract; and

5. Recognizing revenue when (or as) the Company satisfies its performance obligations.

Patent Costs

Cardio accounts for patents in accordance with ASC 350-30, General Intangibles Other than Goodwill. The Company capitalizes patent costs representing legal fees associated with filing patent applications and amortize them on a straight-line basis. The Company are in the process of evaluating its patents' estimated useful life and will begin amortizing the patents when they are brought to the market or otherwise commercialized.

Stock-Based Compensation

Cardio accounts for its stock-based awards granted under its employee compensation plan in accordance with ASC Topic No. 718-20, Awards Classified as Equity, which requires the measurement of compensation expense for all share-based compensation granted to employees and non-employee directors at fair value on the date of grant and recognition of compensation expense over the related service period for awards expected to vest. The Company uses the Black-Scholes option pricing model to estimate the fair value of its stock options and warrants. The Black-Scholes option pricing model requires the input of highly subjective assumptions including the expected stock price volatility of the Company’s common stock, the risk free interest rate at the date of grant, the expected vesting term of the grant, expected dividends, and an assumption related to forfeitures of such grants. Changes in these subjective input assumptions can materially affect the fair value estimate of the Company’s stock options and warrants.

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MANAGEMENT

Management and Board of Directors

The following table sets forth certain information, including ages as of January 12, 2023, of our executive officers and members of the Board of Directors.

Name	Age	Position
Executive Officers
Meeshanthini (Meesha) Dogan, PhD	33	Chief Executive Officer and Director
Robert (Rob) Philibert, MD PhD	61	Chief Medical Officer and Director
Elisa Luqman, JD MBA	57	Chief Financial Officer
Timur Dogan, PhD	34	Chief Technology Officer
Khullani Abdullah, JD	39	Vice President of Revenue and Strategy

Non-Employee Directors
Warren Hosseinion, MD	50	Non-Executive Chairman
Brandon Sim	29	Director
Stanley K. Lau, MD	66	Director
Oded Levy	63	Director
James Intrater	58	Director

Executive Officers

The following is a brief biography of each of our executive officers:

Meeshanthini Dogan has served as our Chief Executive Officer and a director since inception. Together with Dr. Philibert, she is the Co-Founder of Cardio, with over 10 years’ experience in bridging medicine, engineering and artificial intelligence towards building solutions to fulfill unmet clinical needs such as in cardiovascular disease prevention. Coming from a family with a two-generation history of heart disease and having worked for an extensive time interacting with those affected by heart disease, she understands the pain points and founded Cardio Diagnostics to help prevent others from experiencing its devastating impacts. Dr. Dogan is a pioneer in artificial intelligence/machine learning-driven integrated genetic-epigenetic approaches, which includes highly cited publications, and platform presentations at the American Heart Association and American Society of Human Genetics. She co-invented the patent-pending Integrated Genetic-Epigenetic Engine™ of Cardio Diagnostics (European Patent Granted in March 2021). In 2017, Dr. Dogan founded Cardio Diagnostics to commercialize this technology through a series of clinical tests towards making heart disease prevention and early detection more accessible, personalized and precise. Under her leadership, the company was awarded the prestigious One To Watch award in 2020 by Nature and Merck, has worked its way to become a technology leader in cardiovascular diagnostics, introduced its first product for marketing testing in January 2021, secured both dilutive and non-dilutive funding and key relationships with world renowned healthcare organizations and key opinion leaders. Dr. Dogan holds a PhD degree in Biomedical Engineering and BSE/MS degrees in Chemical Engineering from University of Iowa. She was named FLIK Woman Entrepreneur to Watch in 2021.

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Robert Philibert has served as our Chief Medical Officer and as a director since inception. Together with Dr. Dogan, he is a co-founder of Cardio. Dr. Philibert graduated from the University of Iowa Medical Scientist Training Program and completed a residency in Psychiatry at the University of Iowa. Between 1993 and 1998, he completed a Pharmacology Research Training Program (PRAT) Fellowship and a Staff Fellowship at the National Institutes of Health while also serving in the United States Uniformed Public Health Service. In late 1998, he returned to the University of Iowa where he now is a Professor of Psychiatry, with joint appointments in Neuroscience, Molecular Medicine and Biomedical Engineering. He has published over 170 peer reviewed manuscripts and is the recipient of numerous NIH grant awards and both national and international patents for his pioneering work in epigenetics. In particular, he is credited with discovering the epigenetic signatures for cigarette and alcohol consumption. In 2009, he founded Behavioral Diagnostics LLC, a leading provider of epigenetic testing services which has introduced two epigenetic tests, Smoke Signature© and Alcohol Signature™ to the commercial market. Simultaneously, he has licensed related non-core technologies to manufacturing partners while developing an ecosystem of key complementary service providers in the clinical diagnostics space.

Elisa Luqman has served as our Chief Financial Officer since March 2021. In March 2021, Cardio and Ms. Luqman entered into a consulting agreement under which she was retained to provide services in connection with a potential merger transaction. Since April 2022, Ms. Luqman has also been serving as Chief Legal Officer (SEC) for Nutex Health, Inc. (“Nutex”), a physician-led, technology-enabled healthcare services company. She attained that position upon the closing of a merger transaction in which her employer, Clinigence Holdings, Inc. ("Clinigence"), was the surviving entity. She served as the Chief Financial Officer, Executive Vice President Finance and General Counsel of Clinigence from October 2019 until the merger. She also served as a director of Clinigence from October 2019 to February 2021. At Clinigence, Ms. Luqman was responsible for maintaining the corporation’s accounting records and statements, preparing its SEC filings and overseeing compliance requirements. She was an integral member of the Clinigence team responsible for obtaining the company’s NASDAQ listing and completing the reverse merger with Nutex. At Nutex Ms. Luqman continues to be responsible for preparing its SEC filings and overseeing compliance requirements. Ms. Luqman co-founded bigVault Storage Technologies, a cloud- based file hosting company acquired by Digi-Data Corporation in February 2006. From March 2006 through February 2009, Ms. Luqman was employed as Chief Operating Officer of the Vault Services Division of Digi-Data Corporation, and subsequently during her tenure with Digi-Data Corporation she became General Counsel for the entire corporation. In that capacity she was responsible for acquisitions, mergers, patents, customer, supplier, and employee contracts, and worked very closely with Digi-Data’s outside counsel firms. In March 2009, Ms. Luqman rejoined iGambit Inc. (“IGMB”) as Chief Financial Officer and General Counsel. Ms. Luqman has overseen and been responsible for IGMB’s SEC filings, FINRA filings and public company compliance requirements from its initial Form 10 filing with the SEC in 2010 through its reverse merger with Clinigence Holdings, Inc. in October 2019. Ms. Luqman received a BA degree, a JD in Law, and an MBA Degree in Finance from Hofstra University. Ms. Luqman is a member of the bar in New York and New Jersey.

Timur Dogan has served as our Chief Technology Officer since May 2022. He has been employed by Cardio since August 2019, after obtaining his Ph.D., and was serving as its Senior Data Scientist until he was promoted to CTO. Dr. Dogan was instrumental in developing and advancing the Integrated Genetic-Epigenetic Engine™ that is at the core of Cardio Diagnostics’ cardiovascular solutions. Along with the founding team, he is the co-inventor of two patent-pending technologies in cardiovascular disease and diabetes. He holds a joint B.S.E./M.S. and Ph.D. degrees in Mechanical Engineering from the University of Iowa where he researched complex fluid flows. He developed machine learning models on high-performance computing systems using a mixture of low and high-fidelity numerical simulations and experiments to draw insights from non-linear physics.

Khullani Abdullahi has served as our Vice President of Revenue and Strategy since May 2022. In July 2020, Ms. Abdullahi began working with Cardio as a consultant, where she was a member of the advisory board as a go-to-market and growth advisor and provided other services as mutually agreed upon. After two years as an advisor, in May 2022, she joined Cardio full-time to lead the sales, marketing, and customer success teams. Ms. Abdullahi has more than ten years of experience as a revenue and sales strategist, helping clients and companies develop and execute aggressive customer-acquisition campaigns, services she provides to various clients through Episteme X, her consulting company. She has led commercialization, pricing, and monetization strategies and scaled revenue teams in healthcare and biotech. As a data-driven account-based marketing revenue strategist, her methods

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emphasize identifying all relevant contacts across the total addressable target market to drive defensive market penetration growth. Ms. Abdullahi holds a BA in Philosophy from Carleton College and a Juris Doctor from the University of Minnesota Law School.

Non-Employee Members of the Board of Directors

The following is a brief biography of each of our non-employee directors:

Warren Hosseinion, MD has served as the Company’s Non-Executive Chairman of the Board since the consummation of the Business Combination in October 2022. He was Legacy Cardio’s Non-Executive Chairman of the Board since May 2022 and was on Legacy Cardio’s Board of Directors since November 2020. In March 2021, Cardio and Dr. Hosseinion entered into a consulting agreement under which he was retained to provide services in connection with a potential merger transaction. He is also currently the President and a director of Nutex, positions he has held since April 2022. Dr. Hosseinion is a Co-Founder of Apollo Medical Holdings, Inc. (Nasdaq: AMEH) and served as a member of the Board of Directors of Apollo Medical Holdings, Inc. since July 2008, the Chief Executive Officer of Apollo Medical Holdings, Inc. from July 2008 to December 2017, and the Co-Chief Executive Officer of Apollo Medical Holdings, Inc. from December 2017 to March 2019. In 2001, Dr. Hosseinion co-founded ApolloMed. Dr. Hosseinion received his B.S. in Biology from the University of San Francisco, his M.S. in Physiology and Biophysics from the Georgetown University Graduate School of Arts and Sciences, his Medical Degree from the Georgetown University School of Medicine and completed his residency in internal medicine from the Los Angeles County-University of Southern California Medical Center.

James Intrater is the director nominee named by Mana and began his term upon Closing of the Business Combination in October 2022. Mr. Intrater is a senior materials and process engineer with over 35 years of professional experience. He has worked in both commercial product development and on Federal R&D projects, including work for NASA, the U.S. Department of Defense, and the U.S. Department of Energy. Since June 2014, Mr. Intrater has served as the president of IntraMont Technologies, a consumer health products development company. In addition, since May 2020, he has also provided engineering consultancy services for Falcon AI, a private investment firm to evaluate potential portfolio investments. Mr. Intrater has published numerous technical works and reports for various agencies of the federal government and in technical journals and is listed as holder or co-holder of five patents, with another patent pending. Mr. Intrater received his Master of Science in Metallurgical Engineering from the University of Tennessee and a Bachelor of Sciences in Ceramic Engineering from Rutgers University - College of Engineering.

Stanley K. Lau, MD has served as a member of the Company’s Board of Directors since consummation of the Business Combination in October 2022. In September 2006, Dr. Lau founded Synergy Imaging Center, San Gabriel, California, where he has held the position of Medical Director since inception. In addition, since November 1997, Dr. Lau has been affiliated with the Southern California Heart Centers, San Gabriel, California, which he founded. Earlier in his professional career, from November 1996 to November 1997, Dr. Lau served as an Assistant Professor in Cardiology at Texas Tech University, and from August 1995 to November 1996, he provided cardiovascular consulting services at Chandra Cardiovascular Consultant, PC, Sioux City, Iowa. Dr. Lau has the following clinical appointments at the Garfield Medical Center, Monterey Park, California: Director, Cardiac Structural Heart Program, Chairman of the Cardiovascular Committee, member of the Board of Directors, Los Angeles County certified ST-Elevation Myocardial Infarction (STEM) Program Director and Director of the Cardiac Catheterization Lab. Dr. Lau received his M.B.B.S (Bachelor of Medicine and Bachelor of Surgery) in 1984 from the University of New South Wales School of Medicine, Sydney, Australia. He received further training at the University of Southern California, specializing in diagnostic cardiac catheterization, coronary angioplasty, coronary artery stenting, intervascular ultrasound, renal and peripheral diagnostic angiograms and pacemaker implantation. He is board certified in interventional cardiology, cardiovascular disease, internal medicine, certification board of cardiovascular computer tomography, echocardiography subspecialty, acute critical care echocardiography subspecialty, nuclear cardiology subspecialty and is board certified as a hypertension specialist. He also extensive experience in coronary CT Angiogram and Cardiac MRI. He has a level III (highest) Certification in CCTA by the Society of Cardiovascular Computed Tomography and a Level II Certification in Cardiac MR by the Society of Cardiovascular Magnetic Resonance, in addition to being board certified in Cardiovascular Disease, Internal Medicine,

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Echocardiography, Nuclear Cardiology and as a Hypertension Specialist. Dr. Lau also founded the structured heart program at Garfield Medical Center, recently implementing the TAVR program in 2017. Dr. Lau received his medical degree from the University of New South Wales School of Medicine in Sydney, Australia, and completed his Residency in Internal Medicine, Fellowship in Cardiology and Fellowship in Interventional Cardiology at the University of Southern California.

Oded Levy has served as a member of the Company’s Board of Directors since consummation of the Business Combination in October 2022. He is the founder, president and managing partner of Blue Ox Healthcare Partners, (“Blue Ox”) a private equity firm based in New York City that invests growth capital in commercial-stage healthcare companies, with a focus on companies involved in precision health. Mr. Levy has over 30 years of experience in specialized healthcare investing in private equity, capital markets and asset management. He co-founded Blue Ox in 2009, leads origination and structuring of the firm’s investments, and chairs the Investment Committee. Prior to Blue Ox, he was a principal at Oracle Partners, LP, a private investment firm specializing in public securities investing and merchant banking in the healthcare, bioscience and related industries. Previously, he was Head Trader and a member of the Executive Committee at Genesis Merchant Group Securities (“GMGS”), a San Francisco-based investment bank. Mr. Levy was also Senior Vice President of Investments at Bering Holdings, Inc., the investment arm of publicly traded MAXXAM, Inc. He began his career in 1987 as a corporate finance analyst at Bear, Stearns & Co. Inc. Mr. Levy previously served on the boards of former Blue Ox investments, MedSave USA, as Executive Chairman, Delphi Behavioral Health Group and Infinity Funding. He holds an MBA in Finance and International Business and a BS in Computer and Information Systems from New York University.

Brandon Sim has served as a member of the Company’s Board of Directors since consummation of the Business Combination in October 2022. He is the Co-Chief Executive Officer of Apollo Medical Holdings, Inc. where he is focused on transforming healthcare delivery for physicians and patients. He is responsible for ApolloMed’s overall strategy, growth, operations, and technology innovation. Since joining ApolloMed in 2019, he has also served as Chief Operating Officer, Chief Technology Officer and Vice President of Engineering. Prior to joining ApolloMed, Mr. Sim served as Quantitative Researcher at Citadel Securities from 2015 to 2019. From 2012 to 2015, Mr. Sim co-founded and served as Chief Technology Officer at Theratech, a medical device company focused on developing a low-cost, simple-to-use patch for automated drug delivery. Mr. Sim was a member of the board of directors of Clinigence Holdings, Inc. between October 2021 and April 2022. Mr. Sim received his Master of Science in Computer Science and Engineering and Bachelor of Arts in Statistics and Physics, Magna Cum Laude with High Honors, from Harvard University.

Family Relationships

Other than Meeshanthini Dogan and Timur Dogan, who are wife and husband, there are no family relationships among our executive officers and directors.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND
CORPORATE GOVERNANCE

Corporate Governance

Cardio has structured its corporate governance in a manner that we believe closely aligns its interests with those of its stockholders. Notable features of this corporate governance include:

•	Cardio has independent director representation on its audit, compensation and nominating and corporate governance committees, and its independent directors will meet regularly in executive sessions without the presence of its corporate officers or non-independent directors;
•	at least one of its directors has qualified as an “audit committee financial expert” as defined by the SEC; and
•	it has and will implement a range of other corporate governance best practices.

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Composition of the Board of Directors and Company Officers

Cardio’s business and affairs are managed under the direction of our board of directors.

The Company’s board has seven directors. The board of directors will be elected each year at the annual meeting of stockholders.

The Company officers will be appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. The board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. The Company’s bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officers, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.

Director Independence

The Nasdaq listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The Company’s independent directors expect to have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms no less favorable to the Company than could be obtained from independent parties. The Company’s Board of Directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Based on information provided by each director concerning his or her background, employment and affiliations, the Board has determined that Brandon Sim, Stanley K. Lau, MD, Oded Levy and James Intrater, representing four of the Company’s seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq and applicable SEC rules. In making these determinations, the Company Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Company Board deemed relevant in determining their independence, including the beneficial ownership of the Company capital stock by each non- employee director, and the transactions involving them. See “Certain Cardio Relationships and Related Persons Transactions.”

Board Committees

The standing committees of the Cardio Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The board of directors may from time to time establish other committees.

Cardio’s chief executive officer and other executive officers regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee

Cardio has an audit committee consisting of Oded Levy, James Intrater and Brandon Sim, with Mr. Levy serving as the chair of the committee. The Cardio Board has determined that each member of the audit committee qualifies as an independent director under the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and Nasdaq listing requirements. The Cardio Board has determined that Mr. Levy qualifies

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as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and that he possesses financial sophistication, as defined under the rules of Nasdaq.

The audit committee’s responsibilities include, among other things:

•	reviewing and discussing with Management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K;
•	discussing with Management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with Management major risk assessment and risk Management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with Management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between Management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	reviewing and approving any annual or long-term incentive cash bonus or equity or other incentive plans in which our executive officers may participate;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The board of directors has adopted a written charter for the audit committee that is available on our website.

Compensation Committee

Cardio has a compensation committee consisting of Stanley Lau, James Intrater and Oded Levey with Dr. Lau serving as chair of the committee. The Cardio Board has determined that each member of the compensation committee qualifies as an independent director under the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and Nasdaq listing requirements.

The compensation committee’s responsibilities include, among other things:

•	establishing, reviewing, and approving our overall executive compensation philosophy and policies;
•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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•	reviewing and approving the compensation of all of our other executive officers;
•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.
•	reviewing our executive compensation policies and plans;
•	receiving and evaluating performance target goals for the senior officers and employees (other than executive officers) and reviewing periodic reports from the CEO as to the performance and compensation of such senior officers and employees;
•	implementing and administering our incentive compensation equity-based remuneration plans;
•	reviewing and approving any annual or long-term incentive cash bonus or equity or other incentive plans in which our executive officers may participate;
•	reviewing and approving for our chief executive officer and other executive officers any employment agreements, severance arrangements, and change in control agreements or provisions;
•	reviewing and discussing with Management the Compensation Discussion and Analysis set forth in Securities and Exchange Commission Regulation S-K, Item 402, if required, and, based on such review and discussion, determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual report or proxy statement the annual meeting of stockholders;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
•	if required, producing a report on executive compensation to be included in our annual proxy statement;
•	reviewing and recommending to the Board for approval the frequency with which we will conduct Say-on-Pay Votes, taking into account the results of the most recent stockholder advisory vote on frequency of Say-on-Pay Votes required by Section 14A of the Exchange Act, and review and recommend to the Board for approval the proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in our proxy statements filed with the SEC;
•	conducting an annual performance evaluation of the committee; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The board of directors has adopted a written charter for the compensation committee that is available on our website.

Nominating and Corporate Governance Committee

Cardio has a nominating and corporate governance committee consisting of Brandon Sim, James Intrater and Stanley Lau, with Mr. Sim serving as chair of the committee. The Cardio Board has determined that each member of the nominating and corporate governance committee qualifies as an independent director under the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and Nasdaq listing requirements.

The nominating and corporate governance committee’s responsibilities include, among other things:

•	review and assess and make recommendations to the board of directors regarding desired qualifications, expertise and characteristics sought of board members;
•	identify, evaluate, select or make recommendations to the board of directors regarding nominees for election to the board of directors;
•	develop policies and procedures for considering stockholder nominees for election to the board of directors;

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•	review the Company’s succession planning process for Company’s chief executive officer, and assist in evaluating potential successors to the chief executive officer;
•	review and make recommendations to the board of directors regarding the composition, organization and governance of the board and its committees;
•	review and make recommendations to the board of directors regarding corporate governance guidelines and corporate governance framework;
•	oversee director orientation for new directors and continuing education for directors;
•	oversee the evaluation of the performance of the board of directors and its committees;
•	review and monitor compliance with the Company’s code of business conduct and ethics; and
•	administer policies and procedures for communications with the non-management members of the Company’s Board of Directors.

The board of directors has adopted a written charter for the nominating and corporate governance committee that is available on our website.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating and governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics

The Company has adopted a written code of business conduct and ethics that applies to its principal executive officer, principal financial or accounting officer or person serving similar functions and all of our other employees and members of our board of directors. The code of ethics codifies the business and ethical principles that govern all aspects of our business. Cardio intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interests:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

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•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our Management has pre-existing fiduciary duties and contractual obligations to such entities (as well as to us) and may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by our company.

The conflicts described above may not be resolved in our favor.

All ongoing and future transactions between us and any of our management team or their respective affiliates, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Limitation on Liability and Indemnification of Officers and Directors

The Company intends to enter into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements, which have been authorized for execution by the Cardio board of directors, requires the Company, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Company to advance all expenses reasonably and actually incurred by its directors and executive officers in investigating or defending any such action, suit or proceeding. Our By-laws provide that Cardio must indemnify and advance expenses to Cardio’s directors and officers to the fullest extent authorized by the DGCL. We believe that these agreements and By-laws provisions are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Cardio maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having been its directors or officers. The coverage provided by these policies may apply whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL. At present, we are not aware of any pending litigation or proceeding involving any person who will be one of the Company’s directors or officers or is or was one of its directors or officers, or is or was one of its directors or officers serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Second Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of our Company or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

The limitation of liability, advancement and indemnification provisions in our Second Amended and Restated Certificate of Incorporation and our By-laws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Cardio and our stockholders. In addition, your investment may be adversely affected to the extent Cardio pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of Cardio’s directors, officers, or employees for which indemnification is sought.

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EXECUTIVE COMPENSATION

Overview

The following is a discussion and analysis of compensation arrangements of Cardio’s named executive officers for 2021 and 2022. This discussion may contain forward-looking statements that are based on Cardio’s current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that Cardio adopts may differ materially from the currently planned programs that are summarized in this discussion.

As an “emerging growth company” as defined in the JOBS Act, Cardio is not required to include a Compensation Discussion and Analysis section and has elected to comply with the scaled disclosure requirements applicable to emerging growth companies. Unless the context otherwise requires, all references in this section to Cardio refer to Legacy Cardio and/or its subsidiary prior to the consummation of the Business Combination and to Cardio and its subsidiaries after the Business Combination.

To achieve Cardio’s goals, Cardio has designed, and intends to modify as necessary, its compensation and benefits programs to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving Cardio’s goals. Cardio believes its compensation programs should promote the success of the Company and align executive incentives with the long-term interests of its stockholders. This section provides an overview of Cardio’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

The Cardio Board has historically determined the compensation for Cardio’s named executive officers, including input from the Chief Executive Officer. Cardio’s sole named executive officer for the year ended December 31, 2021 was Meeshanthini Dogan, our Chief Executive Officer. Dr. Dogan and Cardio entered into a five-year employment agreement described below, which agreement was assumed by the Company and became effective on the Closing Date of the Business Combination.

As required by SEC rules, Cardio’s named executive officers (“NEOs”) for 2022 also include Jonathan Intrater, who was the chief executive officer of Mana prior to the closing of the Business Combination. Mr. Intrater did not receive any employee compensation during the year ended December 31, 2022, and as a result, the following executive compensation disclosure is focused on the compensation of Cardio’s current NEOs.

Summary Compensation Table

The following table sets forth the compensation received by our named executive officers, for their service, during the years ended December 31, 2022 and December 31, 2021.

Current Officers Name & Principal Position	Year	Salary ($)	Bonus (4)	Stock(2)	Option Awards (3)	Non-equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Meeshanthini Dogan, CEO	2022	175,000	250,000	0	4,105,856	0	0	8,897(1)	4,539,753
	2021	75,000	0	0	0	0	0	5,694(1)	80,694
Warren Hosseinion, Chairman	2022	50,000	250,000	0	2,052,928	0	0	30,000(5)	2,382,928
	2021	0	0	0	0	0	0	0	0
Elisa Luqman, CFO	2022	55,833	100,000	0	1,026,464	0	0	20,000(5)	1,202,297
	2021	0	0	40,000	0	0	0	0	40,000

(1) All Other Compensation includes Cardio’s contribution to the Company’s 401(k) account on behalf of executive and health and dental insurance coverage.

(2) Discretionary stock grants made in 2021 for performance. These amounts reflect the grant date fair values of performance awards. The amounts reported do not reflect compensation actually received.

(3) Discretionary stock option grants made in 2022 for completion of the Business Combination. These amounts reflect the grant date fair values of performance awards based upon the NASDAQ closing stock price of $5.99 on the date of the Closing of the Business Combination. The amounts reported do not reflect compensation actually received.

(4) Discretionary cash bonus paid in 2022, for 2021 and 2022 performance and completion of the Business Combination.

(5) Consulting compensation paid prior to Closing of the Business Combination.

Outstanding Equity Awards at 2021 Fiscal Year-End for Executive Officers of Cardio

Cardio did not make any equity awards in 2020 or 2021. It adopted its equity incentive plan in 2022 and made its first grants in May 2022.

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Outstanding Equity Awards at 2022 Fiscal Year-End for Executive Officers of Cardio

In May 2022, Cardio granted 511,843 stock options to its executive officers and directors at the exercise price of $13.35 per share with an expiration date of May 6, 2032. The options vested and became immediately exercisable upon the Closing of the Business Combination. After application of the Business Combination exchange ratio of 3.427259, the 511,843 stock options were exchanged for 1,754,219 stock options in the new Company at an exercise price of $3.90 per share.

Name	Grant Date	All other option awards; Number of securities underlying options (#) (1)	Exercise of base price of option awards ($/Sh)	Exercise date of option	Grant date fair value of stock option awards
Meeshanthini Dogan	5/6/2022	685,452	$3.90	10/25/2022	$4,105,856
Warren Hosseinion	5/6/2022	342,726	$3.90	10/25/2022	$2,052,928
Elisa Luqman	5/6/2022	171,363	$3.90	10/25/2022	$1,026,464

(1) All options are vested and exercisable and there are no unvested options held

Equity Compensation Plan Information

In 2022 we adopted the 2022 Equity Incentive Plan (the "2022 Plan").   Awards granted under the 2022 Plan have a ten-year term and may be incentive stock options, non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units or performance shares. The awards are granted at an exercise price equal to the fair market value on the date of grant and generally vest over a four-year period.

Outstanding Equity Awards under the 2022 Plan

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))	Notes
	(a)	(b)	(c)
2022 Equity compensation plans approved by security holders	1,756,599	$3.90	1,496,784	3,256,383 Original reserve when plan approved.
Total	1,756,599	$3.90	1,496,784

Agreements with Our Executive Officers and Non-Executive Chairman of the Board

In connection with preparations for the Business Combination, Cardio executed employment agreements as of May 27, 2022 with each person expected to be named an executive officer of the combined entity. Other than the agreement with Khullani Abdullahi, whose agreement was effective as of May 19, 2022, the agreements became effective upon Closing of the Business Combination. The principal terms of each of agreements is as follows:

Employment Agreement between Cardio and Meeshanthini Dogan (Chief Executive Officer)

Dr. Dogan’s five-year employment agreement provides for (i) an annual base salary of $300,000, (ii) eligibility to receive an annual cash bonus based on the extent to which, in the discretion of the Board, Dr. Dogan achieves or exceeds specific and measurable individual and Company performance objectives, and (iii) eligibility to participate in any long-term incentive plan that is made available to similarly positioned executives, employee benefit or group insurance plans maintained from time to time by Cardio. Long-term incentive plan awards may include cash, or equity awards settled in shares of Company stock, including but not limited to stock options, restricted stock and performance shares. If Dr. Dogan were to leave the Company as a “Good Leaver,” as defined in the employment agreement, terms of any long-term incentive award will be deemed satisfied immediately prior to such termination and as such, all awards and grants will be deemed fully vested. In addition, Dr. Dogan will be reimbursed for her reasonable and usual business expenses incurred on behalf of the Company. Severance benefits will be payable in the event Dr. Dogan’s termination is either by the Company without cause or by her with “good reason,” as defined in the agreement. In such event and in addition to accrued salary benefits as of the date of termination, the Company will pay Dr. Dogan an amount equal to a (x) two times the sum of her most recent base salary and target annual bonus and (y) an amount in cash equal to the Company’s premium amounts paid for her coverage under group medical, dental and vision programs for a period of 24 months. The agreement also contains customary confidentiality, non-solicitation, non-competition and cooperation provisions. The employment agreement will automatically renew for an additional year following the initial term and any renewal term, unless either party provides 60-days’ written notice before the end of the then-current term. The Company may terminate Dr. Dogan’s employment without cause (as defined in the agreement) by providing 60 days’ advance written notice. Dr. Dogan may terminate her employment for any reason.

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Employment Agreement between Cardio and Robert Philibert (Chief Medical Officer)

Dr. Philibert’s five-year employment agreement provides for (i) an annual base salary of $180,000, (ii) eligibility to receive an annual cash bonus based on the extent to which, in the discretion of the Board, Dr. Philibert achieves or exceeds specific and measurable individual and Company performance objectives, and (iii) eligibility to participate in any long-term incentive plan that is made available to similarly positioned executives, employee benefit or group insurance plans maintained from time to time by Cardio. Long-term incentive plan awards may include cash, or equity awards settled in shares of Company stock, including but not limited to stock options, restricted stock and performance shares. If Dr. Philibert were to leave the Company as a “Good Leaver,” as defined in the employment agreement, terms of any long-term incentive award will be deemed satisfied immediately prior to such termination and as such, all awards and grants will be deemed fully vested. In addition, Dr. Philibert will be reimbursed for his reasonable and usual business expenses incurred on behalf of the Company. Severance benefits will be payable in the event Dr. Philibert’s termination is either by the Company without cause or by him with “good reason,” as defined in the agreement. In such event and in addition to accrued salary benefits as of the date of termination, the Company will pay Dr. Philibert an amount equal to a (x) the sum of his most recent base salary and target annual bonus and (y) an amount in cash equal to the Company’s premium amounts paid for his coverage under group medical, dental and vision programs for a period of 12 months, provided that he has elected continued coverage under COBRA. The agreement also contains customary confidentiality, non-solicitation, non-competition and cooperation provisions. The employment agreement will automatically renew for an additional year following the initial term and any renewal term, unless either party provides 60-days’ written notice before the end of the then-current term. The Company may terminate Dr. Philibert’s employment without cause (as defined in the agreement) by providing 60 days’ advance written notice. Dr. Philibert may terminate his employment for any reason.

Employment Agreement between Cardio and Elisa Luqman (Chief Financial Officer)

Ms. Luqman’s five-year employment agreement provides for (i) an annual base salary of $275,000, (ii) eligibility to receive an annual cash bonus based on the extent to which, in the discretion of the Board, Ms. Luqman achieves or exceeds specific and measurable individual and Company performance objectives, and (iii) eligibility to participate in any long-term incentive plan that is made available to similarly positioned executives, employee benefit or group insurance plans maintained from time to time by Cardio. Long-term incentive plan awards may include cash, or equity awards settled in shares of Company stock, including but not limited to stock options, restricted stock and performance shares. If Ms. Luqman were to leave the Company as a “Good Leaver,” as defined in the employment agreement, terms of any long-term incentive award will be deemed satisfied immediately prior to such termination and as such, all awards and grants will be deemed fully vested. In addition, Ms. Luqman will be reimbursed for her reasonable and usual business expenses incurred on behalf of the Company. Severance benefits will be payable in the event Ms. Luqman’s termination is either by the Company without cause or by her with “good reason,” as defined in the agreement. In such event and in addition to accrued salary benefits as of the date of termination, the Company will pay Ms. Luqman an amount equal to a (x) the sum of her most recent base salary and target annual bonus and (y) an amount in cash equal to the Company’s premium amounts paid for her coverage under group medical, dental and vision programs for a period of 12 months, provided that she has elected continued coverage under COBRA. The agreement also contains customary confidentiality, non-solicitation, non-competition and cooperation provisions. The employment agreement will automatically renew for an additional year following the initial term and any renewal term, unless either party provides 60-days’ written notice before the end of the then-current term. The Company may terminate Ms. Luqman’s employment without cause (as defined in the agreement) by providing 60 days’ advance written notice. Ms. Luqman may terminate her employment for any reason.

Employment Agreement between Cardio and Timur Dogan (Chief Technology Officer)

Dr. Dogan’s five-year employment agreement provides for (i) an annual base salary of $250,000, (ii) eligibility to receive an annual cash bonus based on the extent to which, in the discretion of the Board, Dr. Dogan achieves or exceeds specific and measurable individual and Company performance objectives, and (iii) eligibility to participate in any long-term incentive plan that is made available to similarly positioned executives, employee benefit or group insurance plans maintained from time to time by Cardio. Long-term incentive plan awards may include cash, or equity awards settled in shares of Company stock, including but not limited to stock options, restricted stock and performance shares. If Dr. Dogan were to leave the Company as a “Good Leaver,” as defined in the employment agreement, terms of any long-term incentive award will be deemed satisfied immediately prior to such termination and as such, all awards and grants will be deemed fully vested. In addition, Dr. Dogan will be reimbursed for his reasonable and usual business expenses incurred on behalf of the Company. Severance benefits will be payable in the event Dr. Dogan’s termination is either by the Company without cause or by him with “good reason,” as defined in the agreement. In such event and in addition to accrued salary benefits as of the date of termination, the Company will pay Dr. Dogan an amount equal to a (x) the sum of his most recent base salary and target annual bonus and (y) an amount in cash equal to the Company’s premium amounts paid for his coverage under group medical, dental and vision programs for a period of 12 months, provided that he has elected continued coverage under COBRA. The agreement also contains customary confidentiality, non-solicitation, non-competition and cooperation provisions. The employment agreement will automatically renew for an additional year following the initial term and any renewal term, unless either party provides 60-days’ written notice before the end of the then-current term. The Company may terminate Dr. Dogan’s employment without cause (as defined in the agreement) by providing 60 days’ advance written notice. Dr. Dogan may terminate his employment for any reason.

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Employment Agreement between Cardio and Khullani Abdullahi (Vice President of Revenue and Strategy)

Ms. Abdullahi’s three-year employment agreement provides for (i) an annual base salary of $220,000, (ii) eligibility to receive an annual cash bonus based on the extent to which, in the discretion of the Board, Ms. Adbullahi achieves or exceeds specific and measurable individual and Company performance objectives, and (iii) eligibility to participate in any long-term incentive plan that is made available to similarly positioned executives, employee benefit or group insurance plans maintained from time to time by Cardio. Long-term incentive plan awards may include cash, or equity awards settled in shares of Company stock, including but not limited to stock options, restricted stock and performance shares. If Ms. Adbullahi were to leave the Company as a “Good Leaver,” as defined in the employment agreement, terms of any long-term incentive award will be deemed satisfied immediately prior to such termination and as such, all awards and grants will be deemed fully vested. In addition, Ms. Adbullahi will be reimbursed for her reasonable and usual business expenses incurred on behalf of the Company. Severance benefits will be payable in the event Ms. Adbullahi’s termination is either by the Company without cause or by her with “good reason,” as defined in the agreement. In such event and in addition to accrued salary benefits as of the date of termination, the Company will pay Ms. Adbullahi an amount equal to a (x) the sum of her most recent base salary and target annual bonus and (y) an amount in cash equal to the Company’s premium amounts paid for her coverage under group medical, dental and vision programs for a period of 12 months, provided that she has elected continued coverage under COBRA. The agreement also contains customary confidentiality, non-solicitation, non-competition and cooperation provisions. The employment agreement will automatically renew for an additional year following the initial term and any renewal term, unless either party provides 60-days’ written notice before the end of the then-current term. The Company may terminate Ms. Adbullahi’s employment without cause (as defined in the agreement) by providing 60 days’ advance written notice. Ms. Adbullahi may terminate her employment for any reason.

Non-Executive Chairman and Consulting Agreement between Cardio and Warren Hosseinion

Cardio has retained Dr. Hosseinion under a five-year consulting agreement to serve as Non-Executive Chairman of the Board following the Merger and to provide other services as requested. Upon expiration of such provision, the agreement may be renewed for an additional one-year term. In addition to his duties as Chairman, the agreement provides that Dr. Hosseinion will provide consulting services assisting management in developing business strategy and business plans, identifying business opportunities and identifying strategic relationships and strategies to further develop the Company’s brand. In the event he is not reelected as Chairman of the Board, the terms of this agreement will continue strictly as a consulting services agreement. Conversely, if his consulting services are terminated, such termination will not affect his Chairman Services, provided that he remains eligible to serve as Chairman. For his Chairman services and consulting services, the agreement provides for a fee of $300,000 per year payable in monthly installments of $25,000. In addition, Dr. Hosseinion is entitled to be awarded any equity compensation otherwise payable to Board members in connection with their service on the Board and to be reimbursed for all reasonable and necessary business expenses incurred in the performance of his consulting services and Chairman services. If Dr. Hosseinion’s services are terminated by the Company other than for Cause (as defined in the agreement), including any discharge without Cause, liquidation or dissolution of the Company, or a termination caused by death or Disability (as defined in the agreement), the Company will pay Dr. Hosseinion (or his estate) the consulting fees equal to two times his annual consulting compensation, payable within 60 days, in one lump sum, plus any expenses owing for periods prior to and including the date of termination of the consulting services. The agreement also contains customary confidentiality, non-solicitation, non-disparagement and cooperation provisions. Either party may terminate the agreement without cause after giving prior written notice to the other party. The agreement may be terminated by the Company at any time for cause, as defined in the agreement.

Cash Performance Incentives

The Legacy Cardio Board of Directors determined that it is in the Company’s best interests to award cash performance incentive payments to certain Cardio executive officers and directors in recognition of each such individual’s efforts required in connection with: (i) successfully completing the private placements of Legacy Common Stock in 2022, and (ii) since May 27, 2022, assisting in the preparation and filing with the SEC of the registration statement on Form S-4 with respect to the Business Combination and related transactions, as well as amendments thereto, responding to comments thereon made by the SEC applicable to Cardio, facilitating the completion of the SEC’s review thereof, including assisting in seeking to cause the registration statement to be declared effective, and handling numerous other matters incidental to consummating the Business Combination pursuant to the Merger Agreement. The Legacy Cardio Board awarded an aggregate of $650,000 in performance incentive payments to Warren Hosseinion ($250,000), Meeshanthini (Meesha) Dogan ($250,000), Robert Philibert ($50,000) and Elisa Luqman ($100,000), which awards were approved by Mana prior to the Closing of the Business

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Combination. These payments were contingent upon, not payable before, and only payable promptly following the consummation of the Business Combination.

Cardio’s Director Compensation

During 2021 and 2022, Cardio did not compensate its directors for service as a director. Cardio reimburses its non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings or undertaking other business on behalf of Cardio.

The newly-constituted compensation committee following the consummation of the Business Combination has not yet determined the type and level of compensation, if any, for those persons serving as members of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2020 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described under the section “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Legacy Cardio Related Party Transactions

As part of an earlier friends and family round of financing by Cardio, Robert Philibert, Co-Founder, Chief Medical Officer and Director of the Company, personally invested $25,000 as part of the Cardio’s early friends and family round. In addition, Dr. Philibert’s spouse and other family members invested $150,000. Finally, Behavioral Diagnostics LLC, an affiliate of Dr. Philibert, invested $46,471 via the SAFE instrument in this earlier round. These SAFEs were converted to common stock effective as of April 6, 2022.

Certain research and development laboratory runs were performed on a fee-for-service basis at Dr. Philibert’s academic laboratory at the University of Iowa. Cardio paid $31,468 and $1,500 to the lab in 2021 and 2020.

Cardio has an exclusive, worldwide patent license of the Core Technology from the University of Iowa Research Foundation (UIRF). Under UIRF’s Inventions Policy inventors are generally entitled to 25% of income from earnings from their inventions. Consequently, Meeshanthini Dogan and Robert Philibert will benefit from this policy.

Timur Dogan, spouse of Meeshanthini (Meesha) Dogan (the Company’s Co-Founder, Chief Executive Officer and Director), has been a full-time employee of the Company since August 2019. In 2021, he was paid $37,500 in salary and an additional $4,765 in benefits.

In May 2022, Cardio granted 511,843 stock options to its executive officers and directors. These options were converted into an aggregate of 1,754,219 options under the 2022 Equity Incentive Plan, The Options fully vested and became fully exercisable upon Closing of the Business Combination and have an exercise price of $3.90 per share (as adjusted for the Exchange Ratio) with an expiration date of May 6, 2032.

At the Closing of the Business Combination, Dr. Dogan, Dr. Philibert, Ms. Luqman, Dr. Dogan and Ms. Abdullahi each entered into an Invention and Non-Disclosure Agreement. An integral part of the Invention and Non-Disclosure Agreement is the disclosure by the employee of any discoveries, ideas, inventions, improvements, enhancements, processes, methods, techniques, developments, software and works of authorship (“developments”) that were created, made, conceived or reduced to practice by the employee prior to his or her employment by Cardio and that are not assigned to the Company. Dr. Philibert’s agreement lists certain developments that are epigenetic

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methods unrelated to the current mission of Cardio and that were developed separate and apart from Cardio. There is no assurance that as the Company broadens the scope of its products and services that one or more of Dr. Philibert’s developments could be relevant. Under the agreement, all rights to the developments listed by Dr. Philibert are his sole property and their use, if desired by the Company, would be in the sole discretion of Dr. Philibert, who is under no obligation to license or otherwise grant permission to the Company to use them.

Mana Related Party Transactions

In June 2021, our Sponsor purchased 1,437,500 shares of common stock for an aggregate purchase price of $25,000. In September 2021, we amended the terms of the subscription agreement to issue our Sponsor an additional 62,500 shares of common stock, resulting in our Sponsor holding an aggregate of 1,500,000 shares of common stock so that the shares of common stock held by our Sponsor will account for, in the aggregate, 20% of our issued and outstanding shares following our initial public offering. In November 2021, we entered into a second amended and restated subscription agreement with the Sponsor pursuant to which we issued the Sponsor an additional 50,000 shares, resulting in the Sponsor holding an aggregate of 1,550,000 shares (so that the Founder Shares will account for 20% of our issued and outstanding shares after the initial public offering) and also agreed that, if the underwriters exercise the over-allotment option, we will issue to our Sponsor such number of additional shares of common stock (up to 232,500 shares) as to maintain our Sponsor’s ownership at 20% or our issued and outstanding common stock upon the consummation of our initial public offering.

The Founder Shares are identical to the shares of common stock included in the units offered and sold in our initial public offering. However, the holders of Founder shares agreed (A) to vote their Founder shares (as well as any public shares acquired in or after our initial public offering) in favor of any proposed business combination, (B) not to propose an amendment to the Certificate of Incorporation, prior to a business combination, to affect the substance or timing of the Company’s obligation to redeem all public shares if it cannot complete an business combination within nine months (or up to 21 months) of the closing of our Initial Public Offering, unless the Company provides public stockholders an opportunity to redeem their public shares, (C) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination or any amendment to our charter documents prior to consummation of an initial business combination or sell any shares to us in a tender offer in connection with a proposed initial business combination and (D) that the Founder Shares shall not participate in any liquidating distribution from the trust account upon winding up if a business combination is not consummated.

All of the Founder Shares held by our Sponsor and our directors have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our shares of common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property.

During the escrow period, the holders of these shares (and the Sponsor Warrants, as discussed below) will not be able to sell or transfer their securities except for transfers, assignments or sales (i) to our officers or directors, any affiliate or family member of any of our officers or directors, any of the Sponsor’s members, officers, directors, consultants, or affiliates of the Sponsor or any of their affiliates or any other pecuniary interest holders in the Sponsor at the time of our initial public offering or family members of the foregoing , (ii) to an initial holder’s stockholders or members upon its liquidation, (iii) by gift to a member of an individual stockholder’s family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, (vii) in connection with the consummation of our initial business combination, by private sales at prices no greater than the price at which the shares were originally purchased, (viii) in the event of our liquidation prior to our consummation of an initial business combination, (ix) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor, or (x) in the

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event that, subsequent to the consummation of an initial business combination, we complete a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their common stock for cash, securities or other property in each case (except for clauses (vi), (viii), (ix) or (x) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions. The holders will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the Sponsor.

In June 2021, our Sponsor agreed to loan us up to $200,000 pursuant to a note which was due and payable by the later of December 11, 2021 in the event that our initial public offering was not successfully completed by such date or the date on which we complete our initial business combination. We had borrowed $45,000 under this note and such amount was repaid at the closing of our initial public offering.

Our Sponsor purchased 2,500,000 warrants at the closing of our initial public offering in a private placement, for an aggregate price of $2,500,000. This purchase of the additional 2,500,000 Sponsor Warrants took place on a private placement basis simultaneously with the consummation of our initial public offering. These Sponsor Warrants have an exercise price of $11.50 per share, are identical to the Public Warrants contained in the public units sold in our initial public offering, and the terms of the Sponsor Warrants will remain the same irrespective of the holder thereof. The purchaser of the Sponsor Warrants also agreed not to transfer, assign or sell any of the Sponsor Warrants or underlying securities (except to the same permitted transferees as the Sponsor and provided the transferees agree to the same terms and restrictions as the permitted transferees of the Sponsor must agree to, each as described above) until the completion of our initial business combination.

Our Sponsor agreed to transfer to Jonathan Intrater, the Chief Executive Officer prior to the Closing of the Business Combination, an aggregate of 150,000 of its Founder Shares upon, or subsequent to, the consummation of our initial business combination. In addition, our Sponsor agreed to transfer to Mr. Intrater 100,000 of the Sponsor Warrants following the consummation of our initial business combination if the closing price of our common stock is greater than $12.50 per share for twenty (20) consecutive trading days prior to the consummation of our initial business combination. The condition for transfer of the Sponsor Warrants was not satisfied, but Mr. Intrater did receive 150,000 Founders Shares upon Closing of the Business Combination.

In addition, upon the completion of our initial public offering, our Sponsor transferred 30,000 Founder Shares to each of Allan Liu and Loren Mortman in consideration of future services to us as a director of Mana prior to the Business Combination. Mr. Liu and Ms. Mortman, along with Mr. Intrater, resigned all of their positions with our Company upon Closing of the Business Combination.

Other than the foregoing and as described in this paragraph, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, were paid our Sponsor, members of Mana’s management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals were entitled to receive the repayment of any loans from our Sponsor, officers and directors (i) in connection with the extension of the time period to complete a business combination or (ii) for working capital purposes and reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses that were reimbursable by us. Such reimbursements, if any, were subject to oversight by our audit committee.

110

Mana entered into a registration rights agreement with our Sponsor, officers, and directors pursuant to which we agreed to register any shares of common stock, warrants (including working capital and extension warrants), and shares underlying such warrants, that are not then covered by an effective registration statement. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. The securities owned by the Sponsor and Mana’s former officers and directors are included in the registration statement of which this prospectus is a part.

Other than the repayment of up non-interest bearing extension loans or working capital loans, the reimbursement of expenses, and the other matters described above, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our founders, members of our Management team or their respective affiliates, for services rendered prior to, or in order to effectuate the consummation of, our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.

Related Party Policy

The audit committee of the board of directors had adopted a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” The policy provides that a “related party transaction” is defined in the policy as any consummated or proposed transaction or series of transactions: (i) in which the Company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy included: (i) Cardio’s directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of Cardio’s voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee would consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of Cardio and its stockholders and (v) the effect that the transaction may have on a director’s status as an independent member of Cardio’s board and on his or her eligibility to serve on Cardio’s board’s committees. The policy requires that the Company’s management present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, the Company is permitted to consummate related party transactions only if the audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy does not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

111

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of January 12, 2023 by:

•	each person known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock;
•	each person who is an executive officer or director of the Company; and
•	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it as of the Closing of the Business Combination, that the persons named in the table below have, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All Company stock subject to options or warrants exercisable within 60 days of the Closing of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 9,514,743 shares of the Company’s Common Stock outstanding immediately following the Closing of the Business Combination.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares
Directors, Executive Officers and Greater than 5% Holders
Meeshanthini Dogan(2)	2,271,916	22.3%
Robert Philibert(3)	2,129,881	21.2%
BD Holding, Inc.(4)	2,100,553	22.1%
Warren Hosseinion(5)	458,779	4.7%
Elisa Luqman(6)	229,303	2.	4%
Timur Dogan(7)	150,683	1.6%
Khullani Abdullahi	14,554	*
James Intrater	—	—
Stanley K. Lau	—	—
Oded Levy	—	—
Brandon Sim	—	—
All Executive Officers and Directors as a Group (10 individuals)(8)	5,242,513	44.5%

_______

* Less than 1%.

(1)	Unless otherwise noted, the address for the persons in the table is 400 N. Aberdeen St., Suite 900, Chicago IL 60642.
(2)	Includes 685,452 shares of Common Stock issuable upon exercise of options that are currently exercisable. Does not include the securities separately owned by Timur Dogan, Meeshanthini Dogan’s husband, which are separately presented in the above table. Meeshanthini Dogan may be deemed to be the indirect beneficial owner of the securities owned by Timur Dogan; however, she disclaims beneficial ownership of the shares held indirectly, except to the extent of her pecuniary interest.

112

(3)	Shares of common stock reflected in the table as beneficially owned by Dr. Philibert include: (i) 7,601 shares of Common Stock owned by Dr. Philibert’s wife, as to which he may be deemed to be the beneficial owner but as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein; (ii)(a) 1,586,464 shares of Common Stock owned by BD Holding, Inc. (see Note (4) below), and (b) 14,126 shares of Common Stock owned by Behavioral Diagnostics, Inc., a corporation controlled by Dr. Philibert and in which he serves as chief executive officer. Dr. Philibert disclaims beneficial ownership of all such indirectly-owned shares except to the extent of his pecuniary interest in such corporations. Also includes 514,089 shares of Common Stock issuable upon exercise of options that are currently exercisable.
(4)	BD Holding, Inc. is an S Corporation owned by Robert Philibert and his wife, Ingrid Philibert. Robert Philibert is the sole officer and director and has voting and dispositive control over the securities of BD Holding, Inc. The address for BD Holding, Inc. is 15 Prospect Place, Iowa City, IA 52246.
(5)	Includes 342,726 shares of the Common Stock issuable upon exercise of options that are currently exercisable.
(6)	Includes 171,363 shares of common stock issuable upon exercise of options that are currently exercisable.
(7)	Includes 40,589 shares of common stock issuable upon exercise of options that are currently exercisable. Does not include the securities separately owned by Meeshanthini Dogan, Timur Dogan’s wife, which are separately presented in the above table. Timur Dogan may be deemed to be the indirect beneficial owner of the securities owned by Meeshanthini Dogan; however, he disclaims beneficial ownership of the shares held indirectly, except to the extent of his pecuniary interest.
(8)	Includes 1,754,219 shares of common stock issuable upon exercise of options that are currently exercisable.

113

SELLING SECURITYHOLDERS

Pursuant to the Registration Rights Agreement and the Warrant Agreement entered into in connection with the Mana IPO, we agreed to file a registration statement with the SEC for the purposes of registering for resale (i) the Founders Stock; (ii) the Sponsor Warrants; and (iii) the shares of Common Stock issuable upon exercise of the Sponsor Warrants. We are also registering for resale (A) the shares of our Common Stock issuable upon exercise of the Private Placement Warrants sold to certain of the Selling Securityholders in the Legacy Cardio Private Placements conducted in 2021 and 2022 prior to the consummation of the Business Combination; and (B) for purposes of accommodating our affiliates with respect to the restrictions under Rule 144 and Form S-8 as it applies to affiliates: the shares of our Common Stock (i) issued to our affiliates in the Business Combination; and (ii) issuable upon exercise of Options granted to our affiliates and assumed by the Company in connection with the Business Combination. The Selling Securityholders and any agents or broker-dealers that participate with the Selling Securityholders in the distribution of registered securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

The following table sets forth the names of the Selling Securityholders, the aggregate number of shares of Common Stock and Warrants held by each Selling Securityholder immediately prior to any sale of the Securities, the number of Securities that may be sold by each Selling Securityholder under this prospectus, and the aggregate number of Common Stock and Warrants that each Selling Securityholder will beneficially own after this offering. Percentage ownership of outstanding shares of Common Stock is based on 9,514,743 shares of our Common Stock issued and outstanding as of January 12, 2023.

The Selling Securityholders acquired the Warrants and shares of our Common Stock in private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act in connection with a private placement concurrent with the IPO or in connection with the Business Combination. Certain of the Legacy Cardio Selling Securityholders are executive officers, directors or other affiliates whose securities were issued in connection with the Business Combination but whose securities are subject to the restrictions of Rule 144 or that will be registered on Form S-8 with respect to their shares issuable upon exercise of Options they were issued in the Business Combination in exchange for Legacy Cardio options.

Except as set forth below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of January 12, 2023 regarding the beneficial ownership of our Common Stock and Warrants by the Selling Securityholders and the shares of Common Stock and Warrants being offered by the Selling Securityholders. The percentage ownership of Common Stock after the offering assumes exercise and sale of all of the Warrants but only assumes exercise of outstanding Options with respect to the Options granted to the respective affiliate Selling Securityholder, if applicable.

Information with respect to shares of Common Stock and Warrants owned beneficially after the offering assumes the sale of all of the shares of Common Stock and Warrants offered under this prospectus and no other purchases or sales of our Common Stock or Warrants. The Selling Securityholders may offer and sell some, all or none of the shares of Common Stock or Warrants, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock and Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.

Up to 3,250,000 shares of Common Stock issuable upon exercise of the Public Warrants are not included in the table below.

114

	Securities Beneficially Owned Before the Offering					Securities Beneficially Owned After the Offering
			Total
			Securities	Shares	Warrants
			Beneficially	Being	Being	Shares		Warrants(3)
	Shares	Warrants	Owned	Offered(1)	Offered(2)	Number	Percent	Number	Percent
Name of Selling Securityholders
Abiston Holdings Ltd.(4)	16,199	8,051	24,250	8,051	—	16,199	*	—	—
Accion Common Development Fund SPC(5)	86,256	28,981	115,237	115,237	28,981	—	—	—	—
Adel A. Elsayed(6)	40,500	20,125	60,625	20,125	—	40,500	*	—	—
Adrian Vasquez(7)	40,500	20,125	60,625	20,125	—	40,500	*	—	—
Allan Liu(8)	30,000	—	30,000	30,000	—	—	—	—	—
Anders Wiger(9)	32,398	16,098	48,496	16,098	—	32,398	*	—	—
BD Holding, Inc.(10)	1,586,464	—	1,586,464	1,586,464	—	—	—	—	—
Behavioral Diagnostics LLC(11)	14,126	—	1,586,464	14,126	—	—	—	—	—
Bengt Andersson(12)	80,996	40,246	121,242	40,246	—	80,996	*	—	—
Bleinheim AB(13)	8,101	4,027	12,128	4,027	—	8,101	*	—	—
Brian Bauer(14)	16,199	8,051	24,250	8,051	—	16,199	*	—	—
Brian G. Johnson Profit Sharing Plan and Trust(15)	12,916	6,419	19,335	6,419	—	12,916	*	—	—
Christer Hellstrom(16)	77,502	38,509	116,011	38,509	—	77,502	*	—	—
Clive Mathews(17)	24,300	12,074	36,374	12,074	—	24,300	*	—	—
Colleen Helen Hall(18)	38,752	19,254	58,006	19,254	—	38,752	*	—	—
Curt Fenkl(19)	24,300	12,074	36,374	12,074	—	24,300	*	—	—
David Man(20)	32,398	16,098	48,496	16,098	—	32,398	*	—	—
Elisa Luqman(21)	229,303	—	229,303	229,303	—	—	—	—	—
Emerson Equity LLC(22)	—	81,773	81,773	81,773	—	—	—	—	—
Enebybergs Revisionsbyra AB(23)	77,502	38,509	116,011	38,509	—	77,502	*	—	—
Extra Quality, Inc.(24)	16,199	8,051	24,250	8,051	—	16,199	*	—	—
Famosus Holdings Limited(25)	317,522	96,607	414,129	414,129	96,607	—	—	—	—
Farhan Khabaz(26)	16,199	8,051	24,250	8,051	—	16,199	*	—	—
Ferghal O'Regan(27)	48,598	24,148	72,746	24,148	—	48,598	*	—	—
Forrest Files Town(28)	40,500	20,125	60,625	20,125	—	40,500	*	—	—
Four Zero Three Holdings Inc.(29)	—	735,954	735,954	735,954	—	—	—	—	—

115

Fredrik Jonsson(30)	16,199	8,051	24,250	8,051	—	16,199	*	—	—
Gerrit Jan Schipper(31)	38,752	19,254	58,006	19,254	—	38,752	*	—	—
Ghaith Nahlawi(32)	16,199	8,051	24,250	8,051	—	16,199	*	—	—
Henrik Gumaelius(33)	38,751	19,254	58,005	19,254	—	38,751	*	—	—
Hwee Lin Tin(34)	8,101	4,027	12,128	4,027	—	8,101	*	—	—
Ingrid Philibert(35)	7,601	—	7,601	7,601	—	7,601	—	—	—
Jacqueline Marissa Carlson(36)	24,300	12,074	36,374	12,074	—	24,300	*	—	—
Jakob Audino(37)	16,199	8,051	24,250	8,051	—	16,199	*	—	—
Jan Saur(38)	155,004	77,017	232,021	77,017	—	155,044	1.6	—	—
Jediar Holdings Ltd(39)	29,115	14,470	43,585	14,470	—	29,115	*	—	—
Jigar Shah(40)	8,101	4,027	12,128	4,027	—	8,101	*	—	—
Jisheng (Jason) Song(41)	43,128	14,491	57,619	57,619	14,491	—	—	—	—
John Michael Foster(42)	32,398	16,098	48,496	16,098	—	32,398	*	—	—
Jonathan Intrater(43)	150,000	—	150,000	150,000	—	—	—	—	—
Kevin Kenendy(44)	16,199	8,051	24,250	8,051	—	16,199	*	—	—
Khullani Abdullahi(45)	14,554	—	14,554	14,554	—	—	—	—	—
Kolonnaden AB(46)	38,751	19,254	58,005	19,254	—	38,751	*	—	—
Kristian Stensjo(47)	19,376	9,627	29,003	9,627	—	19,376	*	—	—
Kristian Stensjo and Pernilla Stensjo(48)	77,502	38,509	116,011	38,509	—	77,502	*	—	—
Loren Mortman(49)	30,000	—	30,000	30,000	—	—	—	—	—
Louay Shawesh(50)	24,300	12,074	36,374	12,074	—	24,300	*	—	—
Lynn Kim Tran(51)	25,835	12,839	38,674	12,839	—	25,835	*	—	—
Mangus Larson(52)	25,835	12,835	38,670	12,835	—	25,835	*	—	—
Max Eklund(53)	24,300	12,074	36,374	12,074	—	24,300	*	—	—

116

Meeshanthini Dogan(54)	2,271,916		—	2,271,916	2,271,916	—	—	—	—	—
Michael Tan(55)	16,199		8,051	24,250	8,051	—	16,199	*	—	—
Mihar Shah(56)	32,398		16,098	48,496	16,098	—	32,398	*	—	—
Mohamad Albouidani(57)	16,199		8,051	24,250	8,051	—	16,199	*	—	—
Monzr Al Malki(58)	16,199		8,051	24,250	8,051	—	16,199	*	—	—
Morten Nielsen(59)	11,826		5,878	17,704	5,878	—	11,826	*	—	—
Mustafa Ibnoujala(60)	16,199		8,051	24,250	8,051	—	16,199	*	—	—
Olive or Twist AB(61)	21,017		10,446	31,463	10,446	—	21,017	*	—	—
Parmeet Sidhu(62)	8,101		4,027	12,128	4,027	—	8,101	*	—	—
Paul Maas(63)	8,101		4,027	12,128	4,027	—	8,101	*	—	—
Peter Gustafsson(64)	25,835		12,835	38,670	12,835	—	25,835	*	—	—
PK Solutions AB(65)	51,670		25,670	77,340	25,670	—	51,670	*	—	—
Ramani Peruvemba & Alka Singh JTEN(66)	8,101		4,027	12,128	4,027	—	8,101	*	—	—
Rendelen 19 AB(67)	25,835		12,835	38,670	12,835	—	25,835	*	—	—
Rendelen 31 AB(68)	38,751		19,254	58,005	19,254	—	38,751	*	—	—
Rendelen 33 AB(69)	32,291		16,046	48,337	16,046	—	32,291	*	—	—
Rendelen 42 AB(70)	45,211		22,462	67,673	22,462	—	45,211	*	—	—
Rendelen 422 AB(71)	32,398		16,098	48,496	16,098	—	32,398	*	—	—
Rendelen 50 AB(72)	103,337		51,344	154,681	51,344	—	103,337	1.1	—	—
Rendelen 58 AB(73)	21,107		10,446	31,553	10,446	—	21,107	*	—	—
Robert Philibert(74)	521,690		—	521,690	521,690	—	—	—	—	—
Robin Whaite(75)	21,107	2	10,446	31,553	10,446	—	21,107	*	—	—
Roger Brogle(76)	16,199		8,051	24,250	8,051	—	16,199	*	—	—
Sai-Cheong Foong Min-Yee Ho JT TEN(77)	96,878		48,136	145,014	48,136	—	96,878	*	—	—
Silver Shoreline Limited(78)	287,522		96,607	384,129	384,129	96,607	—	—	—	—
Singh Boun(79)	34,488		17,136	51,624	17,136	—	34,488	*	—	—
Stanley Toy, Jr.(80)	8,101		4,027	12,128	4,027	—	8,101	*	—	—
Sture Wikman(81)	103,337		51,344	154,681	51,344	—	103,337	1.1	—	—
Tameen Alhayya(82)	16,199		8,051	24,250	8,051	—	16,199	*	—	—
TD Digital LLC(83)	77,502		38,509	116,011	38,509	—	77,502	*	—	—
Timur Dogan(84)	150,683		—	150,683	150,683	—	—	—	—	—
The Sullivan Family Trust(85)	8,101		4,027	12,128	4,027	—	8,101	*	—	—
Tommy Maartensson(86)	155,004		77,017	232,021	77,017	—	155,004	1.6	—	—
VCM Cardio Diagnostics LLC(87)	19,376		9,627	29,003	9,627	—	19,376	*	—	—
Victor Nguyen Lee(88)	51,701		25,691	77,392	25,691	—	51,701	*	—	—
Warren Hosseinion(89)	458,779		—	458,779	458,779	—	—	—	—	—
William Maines(90)	365,169		181,442	546,611	181,442	—	365,169	3.8	—	—
Yasser Shawesh(91)	8,101		4,027	12,128	4,027	—	8,101	*	—	—

117

 __________

*     Less than 1%

(1)	The amounts set forth in this column are the number of shares of Common Stock that may be offered by such Selling Securityholder using this prospectus. Such total may include shares issuable upon exercise of Warrants. These amounts do not represent any other shares of our Common Stock that the Selling Securityholder may own beneficially or otherwise.
(2)	The amounts set forth in this column are the number of Warrants that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other Warrants that the Selling Securityholder may own beneficially or otherwise.
(3)	Assumes sale of all of the Sponsor Warrants and full exercise of all other Warrants. There is no assurance that any Warrants will be exercised or sold.
(4)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(5)	Securities were originally purchased by the Sponsor and are being registered pursuant to the Registration Rights Agreement. Albert Certeza Subida and Lalaine Isabel Gonzalez Camina share voting and dispositive control over the securities owned by Accion Common Development Fund SPC.
(6)	Securities were issued in the Business Combination in exchange for securities purchased in one or more Legacy Cardio Private Placements.
(7)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(8)	Allan Liu served as a member of the Board of Directors prior to the Closing of the Business Combination. His shares were originally purchased by the Sponsor, were subsequently transferred to Mr. Liu as director’s compensation and are being registered pursuant to the Registration Rights Agreement.
(9)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(10)	The shares were issued in the Business Combination. Robert Philibert, the Company’s Chief Medical Officer, is the sole officer and director of BD Holding, Inc., which is owned by Dr. Philibert and his wife, and Dr. Philibert is the sole officer and director. Dr. Philibert exercises voting and dispositive control over the securities owned by BD Holding Inc. He may be deemed to be the beneficial owner of the shares owned by BD Holding, Inc. See footnote (74).
(11)	The shares were issued in the Business Combination to Behavioral Diagnostics, LLC, an entity owned and controlled by Robert Philibert, the Company’s Chief Medical Officer. Dr. Philibert exercises voting and dispositive control over the securities owned by Behavioral Diagnostics, LLC and he may be deemed to be the beneficial owner of such shares. See footnote (74).
(12)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(13)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(14)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(15)	Brian G. Johnson is the trustee of the Brian G. Johnson Profit Sharing Plan and Trust and exercises sole voting and dispositive control. The securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(16)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(17)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(18)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(19)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(20)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(21)	Elisa Luqman the Company’s Chief Financial Officer. Of the shares being registered for resale, 57,940 shares were issued in the Business Combination and 171,363 shares are issuable upon exercise of outstanding options that were assumed in the Business Combination.
(22)	Emerson Equity LLC was the placement agent for the Legacy Cardio Private Placements. The Private Placement Warrants were issued in the Business Combination in exchange for placement agent warrants issued by Legacy Cardio. Dominc Baldini exercises voting and dispositive control over the securities owned by Emerson Equity LLC. Emerson Equity LLC is registered with the SEC as a broker-dealer member of FINRA and SIPC and an SEC registered investment adviser.
(23)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Karl Svantemark exercises voting and dispositive control over the securities owned by Enebybergs Revisionsbyra AB.
(24)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(25)	Securities were originally purchased by the Sponsor and are being registered pursuant to the Registration Rights Agreement. Xuehua Ma exercises voting and dispositive control over the securities owned by Famosus Holdings Limited.
(26)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(27)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(28)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(29)	Four Zero Three Holdings Inc. is the permitted transferee of Placement Agent Warrants from Emerson Equity LLC, the placement agent of the Legacy Cardio Private Placements. The Private Placement Warrants were issued in the Business Combination in exchange for placement agent warrants issued by Legacy Cardio. Michael DiMeo controls Four Zero Three Holdings Inc. and as such, exercises sole voting and dispositive control over the securities owned by Four Zero Three Holdings Inc. He is a registered representative of Emerson Equity LLC, a registered broker-dealer. See footnote (22).
(30)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(31)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.

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(32)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(33)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(34)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(35)	Shares were issued in the Business Combination to an affiliate. Ingrid Philibert is the spouse of Robert Philibert, the Chief Medical Officer and a director of the Company. See footnote (74) below.
(36)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(37)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(38)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(39)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(40)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(41)	Securities were originally purchased by the Sponsor and are being registered pursuant to the Registration Rights Agreement.
(42)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements
(43)	Jonathan Intrater was Chairman of the Board, Chief Executive Officer and Chief Financial Officer of the Company prior to the Business Combination. Securities were originally purchased by the Sponsor and are being registered pursuant to the Registration Rights Agreement.
(44)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(45)	Khullani Abdullahi is the Company’s Vice President of Revenue and Strategy. The shares registered for resale were issued in the Business Combination.
(46)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Jan Palmqvist exercises sole voting and dispositive control over the securities owned by Kolonnaden AB.
(47)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(48)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(49)	Loren Mortman served as a member of the Board of Directors prior to the Closing of the Business Combination. Securities were originally purchased by the Sponsor, were subsequently transferred to Ms. Mortman as director’s compensation and are being registered pursuant to the Registration Rights Agreement.
(50)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(51)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(52)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Mr. Larsson may also be deemed to be the beneficial owner of the securities owned by Rendelen 31 AB, as to which he exercises sole voting and dispositive control. See footnote (71).
(53)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(54)	Meeshanthini Dogan is the Company’s Chief Executive Officer and a member of the Board of Directors. Of the shares being registered for resale, 1,586,464 shares were issued in the Business Combination and 685,452 shares are issuable upon exercise of outstanding options that were assumed in the Business Combination.
(55)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(56)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(57)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(58)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(59)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(60)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(61)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Joel Wahlstrom exercises voting and dispositive control over the securities owned by Olive or Twist AB.
(62)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(63)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(64)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(65)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Peter Gustafsson exercises voting and dispositive control over the securities owned by PK Solutions AB.

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(66)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(67)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Elisabeth Werneman exercises sole voting and dispositive control over the securities owned by Rendelen 19 AB.
(68)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Magnus Larsson exercises sole voting and dispositive control over the securities owned by Rendelen 31 AB.
(69)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Kerstin Sundberg exercises sole voting and dispositive control over the securities owned by Rendelen 33 AB.
(70)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Victor Kotnik exercises sole voting and dispositive control over the securities owned by Rendelen 42 AB.
(71)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Olle Kinman exercises sole voting and dispositive control over the securities owned by Rendelen 422 AB.
(72)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Kim Hallenheim exercises sole voting and dispositive control over the securities owned by Rendelen 50 AB.
(73)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Torbbjorn Hagenius exercises sole voting and dispositive control over the securities owned by Rendelen 58 AB.
(74)	Robert Philibert is the Company’s Chief Medical Officer and is a member of the Board of Directors. Of the shares being registered for resale, 7,601 shares were issued in the Business Combination and 514,089 shares are issuable upon exercise of outstanding options that were assumed in the Business Combination. Dr. Philibert may also be deemed to be the beneficial owner of the securities owned by Behavioral Diagnostics LLC, BD Holdings, Inc. and his spouse, Ingrid Philibert. See footnotes (10), (11) and (35), above.
(75)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(76)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(77)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(78)	Securities were originally purchased by the Sponsor and are being registered pursuant to the Registration Rights Agreement. Men Jianzhao exercises sole voting and investment control over the securities owned by Silver Shoreline Limited.
(79)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(80)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(81)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(82)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(83)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Anthony Devincentis exercises sole voting and dispositive control over the securities owned by TD Digital LLC.
(84)	Timur Dogan is the Company’s Chief Technology Officer. Of the shares being registered for resale, 110,094 shares were issued in the Business Combination and 40,589 shares are issuable upon exercise of outstanding options that were assumed in the Business Combination.
(85)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Jaclyn Strife and Timothy Sullivan are the trustees of The Sullivan Family Trust and share voting and dispositive control over the securities owned by the Trust. Both Ms. Strife and Mr. Sullivan are affiliates of Oceanic Partners, Inc., a registered investment advisor that is a registered representative of Emerson Equity, LLC, a registered broker-dealer. As such, they are also affiliates of Emerson Equity, LLC. See footnote (22).
(86)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(87)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements. Dr. Navid Ghatri exercises voting and dispositive control over the securities owned by VMC Cardio Diagnostics LLC.
(88)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(89)	Warren Hosseinion is the Company’s Chairman of the Board. Of the shares being registered for resale, 116,053 shares were issued in the Business Combination and 342,726 shares are issuable upon exercise of outstanding options that were assumed in the Business Combination.
(90)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.
(91)	Securities were issued in the Business Combination in exchange for securities purchased in one or both Legacy Cardio Private Placements.

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DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete description of all of the rights and preferences of such securities. Because it is only a summary, it does not contain all of the information that may be important to you, and is qualified by reference to our Charter, the Bylaws, the Registration Rights Agreement and the Warrant Agreement, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Charter, the Bylaws, the Registration Rights Agreement and the Warrant Agreement in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Second Amended and Restated Certificate of Incorporation currently authorizes the issuance of 300,000,000 shares of common stock, par value $0.00001 (“Common Stock”) and 100,000,000 shares of preferred stock, par value $0.00001 per share (“Preferred Stock”).

As of January 12, 2023, our issued and outstanding share capital consisted of: (i) 9,514,743 shares of Common Stock, (ii) 0 shares of Preferred Stock and (iii) 5,750,000 Warrants, consisting of 3,250,000 Public Warrants, 2,500,000 Sponsor Warrants and 2,204,627 Private Placement Warrants.

Common Stock

Voting Rights

Each holder of Common Stock will be entitled to cast one vote per share, as provided by the Charter. The Bylaws provide that an action is approved by stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of Common Stock will not be entitled to cumulate their votes in the election of directors.

Dividend Rights

Each holder of Common Stock will be entitled to the payment of dividends and other distributions (based on the number of shares of Common Stock held) as may be declared by the Board of Directors out of the Company’s assets or funds legally available for dividends and other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

Liquidation, Dissolution and Winding Up

If Cardio is involved in a voluntary or involuntary liquidation, dissolution or winding up of our affairs or a similar event, each holder of Common Stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of the holders of our preferred stock, if any, then outstanding.

Other Matters

Holders of shares of Common Stock do not have subscription, redemption or conversion rights. All outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Preferred Stock

There are no shares of preferred stock outstanding. Our Second Amended and Restated Certificate of Incorporation filed with the State of Delaware authorizes the issuance of 100,000,000 shares of preferred stock, $0.00001 par value per share, from time to time and in one or more series, with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is

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empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

Warrants

Outstanding Warrants may be exercisable for one share of Common Stock pursuant to the terms provided for therein. The Public Warrants and Sponsor Warrants are issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Warrant Agreement for a complete description of the terms and conditions applicable to the Public Warrants and Sponsor Warrants. The Warrant Agreement provides that the terms of the Public Warrants and Sponsor Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Sponsor Warrants, a majority of the then outstanding Sponsor Warrants.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors—Our Warrant Agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrantholders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Public Warrants

There are currently outstanding an aggregate of 3,250,000 Public Warrants. Each whole Public Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment as discussed below, beginning on November 24, 2022. The warrants will expire on October 25, 2027, at 5:00 p.m., New York City time, or earlier upon redemption.

Except as set forth below, no Public Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, which closed on October 25, 2022, warrant holders may, until such time as there is an effective registration statement and during any future period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the five trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 150 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the consummation of a Business Combination at 5:00 p.m., Eastern Standard Time.

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We may call the outstanding warrants for redemption, in whole and not in part:

•	at any time while the warrants are exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
•	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and
•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If we call the Public Warrants for redemption, the redemption price shall be either (i) if the holder of a warrant has followed the procedures specified in our notice of redemption and surrendered the warrant, the number of shares of common stock as determined in accordance with the “cashless exercise” provisions of the Warrant Agreement or (ii) if the holder of a warrant has not followed such procedures specified in our notice of redemption, the price of $0.01 per Public Warrants.

The redemption criteria for our Public Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Public Warrants.

If we call the Public Warrants for redemption as described above, all holders that wish to redeem or exercise warrants can do so by paying the cash exercise price or on a “cashless basis.” If a holder elects to exercise the warrant on a “cashless” basis, such a holder would pay the exercise price by surrendering the Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. Alternatively, a warrant holder may request that we redeem his, her or its Public Warrants by surrendering such Public Warrants and receiving the redemption price of such number of shares of common stock determined as if the Public Warrants were exercised on a “cashless” basis. If the holder neither exercises his, her or its Public Warrants nor requests redemption on a “cashless” basis, then on or after the redemption date, a record holder of a Public Warrants will have no further rights except to receive the cash redemption price of $0.01 for such holder’s Public Warrants upon surrender of such Public Warrants. The right to exercise the Public Warrants will be forfeited unless the Public Warrants are exercised prior to the date specified in the notice of redemption.

Certain other terms of the Public Warrants became moot in accordance with their terms upon Closing of the Business Combination.

The Public Warrants are issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, LLC, as Warrant Agent, and us. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Public Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Public Warrants will not be adjusted for issuances of shares of Common Stock at a price below the then-applicable exercise price.

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The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no Public Warrants will be exercisable for cash, and we will not be obligated to issue shares of Common Stock unless at the time a holder seeks to exercise such Public Warrants, a prospectus relating to the shares of Common Stock issuable upon exercise of the Public Warrants is current and the shares of Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Public Warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Public Warrants until the expiration of the Public Warrants. This prospectus is part of a registration statement on Form S-1 that has been filed, in part, to satisfy these conditions. However, we cannot assure you that we will be able to do so at all times during the period that the Public Warrants remain exercisable, and, if we do not maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Public Warrants, holders will be unable to exercise their Public Warrants, and we will not be required to settle any such Public Warrants exercise. If the prospectus relating to the shares of Common Stock issuable upon the exercise of the Public Warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Public Warrants reside, we will not be required to net cash settle or cash settle the Public Warrant exercise, the Public Warrants may have no value, the market for the Public Warrants may be limited, and the Public Warrants may expire worthless.

Warrant holders may notify us in writing if they elect to be subject to a restriction on the exercise of their Public Warrants such that an electing warrant holder would not be able to exercise their Public Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Common Stock outstanding. Notwithstanding the foregoing, any person who acquires a Public Warrant with the purpose or effect of changing or influencing the control of our Company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Sponsor Warrants

We issued 2,500,000 Sponsor Warrants to our sponsor in a private placement that was completed simultaneously with our IPO in an amount of $2,500,000. These Sponsor Warrants are identical to the Public Warrants and the terms of the Sponsor Warrants remain the same irrespective of the holder thereof; provided, however, that the Sponsor Warrants will be subject to the transfer restrictions agreed to in the letter agreement with our Sponsor. Accordingly, we may redeem the Sponsor Warrants on the same terms and conditions as the Public Warrants. The Sponsor Warrants have an exercise price of $11.50 per share, subject to adjustment for stock splits, reverse stock splits and other similar events of recapitalization.

Legacy Cardio Private Placement Warrants

In 2021 and 2022, Legacy Cardio conducted two private placements of units, each unit consisting of one share of Legacy Cardio common stock and one-half of one warrant to purchase one additional share of Legacy Cardio common stock. Upon Closing of the Business Combination, the securities sold by Legacy Cardio were exchanged for shares of our Common Stock and Private Placement Warrants, as adjusted in number and exercise price for the Exchange Ratio.

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The Private Placement Warrants are identical other than their exercise prices. Of the aggregate total of 2,204,627 Private Placement Warrants outstanding following the Business Combination, 1,354,861 are exercisable at $3.90, subject to adjustment for stock splits, reverse stock splits and similar events of recapitalization. This total includes 423,596 Private Placement Warrants issued as compensation to the placement agent warrants. The remaining 849,766 Private Placement Warrants, including 250,606 warrants issued to the placement agents, are exercisable at $6.90 per share of Common Stock, subject to adjustment. All of the Private Placement Warrants expire on June 30, 2027.

Sponsor Shares

The sponsor shares, which are also referred to in this prospectus as the Founder Shares are identical to the shares of common stock included in the units that were sold in our IPO, and the holders of those shares have the same stockholder rights as public stockholders, except that (i) the sponsor shares are subject to certain transfer restrictions, as described in more detail below and (ii) certain other agreements no longer relevant following the Closing of the Business Combination.

The sponsor shares were deposited into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, LLC, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination (that is, April 25, 2023) and the date on which the closing price of our Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the consummation of our initial business combination, or earlier, if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions referred to above include (1) transfers to our officers or directors, any affiliate or family member of any of our officers or directors, any of the sponsor’s members, officers, directors, consultants, or affiliates of the sponsor or any of their affiliates or any other pecuniary interest holders in the sponsor at the time of our IPO or family members of the foregoing , (ii) to an initial holder’s stockholders or members upon its liquidation, (iii) by gift to a member of an individual stockholder’s family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased (7) transfers to us for cancellation in connection with the consummation of an initial business combination, (8) in the event of our liquidation prior to our consummation of an initial business combination, (9) by virtue of the laws of the State of Delaware or the sponsor’s limited liability company agreement upon dissolution of the sponsor, or (10) in the event that, subsequent to the consummation of an initial business combination, we complete a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their common stock for cash, securities or other property, in each case (except for clauses 7 - 10) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will, subject to the laws of the State of Delaware, be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any cash dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future.

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Our Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock and Warrant Agent for our Public Warrants and Sponsor Warrants is Continental Stock Transfer & Trust Company, 1 State Street Plaza, New York, New York 10004. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as Transfer Agent and Warrant Agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Securities

Our Common Stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “CDIO” and “CDIOW, respectively.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
(2)	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(3)	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Exclusive Forum for Certain Lawsuits

Our Second Amended and Restated Certificate of Incorporation (the “Charter”) requires that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, our directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or our Charter or the bylaws, or (iv) any action asserting a claim against the Company, our directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Exchange Act or Securities Act of 1933, as amended. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company and our directors, officers, or other employees.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations; Conduct of Meetings

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Our bylaws will allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Charter does not authorize cumulative voting.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in Cardio’s name to procure a judgment in Cardio’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Cardio’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

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PLAN OF DISTRIBUTION

We are registering the offering of up to 3,486,686 shares of our Common Stock issuable upon the exercise of the Public Warrants and the Sponsor Warrants. We are also registering the resale of securities by the Selling Securityholders or their permitted transferees from time to time. The securities we are registering for resale will permit the Selling Securityholders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the securities offered by this prospectus, but we will receive proceeds upon exercise of Warrants for cash, to the extent any Warrants are exercised. The exercise price of our Public Warrants and Sponsor Warrants is $11.50 per Warrant, subject to adjustment, and the Private Placement Warrants are exercisable at $3.90, subject to adjustment, as to warrants that were a component of units purchased in the 2021-2022 Legacy Cardio Private Placement and $6.21, subject to adjustment, as to warrants that were a component of units purchased in the 2022 Legacy Cardio Private Placement. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock, the last reported sales price for which was $1.36 on January 12, 2023. If the trading price for our Common Stock is less than the respective exercise prices per share, we believe holders of our Warrants will be unlikely to exercise their Warrants. However, assuming the exercise in full of all of the Warrants for cash, we will up to an aggregate of approximately $50.7 million. The aggregate proceeds to the Selling Securityholders from the sale of the securities covered by this prospectus will be the purchase price of the securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the securities covered by this prospectus. We are paying all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.

The Selling Securityholders may offer and sell, from time to time, their respective shares of Common Stock and Warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of Nasdaq;
•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•	short sales;
•	distribution to employees, members, limited partners or stockholders of the Selling Securityholders;
•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;
•	by pledge to secured debts and other obligations;
•	delayed delivery arrangements;
•	to or through underwriters or agents;

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•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•	in privately negotiated transactions;
•	in options transactions; and
•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In addition, a selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

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In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Securityholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

We have agreed to indemnify the Selling Securityholders party to the Registration Rights Agreement against certain civil liabilities, including certain liabilities under the Securities Act or any other similar federal and state securities laws, relating to the registration of the shares of Common Stock or Sponsor Warrants offered by them pursuant to this prospectus, and such Selling Securityholders will be entitled to contribution from us with respect to those liabilities. Each Selling Securityholder party to the Registration Rights Agreement has agreed to indemnify us against certain liabilities in connection with information furnished to us by each such Selling Securityholder, including liabilities under the Securities Act, and we will be entitled to contribution from such Selling Securityholders with respect to those liabilities. In addition, we or the Selling Securityholders party to the Registration Rights Agreement may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities.

Restrictions on the Resale of our Securities

Rule 144

Pursuant to Rule 144 promulgated by the SEC under the Securities Act, as may be amended from time to time (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities provided that, (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding, or 95,148 shares as of the date of this registration statement; or

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•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this registration statement, we had 9,514,743 shares of Common Stock outstanding. Of these shares, 6,500,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144. All of the 1,625,000 Founder Shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Similarly, the Because the Business Combination was approved, the shares of our Common Stock we issue to the Legacy Cardio securityholders and the holder of Legacy Cardio equity rights pursuant to the Business Combination Agreement are restricted securities for purposes of Rule 144. Certain of these securities are being registered for resale pursuant to the registration statement of which this prospectus is a part.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations (including private foundations), qualified retirement plans, taxpayers that have elected mark-to-market accounting, S corporations, partnerships and pass-through entities for U.S. federal income tax purposes (and investors in such entities); regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that hold Common Stock or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes or that received our Common Stock or Warrants as compensation, holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), former citizens or long-term residents of the United States, or U.S. Holders that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss U.S. federal non-income tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, the Medicare contribution tax, the alternative minimum tax, or the special tax accounting rules under Section 451(b) of the Code. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Code, and that acquire our Common Stock and Warrants for cash pursuant to this prospectus. No ruling from the IRS or opinion of counsel has been or will be sought regarding any matter discussed herein. No assurance can be given that

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the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of our securities that, for U.S. federal income tax purposes is:

•	an individual who is a U.S. citizen or resident of the United States, as determined for U.S. federal income tax purposes;
•	a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;
•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Department of Treasury regulations (the “Treasury Regulations”) to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS AND THE EFFECT OF ANY TAX TREATIES.

U.S. Federal Income Tax Considerations for U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our capital stock or rights to acquire our capital stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Federal Income Tax Considerations for U.S. Holders – Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the applicable holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

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Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized generally will be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received by the U.S. Holder in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock generally will equal the U.S. Holder’s acquisition cost for such Common Stock (or, in the case of Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Common Stock, as discussed below), less any prior distributions treated as a return of capital. If a U.S. Holder received Common Stock in a taxable exchange for property other than cash, the U.S. Holder’s acquisition cost generally will be the fair market value of the Common Stock received in the exchange. Long-term capital gains recognized by non-corporate U.S. Holders generally are eligible for reduced rates of U.S. federal income tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on such sale or other taxable disposition would be subject to short-term capital gain treatment and generally would be subject to U.S. federal income tax at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Common Stock received generally should equal the holder’s adjusted tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Common Stock generally would include the holding period of the Warrant.

It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the Warrants being exercised having a value equal to the exercise price of such Warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such Warrants. In this case, a U.S. Holder’s initial tax basis in the Common Stock received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the Warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Common Stock received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise of a Warrant.

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Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Federal Income Tax Considerations for U.S. Holders – Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities – Warrants – Anti-Dilution Adjustments.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Federal Income Tax Considerations For U.S. Holders – Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding (currently at a rate of 24%) may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

U.S. Federal Income Tax Considerations for Non-U.S. Holders

As used herein, the term “non-U.S. Holder” means a beneficial owner of Common Stock or Warrants, who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual;
•	a foreign corporation or
•	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition (except to the extent specifically set forth below). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

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Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Subject to the withholding requirements under Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder, collectively “FATCA,” and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “U.S. Federal Income Tax Considerations for Non-U.S. Holders – Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “U.S. Federal Income Tax Considerations For Non-U.S. Holders – Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “U.S. Federal Income Tax Considerations for Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to the U.S. withholding tax described above, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise, Lapse or Redemption of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise, lapse or redemption of a Warrant by a U.S. Holder, as described under “U.S. Federal Income Tax Considerations For U.S. Holders – Exercise of a Warrant” and “U.S. Federal Income Tax Considerations for U.S. Holders – Sale, Exchange, Redemption or Expiration of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “U.S. Federal Income Tax Considerations For Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants or an expiration or redemption of our Warrants, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);
•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

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•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock or Warrants and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident for U.S. federal income tax purposes. Any gain described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable income tax treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities – Warrants – Anti-Dilution Adjustments.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “U.S. Federal Income Tax Considerations for Non-U.S. Holders – Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

FATCA generally imposes withholding tax at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities paid to “foreign financial institutions” (which is broadly defined for this purpose and includes investment vehicles) and certain other non U.S. entities unless various U.S. information reporting and due diligence requirements (relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to

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different rules. Similarly, FATCA imposes withholding tax at a rate of 30% in certain circumstances on dividend (including constructive dividends) in respect of our securities held by an investor that is a non-financial non-U.S. entity unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS has issued proposed regulations (the preamble to which states that taxpayers may rely upon the proposed regulations until final regulations are issued) that would generally not apply FATCA withholding requirements to gross proceeds from sales or other disposition proceeds from our shares of Common Stock and Warrants. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of shares of Common Stock and Warrants to non-U.S. Holders. A non-U.S. Holder may have to comply with certification procedures (by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption) to establish that it is not a United States person in order to avoid backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Shartsis Friese, LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in any applicable prospectus supplement.

EXPERTS

The financial statements of Mana Capital Acquisition Corp. as of December 31, 2021, and for the period from May 19, 2021 (inception) through December 31, 2021, have been audited by MaloneBailey, LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Legacy Cardio as of December 31, 2020 and 2021, and for each of the years in the two-year period ended December 31, 2021, have been included herein in reliance upon the report of Prager Metis CPA’s LLC, independent registered public accounting firm, appearing elsewhere in this prospectus (the report on the consolidated financial statements contains an explanatory paragraph regarding Legacy Cardio’s ability to continue as a going concern), upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to securities offered by this prospectus. This prospectus is part of the registration statement but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

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We also maintain an Internet website at www.cardiodiagnosticsinc.com. Through our website, we make or will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D and 13G; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

If you would like additional copies of this prospectus, you should contact us by telephone or in writing:

Cardio Diagnostics Holdings, Inc.
400 North Aberdeen Street, Suite 900
Chicago, IL 60642
Phone: (855) 226-9991

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Cardio Diagnostics Holdings, Inc.

INDEX TO FINANCIAL STATEMENTS

Page
Mana Capital Acquisition Corp. Unaudited Financial Statements
Balance Sheets as of September 30, 2022 (unaudited) and December 31, 2021 (audited)	F - 2
Statements of Operations for the Three and Nine Months Ended September 30, 2022 (unaudited) and for the Period from May 19, 2021 (inception) through September 30, 2021 (unaudited)	F - 3
Statements of Changes in Stockholders’ Equity (deficit) for the Nine Months Ended September 30, 2022 and for the Period from May 19, 2021 (inception) through September 30, 2021 (unaudited)	F - 4
Statements of Cash Flows for the Nine Months Ended September 30, 2022 (unaudited) and for the Period from May 19, 2021 (inception) through September 30, 2021 (unaudited)	F - 5
Notes to Unaudited Financial Statements	F - 6

Mana Capital Acquisition Corp. Audited Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB ID 206)	F - 17
Balance Sheet as of December 31, 2021	F - 18
Statement of Operations for the Period from May 19, 2021 (inception) through December 31, 2021	F - 19
Statement of Changes in Stockholders’ (Deficit) Equity for the Period from May 19, 2021 (inception) through December 31, 2021	F - 20
Statement of Cash Flows for the Period from May 19, 2021 (inception) through December 31, 2021	F - 21
Notes to Financial Statements	F - 22

Cardio Diagnostics, Inc. Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2022 (unaudited) and December 31, 2021 (audited)	F - 36
Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2022 (unaudited)	F - 37
Condensed Consolidated Statements of Changes in Stockholders Equity (Deficit) for the Nine Months Ended September 30, 2022 and 2021 (unaudited)	F - 38
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2022 and 2021 (unaudited)	F - 39
Notes to Unaudited Condensed Consolidated Financial Statements	F - 40

Cardio Diagnostics, Inc. Audited Financial Statements
Report Independent Public Accounting Firm (PCAOB ID 273)	F - 46
Consolidated Balance Sheets as of December 31, 2021 and 2020	F - 47
Consolidated Statements of Operations for the Years Ended December 31, 2021 and 2020	F - 48
Consolidated Statements of Changes in Stockholders Equity (Deficiency) for the Years Ended December 31, 2021 and 2020	F - 49
Consolidated Statements of Cash Flows for the Years Ended December 31, 2021 and 2020	F - 50
Notes to Consolidated Financial Statements	F - 51

F - 1

CARDO DIAGNOSTICS HOLDINGS, INC.

(F/K/A MANA CAPITAL ACQUISITION CORP.)

BALANCE SHEET

	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Assets
Current assets:
Cash	$177,681	$526,625
Prepaid expenses	50,371	280,057
Total current assets	228,052	806,682

Investments held in Trust Account	65,573,383	65,000,484
Total Assets	$65,801,435	$65,807,166

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accrued expense	$1,980	$—
Promissory Note	433,334	—
Franchise tax payable	196,434	124,434
Total current liabilities	631,748	124,434

Total Liabilities	631,748	124,434

Commitments and Contingencies

Common stock subject to possible redemption, 6,500,000 shares (at redemption value of approximately $10.08 and $10.00 per share) at September 30, 2022 and December 31,2021, respectively	65,523,383	65,000,000

Stockholders’ Equity (Deficit):
Preferred stock, $0.00001 par value; 100,000,000 shares authorized; none issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.00001 par value; 300,000,000 shares authorized; 1,625,000 issued and outstanding as of September 30, 2022 and December 31, 2021 (excluding 6,500,000 shares subject to possible redemption)	16	16
Additional paid-in capital	394,219	827,553
Accumulated deficit	(747,931)	(144,837)
Total Stockholders' Equity (Deficit)	(353,696)	682,732
Total Liabilities, Equity, and Stockholders' Equity (Deficit)	$65,801,435	$65,807,166

The accompanying notes are an integral part of these unaudited financial statements

F - 2

CARDIO DIAGNOSTICS HOLDINGS, INC.

(F/K/A MANA CAPITAL ACQUISITION CORP.)

STATEMENTS OF OPERATIONS

	For the Three Months Ended	For the Nine Months Ended	For the Period From May 19, 2021 (inception) through
	September 30, 2022	September 30, 2022	September 30, 2021
	(Unaudited)	(Unaudited)	(Unaudited)
Operating costs	$115,291	$740,962	$721
Franchise tax expenses	50,000	150,000	—
Loss from Operations	(165,291)	(890,962)	(721)

Other income:
Interest income	173	280	—
Investment income on investment held in Trust Account	367,387	377,637	—
Income (Loss) before income taxes	202,269	(513,045)	(721)

Income taxes provision	—	—	—

Net Income (loss)	$202,269	$(513,045)	$(721)

Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	6,500,000	6,500,000	—
Basic and diluted net income (loss) per share, common stock subject to possible redemption	$0.02	$(0.06)	$—
Basic and diluted weighted average shares outstanding, common stock attributable to Mana Capital Acquisition Corp.	1,625,000	1,625,000	1,550,000
Basic and diluted net income (loss) per share, common stock attributable To Mana Capital Acquisition Corp.	$0.02	$(0.06)	$(0.00)

The accompanying notes are an integral part of these unaudited financial statements.

F - 3

CARDIO DIAGNOSTICS HOLDINGS, INC.

(F/K/A MANA CAPITAL ACQUISITION CORP.)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	For the Nine Months Ended September 30, 2022

							Total
	Preferred stock		Common stock		Additional Paid-in	Accumulated	Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of December 31, 2021 (Audited)	—	$—	1,625,000	$16	$827,553	$(144,837)	$682,732

Net loss	—	—	—	—	—	(222,663)	(222,663)
Balance as of March 31, 2022 (Unaudited)	—	$—	1,625,000	$16	$827,553	$(367,500)	$460,069

Net loss	—	—	—	—	—	(492,651)	(492,651)
Balance as of June 30, 2022 (Unaudited)	—	$—	1,625,000	$16	$827,553	$(860,151)	$(32,582)
Extension Funds attributable to common stock subject to redemption	—	—	—	—	(433,334)	—	(433,334)
Subsequent measurement of common stock subject to redemption	—	—	—	—	—	(90,049)	(90,049)
Net Income	—	—	—	—	—	202,269	202,269
Balance as of September 30, 2022 (Unaudited)	—	$—	1,625,000	$16	$394,219	$(747,931)	$(353,696)

	For the Period from May 19, 2021 (inception) through September 30, 2021
							Total
	Preferred stock		Common stock		Additional Paid-in	Accumulated	Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of May 19, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Common Stock to Sponsor	—	—	1,550,000	16	24,984	—	25,000
Net loss	—	—	—	—	—	(397)	(397)
Balance as of June 30, 2021 (Unaudited)	—	$—	1,550,000	$16	$24,984	$(397)	$24,603
Net loss	—	—	—	—	—	(324)	(324)
Balance as of September 30, 2021 (Unaudited)	—	$—	1,550,000	$16	$24,984	$(721)	$24,279

The accompanying notes are an integral part of these unaudited financial statements.

F - 4

CARDIO DIAGNNOSTICS HOLDINGS, INC.

(F/K/A MANA CAPITAL ACQUISITION CORP.)
STATEMENTS OF CASH FLOWS

		For the Period
	For the	From May 19, 2021
	Nine Months Ended	(inception) through
	September 30, 2022	September 30, 2021
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(513,045)	$(721)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investment held in Trust Account	(377,637)	—
Formation and organization costs paid by related party	—	547
Changes in operating assets and liabilities:
Prepaid expenses	229,686	—
Accrued expense	1,980	—
Franchise tax payable	72,000	—
Net cash used in operating activities	(587,016)	(174)

Cash Flows from Investing Activities:
Proceeds from investment held in trust	238,072	—
Investment of cash in Trust Account	(433,334)	—
Net cash used in Investing Activities	(195,262)	—

Cash Flows from Financing Activities:
Payment of offering costs	—	(60,145)
Proceeds from issuance of common stock to sponsor	—	25,000
Proceeds from issuance of promissory note	433,334	—
Proceeds from note payable-related party	—	45,000
Net cash provided in financing activities	433,334	9,855

Net Change in Cash	(348,944)	9,681

Cash at beginning of period	526,625	—
Cash at end of period	$177,681	$9,681

Supplemental Disclosure of Non-cash Financing Activities
Deferred offering costs included in accrued offering costs	$—	$5,000
Deferred offering costs included in advances from related party	$—	$30,000

Extension Funds attributable to common stock subject to redemption under ASC 480-10-S99 against APIC	$433,334	$—
Subsequent measurement of common stock subject to redemption	$90,049	$—

The accompanying notes are an integral part of these unaudited financial statements.

F - 5

CARDIO DIAGNOSTICS HOLDINGS, INC.

(F/K/A MANA CAPITAL ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

Cardio Diagnostics Holdings, Inc., formerly known as Mana Capital Acquisition Corp. (the “Company”), was incorporated in Delaware on May 19, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

Business Combination

On May 27, 2022, Mana Capital Acquisition Corp., a Delaware corporation (“Mana”), and Mana Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Mana (“Merger Sub”), entered into an Agreement and Plan of Merger, as amended by Amendment No. 1 to the Agreement, dated September 15, 2022 (the “Business Combination Agreement”), with Cardio Diagnostics, Inc., a Delaware corporation (“Legacy Cardio”), and Meeshanthini Dogan, PhD, as the “Shareholders’ Representative.”

On October 25, 2022, Mana held a special meeting of its stockholders at which Mana’s stockholders voted to approve the proposals outlined in the final prospectus and definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2022 (the “Proxy Statement/Prospectus”), including, among other things, the adoption of the Business Combination Agreement. On October 25, 2022 (the “Closing Date”), as contemplated by the Business Combination Agreement and described in the section of the Proxy Statement/Prospectus entitled “Proposal No. 1 – The Business Combination Proposal” beginning on the page 70 of the Proxy Statement/Prospectus, Mana consummated the transactions contemplated by the Business Combination Agreement, whereby Merger Sub merged with and into Legacy Cardio, with Legacy Cardio continuing as the surviving corporation, resulting in Legacy Cardio becoming a wholly-owned subsidiary of the Company (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

Pursuant to the Business Combination Agreement the Company issued the following securities, all of which were registered on the Form S-4 registration statement that was declared effective by the SEC on October 6, 2022:

•	holders of conversion rights issued as a component of units in Mana’s initial public offering (the “Public Rights”) were issued an aggregate of 928,571 shares of the Company’s common stock, $0.00001 par value (“Common Stock”);
•	holders of existing shares of common stock of Legacy Cardio and the holder of equity rights of Legacy Cardio (together, the “Legacy Cardio Stockholders”) received an aggregate of 6,883,306 shares of the Company’s Common Stock, calculated based on the exchange ratio of 3.427259 pursuant to the Merger Agreement (the “Exchange Ratio”) for each share of Legacy Cardio Common Stock held or, in the case of the equity rights holder, that number of shares of the Company’s Common Stock equal to 1% of the Aggregate Closing Merger Consideration, as defined in the Merger Agreement;
•	the Legacy Cardio Stockholders received, in addition, an aggregate of 43,334 shares of the Company’s Common Stock (“Conversion Shares”) upon conversion of an aggregate of $433,334 in principal amount of promissory notes issued by Mana to Legacy Cardio in connection with its loan of such amount in order to extend Mana’s duration through October 26, 2022 (the “Extension Notes”), which Conversion Shares were distributed to the Legacy Cardio Stockholders in proportion to their respective interest in Legacy Cardio;

F - 6

•	each Legacy Cardio option that was outstanding immediately prior to the effective time of the Merger (the “Effective Time”), each of which was unvested prior to the Closing (the “Legacy Cardio Stock Options”), was assumed by the Company and converted into an option to purchase that number of shares of the Company’s Common Stock calculated based on the Exchange Ratio; accordingly, holders of Legacy Cardio Options received options to acquire 1,759,600 shares of the Company’s Common Stock, all of which vested and became immediately exercisable upon Closing; and
•	each Legacy Cardio warrant that was outstanding immediately prior to the Effective Time (the “Legacy Cardio Warrants”) was assumed by the Company and converted into a warrant to purchase that number of shares of the Company’s Common Stock calculated based on the Exchange Ratio; accordingly, holders of Legacy Cardio Warrants received warrants to acquire 2,204,627 shares of the Company’s Common Stock pursuant to the Exchange Ratio.

In connection with the Special Meeting and the Business Combination, the holders of 6,465,452 shares of Mana Common Stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.10 per share, for an aggregate redemption amount of $65,310,892.

Immediately after giving effect to the Business Combination, there were 9,514,743 issued and outstanding shares of the Company’s Common Stock. Following the Closing, the Legacy Cardio Stockholders hold approximately 72.80% of the outstanding shares of the Company (excluding the contingent right to acquire “Earnout Shares,” as described below), and Legacy Cardio became a wholly-owned subsidiary of the Company. Ownership of the Company’s Common Stock by various constituents immediately after giving effect to the Business Combination is as follows:

•	Mana public stockholders (excluding Mana Capital, LLC, the SPAC sponsor (the “Sponsor”), and Mana’s former officers and directors) own 34,548 shares of the Company’s Common Stock, which represents approximately 0.36% of the outstanding shares;
•	the Sponsor, Mana’s former officers and directors and certain permitted transferees own 1,625,000 shares of the Company’s Common Stock, which represents approximately 17.08% of the outstanding shares;
•	holders of Mana public rights own 928,571 shares of the Company’s Common Stock, which represents approximately 9.76% of the outstanding shares; and
•	Legacy Cardio Stockholders own 6,926,624 shares of the Company’s Common Stock (excluding the contingent right to acquire Earnout Shares), which represents approximately 72.80% of the outstanding shares.

The units Mana sold in its initial public offering (the “IPO”) in November 2021 (the “Units”) (MAAQU) separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from the Nasdaq Stock Market LLC (“Nasdaq”). In addition, in connection with the Business Combination, Mana’s Public Rights to receive 1/7th of one share of the Company’s Common Stock (MAAQR), issued as a component of its Units, were converted into 928,571 shares of the Company’s Common Stock, and the Public Rights were delisted from Nasdaq on October 26, 2022. On October 26, 2022, the Company’s Common Stock and the Company’s public warrants that were a component of the Units sold in the IPO (the “Public Warrants”) began trading on the Nasdaq Capital Market under the symbols “CDIO” and “CDIOW,” respectively.

Earnout Shares

A portion of the total merger consideration is subject to an earnout over a four-year period following the Closing (the “Earnout Period”). Upon certain triggering events that occur during the Earnout Period, Legacy Cardio Stockholders (referred to below as the “Stockholder Earnout Group”) are entitled to receive up to an additional 1,000,000 shares of the Company’s Common Stock (the “Earnout Shares”). The Earnout Shares were reserved at the Closing and will be issued upon the following triggering events after the Closing of the Business Combination. The triggering events that will result in the issuance of the Earnout Shares during the Earnout Period are the following:

•	one-quarter of the Earnout Shares will be issued to each member of the Stockholder Earnout Group, as defined in the Merger Agreement (“Stockholder Earnout Group”) on a pro rata basis if, on or prior to the fourth anniversary of the Closing, the VWAP (as defined in the Merger Agreement) of the Company’s Common Stock equals or exceeds $12.50 per share (subject to adjustment for stock splits, reverse stock splits and other similar events of recapitalization) for 30 of any 40 consecutive trading days commencing after the Closing on the Nasdaq;

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•	in addition to the issuance of Earnout Shares contemplated by the immediately preceding clause bullet, an additional one-quarter of the Earnout Shares will be issued to each member of the Stockholder Earnout Group on a pro rata basis if, on or prior to the fourth anniversary of the Closing the VWAP of the Company’s Common Stock equals or $15.00 per share (subject to adjustment) for 30 of any 40 consecutive trading days commencing after the Closing on the Nasdaq;
•	in addition to the issuance of Earnout Shares contemplated by the immediately preceding bullets, an additional one-quarter of the Earnout Shares will be issued to each member of the Stockholder Earnout Group on a pro rata basis if, on or prior to the fourth anniversary of the Closing the VWAP of the Company’s Common Stock equals or $17.50 per share (subject to adjustment) for 30 of any 40 consecutive trading days commencing after the Closing on the Nasdaq; and
•	in addition to the issuance of Earnout Shares contemplated by the immediately preceding bullets, an additional one-quarter of the Earnout Shares will be issued to each member of the Stockholder Earnout Group on a pro rata basis if, on or prior to the fourth anniversary of the Closing the VWAP of the Company’s Common Stock equals or $20.00 per share (subject to adjustment) for 30 of any 40 consecutive trading days commencing after the Closing on the Nasdaq.

Each Triggering Event described above will only occur once, if at all, and in no event will the Stockholder Earnout Group be entitled to receive more than an aggregate of 1,000,000 Earnout Shares.

Mana Redemptions and Conversion of Rights

In connection with the Mana stockholder vote on the Business Combination, Mana stockholders redeemed an aggregate of 6,465,452 shares of Common Stock for total redemption consideration of $65,310,892 which amount was paid out of the Investment Management Trust established in connection with Mana’s initial public offering in November 2021 (the “Trust Account”). At the Closing of the Business Combination, all outstanding Public Rights automatically converted into one-seventh of a share of Common Stock, or 928,571 shares of Common Stock. The separate trading of Units and Public Rights of Mana was terminated upon the closing of the Business Combination.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 31, 2022 and is incorporated herein by reference.

Business Prior to the Business Combination

As of September 30, 2022 and December 31, 2021, the Company had not commenced any operations. All activity for the nine months ended September 30, 2022 and for the period from May 19, 2021 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

Financing

The registration statement for the Company’s Initial Public Offering (the “Registration Statement”) was declared effective on November 22, 2021. On November 26, 2021, the Company consummated the Initial Public Offering (“IPO”) of 6,200,000 units at $10.00 per unit (“Units” and, with respect to the common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $62,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 2,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant for gross proceeds of $2,500,000 in a private placement transaction to Mana Capital, LLC (the “Sponsor”), which is described in Note 4.

In connection with the Initial Public Offering, the underwriters were granted a 45-day option from the date of the prospectus (the “Over-Allotment Option”) to purchase up to 930,000 additional units to cover over-allotments (the “Option Units”), if any. On November 30, 2021, the underwriters purchased an additional 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $3,000,000. Pursuant to the Second Amended and Restated Subscription Agreement between the Sponsor and the Company, the Company issued the Sponsor a total of 75,000 shares of Common Stock in connection with the partial exercise by the underwriters of the Over-Allotment Option.

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Trust Account

Following the closing of the Initial Public Offering on November 26, 2021, an amount of $62,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants in the Private Placement (as defined in Note 4) was placed in the Trust Account. Following the closing of underwriters’ exercise of over-allotment option on November 30, 2021, an additional $3,000,000 of net proceeds was place in the Trust Account, bringing the aggregate proceeds hold in the Trust Account to $65,000,000.

The funds held in the Trust Account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.

Going Concern Consideration

The Company expects to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an initial Business Combination within the prescribed period of time from the closing of the IPO, the requirement that the Company cease all operations, redeem the public shares and thereafter liquidate and dissolve raises substantial doubt about the ability to continue as a going concern. The balance sheet does not include any adjustments that might result from the outcome of this uncertainty. Management has determined that the Company has funds that are sufficient to fund the working capital needs of the Company until the consummation of an initial Business Combination or the winding up of the Company as stipulated in the Company’s amended and restated memorandum of association. The accompanying financial statement has been prepared inconformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC, and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. Interim results are not necessarily indicative of results to be expected for any other interim period or for the full year. The information included in this Form 10-Q should be read in conjunction with information included in the Company’s annual report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 31, 2022.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $177,681 and $526,625 and no cash equivalents as of September 30, 2022 and December 31, 2021 respectively.

Cash Held in Trust Account

At September 30, 2022 and December 31, 2021, the Company had $65,573,383 and $65,000,484 in cash held in the Trust Account. The assets held in the Trust Account were held in money market funds, which are invested in U.S. Treasury securities.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

Offering Costs Associated with a Public Offering

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Offering costs of $397,431 consist principally of costs such as legal, accounting and other advisory fees incurred in connection with the Initial Public Offering. Such, costs were charged to stockholders’ equity upon completion of the Initial Public Offering.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

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For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. (See Note 9).

Common Stock Subject to Possible Redemption

The Company accounts for its shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable shares of common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares are classified as stockholders’ equity. The Company’s shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of September 30, 2022 and December 31, 2021, common stock subject to possible redemption are presented at redemption value of $10.00 per share as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

In assessing realizable deferred tax assets, management assesses the likelihood that deferred tax assets will be recovered from future taxable income, and to the extent that recovery is not likely or there is insufficient operating history, a valuation allowance is established. The Company adjusts the valuation allowance in the period management determines it is more likely than not that net deferred tax assets will or will not be realized. As of September 30, 2022, the Company determined that a valuation allowance should be established.

As of September 30, 2022 and December 31, 2021, the Company did not recognize any assets or liabilities relative to uncertain tax positions. Interest or penalties, if any, will be recognized in income tax expense. Since there are no significant unrecognized tax benefits as a result of tax positions taken, there are no accrued penalties or interest. Tax positions are positions taken in a previously filed tax return or positions expected to be taken in a future tax return that are reflected in measuring current or deferred income tax assets and liabilities reported in the financial statements.

The Company reflects tax benefits, only if it is more likely than not that the Company will be able to sustain the tax return position, based on its technical merits. If a tax benefit meets this criterion, it is measured and recognized based on the largest amount of benefit that is cumulatively greater than 50% likely to be realized. Management does not believe that there are any uncertain tax positions at September 30, 2022 and December 31, 2021.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis. The franchise tax of $150,000 and $124,434 were expensed for the nine months ended September 30, 2022 and for the period from May 19, 2021 (inception) through December 31, 2021, respectively.

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Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements” approximates the carrying amounts represented in the balance sheet, partially due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

· Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

· Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

· Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Net Income (Loss) per Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable common stock and non-redeemable common stock and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable common stock. Any remeasurement of the accretion to redemption value of the common stock subject to possible redemption was considered to be dividends paid to the public stockholders. For the nine months ended September 30, 2022, the Company has not considered the effect of the warrants sold in the Initial Public Offering in the calculation of diluted net income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic (income) loss per share for the period presented.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering on November 26, 2021, the Company sold 6,200,000 Units at a price of $10.00 per Unit, which does not include the 45-day option of the exercise of the underwriters’ over-allotment option for the purchase of up to 930,000 additional Units (the “Option Units”). On November 30, 2021, the underwriters purchased 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $3,000,000. Each Unit consists of one share of common stock, one-half of one redeemable warrant (“Public Warrant”), and one right entitling the holder thereof to receive one-seventh (1/7) of a share of common stock upon consummation of our initial business combination (“Public Right”). Each whole Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 9).

The remaining 630,000 Option Units were expired on November 30, 2021. Transaction costs in connection with the Initial Public Offering and the issuance and sale of Option Units amounted to $1,697,431, consisting of $1,300,000 of underwriting fees, and $397,431 of other offering costs.

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Each Unit had an offering price of $10.00 and consisted of one share of the Company’s common stock and one-half of one redeemable warrant and one right entitling the holder thereof to receive one-seventh (1/7) of a share of common stock upon consummation of the initial business combination. The Company will not issue fractional shares. As a result, the warrants must be exercised in multiples of one whole warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $11.50 per share, and only whole warrants are exercisable. The warrants will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Initial Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation.

All of the 6,500,000 public shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such public shares if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation, or in connection with the Company’s liquidation. In accordance with the Securities and Exchange Commission (the “SEC”) and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) to the Sponsor of an aggregate of 2,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant ($2,500,000). Each Private Placement Warrant is exercisable to purchase one share of common stock at a price of $11.50 per share, subject to adjustment.

A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will be worthless.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

NOTE 5 — RELATED PARTIES

Founder Shares

On June 22, 2021, the Sponsor received 1,437,500 shares of the Company’s common stock (the “Founder Shares”) for $25,000. Subsequently, in September 2021, the Company amended the terms of this subscription agreement to issue the Sponsor an additional 62,500 Founder Shares. In November 2021, the Company issued the Sponsor an additional 50,000 shares of common stock for no additional consideration, following which the Sponsor held 1,550,000 Founder Shares so that the Founder Shares will account for, in the aggregate, 20% of the issued and outstanding shares after the Initial Public Offering. All share amounts have been retroactively restated to reflect this adjustment. In November 2021, the Company amended the terms of the subscription agreement and agreed to issue the Sponsor up to an additional 232,500 Founder Shares, in the event the over-allotment is exercised in full. On November 30, 2021 the Company issued the founder a total of 75,000 shares of Common Stock in connection with the partial exercise by the underwriters of the Over-Allotment Option. The remaining 157,500 shares of common stock issuable pursuant to the Second Amended and Restated Subscription Agreement were not issued.

As of September 30, 2022, there were 1,625,000 Founder Shares issued and outstanding. The aggregate capital contribution was $25,000, or approximately $0.02 per share.

The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the Initial Public Offering.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

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Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $2,400,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of September 30, 2022, there was no amount outstanding under the Working Capital Loans.

NOTE 6 — INVESTMENTS HELD IN TRUST ACCOUNT

As of September 30, 2022 and December 31, 2021, assets held in the Trust Account were comprised of $65,573,383 and $65,000,484, respectively, in mutual funds which are invested in U.S. Treasury Securities.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2022 and December 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2022	December 31, 2021
Assets:
Trust Account - U.S. Treasury Securities Mutual Funds	1	$65,573,383	$65,000,484

NOTE 7 — PROMISSORY NOTES

On August 23, 2022, an aggregate of $216,667 (the “First Extension Payment”) was deposited into the Trust Account in order to extend the time available to it to consummate the initial business combination for a period of one month from August 26, 2022 to September 26, 2022. On September 23, 2022, an aggregate of $216,667 (the “Second Extension Payment” and together with the First Extension Payment, collectively, the “Extension Payments”) was deposited into the Trust Account in order to extend the time available to it to consummate the initial business combination for an additional one month period, from September 26, 2022 to October 26, 2022. As of September 30, 2022, the Company had an outstanding loan balance of $433,334.

Legacy Cardio loaned the Extension Payments to the Company in order to support the Extension and caused the Extension Payments to be deposited in the Company’s Trust Account for the benefit of its public stockholders. On August 23, 2022 and September 23, 2022, the Company issued to Legacy Cardio promissory notes in the aggregate principal amount equal to the Extension Payments. The promissory notes were non-interest bearing and payable on the earlier of (a) the date that the Company consummates the Business Combination or (b) the termination of the Merger Agreement. Upon consummation of the Business Combination, the principal amount of the notes shall be converted into common stock of the Company at a conversion price of $10.00 per share and will be issuable upon conversion of such notes proportionately to Legacy Cardio stockholders at Closing.

NOTE 8— COMMITMENTS AND CONTINGENCIES

Registration Rights

The Company entered into a registration rights agreement with its founders, officers, directors or their affiliates prior to or on the effective date of the Initial Public Offering pursuant to which the Company is required to register any shares of common stock, warrants (including working capital warrants), and shares underlying such warrants, that are not then covered by an effective registration statement. The holders of these securities are entitled to make up to two demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

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Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 930,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions to the extent provided for in the underwriting agreement. On November 30, 2021, the underwriters purchased an additional 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Company paid an underwriting discount of 2.00% of the gross proceeds of the Initial Public Offering and the sale of Option Units or $1,300,000 to the underwriters at the closing of the Initial Public Offering and the sale of Option Units.

NOTE 9 — STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. As of September 30, 2022, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 300,000,000 shares of common stock with a par value of $0.00001 per share. Holders of common stock are entitled to one vote for each share. As of September 30, 2022, there were 1,625,000 (excluding 6,500,000 shares subject to possible redemption) shares of common stock issued and outstanding.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-seventh (1/7) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-seventh (1/7) of a share underlying each Public Right upon consummation of the Business Combination. The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of seven in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 30 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 90 days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of common stock issuable upon exercise of the Public Warrants and to maintain a current prospectus relating to those shares of common stock until the Public Warrants expire or are redeemed. In the event the registration statement has not been declared effective by the 90th day following the closing of the Merger, warrant holders will have the right, during the period beginning on the 91st day after the closing of the Merger and ending on the date the SEC declares the registration statement effective, and during any other period when the Company fails to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the Public Warrants, to exercise such warrants on a “cashless basis” as determined in accordance with Section 3.3.2 of the Warrant Agreement.

Redemption of Warrants When the Price per Share of common stock Equals or Exceeds $18.00 — Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;
•	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and
•	if, and only if, the last reported sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

F - 15

The redemption price for the Public Warrants shall be either (i) if the holder of a Public Warrant has followed the procedures specified in our notice of redemption and surrendered the Public Warrant, the number of shares of common stock as determined in accordance with the “cashless exercise” provisions of the warrant agreement or (ii) if the holder of a warrant has not followed such procedures specified in our notice of redemption, the price of $0.01 per Public Warrant.

If the Company calls the Public Warrants for redemption, all holders that wish to exercise such warrants can do so by paying the cash exercise price or on a “cashless” basis. If a holder elects to exercise the Public Warrant on a “cashless” basis, such a holder would pay the exercise price by surrendering the Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. Alternatively, a warrant holder may request that we redeem his, her or its Public Warrants by surrendering such warrants and receiving the redemption price of such number of shares of common stock determined as if the Public Warrants were exercised on a “cashless” basis. If the holder neither exercises his, her or its Public Warrants nor requests redemption on a “cashless” basis, then on or after the redemption date, a record holder of a Public Warrant will have no further rights except to receive the cash redemption price of $0.01 for such holder’s Public Warrant upon surrender of such warrant. The right to exercise Public Warrants will be forfeited unless such warrants are exercised prior to the date specified in the notice of redemption.

The exercise price and number of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants purchased by the Sponsor at the time of the Initial Public Offering (See Note 4) are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

The Company accounts for the 5,750,000 warrants issued in connection with the Initial Public Offering (comprised of 3,250,000 Public Warrants and 2,500,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. The Company’s management has examined the Public Warrants and the Private Placement Warrants and determined that these warrants qualify for equity treatment in the Company’s financial statements. The Company accounted for the Public Warrants and the Private Placement Warrants as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity.

NOTE 10 — NET INCOME (LOSS) PER SHARE

The net income (loss) per share presented in the unaudited statements of operations is based on the following:

	For the Three Months Ended September 30, 2022		For the Nine Months Ended September 30, 2022
	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable
	Common Stock	Common Stock	Common Stock	Common Stock
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net income (loss)	$161,815	$40,454	$(410,436)	$(102,609)
Denominators:
Weighted-average shares outstanding	6,500,000	1,625,000	6,500,000	1,625,000
Basic and diluted net income (loss) per share	$0.02	$0.02	$(0.06)	$(0.06)

NOTE 11 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

On October 25, 2022, the Company completed its Business Combination with Cardio Diagnostics, Inc.

In connection with the Business Combination, holders of 6,465,452 shares of common stock exercised their rights to redeem those shares for cash at an approximate price of $10.10 per share, for an aggregate redemption value of approximately $65.3 million, which was paid to such holders on the Closing Date.

As of the open of trading on October 26, 2022, the Company’s common stock and Public Warrants, formerly those of Mana, began trading on The Nasdaq Capital Market under the trading symbols “CDIO” and “CDIOW,” respectively.

F - 16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Mana Capital Acquisition Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Mana Capital Acquisition Corp (the “Company”) as of December 31, 2021, and the related statements of operations, stockholders’ equity, and cash flows for the period from May 19, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from May 19, 2021 through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2022.

Houston, Texas

March 31, 2022

F - 17

MANA CAPITAL ACQUISITION CORP.

BALANCE SHEET

December 31, 2021
Assets
Current assets:
Cash	$526,625
Prepaid expenses	280,057
Total current assets	806,682

Investments held in Trust Account	65,000,484
Total Assets	$65,807,166

Liabilities, Temporary Equity, and Stockholders’ Equity
Current liabilities:
Franchise tax payable	124,434
Total current liabilities	124,434

Total Liabilities	124,434

Commitments and Contingencies

Common stock subject to possible redemption, 6,500,000 shares at conversion value of $10.00 per share	65,000,000

Stockholders’ Equity:
Preferred stock, $0.00001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.00001 par value; 300,000,000 shares authorized; 1,625,000 issued and outstanding as of December 31, 2021 (excluding 6,500,000 shares subject to possible redemption)	16
Additional paid-in capital	827,553
Accumulated deficit	(144,837)
Total Stockholders' Equity	682,732
Total Liabilities, Temporary Equity, and Stockholders' Equity	$65,807,166

The accompany notes are an integral part of these financial statements.

F - 18

MANA CAPITAL ACQUISITION CORP.

STATEMENT OF OPERATIONS

For the Period
From May 19,2021
(inception) through
December 31, 2021

Formation and operating costs	$20,887
Franchise tax expense	124,434
Loss from Operations	(145,321)

Other income:
Investment income on investment held in Trust Account	484

Loss before income taxes	(144,837)

Income taxes provision	—

Net loss	$(144,837)

Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	1,001,327
Basic and diluted net loss per share, common stock subject to possible redemption	$(0.14)
Basic and diluted weighted average shares outstanding, common stock attributable to Mana Capital Acquisition Corp.	1,560,288
Basic and diluted net loss per share, common stock attributable To Mana Capital Acquisition Corp.	$(0.09)

The accompany notes are an integral part of these financial statements.

F - 19

MANA CAPITAL ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

					Additional		Total
	Preferred stock		Common stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of May 19, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Founders shares issued to the Sponsor	—	—	1,550,000	16	24,984	—	25,000
Sale of public units through public offering	—	—	6,200,000	62	61,999,938	—	62,000,000
Sale of private placement warrants	—	—	—	—	2,500,000	—	2,500,000
Underwriters' discount	—	—	—	—	(1,240,000)	—	(1,240,000)
Underwriters' reimbursement	—	—	—	—	(90,000)	—	(90,000)
Exercise of the over-allotment option by underwriters	—	—	300,000	3	2,999,997	—	3,000,000
Underwriters' discount - over-allotment option exercised	—	—			(60,000)	—	(60,000)
Additional founders shares issued to the Sponsor in connection with underwriters' over-allotment option	—	—	75,000	—	—	—	—
Other offering expenses	—	—	—	—	(307,431)	—	(307,431)
Reclassification of common stock subject to redemption	—	—	(6,500,000)	(65)	(64,999,935)	—	(65,000,000)
Net loss	—	—	—	—	—	(144,837)	(144,837)
Balance as of December 31, 2021	—	$—	1,625,000	$16	$827,553	$(144,837)	$682,732

The accompany notes are an integral part of these financial statements.

F - 20

MANA CAPITAL ACQUISITION CORP.

STATEMENT OF CASH FLOWS

From May 19, 2021
(inception) through
December 31, 2021
Cash Flows from Operating Activities:
Net loss	$(144,837)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investment held in Trust Account	(484)
Changes in operating assets and liabilities:
Prepaid expenses	(280,057)
Franchise tax payable	124,434
Net cash used in operating activities	(300,944)

Cash Flows from Investing Activities:
Purchase of investment held in trust account	(65,000,000)
Net cash used in investing activities	(65,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of shares of Common Stock to the Sponsor	25,000
Proceeds from sale of public units through public offering	65,000,000
Proceeds from sale of private placement shares	2,500,000
Payment of underwriters' discount	(1,300,000)
Payment of offering costs	(397,431)
Proceeds from issuance of promissory note to related party	125,547
Repayment on promissory note to related party	(125,547)
Net cash provided in financing activities	65,827,569

Net Change in Cash	526,625

Cash at beginning of period	—
Cash at end of period	$526,625

Supplemental Disclosure of Non-cash Financing Activities
Reclassification of common stock subject to redemption	$65,000,000

The accompany notes are an integral part of these financial statements.

F - 21

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

Mana Capital Acquisition Corp. (the “Company”) was incorporated in Delaware on May 19, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2021, the Company had not commenced any operations. All activity for the period from May 19, 2021 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

Financing

The registration statement for the Company’s Initial Public Offering (the “Registration Statement”) was declared effective on November 22, 2021. On November 26, 2021, the Company consummated the Initial Public Offering (“IPO”) of 6,200,000 units at $10.00 per unit (“Units” and, with respect to the common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $62,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 2,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant for gross proceeds of $2,500,000 in a private placement transaction to Mana Capital, LLC (the “Sponsor”), which is described in Note 4.

In connection with the Initial Public Offering, the underwriters were granted a 45-day option from the date of the prospectus (the “Over-Allotment Option”) to purchase up to 930,000 additional units to cover over-allotments (the “Option Units”), if any. On November 30, 2021, the underwriters purchased an additional 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $3,000,000. Pursuant to the Second Amended and Restated Subscription Agreement between the Sponsor and the Company, the Company issued the Sponsor a total of 75,000 shares of Common Stock in connection with the partial exercise by the underwriters of the Over-Allotment Option.

Trust account

Following the closing of the Initial Public Offering on December 31, 2021, an amount of $62,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants in the Private Placement (as defined in Note 4) was placed in the Trust Account. Following the closing of underwriters’ exercise of over-allotment option on November 30, 2021, an additional $3,000,000 of net proceeds was place in the Trust Account, bringing the aggregate proceeds hold in the Trust Account to $65,000,000.

The funds held in the Trust Account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.

F - 22

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Initial Public Offering, including proceeds of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants or rights.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”). In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place.

F - 23

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company has not completed a Business Combination within nine months from the closing of the Initial Public Offering, or up to 21 months in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

F - 24

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

The holders of the Founders Shares have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Founder Shares acquire Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resource

As of December 31, 2021, the Company had $526,625 in cash held outside its Trust Account available for the Company’s payment of expenses related to working capital purposes subsequent to the Initial Public Offering.

Prior to the Initial Public Offering, the Company’s liquidity needs had been satisfied through a loan under an unsecured promissory note from the Sponsor of up to $200,000. The Company had an outstanding loan balance of $125,547 which was repaid in full as of December 31, 2021.

Upon the closing of the Initial Public Offering on November 26, 2021, an amount of $62,000,000 from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants in the Private Placement was placed in the Trust Account. In addition, on November 30, 2021, the underwriters purchased an additional 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $3,000,000 which was placed in the Trust Account.

In order to finance transaction costs in connection with a Business Combination, the initial shareholders or affiliates of the initial shareholders or certain of the Company’s officers and directors may, but are not obligated to, provide the Company working capital loans, as defined below (see Note 5). To date, there were no amounts outstanding under any working capital loans.

F - 25

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

F - 26

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $526,625 and no cash equivalents as of December 31, 2021.

Cash held in Trust Account

At December 31, 2021, the Company had $65,000,484 in cash held in the Trust Account. The assets held in the Trust Account were held in money market funds, which are invested in U.S. Treasury securities.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

Offering Costs associated with a Public Offering

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Offering costs of $397,431 consist principally of costs such as legal, accounting and other advisory fees incurred in connection with the Initial Public Offering. Such, costs were charged to stockholders’ equity upon completion of the Initial Public Offering.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. (See Note 9).

Common stock subject to possible redemption

The Company accounts for its shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable shares of common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares are classified as stockholders’ equity. The Company’s shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2021, common stock subject to possible redemption are presented at redemption value of $10.00 per share as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero.

F - 27

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis. The franchise tax of $124,434 was expensed as of December 31, 2021.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements” approximates the carrying amounts represented in the balance sheet, partially due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

• Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

• Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

• Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F - 28

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

Net Income (Loss) per Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable common stock and non-redeemable common stock and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable common stock. As of December 31, 2021, the Company has not considered the effect of the warrants sold in the Initial Public Offering in the calculation of diluted net income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic (income) loss per share for the period presented.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering on November 26, 2021, the Company sold 6,200,000 Units at a price of $10.00 per Unit, which does not include the 45-day option of the exercise of the underwriters’ 930,000 over-allotment option. On November 30, 2021, the underwriters purchased an additional 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $3,000,000. Each Unit consists of one share of Common stock, one-half of one redeemable warrant (“Public Warrant”), and one right entitling the holder thereof to receive one-seventh (1/7) of a share of common stock upon consummation of our initial business combination (“Public Right”). Each whole Public Warrant entitles the holder to purchase one share of Common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

The remaining 630,000 Option Units were expired on November 30, 2021. Transaction costs in connection with the Initial Public Offering and the issuance and sale of Option Units amounted to $1,697,431, consisting of $1,300,000 of underwriting fees, and $397,431 of other offering costs.

Each unit has an offering price of $10.00 and consists of one share of the Company’s common stock and one-half of one redeemable warrant and one right entitling the holder thereof to receive one-seventh (1/7) of a share of common stock upon consummation of the initial business combination. The Company will not issue fractional shares. As a result, the warrants must be exercised in multiples of one whole warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $11.50 per share, and only whole warrants are exercisable. The warrants will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation.

F - 29

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

All of the 6,500,000 public shares sold as part of the Public Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such public shares if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation, or in connection with the Company’s liquidation. In accordance with the Securities and Exchange Commission (the “SEC”) and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) to the Sponsor of an aggregate of 2,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant ($2,500,000). Each Private Placement Warrant is exercisable to purchase one share of common stock at a price of $11.50 per share, subject to adjustment.

A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will be worthless.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

F - 30

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

NOTE 5 — RELATED PARTIES

Founder Shares

On June 22, 2021, the Sponsor received 1,437,500 shares of the Company’s Common stock (the “Founder Shares”) for $25,000. Subsequently, in September 2021, the Company amended the terms of this subscription agreement to issue the Sponsor an additional 62,500 Founder Shares. In November 2021, the Company issued the Sponsor an additional 50,000 shares of Common stock for no additional consideration, following which the Sponsor held 1,550,000 Founder Shares so that the Founder Shares will account for, in the aggregate, 20% of the issued and outstanding shares after the Initial Public Offering. All share amounts have been retroactively restated to reflect this adjustment. In November 2021, the Company amended the terms of the subscription agreement and agreed to issue the Sponsor up to an additional 232,500 Founder Shares, in the event the over-allotment is exercised in full. On November 30, 2021 the Company issued the founder a total of 75,000 shares of Common Stock in connection with the partial exercise by the underwriters of the Over-Allotment Option. The remaining 157,500 shares of common stock issuable pursuant to the Second Amended and Restated Subscription Agreement were not issued.

As of December 31, 2021, there were 1,625,000 Founder Shares issued and outstanding. The aggregate capital contribution was $25,000, or approximately $0.02 per share.

The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the Initial Public Offering.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On June 11, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $200,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 11, 2021 or (ii) the consummation of the Proposed Public Offering. The Company had an outstanding loan balance of $125,547, which was repaid in full as of December 31, 2021. As of December 31, 2021, there was no amount outstanding under the Promissory Note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $2,400,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2021, there was no amount outstanding under the Working Capital Loans.

F - 31

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

NOTE 6 — INVESTMENTS HELD IN TRUST ACCOUNT

As of December 31, 2021, assets held in the Trust Account were comprised of $65,000,484 in mutual funds which are invested in U.S. Treasury Securities.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2021
Assets:
Trust Account – U.S. Treasury Securities Mutual funds	1	$65,000,484

NOTE 7— COMMITMENTS AND CONTINGENCIES

Registration Rights

The Company entered into a registration rights agreement with its founders, officers, directors or their affiliates upon the effective date of the Initial Public Offering pursuant to which the Company is required to register any shares of common stock, warrants (including working capital warrants), and shares underlying such warrants, that are not then covered by an effective registration statement. The holders of these securities will be entitled to make up to two demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 930,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions to the extent provided for in the underwriting agreement. On November 30, 2021, the underwriters purchased an additional 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Company paid an underwriting discount of 2.00% of the gross proceeds of the Initial Public Offering and the sale of Option Units or $1,300,000 to the underwriters at the closing of the Initial Public Offering and the sale of Option Units.

NOTE 8 — STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. As of December 31, 2021, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 300,000,000 shares of Common stock with a par value of $0.00001 per share. Holders of Common stock are entitled to one vote for each share. As of December 31, 2021 there were 1,625,000 (excluding 6,500,000 shares subject to possible redemption) shares of common stock issued and outstanding.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-seventh (1/7) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-seventh (1/7) of a share underlying each Public Right upon consummation of the Business Combination. The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of seven in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

F - 32

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 30 days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 90 days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Share of Common stock Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;
•	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and
•	if, and only if, the last reported sale price of the Common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

The redemption price for the warrants shall be either (i) if the holder of a warrant has followed the procedures specified in our notice of redemption and surrendered the warrant, the number of shares of common stock as determined in accordance with the “cashless exercise” provisions of the warrant agreement or (ii) if the holder of a warrant has not followed such procedures specified in our notice of redemption, the price of $0.01 per warrant.

If the Company calls the warrants for redemption, all holders that wish to exercise warrants can do so by paying the cash exercise price or on a “cashless” basis. If a holder elects to exercise the warrant on a “cashless” basis, such a holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Alternatively, a warrant holder may request that we redeem his, her or its warrants by surrendering such warrants and receiving the redemption price of such number of shares of common stock determined as if the warrants were exercised on a “cashless” basis. If the holder neither exercises his, her or its warrants nor requests redemption on a “cashless” basis, then on or after the redemption date, a record holder of a warrant will have no further rights except to receive the cash redemption price of $0.01 for such holder’s warrant upon surrender of such warrant. The right to exercise the warrant will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption.

F - 33

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

The exercise price and number of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants are be identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

The Company accounts for the 5,750,000 warrants issued in connection with the Initial Public Offering (including 3,250,000 Public Warrants and 2,500,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. The Company’s management has examined the public warrants and private warrants and determined that these warrants qualify for equity treatment in the Company’s financial statements. The Company accounted for the warrant as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity.

NOTE 9 — INCOME TAXES

The Company’s taxable income primarily consists of interest earned on investments held in the Trust Account. There was no income tax expense for the period from May 19, 2021 (inception) through December 31, 2021.

The income tax provision (benefit) consists of the following for the period from May 19, 2021 (inception) through December 31, 2021:

For the Period from
May 19, 2021
(inception) through
December 31, 2021
Current
Federal	$—
State	124,434
Deferred
Federal	(30,416)
State	—
Valuation allowance	30,416
Income tax provision	$124,434

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

For the Period from
May 19, 2021
(inception) through
December 31, 2021

U.S. statutory rate	21.0%
Change in valuation allowance	(21.0)%

F - 34

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

The Company’s net deferred tax assets were as follows as of December 31, 2021

Deferred tax assets:
Net operating loss carryover	$30,416
Total deferred tax assets	30,416
Valuation allowance	(30,416)
Deferred tax asset, net of allowance	$—

As of December 31, 2021, the Company had $144,837 of U.S. federal net operating loss carryovers available to offset future taxable income which do not expire.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

NOTE 10 — NET INCOME (LOSS) PER SHARE

The net income (loss) per share presented in the audited statement of operations is based on the following:

	For the Period From
	May 19, 2021
	(inception) through
	December 31, 2021
		Non-
	Redeemable	Redeemable
	Common	Common
	Stock	Stock
Basic and diluted net income/(loss) per share:
Numerators:
Net income/(loss)	$(144,837)	$(144,837)
Denominators:
Weighted-average shares outstanding	1,001,327	1,560,288
Basic and diluted net income/(loss) per share	(0.14)	(0.09)

NOTE 11 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the financial statement was available to be issued. Based upon this review, except as noted above, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

F - 35

CARDIO DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	SEPTEMBER 30,	DECEMBER 31,
	2022	2021

ASSETS

Current assets
Cash	$8,964,008	$512,767
Deposit for acquisition	–	250,000
Accounts receivable	–	901
Notes receivable	433,334	–
Prepaid expenses and other current assets	79,408	39,839

Total current assets	9,476,750	803,507

Long-term assets
Intangible assets, net	41,333	53,333
Deposits	4,950	–
Patent costs	314,775	245,154

Total assets	$9,837,808	$1,101,994

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$265,194	$33,885

Total liabilities	265,194	33,885

Stockholders' equity
Common stock, $0.0001 par value; authorized - 10,000,000 and 2,300,000 shares;
1,976,749 and 1,232,324 shares issued and outstanding as of
September 30, 2022 and December 31, 2021, respectively	198	123
Additional paid-in capital	13,185,905	2,398,547
Accumulated deficit	(3,613,489)	(1,330,561)

Total stockholders' equity	9,572,614	1,068,109

Total liabilities and stockholders' equity	$9,837,808	$1,101,994

See accompanying notes to the consolidated financial statements.

F - 36

 CARDIO DIAGNOSTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	THREE MONTHS		NINE MONTHS
	ENDED		ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2022	2021	2022	2021

Revenue	$–	$–	$–	$–

Operating expenses
Sales and marketing	16,369	44,825	65,573	65,099
Research and development	3,190	87,451	9,361	87,451
General and administrative expenses	1,127,316	57,475	2,083,460	264,927
Amortization	4,000	4,000	12,000	12,000

Total operating expenses	1,150,875	193,751	2,170,394	429,477

Other expenses
Acquisition related expense	–	–	(112,534)	–

Loss from operations before provision for income taxes	(1,150,875)	(193,751)	(2,282,928)	(429,477)

Provision for income taxes	–	–	–	–

Net loss	$(1,150,875)	$(193,751)	$(2,282,928)	$(429,477)

Basic and fully diluted income (loss) per common share:
Net loss per common share	$(0.60)	$(0.17)	$(1.45)	$(0.39)

Weighted average common shares outstanding - basic and fully diluted	1,929,830	1,159,513	1,574,724	1,111,120

 See accompanying notes to the consolidated financial statements.

F - 37

 CARDIO DIAGNOSTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(UNAUDITED)

			Additional	Stock
	Common stock		Paid-in	Subscriptions	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Totals

Balances, December 31, 2021	1,232,324	$123	$2,398,547	$–	$(1,330,561)	$1,068,109

Net loss	–	–	–	–	(290,055)	(290,055)

Balances, March 31, 2022	1,232,324	123	2,398,547	–	(1,620,616)	778,054

Common stock and warrants issued for cash	668,594	67	10,962,970	(100,001)	--	10,863,036

Placement agent fee	--	--	(1,096,309)	–	--	(1,096,309)

Net loss	–	–	–	–	(841,998)	(841,998)

Balances, June 30, 2022	1,900,918	190	12,265,208	(100,001)	(2,462,614)	9,702,783

Common stock issued for cash	56,438	6	1,022,994	100,001	–	1,123,001

Placement agent fee	--	--	(102,295)	–	–	(102,295)

Warrants converted to common stock	19,393	2	(2)	–	–	–

Net loss	–	–	–	–	(1,150,875)	(1,150,875)

Balances, September 30, 2022	1,976,749	$198	$13,185,905	$–	$(3,613,489)	$9,572,614

Balances, December 31, 2020	1,050,318	$105	$770,373	$–	$(710,113)	$60,365

Stock-based compensation	50,450	5	59,995	–	--	60,000

SAFE agreements converted to common stock	39,786	4	451,467	–	--	451,471

Net loss	–	–	–	–	(140,272)	(140,272)

Balances, March 31, 2021	1,140,554	114	1,281,835	–	(850,385)	431,564

Common stock issued for cash	13,109	1	174,999	–	--	175,000

Net loss	–	–	–	–	(95,454)	(95,454)

Balances, June 30, 2021	1,153,663	115	1,456,834	–	(945,839)	511,110

Common stock issued for cash	71,161	7	949,993	–	--	950,000

Placement agent fee	–	–	(95,000)	–	--	(95,000)

Adjustment to patent deposits contributed by shareholders	–	–	(3,279)	–	--	(3,279)

Net loss	–	–	–	–	(193,751)	(193,751)

Balances, September 30, 2021	1,224,824	$122	$2,308,548	$–	$(1,139,590)	$1,169,080

See accompanying notes to the consolidated financial statements

F - 38

CARDIO DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30,

(UNAUDITED)

	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,282,928)	$(429,477)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization	12,000	12,000
Write-off of acquisition related expense	112,534	–
Stock-based compensation expense	–	60,000
Adjustment to patent deposits contributed by shareholders	–	(3,279)
Changes in operating assets and liabilities:
Accounts receivable	901	–
Prepaid expenses and other current assets	(39,569)	(8,799)
Deposits	(4,950)	–
Accounts payable and accrued expenses	231,309	(3,990)

NET CASH USED IN OPERATING ACTIVITIES	(1,970,703)	(373,545)

CASH FLOWS FROM INVESTING ACTIVITIES:
Deposit for acquisition	–	(250,000)
Repayment of deposit for acquisition	137,466
Payments for notes receivable	(433,334)	–
Patent costs incurred	(69,621)	(68,748)

NET CASH USED IN INVESTING ACTIVITIES	(365,489)	(318,748)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock and warrants	11,986,037	1,125,000
Payments of placement agent fee	(1,198,604)	(95,000)
Proceeds from stock to be issued	–	105,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,787,433	1,135,000

NET INCREASE IN CASH	8,451,241	442,707

CASH - BEGINNING OF PERIOD	512,767	237,087

CASH - END OF PERIOD	$8,964,008	$679,794

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$–	$–

Non-cash investing and financing activities:
Common stock issued for SAFE agreements	–	451,471

See accompanying notes to the consolidated financial statements.

F - 39

CARDIO DIAGNOSTICS, INC.

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2022 and 2021
(Unaudited)

Note 1 - Organization and Basis of Presentation

The consolidated financial statements presented are those of Cardio Diagnostics, Inc., (the “Company”) and its wholly-owned subsidiary, Cardio Diagnostics, LLC (“Cardio LLC”). The Company was incorporated under the laws of the state of Delaware on September 6, 2019 and Cardio LLC was organized under the laws of the state of Iowa on January 16, 2017. The Company was formed to develop and commercialize a patent-pending Artificial Intelligence (“AI”)-driven DNA biomarker testing technology (“Core Technology”) for cardiovascular disease invented at the University of Iowa by the Founders, with the goal of becoming one of the leading medical technology companies for enabling precision prevention, early detection and treatment of cardiovascular disease. The Company is transforming the approach to cardiovascular disease from reactive to proactive. The Core Technology is being incorporated into a series of products for major types of cardiovascular disease and associated co-morbidities including coronary heart disease (CHD), stroke, heart failure and diabetes.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Cardio Diagnostics, LLC.  All intercompany accounts and transactions have been eliminated.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

F - 40

CARDIO DIAGNOSTICS, INC.

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2022 and 2021
(Unaudited)

Revenue Recognition

The Company will host its product, Epi+Gen CHD on InTeleLab’s Elicity platform (“the Lab”). The Lab collects payments from patients upon completion of eligibility screening. Patients then send their samples to MOgene, a high complexity CLIA lab, which perform the biomarker assessments. Upon receipt of the raw biomarker data from MOgene, the Company performs all quality control, analytical assessments and report generation and shares test reports with the Elicity healthcare provider via the Elicity platform. Revenue is recognized upon receipt of payments from the Lab for each test at the end of each month.

The Company will account for revenue under (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”, using the modified retrospective method. The modified retrospective adoption used by the Company did not result in a material cumulative effect adjustment to the opening balance of accumulated deficit.

The Company determines the measurement of revenue and the timing of revenue recognition utilizing the following core principles:

1. Identifying the contract with a customer;

2. Identifying the performance obligations in the contract;

3. Determining the transaction price;

4. Allocating the transaction price to the performance obligations in the contract; and

5. Recognizing revenue when (or as) the Company satisfies its performance obligations.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs of $65,573 and $65,099 were charged to operations for the nine months ended September 30, 2022 and 2021, respectively.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of cash and highly liquid investments with original maturities of 90 days or less at the date of purchase. The Company does not have any cash equivalents as of September 30, 2022 and December 31, 2021. Cash is maintained at a major financial institution. Accounts held at U.S. financial institutions are insured by the FDIC up to $250,000. The Company is exposed to credit risk in the event of default by the financial institutions or the issuers of these investments to the extent the amounts on deposit or invested are in excess of amounts that are insured.

Patent Costs

The Company accounts for patents in accordance with ASC 350-30, General Intangibles Other than Goodwill. The Company capitalizes patent costs representing legal fees associated with filing patent applications and amortize them on a straight-line basis. The Company is in the process of evaluating its patents' estimated useful life and will begin amortizing the patents when they are brought to the market or otherwise commercialized.

Long-Lived Assets

The Company assesses the valuation of components of its property and equipment and other long-lived assets whenever events or circumstances dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset or asset group may not be recoverable, the Company determines whether an impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of undiscounted cash flows during the estimated useful life of the asset is less than the carrying value of the asset, the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.

F - 41

CARDIO DIAGNOSTICS, INC.

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2022 and 2021
(Unaudited)

Stock-Based Compensation

The Company accounts for its stock-based awards granted under its employee compensation plan in accordance with ASC Topic No. 718-20, Awards Classified as Equity, which requires the measurement of compensation expense for all share-based compensation granted to employees and non-employee directors at fair value on the date of grant and recognition of compensation expense over the related service period for awards expected to vest.  The Company uses the Black-Scholes option pricing model to estimate the fair value of its stock options and warrants. The Black-Scholes option pricing model requires the input of highly subjective assumptions including the expected stock price volatility of the Company’s common stock, the risk free interest rate at the date of grant, the expected vesting term of the grant, expected dividends, and an assumption related to forfeitures of such grants.  Changes in these subjective input assumptions can materially affect the fair value estimate of the Company’s stock options and warrants.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC Topic No. 740, Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

The Company applies the provisions of ASC Topic No. 740 for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the Company’s financial statements. In accordance with this provision, tax positions must meet a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position.

Recent Accounting Pronouncements

We have reviewed other recent accounting pronouncements and concluded they are either not applicable to the business, or no material effect is expected on the condensed consolidated financial statements as a result of future adoption.

Note 3 – Notes Receivable

In connection with a planned business combination (Note 10), the Company provided extension payments totaling $433,334 to the target company on August 23, 2022 and September 23, 2022 in exchange for non-interest bearing promissory notes. The notes are payable on the earlier of the date that the Company consummates the business combination or the termination of the merger agreement. The target company, Mana Capital Acquisition Corp. repaid the balance of the notes to the Company by issuing 43,334 shares of its common stock to the Company’s legacy shareholders on a pro rata basis on October 25, 2022, the closing date of the Merger.

Note 4 – Intangible Assets

The following tables provide detail associated with the Company’s acquired identifiable intangible assets:

	As of September 30, 2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Useful Life (in years)
Amortized intangible assets:
Know-how license	$80,000	$(38,667)	$41,333	5
Total	$80,000	$(38,667)	$41,333

Amortization expense charged to operations was $12,000 for the nine months ended September 30, 2022 and 2021, respectively.

F - 42

CARDIO DIAGNOSTICS, INC.

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2022 and 2021
(Unaudited)

Note 5 – Patent Costs

As of June 30, 2022, the Company has three pending patent applications. The initial patent applications consist of a US patent and international patents filed in six countries. The EU patent was granted on March 31, 2021. Legal fees associated with the patents totaled $314,775 and $245,154 as of September 30, 2022 and December 31, 2021, respectively and are presented in the balance sheet as patent costs.

Note 6 - Earnings (Loss) Per Common Share

The Company calculates net income (loss) per common share in accordance with ASC 260 “Earnings Per Share” (“ASC 260”). Basic and diluted net earnings (loss) per common share was determined by dividing net earnings (loss) applicable to common stockholders by the weighted average number of common shares outstanding during the period.

The Company’s potentially dilutive shares, which include outstanding common stock options, common stock warrants, and convertible debt have not been included in the computation of diluted net loss per share for the nine months ended September 30, 2022 and 2021 as the result would be anti-dilutive.

	Nine Months Ended
	September 30,
	2022	2021

Stock warrants	643,262	87,582
Stock options	513,413	—
Total shares excluded from calculation	1,156,675	87,582

Note 7 – Stockholders’ Equity

Stock Transactions

On April 22, 2022, the Board unanimously approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from Two million three hundred thousand (2,300,000) to Ten million (10,000,000) shares of Common Stock, $0.0001 par value per share.

Effective May 2, 2022, the Company adopted the 2022 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to promote the interests of the Company and its stockholders by providing eligible employees, directors and consultants with additional incentives to remain with the Company and its subsidiaries, to increase their efforts to make the Company more successful, to reward such persons by providing an opportunity to acquire shares of Common Stock on favorable terms and to attract and retain the best available personnel to participate in the ongoing business operations of the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

Common Stock Issued

The Company sold 744,425 common shares to various investors for proceeds totaling $11,986,037 during the nine months ended September 30, 2022. The Company paid the placement agent $1,198,604 in cash and issued 214,998 warrants.

F - 43

CARDIO DIAGNOSTICS, INC.

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2022 and 2021
(Unaudited)

The Company sold 13,109 common shares valued at $13.35 per share to various investors for proceeds totaling $175,000 during the nine months ended September 30, 2021.

On March 10, 2021, the Company issued 50,450 common shares to various consultants for services, valued at $60,000.

On March 15, 2021, the investors converted their SAFE agreements to 39,786 common shares, valued at $451,471.

Warrants

On October 1, 2019, the Company issued warrants to a seed funding firm equivalent to 2% of the fully-diluted equity of the Company, or 22,500 common shares at the time of issuance. The warrant is exercisable on the earlier of the closing date of the next Qualified Equity Financing occurring after the issuance of the warrant, and immediately before a Change of Control. The exercise price is the price per share of the shares sold to investors in the next Qualified Equity Financing, or if the warrant becomes exercisable in connection with a Change in Control before the next Qualified Equity Financing, the greater of the quotient obtained by dividing $150,000 by the Pre-financing Capitalization, and the price per share paid by investors in the then-most recent Qualified Equity Financing, if any. The warrant will expire upon the earlier of the consummation of any Change of Control, or 15 years after the issuance of the warrant.

In April 2022, the Company issued fully vested warrants to investors as part of private placement subscription agreements pursuant to which the Company issued common stock. Each shareholder received warrants to purchase 50% of the common stock issued at an exercise price of $13.35 per share with an expiration date of June 30, 2027.

As of May 23, 2022, the Company issued fully vested warrants to investors as part of an additional private placement subscription agreements pursuant to which the Company issued common stock. Each shareholder received warrants to purchase 50% of the common stock issued at an exercise price of $21.29 per share with an expiration date of five years from the date of issue.

Warrant activity during the nine months ended September 30, 2022 and 2021 follows:

			Weighted
			Average
		Weighted	Remaining
	Warrants Outstanding	Average Exercise Price	Contractual Life (Years)
Warrants outstanding at December 31, 2020	52,000	$13.35	13.76
Warrant granted	35,582	13.35
Warrants outstanding at September 30, 2021	87,582	$13.35	13.26
Warrants outstanding at December 31, 2021	114,924	$13.35	5.90
Warrant granted	580,338	15.34
Warrants exercised	(52,000)	13.35
Warrants outstanding at September 30, 2022	643,262	$15.85	4.75

F - 44

CARDIO DIAGNOSTICS, INC.

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2022 and 2021
(Unaudited)

Options

On May 6, 2022 the Company granted 513,413 stock options to the board of directors pursuant to the Plan. The options fully vest upon the merger with a publicly traded entity and have an exercise price of $13.35 per share with an expiration date of May 6, 2032.

Note 8 – Commitments and Contingencies

Deposit For Acquisition

On April 14, 2021, the Company deposited $250,000 with an escrow agent in connection with a planned business acquisition. The Company subsequently decided to terminate the acquisition and recorded expenses of $112,534 in connection with the termination and is presented as other expenses in the condensed consolidated statements of operations. The remaining escrow balance of $137,466 was returned to the Company on July 26, 2022.

Note 9 - Related Party Transactions

The Company reimburses Behavioral Diagnostic, LLC (“BDLLC”), a company owned by its Chief Medical Officer for salaries of the Company’s CEO and its senior data scientist, who is the husband of the CEO. Payments to BDLLC for salaries totaled $0 and $79,920 for the nine months ended September 30, 2022 and 2021, respectively.

Note 10 – Subsequent Events

The Company evaluated its September 30, 2022 condensed consolidated financial statements for subsequent events through December 6, 2022, the date the consolidated financial statements were available to be issued.

Business Combination

On October 25, 2022, pursuant to a Merger Agreement, Mana Capital Acquisition Corp. (“Mana Capital”), a special purpose acquisition company incorporated under the laws of the state of Delaware merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Mana Capital. Subsequent to the merger, Mana Capital changed its name to Cardio Diagnostics Holdings Inc.

See Note 3 regarding the satisfaction of the notes receivable.

F - 45

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Cardio Diagnostic, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Cardio Diagnostics, Inc. (the Company) as of December 31, 2021 and 2020, and the related consolidated statement of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. As described in Note 3 to the consolidated financial statements, the Company has not generated significant revenue since inception and has an accumulated deficit of $1,330,561 at December 31, 2021. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. Continuation as a going concern is dependent on the ability to raise additional capital and financing, though there is no assurance of success. Management’s plans in regard to these matters are also described in Note 3 to the accompanying consolidated financial statements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Prager Metis CPA’s LLC

We have served as the Company’s auditor since 2021

Hackensack, New Jersey
May 4, 2022

F - 46

CARDIO DIAGNOSTICS, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31,

	2021	2020

ASSETS

Current assets
Cash	$512,767	$237,087
Deposit for acquisition	250,000	—
Accounts receivable	901	—
Prepaid expenses and other current assets	39,839	8,830

Total current assets	803,507	245,917

Long-term assets
Intangible assets, net	53,333	69,333
Patent costs	245,154	131,125

Total assets	$1,101,994	$446,375

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$33,885	$39,539
Stock to be issued	—	346,471

Total liabilities	33,885	386,010

Stockholders' equity
Common stock, $0.0001 par value; authorized - 2,300,000 shares;
1,232,324 and 1,050,318 shares issued and outstanding
as of December 31, 2021 and 2020, respectively	1,232	1,050
Additional paid-in capital	2,397,438	769,428
Accumulated deficit	(1,330,561)	(710,113)

Total stockholders' equity	1,068,109	60,365

Total liabilities and stockholders' equity	$1,101,994	$446,375

See accompanying notes to the consolidated financial statements.

F - 47

CARDIO DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31,

	2021	2020

Revenue	$901	$—

Operating expenses
Sales and marketing	103,318	5,476
Research and development	31,468	1,500
General and administrative expenses	470,563	591,521
Amortization	16,000	10,667

Total operating expenses	621,349	609,164

Loss from operations	(620,448)	(609,164)

Other income
Other income	—	4,000

Loss before provision for income taxes	(620,448)	(605,164)

Provision for income taxes	—	—

Net loss	$(620,448)	$(605,164)

Basic and fully diluted income (loss) per common share:
Net loss per common share	$(0.53)	$(0.58)

Weighted average common shares outstanding - basic and fully diluted	1,163,222	1,035,403

See accompanying notes the consolidated financial statements.

F - 48

 CARDIO DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
YEARS ENDED DECEMBER 31, 2021 AND 2020

			Additional
	Common stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Totals

Balances, December 31, 2019	—	$—	$—	$(104,949)	$(104,949)

Common stock issued to members per contribution agreement	1,000,000	1,000	—	—	1,000

Stock-based compensation	44,753	45	588,218	—	588,263

Common stock issued for intangible assets	5,565	5	79,995	—	80,000

Patent deposits contributed by shareholders	—	—	101,215	—	101,215

Net loss				(605,164)	(605,164)

Balances, December 31, 2020	1,050,318	1,050	769,428	(710,113)	60,365

Common stock issued for cash	91,761	92	1,224,908	—	1,225,000

Placement agent fee	—	—	(105,000)	—	(105,000)

Stock-based compensation	50,450	50	59,950	—	60,000

SAFE agreements converted to common stock	39,786	40	451,431	—	451,471

Adjustment to patent deposits contributed by shareholders	—	—	(3,279)	—	(3,279)

Net loss				(620,448)	(620,448)

Balances, December 31, 2021	1,232,315	$1,232	$2,397,438	$(1,330,561)	$1,068,109

See accompanying notes to the consolidated financial statements.

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 CARDIO DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31

	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(620,448)	$(605,164)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization	16,000	10,667
Stock-based compensation expense	60,000	589,263
Adjustment to patent deposits contributed by shareholders	(3,279)	—
Changes in operating assets and liabilities:
Accounts receivable	(901)	—
Prepaid expenses and other current assets	(31,009)	(8,067)
Accounts payable and accrued expenses	(5,654)	39,160

NET CASH PROVIDED (USED IN) OPERATING ACTIVITIES	(585,291)	25,859

CASH FLOWS FROM INVESTING ACTIVITIES:
Deposit for acquisition	(250,000)	—
Patent costs incurred	(114,029)	(29,910)

NET CASH USED IN INVESTING ACTIVITIES	(364,029)	(29,910)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	1,120,000	—
Proceeds from stock to be issued	105,000	300,000
Payments on stock to be issued	—	(60,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,225,000	240,000

NET INCREASE IN CASH	275,680	235,949

CASH - BEGINNING OF YEAR	237,087	1,138

CASH - END OF YEAR	$512,767	$237,087

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—

Non-cash investing and financing activities:
Common stock issued for intangible assets	$—	$80,000
Patent deposits contributed by shareholders	—	101,215
Common stock issued for SAFE agreements	451,471	—

See accompanying notes to the consolidated financial statements.

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CARDIO DIAGNOSTICS, INC.

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Note 1 - Organization and Basis of Presentation

The consolidated financial statements presented are those of Cardio Diagnostics, Inc., (the “Company”) and its wholly-owned subsidiary, Cardio Diagnostics, LLC (“Cardio LLC”). The Company was incorporated under the laws of the state of Delaware on September 6, 2019 and Cardio LLC was organized under the laws of the state of Iowa on January 16, 2017. The Company was formed to develop and commercialize a patent-pending Artificial Intelligence (“AI”)-driven DNA biomarker testing technology (“Core Technology”) for cardiovascular disease invented at the University of Iowa by the Founders, with the goal of becoming one of the leading medical technology companies for enabling precision prevention, early detection and treatment of cardiovascular disease. The Company is transforming the approach to cardiovascular disease from reactive to proactive. The Core Technology is being incorporated into a series of products for major types of cardiovascular disease and associated co-morbidities including coronary heart disease (CHD), stroke, heart failure and diabetes.

Business Acquisition

On January 1, 2020, the Company entered into a contribution agreement with Cardio Diagnostics, LLC whereby the members of Cardio LLC contributed their membership interests to the Company in exchange for 1 million shares of the Company’s common stock as a tax-free transaction under Section 351 of the Internal Revenue Code. As a result of the contribution agreement, Cardio LLC became a wholly owned subsidiary of the Company. The agreement was accounted for as a combination of entities under common control and the results of Cardio LLC are reported retrospectively on a consolidated basis in the Company’s financial statements.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Cardio Diagnostics, LLC.  All intercompany accounts and transactions have been eliminated.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

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Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Revenue Recognition

The Company will host its product, Epi+Gen CHD on InTeleLab’s Elicity platform (“the Lab”). The Lab collects payments from patients upon completion of eligibility screening. Patients then send their samples to MOgene, a high complexity CLIA lab, which perform the biomarker assessments. Upon receipt of the raw biomarker data from MOgene, the Company performs all quality control, analytical assessments and report generation and shares test reports with the Elicity healthcare provider via the Elicity platform. Revenue is recognized upon receipt of payments from the Lab for each test at the end of each month.

The Company will account for revenue under (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”, using the modified retrospective method. The modified retrospective adoption used by the Company did not result in a material cumulative effect adjustment to the opening balance of accumulated deficit.

The Company determines the measurement of revenue and the timing of revenue recognition utilizing the following core principles:

1. Identifying the contract with a customer;

2. Identifying the performance obligations in the contract;

3. Determining the transaction price;

4. Allocating the transaction price to the performance obligations in the contract; and

5. Recognizing revenue when (or as) the Company satisfies its performance obligations.

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Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs of $103,318 and $5,476 were charged to operations for the years ended December 31, 2021 and 2020, respectively.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of cash and highly liquid investments with original maturities of 90 days or less at the date of purchase. The Company does not have any cash equivalents as of December 31, 2021 and 2020. Cash is maintained at a major financial institution. Accounts held at U.S. financial institutions are insured by the FDIC up to $250,000. The Company is exposed to credit risk in the event of default by the financial institutions or the issuers of these investments to the extent the amounts on deposit or invested are in excess of amounts that are insured.

Patent Costs

The Company accounts for patents in accordance with ASC 350-30, General Intangibles Other than Goodwill. The Company capitalizes patent costs representing legal fees associated with filing patent applications and amortize them on a straight-line basis. The Company are in the process of evaluating its patents' estimated useful life and will begin amortizing the patents when they are brought to the market or otherwise commercialized.

Long-Lived Assets

The Company assesses the valuation of components of its property and equipment and other long-lived assets whenever events or circumstances dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset or asset group may not be recoverable, the Company determines whether an impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of undiscounted cash flows during the estimated useful life of the asset is less than the carrying value of the asset, the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.

Stock-Based Compensation

The Company accounts for its stock-based awards granted under its employee compensation plan in accordance with ASC Topic No. 718-20, Awards Classified as Equity, which requires the measurement of compensation expense for all share-based compensation granted to employees and non-employee directors at fair value on the date of grant and recognition of compensation expense over the related service period for awards expected to vest.  The Company uses the Black-Scholes option pricing model to estimate the fair value of its stock options and warrants. The Black-Scholes option pricing model requires the input of highly subjective assumptions including the expected stock price volatility of the Company’s common stock, the risk free interest rate at the date of grant, the expected vesting term of the grant, expected dividends, and an assumption related to forfeitures of such grants.  Changes in these subjective input assumptions can materially affect the fair value estimate of the Company’s stock options and warrants.

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Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC Topic No. 740, Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

The Company applies the provisions of ASC Topic No. 740 for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the Company’s financial statements. In accordance with this provision, tax positions must meet a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position.

Recent Accounting Pronouncements

We have reviewed other recent accounting pronouncements and concluded they are either not applicable to the business, or no material effect is expected on the condensed consolidated financial statements as a result of future adoption.

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated significant revenue since inception and has an accumulated deficit of $1,330,561 at December 31, 2021. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for the next twelve months from the date that the financial statements are issued.  Management’s plans and assessment of the probability that such plans will mitigate and alleviate any substantial doubt about the Company’s ability to continue as a going concern, is dependent upon the ability to attain funding to secure additional resources to generate sufficient revenues and increased margin, which without these represent the principal conditions that raise substantial doubt about our ability to continue as a going concern.

As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which are likely to negatively impact operations. Other financial impact could occur though such potential impact is unknown at this time. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event.

The Company expects that working capital requirements will continue to be funded through a combination of its existing funds and further issuances of securities. Working capital requirements are expected to increase in line with the growth of the business. Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund operations over the next twelve months. The Company has no lines of credit or other bank financing arrangements. The Company has financed operations to date through the proceeds of a private placement of equity and debt instruments.  In connection with the Company’s business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business and (ii) marketing expenses. The Company intends to finance these expenses with further issuances of securities, and debt issuances. Thereafter, the Company expects it will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to current stockholders. Further, such securities might have rights, preferences or privileges senior to common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict business operations.

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The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Intangible Assets

The following tables provide detail associated with the Company’s acquired identifiable intangible assets:

	As of December 31, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Useful Life (in years)
Amortized intangible assets:
Know-how license	$80,000	$(26,667)	$53,333	5
Total	$80,000	$(26,667)	$53,333

Amortization expense charged to operations was $16,000 and $10,667 for the years ended December 31, 2021 and 2020, respectively.

Note 5 – Patent Costs

As of December 31, 2020, the Company has three pending patent applications. The initial patent applications consist of a US patent and international patents filed in six countries. The EU patent was granted on March 31, 2021. Legal fees associated with the patents totaled $245,154 and $131,125 as of December 31, 2021 and 2020, respectively and are presented in the balance sheet as patent costs.

Note 6 - Earnings (Loss) Per Common Share

The Company calculates net income (loss) per common share in accordance with ASC 260 “Earnings Per Share” (“ASC 260”). Basic and diluted net earnings (loss) per common share was determined by dividing net earnings (loss) applicable to common stockholders by the weighted average number of common shares outstanding during the period.

The Company’s potentially dilutive shares, which include outstanding common stock options, common stock warrants, and convertible debt have not been included in the computation of diluted net loss per share for the years ended December 31, 2021 and 2020 as the result would be anti-dilutive.

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	Years Ended
	December 31,
	2021	2020
Stock warrants	84,372	21,450
Total shares excluded from calculation	84,372	21,450

Note 7 – Stock To Be Issued

Stock to be issued consists of Simple Agreements for Future Equity (“SAFE”) issued to accredited investors with balances of $0 and $346,471 at December 31, 2021 and 2020, respectively. Each SAFE is convertible upon the occurrence of certain events as follows:

Equity Financing: If there is an equity financing before the termination of the SAFE, on the initial closing of such equity financing, the SAFE will automatically convert into the number of SAFE preferred stock equal to the purchase amount divided by the discount price. The discount price is the lowest price per share of the standard preferred stock sold in the equity financing multiplied by the discount rate of 85%.

Liquidity Event: If a liquidity event occurs before the termination of the SAFE, the SAFE will automatically be entitled to receive a portion of the proceeds due and payable to the investor immediately prior to, or concurrent with the consummation of such liquidity event, equal to the greater of (i) the purchase amount (the “Cash-out Amount”) or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price (“the Conversion Amount”).

Dissolution Event: If there is a dissolution event before the termination of the SAFE, the investor will automatically be entitled to receive a portion of proceeds equal to the Cash-out Amount, due and payable to the investor immediately prior to the consummation of the dissolution event.

Each SAFE will automatically terminate immediately following the earliest of (i) the issuance of capital stock to the investor pursuant to the automatic conversion of the SAFE pursuant to an equity financing, or (ii) the payment, or setting aside for payment of amounts due the investor pursuant to a liquidity event or dissolution event.

On March 15, 2021, the investors converted their SAFE agreements to 39,786 common shares, valued at $451,471.

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Note 8 – Stockholders’ Equity

Common Stock Issued

In connection with a private offering memorandum that the Company issued through a placement agent on April 12, 2021, the Company sold 91,761 common shares valued at $13.35 per share to various investors for proceeds totaling $1,225,000 during the year ended December 31, 2021. The Company paid the placement agent $105,000 in cash and issued 23,596 warrants.

On March 10, 2021, the Company issued 50,450 common shares to various consultants for services, valued at $60,000.

On March 15, 2021, the investors converted their SAFE agreements to 39,786 common shares, valued at $451,471.

In connection with the acquisition of Cardio LLC the Company issued 1,000,000 common shares valued at $.001 per share to the members of Cardio LLC on January 1, 2020 (See Note 1).

During the year ended December 31, 2020, the Company issued 12,831 common shares to various consultants for services, valued at $111,027.

The Company issued 31,922 common shares to an employee in connection with an employment agreement during the year ended December 31, 2020, valued at $477,236.

The Company issued 5,565 common shares to the Mayo Clinic for a know-how license on May 1, 2020, valued at $80,000.

Warrants

On October 1, 2019, the Company issued warrants to a seed funding firm equivalent to 2% of the fully-diluted equity of the Company, or 21,450 common shares at the time of issuance. The warrant is exercisable on the earlier of the closing date of the next Qualified Equity Financing occurring after the issuance of the warrant, and immediately before a Change of Control. The exercise price is the price per share of the shares sold to investors in the next Qualified Equity Financing, or if the warrant becomes exercisable in connection with a Change in Control before the next Qualified Equity Financing, the greater of the quotient obtained by dividing $150,000 by the Pre-financing Capitalization, and the price per share paid by investors in the then-most recent Qualified Equity Financing, if any. The warrant will expire upon the earlier of the consummation of any Change of Control, or 15 years after the issuance of the warrant.

Note 9 - Income Taxes

Prior to January 1, 2020, the Company operated as a Limited Liability Company (“LLC”). Taxable income and losses of an LLC are passed through to its members and there is no entity level tax.

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The reconciliation between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense (benefit) for the year ended December 31, 2021 is as follows:

Statutory U.S. federal income tax rate	(21.0)%
State income taxes, net of federal income tax benefit	(0.2)%
Tax effect of expenses that are not
deductible for income tax purposes:
Change in Valuation Allowance	21.2%
Effective tax rate	0.0%

At December 31, the significant components of the deferred tax assets (liabilities) are summarized below:

	2021	2020
Deferred Tax Assets:
Net Operating Losses	$146,578	$4,048
Stock-based compensation	197,895	179,607
Total deferred tax assets	344,473	183,655

Deferred Tax Liabilities	—	—

Valuation Allowance	(344,473)	(183,655)

Net deferred tax assets	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax assets for every period because it is more likely than not that all of the deferred tax assets will not be realized.

In accordance with ASC 740, a valuation allowance must be established if it is more likely than not that the deferred tax assets will not be realized. This assessment is based upon consideration of available positive and negative evidence, which includes, among other things, the Company’s most recent results of operations and expected future profitability. Based on the Company’s cumulative losses in recent years, a full valuation allowance against the Company’s deferred tax assets as of December 31, 2021 has been established as Management believes that the Company will not more likely than not realize the benefit of those deferred tax assets. Therefore, no tax provision has been recorded for the year ended December 31, 2021.

The Company complies with the provisions of ASC 740-10 in accounting for its uncertain tax positions. ASC 740-10 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely that not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. Management has determined that the Company has no significant uncertain tax positions requiring recognition under ASC 740-10.

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The Company is subject to income tax in the U.S., and certain state jurisdictions. The Company has not been audited by the U.S. Internal Revenue Service, or any states in connection with income taxes. The Company’s tax years generally remain open to examination for all federal and state income tax matters until its net operating loss carryforwards are utilized and the applicable statutes of limitation have expired. The federal and state tax authorities can generally reduce a net operating loss (but not create taxable income) for a period outside the statute of limitations in order to determine the correct amount of net operating loss which may be allowed as a deduction against income for a period within the statute of limitations.

The Company recognizes interest and penalties related to unrecognized tax benefits, if incurred, as a component of income tax expense. No interest or penalties have been recorded for the years ended December 31, 2021 and 2020, respectively.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOL’s incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company is currently evaluating the impact of the CARES Act, but at present does not expect that the NOL carryback provision of the CARES Act would result in a material cash benefit to us.

Note 10 – Commitments and Contingencies

Deposit For Acquisition

On April 14, 2021, the Company deposited $250,000 with an escrow agent in connection with a planned business acquisition.

Note 11 - Related Party Transactions

Included in stock to be issued (Note 7) are SAFE agreements from related parties of $0 and $221,471 as of December 31, 2021 and 2020, respectively.

The Company reimburses Behavioral Diagnostic, LLC (“BDLLC”), a company owned by its Chief Medical Officer for salaries of the Company’s CEO and its senior data scientist, who is the husband of the CEO. Payments to BDLLC for salaries totaled $79,920 and $116,105 for the years ended December 31, 2021 and 2020, respectively.

Research and development laboratory runs are performed on a fee-for-service basis at the Chief Medical Officer’s academic laboratory at the University of Iowa. Payments for these services totaled $0 and $1,500 for the years ended December 31, 2021 and 2020, respectively.

Note 12 – Subsequent Events

The Company evaluated its December 31, 2021 consolidated financial statements for subsequent events through May 4, 2022, the date the consolidated financial statements were available to be issued.

Amendment to Certificate of Incorporation

On April 22, 2022 the Company Amended its Certificate of Incorporation increasing the total number of shares of stock which the Company shall have authority to issue from two million three hundred thousand (2,300,000) shares of Common Stock with a par value of $0.0001 to ten million (10,000,000) shares of Common Stock with a par value of $0.0001.

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